As filed with the Securities and Exchange Commission on April 26, 2002
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   KROLL INC.
             (Exact name of registrant as specified in its charter)

                                                                  31-1470817
              Ohio                          8748               (I.R.S. Employer
(State or other jurisdiction of  (Primary Standard Industrial    Identification
 incorporation or organization)   Classification Code Number)       Number)

                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       ----------------------------------

                              Michael G. Cherkasky
                                 c/o Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       -----------------------------------
                                   Copies to:

       Peter S. Kolevzon, Esq.                    John R. Houston, Esq.
 Kramer Levin Naftalis & Frankel LLP      Robins, Kaplan, Miller & Ciresi L.L.P.
           919 Third Avenue                         2800 LaSalle Plaza
    New York, New York 10022-3852                   800 LaSalle Avenue
            (212) 715-9100                     Minneapolis, Minnesota 55402
                                                      (612) 349-8285

                              ---------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                              ---------------------

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

             -------------------------------------------------------

                                   CALCULATION OF REGISTRATION FEE


                                        Amount to     Proposed Maximum   Proposed Maximum      Amount of
       Title of Each Class of         be Registered    Offering Price       Aggregate      Registration Fee
    Securities to be Registered            (1)            Per Unit      Offering Price (2)        (3)
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per       9,657,312      Not Applicable       $117,336,341      $10,794.94
   share
=============================================================================================================
                                                                    (footnotes appear on following page)

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(footnotes continued from previous page)

(1) Represents the estimated maximum number of shares of Kroll common stock to be issued or to become issuable upon completion of the merger of ONTRACK Data International, Inc. with a subsidiary of the Registrant, based upon the sum of (i) 10,505,550 shares of Ontrack common stock outstanding as of April 22, 2002, (ii) the assumed exercise of options to acquire 1,710,541 shares of Ontrack common stock, and (iii) the assumed exercise of rights to acquire 39,381 shares of Ontrack common stock under Ontrack's employee stock purchase plan multiplied by (iv) an assumed exchange ratio of 0.7880.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(1) promulgated under the Securities Act of 1933, as amended, based on the product of (i) $12.15, the average of the high and low sale prices of Ontrack common stock on the Nasdaq National Market on April 24, 2002 and (ii) the estimated maximum number of shares of Ontrack common stock to be acquired in the merger.

(3)  .000092 multiplied by the Proposed Maximum Aggregate Offering Price.

KROLL LOGO                                                          ONTRACK LOGO

           Preliminary Copy, Subject to Completion, dated April 26, 2002

                        JOINT PROXY STATEMENT/PROSPECTUS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT


The boards of directors of Kroll Inc. and ONTRACK Data International, Inc. have agreed on a merger. As a result of the merger, Ontrack will become a wholly owned subsidiary of Kroll. For each share of Ontrack common stock owned just before the merger, Ontrack shareholders will be entitled to receive a fractional share of Kroll common stock calculated to have a value equal to $12.50, based on the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. However, the value of this fractional share may change depending upon the average trading price of Kroll common stock before the merger. This is explained in further detail in this joint proxy statement/prospectus.

We believe that the merger represents an exciting opportunity for both of our companies. It will enhance Kroll's position as one of the world's leading risk mitigation consulting companies, with leadership positions in investigations, intelligence, forensic accounting, corporate recovery, security, employee screening, electronic discovery and computer forensic services.

Following the merger, the current shareholders of Kroll will hold between approximately __% and __% of the equity and voting power of the combined company, and the current shareholders of Ontrack will hold between approximately __% and __% of the equity and voting power of the combined company.

We cannot complete the merger unless the shareholders of Ontrack approve and adopt the merger agreement and the merger and the shareholders of Kroll approve the issuance of shares of Kroll common stock in connection with the merger.

A special meeting of the shareholders of Ontrack has been scheduled to vote on the merger agreement and the merger and another proposal that are further described in the notice of special meeting included in this joint proxy statement/prospectus. The 2002 annual meeting of the shareholders of Kroll has been scheduled to vote on the issuance of Kroll common stock in the merger and other proposals that are further described in the notice of annual meeting included in this joint proxy statement/prospectus. The Kroll Annual Report to shareholders for the year ended December 31, 2001 and the Ontrack Annual Report on Form 10-K for the year ended December 31, 2001, as amended, also are enclosed with this joint proxy statement/prospectus.

Only shareholders of record of Ontrack as of , 2002 and shareholders of record of Kroll as of , 2002 are entitled to attend and vote at the meetings. The dates, times and places of the meetings are as follows:

For Kroll shareholders:



For Ontrack shareholders:



Whether or not you plan to attend the shareholders meeting of your company, please cast your vote by completing, signing, dating and returning the enclosed proxy card.

Kroll's common stock and Ontrack's common stock are both listed on the Nasdaq National Market. Kroll is listed under the symbol "KROL," and Ontrack is listed under the symbol "ONDI."

This joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire joint proxy statement/prospectus carefully. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.


Jules B. Kroll                                  Ben F. Allen
Executive Chairman of the Board                 President and Chief Executive
Kroll Inc.                                      Officer
                                                ONTRACK Data International, Inc.

See "Risk Factors" beginning on page for a discussion of risks which should be considered by shareholders with respect to the merger.


   Neither the Securities Exchange Commission nor any state securities regulator has approved or disapproved the Kroll common stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


        This joint proxy statement/prospectus is dated ______, 2002 and is first being mailed to shareholders on or about ________, 2002.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Kroll and Ontrack from reports and documents that they have filed with the Securities and Exchange Commission, but are not included in, or delivered with, this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents related to Kroll and Ontrack, respectively, that are incorporated in this joint proxy statement/prospectus by requesting them in writing, or by telephone, from:

Kroll Inc.                                    ONTRACK Data International, Inc.
900 Third Avenue                              9023 Columbine Road
New York, New York  10022                     Eden Prairie, Minnesota  55347
Attn:   Patricia Wood                         Attn:  Marion Martonik
Tel No.:  (212) 593-1000                      Tel No.:  (952) 937-1107

        If you would like to request documents, please do so by ______, 2002 in order to receive them before the shareholders meeting.

            See also "Where You Can Find More Information" on page i.

                        ONTRACK Data International, Inc.
                               9023 Columbine Road
                          Eden Prairie, Minnesota 55347

                              ---------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  To Be Held On

                         _________, 2002 at ______ _.m.
                                       at
                        ONTRACK Data International, Inc.
                               9023 Columbine Road
                             Eden Prairie, MN 55347

        The board of directors of ONTRACK Data International, Inc. asks you to attend this important special meeting of shareholders to vote on the following:

        1. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of April 1, 2002, by and among Kroll Inc., an Ohio corporation, ODI Acquisition Corporation, a Minnesota corporation and a wholly-owned subsidiary of Kroll Inc. and Ontrack, as amended, under which ODI Acquisition would be merged with and into Ontrack and Ontrack would become a wholly-owned subsidiary of Kroll. If the merger is completed, Ontrack shareholders will become Kroll shareholders. For each share of Ontrack common stock you own immediately prior the merger, you will be entitled to receive a partial share of Kroll common stock calculated to have a value equal to $12.50 based on the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. If this average price is $19.3886 or more, Ontrack shareholders will receive
                0.6447 of a share of Kroll common stock. If this average price is $15.8634 or less, Ontrack shareholders will receive 0.7880 of a share of Kroll common stock. However, if this average price is less than $15.8634, the Ontrack board of directors can terminate the merger agreement unless Kroll agrees to deliver to Ontrack shareholders Kroll common stock calculated to have a value equal to at least $12.50, based on the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting, for each share of Ontrack common stock. The merger agreement and the merger are described in detail in the accompanying joint proxy statement/prospectus;

        2.      To adopt and approve the Ontrack 2001 Employee Stock Purchase
                Plan; and

        3. To transact such other business as may properly come before the Ontrack special meeting or any postponements or adjournments.

        Your board of directors has determined that the merger agreement and the merger are in your best interests and unanimously recommends that you vote to adopt and approve the merger agreement and the merger at the special meeting. Your board of directors also unanimously recommends that you vote to adopt and approve the Ontrack 2001 Employee Stock Purchase Plan.

        The Ontrack board of directors has fixed the close of business on ______, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Ontrack special meeting. Only holders of record of shares of Ontrack common stock on the record date will be entitled to notice of and to vote at the special meeting or any postponements or adjournments of the special meeting, and the presence in person or by proxy of a majority of all shares will constitute a quorum for the transaction of business. The merger cannot be completed unless holders of a majority of the outstanding shares of Ontrack common stock as of the record date affirmatively vote to adopt and approve the merger agreement and the merger. Adoption and approval of the Ontrack 2001 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Ontrack common stock present and entitled to vote at the Ontrack special meeting. Holders of approximately 27% of Ontrack's common stock have signed agreements, and granted irrevocable proxies to Kroll, to vote for adoption and approval of the merger agreement and the merger and the Ontrack 2001 Employee Stock Purchase Plan.

        Accompanying this notice is a joint proxy statement/prospectus discussing the merger agreement and the merger and the Ontrack 2001 Employee Stock Purchase Plan. We encourage you to read this document carefully. Also enclosed is a proxy card so you can vote on the merger agreement and the merger and the Ontrack 2001 Employee Stock Purchase Plan without attending the meeting. Please complete, sign and date the enclosed proxy card and return it to us as soon as possible in the postage-prepaid envelope we have provided. If you decide to attend the special meeting of shareholders, you may vote your shares in person whether or not you have mailed us a proxy.

                                     By Order of the Board of Directors


                                     John M. Bujan
                                     Senior Vice President, Strategic Planning and Corporate Development and Secretary

Eden Prairie, Minnesota
          , 2002


Your vote is important. Please sign, date and mail the enclosed proxy card today, whether or not you expect to attend in person. Your proxy may be withdrawn by you at any time before it is voted. Executed but unmarked proxies will be voted for adoption and approval of the merger agreement and the merger and for adoption and approval of the Ontrack 2001 Employee Stock Purchase Plan. Please do not send any Ontrack stock certificates in your proxy envelope.

                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON    , 2002

To the Shareholders of Kroll Inc.:

        NOTICE IS HEREBY GIVEN that the 2002 annual meeting of shareholders of
Kroll Inc., an Ohio corporation, will be held at   .m., local time, on   , 2002
at to consider and vote upon the following:

        1. approval of the issuance of Kroll common stock in connection with Kroll's acquisition of ONTRACK Data International, Inc.;

        2.  the election of seven directors of Kroll;

        3. approval and adoption of the Kroll Inc. Amended and Restated Employee Stock Purchase Plan;

        4. approval and adoption of an amendment to Kroll's 1996 Stock Option Plan to increase the number of shares of common stock available for the grant of options under the plan;

        5. adoption of the Agreement and Plan of Merger, dated April 5, 2002, by and between Kroll and Kroll Inc., a Delaware corporation and wholly-owned subsidiary of Kroll, under which Kroll will be reincorporated in Delaware;

        6. ratification of the appointment of Deloitte & Touche LLP as independent public accountants for Kroll for the fiscal year ending December 31, 2002; and

        7. the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        As more fully explained in the joint proxy statement/prospectus that accompanies this notice, only holders of record of Kroll common stock at the
close of business on   , 2002 are entitled to notice of and to vote at the
annual meeting or any adjournment or postponement of the annual meeting.

        You are cordially invited to attend the 2002 annual meeting of shareholders. Whether or not you plan to attend, please ensure that your shares will be represented at the meeting by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-prepaid envelope provided. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

                                            By Order of the Board of Directors,

                                            Sabrina H. Perel
                                            Secretary

New York, New York
       , 2002

                       WHERE YOU CAN FIND MORE INFORMATION

        Kroll and Ontrack file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The filings of Kroll and Ontrack with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

        Kroll filed a registration statement on Form S-4 to register with the SEC the shares of Kroll common stock to be delivered in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Kroll, in addition to being a proxy statement of Kroll and Ontrack for the annual meeting of Kroll shareholders and the special meeting of Ontrack shareholders. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to that document) in the manner described above.

        This joint proxy statement/prospectus incorporates by reference the following documents that Kroll and Ontrack have previously filed with the SEC:

Kroll SEC Filings
(File No. 000- 21629)                                    Period
------------------------------------------   -----------------------------------
Annual Report on Form 10-K                   Fiscal year ended December 31, 2001

Current Reports on Form 8-K                  Filed on April 4, 2002

The description of shares of Kroll capital   Filed on December 26, 2001
  stock as set forth in its Registration
  Statement on Form S-1

Ontrack SEC Filings
(File No. 000-21375)                                     Period
------------------------------------------   -----------------------------------
Annual Report on Form 10-K                   Fiscal year ended December 31, 2001

Current Reports on Form 8-K                  Filed on April 2, 2002

Amendment No. 1 to Form 10-K                 Filed on April 26, 2002


        This joint proxy statement/prospectus is accompanied by a copy of Ontrack's Annual Report on Form 10-K for the year ended December 31, 2001, as amended. Kroll and Ontrack also are incorporating by reference additional documents that they file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this joint proxy statement/prospectus and the date of the special meetings. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included in this joint proxy statement/prospectus.

        Kroll has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Kroll, and Ontrack has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Ontrack.

        As a result, you should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus when deciding how to vote on the proposals to be considered at the shareholder meetings. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint
proxy statement/prospectus is dated    , 2002. You should not assume that the
information contained in this joint proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this joint proxy statement/prospectus nor the delivery of shares of Kroll common stock in connection with the merger will create any implication to the contrary.


                                      TABLE OF CONTENTS

                                         Page                                              Page
                                         ----                                              ----

WHERE YOU CAN FIND MORE INFORMATION........i          Record Date; Voting Rights; Quorum;
                                                      Required Vote.........................32
QUESTIONS AND ANSWERS                                 Share Ownership and Voting Power of
ABOUT THE KROLL/ONTRACK MERGER.............1          Management............................33
                                                      Recommendation of the Board of
SUMMARY....................................4          Directors of Kroll....................33
    The Companies..........................4          Voting and Revocation of Proxies;
    The Meetings (page      )..............6          Shares Held in "Street Name"..........34
    The Merger (page    )..................6          Solicitation of Proxies...............35

RISK FACTORS..............................12      THE MERGER................................36
                                                      General...............................36
FORWARD LOOKING INFORMATION...............19          Background of the Merger..............36
                                                      Recommendation of the Board of
SELECTED CONSOLIDATED HISTORICAL                      Directors of Ontrack; Reasons of
FINANCIAL DATA OF KROLL                               Ontrack for the Merger................42
AND ONTRACK...............................21          Opinion of Financial Advisor to
                                                      Ontrack...............................45
SELECTED UNAUDITED PRO FORMA CONDENSED                Recommendation of the Board of
COMBINING FINANCIAL DATA..................24          Directors of Kroll; Reasons of Kroll
                                                      for the Merger........................51
COMPARATIVE PER SHARE INFORMATION.........25          Opinion of Financial Advisor to
                                                      Kroll.................................52
COMPARATIVE MARKET VALUE INFORMATION......27          Issuance of Shares in Connection
                                                      with the Merger.......................57
ONTRACK DATA INTERNATIONAL, INC.                      Interests of Ontrack's Directors,
SPECIAL MEETING...........................28          Officers and Employees in the Merger..57
    Joint Proxy Statement/Prospectus......28          Material U.S. Federal Income Tax
    Date, Time and Place..................28          Consequences..........................60
    Purposes of the Ontrack Special                   Accounting Treatment..................62
    Meeting...............................28          Regulatory Approvals Required for
    Record Date and Shares Entitled                   the Merger............................62
    to Vote...............................28          Antitrust Matters.....................63
    Voting of Proxies.....................29          Federal Securities Law Consequences...63
    Vote Required.........................29          Nasdaq Listing........................64
    Quorum; Abstentions and Broker                    Dissenters' Rights of Ontrack
    Non-Votes.............................30          Shareholders..........................64
    Voting Shares Held By Brokers In                  Dissenters' Rights of Kroll
    Street Name...........................30          Shareholders..........................66
    Solicitation of Proxies and Expenses..30
    Dissenters' Rights....................31      THE MERGER AGREEMENT......................69
    Ontrack Board Recommendation..........31          General...............................69
                                                      The Merger............................69
KROLL INC. ANNUAL MEETING.................32          Effective Time........................69
    Joint Proxy Statement/Prospectus......32          Merger Consideration..................69
    Date, Time and Place..................32          Representations and Warranties........71
    Purpose of the Kroll Annual Meeting...32          Conduct of Business by Ontrack
                                                      and Kroll.............................71
                                                      No Solicitation.......................75
                                                      Other Material Covenants..............76
                                                      Conditions to Completion of the
                                                      Merger................................79

                                      iii



                                      TABLE OF CONTENTS
                                         (continued)

                                         Page                                              Page
                                         ----                                              ----

    Termination...........................81              Participation.........................111
    Amendment and Waiver; Parties in                      Terms and Conditions of Purchase
    Interest..............................84              Rights................................112
                                                          Exercise and Withdrawal...............112
THE VOTING AGREEMENT......................85              Reinvestment of Dividends.............112
                                                          Administration and Amendment..........112
COMPARATIVE PER SHARE PRICES AND                          Income Tax Consequences...............112
DIVIDENDS.................................86              New Plan Benefits.....................113
                                                          Equity Compensation Plan Information..114
UNAUDITED PRO FORMA CONDENSED COMBINING                   Vote Required.........................115
FINANCIAL STATEMENTS......................87
                                                      ONTRACK EXECUTIVE COMPENSATION AND OTHER
UNAUDITED PRO FORMA CONDENSED COMBINING               ONTRACK INFORMATION.......................116
BALANCE SHEET.............................88              Summary of Cash and Other
                                                          Compensation..........................116
UNAUDITED PRO FORMA CONDENSED COMBINING                   Compensation Committee Interlocks and
STATEMENT OF OPERATIONS...................89              Insider Participation.................119

NOTES TO UNAUDITED PRO FORMA CONDENSED                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
COMBINING FINANCIAL STATEMENTS............90          OWNERS AND MANAGEMENT OF ONTRACK..........120

COMPARISON OF RIGHTS OF SHAREHOLDERS OF               KROLL PROPOSAL NO. 2......................122
ONTRACK AND SHAREHOLDERS OF KROLL.........92
    Capitalization........................92          ELECTION OF DIRECTORS.....................122
    Board of Directors....................93              Vote Required.........................122
    Shareholder Meetings..................97              Information Concerning Nominees.......122
    Voting Rights with respect to                         Other.................................123
    Extraordinary Corporate                               Compensation of Directors.............124
    Transactions..........................100             Committees and Meetings of the
    Amendments to Organizational                          Board of Directors....................124
    Documents.............................102             Compensation Committee Interlocks and
    Payment of Dividends and Repurchase                   Insider Participation.................125
    of Shares of Stock....................103
    Limitation of Liability of                        KROLL PROPOSAL NO. 3......................126
    Directors.............................104
    Indemnification of Directors, Officers            APPROVAL OF KROLL'S AMENDED AND RESTATED
    and Employees.........................105         EMPLOYEE STOCK PURCHASE PLAN............. 126
    Dissenters' and Appraisal Rights......106             Incorporation by Reference............126
    Business Combinations, Control Share                  Introduction..........................126
    Acquisitions and Anti-Takeover                        Description of the Plan...............126
    Provisions............................107             Material Federal Income Tax
                                                          Considerations........................128
ONTRACK PROPOSAL NO. 2....................110             Accounting............................128
                                                          Vote Required.........................128
APPROVAL OF THE ONTRACK 2001 EMPLOYEE
STOCK PURCHASE PLAN...................... 110         KROLL PROPOSAL NO. 4  APPROVAL OF THE
    Purchase Rights Under the Plan........110         AMENDMENT TO KROLL'S STOCK OPTION PLAN....129
    Term of Plan..........................111             Introduction..........................129
    Eligibility...........................111             The Plan..............................129
    Limitation on Purchase Rights.........111

                                       iv



                                         TABLE OF CONTENTS
                                            (continued)

                                         Page                                                               Page
                                         ----                                                               ----


    Material Federal Income Tax                         Annex A-1 - Agreement and Plan of Merger
    Considerations........................130
    Accounting............................131           Annex A-2 - Amendment No. 1 to Agreement and
    Grant Information.....................131                       Plan of Merger
    Vote Required.........................132
                                                        Annex B - Opinion of RBC Dain Rauscher,
KROLL PROPOSAL NO. 5  ADOPTION OF                                 a member of RBC Capital Markets
AGREEMENT AND PLAN OF MERGER TO
REINCORPORATE IN DELAWARE.................133           Annex C-1 - Opinion of Morgan Lewis Githens & Ahn
    Introduction..........................133
    Principal Reasons for the Proposed                  Annex C-2 - Opinion of Morgan Lewis Githens & Ahn
    Reincorporation.......................133
    The Reincorporation Merger............135           Annex D - Minnesota Dissenters' Rights Statutes
    The Charter Documents of Kroll
    Ohio and Kroll Delaware...............136           Annex E - Provisions of Ohio Law Regarding
    Material Differences Between the                              Dissenters' Rights
    Corporate Laws of Ohio and Delaware...137
    Summary of Material Federal Income                  Annex F - ONTRACK Data International, Inc. 2001
    Tax Consequences of the Proposed                              Employee Stock Purchase Plan
    Reincorporation.......................137
    Dissenters' Rights....................139           Annex G - Kroll Inc. Amended and Restated
    Vote Required.........................139                     Employee Stock Purchase Plan

KROLL PROPOSAL NO. 6......................140           Annex H - Agreement and Plan of Merger between
                                                                  Kroll and Kroll Inc.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS............140           Annex I - Form of Amended and Restated
                                                                  Certificate of Incorporation of Kroll Inc.
KROLL EXECUTIVE COMPENSATION AND OTHER
KROLL INFORMATION.........................141           Annex J - Form of Amended and Restated
    Executive Compensation................141                     By-laws of Kroll Inc.
    Equity Compensation Plan Information..144
    Report of the Compensation Committee
    on Executive Compensation.............145
    Report of the Audit Committee.........147
    Auditors' Fees and Services...........147

KROLL STOCK PRICE PERFORMANCE.............149

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF
MANAGEMENT OF KROLL.......................150

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS OF KROLL.....................151

LEGAL MATTERS.............................153

EXPERTS...................................153

SUBMISSION OF SHAREHOLDER PROPOSALS.......153
ANNEXES

                                                          v

                         QUESTIONS AND ANSWERS ABOUT THE
                              KROLL/ONTRACK MERGER


Q.    Why are Kroll and Ontrack proposing the merger?

A. We believe that a merger of Kroll and Ontrack will enhance Kroll's position as one of the world's leading risk mitigation consulting companies, with leadership positions in investigations, intelligence, forensic accounting, corporate recovery, security, employee screening, electronic discovery and computer forensic services. The services of the two companies are complementary, and the combination should allow Ontrack to expand its geographic presence and Kroll to expand its services offerings within the risk mitigation consulting services industry.

      For shareholders of Ontrack, the merger will allow participation in a larger and more diversified public company and will provide more resources for Ontrack to expand its business and its market presence.

      For shareholders of Kroll, the merger is an opportunity to assume a leadership role in the high-growth electronic discovery and computer forensic markets and to position Kroll for continuing growth in the risk mitigation consulting industry.

      The reasons Ontrack and Kroll are proposing the merger are discussed in more detail later in this joint proxy statement/prospectus. See "Recommendation of the Board of Directors of Ontrack; Reasons of Ontrack for the Merger," beginning on page and "Recommendation of the Board of Directors of Kroll; Reasons of Kroll for the Merger" on page .

Q.    What will I receive in the merger?

A. Upon completion of the merger, for each share of Ontrack common stock owned just before the merger, Ontrack shareholders will be entitled to receive a partial share of Kroll common stock calculated to have a value equal to $12.50 based on the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. If this average price is $19.3886 or more, Ontrack shareholders will receive 0.6447 of a share of Kroll common stock. If this average price is $15.8634 or less, Ontrack shareholders will receive 0.7880 of a share of Kroll common stock. However, if this average price is less than $15.8634, the Ontrack board of directors can terminate the merger agreement unless Kroll agrees to deliver to Ontrack shareholders Kroll common stock calculated to have a value equal to $12.50, based on the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting, for each share of Ontrack common stock.

      The market price of Kroll common stock on the date of the merger will probably be different from the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. Thus, the value of the shares that Ontrack shareholders will receive on the date of the merger may be more or less than $12.50 per share. We believe using a 20 trading day period gives a better measure of the value over time of the stock to be received.

      Kroll will issue only whole shares and will pay cash instead of issuing fractional shares.

      Kroll shareholders will not receive any new consideration as a result of the merger.

Q.    When do you expect to complete the merger?

A. The merger is subject to various conditions described in the merger agreement. We anticipate that the last of these conditions to be satisfied will be the shareholder approvals at the special meeting of Ontrack shareholders and the annual meeting of Kroll shareholders described in this joint proxy statement/prospectus. Accordingly, if the shareholders approve the merger related proposals, the merger should be completed shortly after the meetings.

Q.    What shareholder approvals are needed?

A. Approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Ontrack stock. Please note that holders of approximately 27% of Ontrack's outstanding common stock have signed agreements, and granted irrevocable proxies to Kroll, to vote for the adoption and approval of the merger agreement and the merger.

      Kroll shareholders are not required to approve the merger agreement or the merger. However, under Ohio corporate law and the rules of the Nasdaq National Market, on which Kroll's shares are listed, the shareholders of Kroll must approve the issuance of Kroll common stock in the merger. The vote required is the affirmative vote of shareholders entitled to exercise a majority of the voting power of Kroll.

Q.    What if I don't vote?

A. Because adoption and approval of the merger agreement and the merger require the affirmative vote of the holders of a majority of the outstanding shares of Ontrack, failing to cast a vote or abstaining will have the same effect as a vote against adoption and approval of the merger agreement and the merger. A proxy card for the Ontrack meeting that has been properly signed, dated and returned but that does not indicate how the Ontrack shareholder wishes to vote will be counted as a vote for the adoption and approval of the merger agreement and the merger.

      Because approval of the issuance of Kroll common stock in the merger requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of Kroll, failing to cast a vote or abstaining will have the same effect as a vote against approval of the issuance of Kroll common stock in the merger. A proxy card for the Kroll meeting that has been properly signed, dated and returned but that does not indicate how the Kroll shareholder wishes to vote will be counted as a vote in favor of approval of the issuance of Kroll common stock.

Q.    What should I do now?

A. After carefully reading and considering the information contained in this joint proxy statement/prospectus and the documents that accompany it, you should cast your vote by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided.

      You also can attend the shareholders meeting of your company and vote in person.

      The Ontrack board of directors unanimously recommends that you vote FOR approval and adoption of the merger agreement and the merger.

      The Kroll board of directors unanimously recommends that you vote FOR approval of the issuance of Kroll common stock in connection with the merger.

Q.    When should I deliver my proxy? Can I change my vote?

A. You should deliver your proxy as soon as possible to ensure that your shares will be voted at the shareholders meeting of your company. You can change your vote at any time prior to the shareholders meeting by submitting a later dated, signed proxy card. You can also change your vote by attending the shareholders meeting of your company and voting in person.

Q. If my shares of stock are held in "street name" by my bank or broker, how can I vote?

A. Your bank or broker will vote your shares only if you provide it with instructions on how to vote. Your bank or broker will contact you regarding the procedures necessary for it to vote your shares. Please tell your bank or broker how you would like it to vote your shares. If you do not tell your bank or broker how to vote, your shares will not be voted.

Q.    Should shareholders send in their Ontrack stock certificates now?

A. No. After the merger is completed, Ontrack shareholders will receive written instructions on how to exchange their Ontrack stock certificates for certificates representing shares of Kroll common stock. Please do not send in Ontrack stock certificates with the proxy.

Q.    What should I do if I have questions?

A. Ontrack shareholders may call Thomas P. Skiba, Vice President and Chief Financial Officer of Ontrack, at (952) 937-1107.

      Kroll shareholders may call Sabrina H. Perel, Vice President, General Counsel and Secretary of Kroll, at (212) 593-1000.

                                     SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire joint proxy statement/prospectus and the documents to which you have been referred. See "Where You Can Find More Information" on page i. In particular, you should read the documents attached to this joint proxy statement/prospectus. We have included page references directing you to a more complete description of each item presented in this summary.


                                  The Companies


Kroll Inc.
900 Third Avenue
New York, New York  10022
(212) 593-1000

Kroll is a leading provider of investigations, intelligence, security and risk mitigation consulting services. Through a network of 55 offices located in 18 countries, Kroll provides information, analysis and solutions, including:

        o Consulting services, which is comprised of: (1) business investigations and intelligence services, including nonfinancial due diligence, litigation support, fraud investigations, monitoring services and special inquiries and intellectual property infringement investigations; and (2) financial services, including forensic accounting, recovery and restructuring, asset tracing and analysis services, valuation and pre-acquisition financial due diligence; and

        o Security services, which is comprised of: (1) security services, including threat assessment, risk and crisis management, corporate security planning and executive protection, security architecture and design, and electronic countermeasures; and (2) technology services, including computer forensics and data recovery, information security and litigation and systems support services; and

        o Employee screening services, including pre-employment background checking, drug testing and surveillance services.

If the merger is completed, Kroll intends to combine Ontrack's business with Kroll's technology services practice, currently within the security services group, to form a new business group, the Data Recovery and Discovery Group.

Shares of Kroll common stock are listed on the Nasdaq National Market under the symbol "KROL."

For additional information regarding the business of Kroll, please see Kroll's Annual Report on Form 10-K for the year ended December 31, 2001 and other filings of Kroll with the SEC, which are incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page i.

ONTRACK Data International, Inc.
9023 Columbine Road
Eden Prairie, Minnesota  55347
 (952) 937-1107

Ontrack provides software and service solutions that help customers manage, recover and discover their valuable data. Using its proprietary tools and techniques, Ontrack can recover lost or corrupted data from virtually all operating systems and types of storage devices through its do-it-yourself, remote and in-lab capabilities. Ontrack(R) DataTrail(TM) electronic discovery solutions help companies, law firms and federal agencies quickly and cost-effectively recover electronic information for use in investigations, litigation and other legal matters.

Ontrack also offers award-winning PC utility software programs that help prevent critical data loss through a broad line of problem-solving, file-management and productivity utilities.

In addition to its Minneapolis headquarters, Ontrack has a presence in the metropolitan areas of Los Angeles, CA; Boulder, CO; Washington, D.C.; New York, NY; London, England; Paris, France; Stuttgart, Germany; Milan, Italy; Lugano, Switzerland; and Madrid, Spain. Ontrack also makes its data recovery services available through strategic alliances in Tokyo, Japan with Y-E Data, and in Katowice, Poland with MBM Komputer.

Shares of Ontrack common stock are listed on the Nasdaq National Market under the symbol "ONDI."

For additional information regarding the business of Ontrack, please see Ontrack's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, a copy of which accompanies this joint proxy statement/prospectus, and other filings of Ontrack with the SEC, which are incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page i.

                              The Meetings (page   )


The special meeting of Ontrack shareholders will be held on , 2002, at , Central Daylight Time, at the offices of Ontrack at 9023 Columbine Road, Eden Prairie, Minnesota 55347.

The record date for Ontrack shareholders entitled to receive notice of and to vote at the Ontrack special meeting is the close of business on , 2002. On that date, there were shares of Ontrack common stock outstanding of which approximately were held by directors and officers of Ontrack and their affiliates. Each holder of record of Ontrack common stock on the record date is entitled to one vote per share on the proposals to be presented at the Ontrack special meeting.

The annual meeting of Kroll shareholders will be held on   , 2002, at   ,
Eastern Daylight Time, at , New York.

The record date for Kroll shareholders entitled to receive notice of and to vote at the Kroll annual meeting is the close of business on , 2002. On that date, there were shares of Kroll common stock outstanding of which approximately were held by directors, officers and affiliates of Kroll. Each holder of record of Kroll common stock on the record date is entitled to one vote per share on the proposals to be presented at the Kroll annual meeting.


                               The Merger (page   )


The proposed merger is to be completed pursuant to a merger agreement, as amended, among Ontrack, Kroll and ODI Acquisition Corporation, a wholly-owned subsidiary of Kroll. In the merger, ODI Acquisition will merge with and into Ontrack and Ontrack will become a wholly-owned subsidiary of Kroll. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

The Exchange Ratio; Merger Consideration

Upon completion of the merger, for each share of Ontrack common stock owned just before the merger, Ontrack shareholders will be entitled to receive a partial share of Kroll common stock calculated to have a value equal to $12.50 based on the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. If this average price is $19.3886 or more, Ontrack shareholders will receive 0.6447 of a share of Kroll common stock. If this average price is $15.8634 or less, Ontrack shareholders will receive 0.7880 of a share of Kroll common stock. However, if this average price is less than $15.8634, the Ontrack board of directors can terminate the merger agreement unless Kroll agrees to deliver to Ontrack shareholders Kroll common stock calculated to have a value equal to $12.50, based on the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting, for each share of Ontrack common stock.

The market price of Kroll common stock on the date of the merger will probably be different from the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. Thus, the value of the shares that Ontrack shareholders will receive on the date of the merger may be more or less than $12.50 per share. We believe using a 20 trading day period gives a better measure of the value over time of the stock to be received.

Ontrack shareholders will receive only whole shares of Kroll common stock and cash instead of any fractional shares.

Dissenters' Rights

Under Minnesota law, Ontrack shareholders will have the right to dissent from the merger and, subject to various conditions provided for under Minnesota law, receive cash for their Ontrack shares if the merger is completed. To do this, holders of dissenting Ontrack shares must follow required procedures, including filing notices and not voting their shares in favor of the merger. A dissenting Ontrack shareholder will not receive any shares of Kroll common stock in the merger. See "The Merger - Dissenters' Rights of Ontrack Shareholders" beginning on page for a description of the dissenters' rights available to Ontrack shareholders and how they can exercise those rights. In addition, a copy of the Minnesota dissenters' rights statutes is attached to this joint proxy statement/prospectus as Annex D.

Under Ohio law, Kroll shareholders will have the right to dissent from the issuance of Kroll common stock in the merger and to receive the appraised value of their Kroll shares. To do this, holders of dissenting shares must follow required procedures, including filing notices with Kroll and either abstaining or voting against the issuance of Kroll stock in the merger. See "The Merger - Dissenters' Rights of Kroll Shareholders" beginning on page for a description of the dissenters' rights available to Kroll shareholders and how they can exercise those rights. In addition, the applicable provisions of Ohio law related to dissenters' rights are attached to this joint proxy statement/prospectus as Annex E.

Restrictions on the ability to sell shares of Kroll common stock

All shares of Kroll common stock received by shareholders of Ontrack in connection with the merger will be freely transferable, except for shares of Kroll common stock received by Ontrack shareholders who are considered to be "affiliates" of Ontrack under the Securities Act of 1933 at the time of the Ontrack special meeting. See "The Merger - Federal Securities Law Consequences" on page . Consistent with their long standing desire to diversify their holdings, each of Messrs. Michael W. Rogers, John E. Pence and Gary S. Stevens, affiliates of Ontrack, have informed Ontrack that they intend to sell the Kroll common stock they receive in the merger from time to time as market conditions are favorable and in accordance with the volume limitations prescribed by Rule 145 and all other legal requirements.

Tax Treatment

We anticipate that the merger, as it has been structured, will constitute a reorganization for United States federal income tax purposes. Neither Kroll nor Ontrack will be obligated to complete the merger unless it receives a legal opinion to that effect. Assuming the merger qualifies as a reorganization, the receipt of shares of Kroll common stock in the merger will generally be tax-free to Ontrack shareholders for United States federal income tax purposes, except for tax with respect to any gain on cash received for fractional shares of Kroll common stock.

To review the tax consequences of the merger in greater detail, see "The Merger
- Material U.S. Federal Income Tax Consequences" beginning on page . The tax consequences to Ontrack shareholders will depend on the facts and circumstances of a shareholder's own situation. Ontrack shareholders should consult their tax advisors for a full understanding of the tax consequences to them.


Interests of Ontrack's Directors, Officers and Employees in the Merger

In considering the recommendation of the Ontrack board of directors in favor of approval and adoption of the merger agreement and the merger, Ontrack shareholders should be aware that members of Ontrack's board of directors, executive officers and key employees will receive benefits as a result of the merger that will be in addition to or different from the benefits received by Ontrack shareholders generally. The board of Ontrack recognized those interests and considered them when it approved the merger agreement and the merger. These benefits include:

     o the acceleration of the exercisability and vesting of all outstanding options, including those held by directors, officers and employees;

     o    severance payments made to three Ontrack officers;

     o employment agreements entered into between Kroll or ODI Acquisition and three Ontrack officers;

     o options to purchase shares of Kroll common stock that will be granted to certain Ontrack officers and employees; and

     o    the appointment of Ben F. Allen to the Kroll board of directors.

See "The Merger - Interests of Ontrack's Directors, Officers and Employees in the Merger" beginning on page .

Regulatory Approvals Required for the Merger

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules under the HSR Act, we cannot complete the merger until we have given notification and furnished information relating to the operations of the parties and the industries in which they operate to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a specified waiting period expires or is terminated. We both filed notification and report forms under the HSR Act with the Antitrust Division on April 26, 2002.

Conditions to the Merger

Completion of the merger depends upon satisfaction of a number of conditions, including:

     o continuing effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

     o approval and adoption by the Ontrack shareholders of the merger agreement and the merger;

     o approval by the Kroll shareholders of the issuance of shares of Kroll common stock in connection with the merger;

     o    the absence of legal restraints to completion of the merger;

     o    the receipt of all necessary regulatory or governmental clearances;

     o the filing with the Nasdaq National Market of an application for the listing of additional shares for the Kroll common stock to be issued or reserved for issuance in connection with the merger;

     o    receipt of legal opinions regarding the tax-free nature of the merger;
          and

     o the absence of any material adverse changes in the businesses of Kroll and Ontrack since December 31, 2001.

For further details of all of the closing conditions, see "The Merger Agreement
- Conditions to Completion of the Merger" beginning on page .

If specified conditions to closing have not been satisfied by the date of the respective shareholders meetings, either Kroll or Ontrack may adjourn its meeting until those conditions have been satisfied. See "The Merger Agreement - Other Material Covenants - Shareholders Meetings."

Termination of the Merger

Either Kroll or Ontrack may terminate the merger agreement if:

     o    both parties consent in writing;

     o the merger is not completed by August 31, 2002 through no fault of the party seeking to terminate the merger;

     o    the Ontrack shareholders do not approve the merger agreement;

     o the Kroll shareholders do not approve the issuance of shares of Kroll common stock in connection with the merger;

     o    there are legal restraints preventing the merger;

     o a representation or warranty of the other party in the merger agreement is not true and correct in all material respects on or subsequent to April 1, 2002, unless cured within 15 days of the notice of termination; or

     o the other party fails to perform or comply in all material respects with a covenant, obligation or condition contained in the merger agreement and the failure is not cured within 15 days of a notice of breach.

Kroll also may terminate the merger agreement if Ontrack's board of directors:

     o withdraws or modifies in a manner adverse to Kroll its approval, adoption or recommendation of the merger agreement or the merger;

     o fails to reaffirm its recommendation of the merger agreement or the merger after Kroll requests a reaffirmation of the recommendation following the public announcement of an alternative acquisition proposal for Ontrack;

     o    recommends an alternative acquisition transaction with a third party;

     o fails to recommend rejection of a tender or exchange offer being commenced by a third party for 15% or more of the outstanding shares of Ontrack common stock; or

     o fails to hold the Ontrack special meeting within 45 days after the registration statement of which this joint proxy statement/prospectus is a part becomes effective, unless Ontrack adjourns its meeting because specified conditions have not been satisfied or waived by the date of its special meeting as long as Ontrack holds the meeting within two business days after those conditions have been satisfied or waived.

Ontrack may terminate the merger agreement to accept an alternative acquisition proposal if:

     o its board of directors determines in good faith, after consultation with independent financial and legal advisors, that the alternative proposal (1) is reasonably capable of being completed on the terms proposed and (2) would result in a transaction more favorable to Ontrack shareholders from a financial point of view than the proposed merger with Kroll;

     o Ontrack gives Kroll notice that it intends to enter into an agreement or letter of intent regarding the alternative proposal, unless Kroll submits a counterproposal within 72 hours of receipt of such notice, in which event Ontrack will negotiate with Kroll in good faith until the expiration of such 72 hour period; and

     o    Ontrack pays Kroll the termination fee described below.

Ontrack may also terminate the merger agreement if:

     o Kroll's board of directors withdraws or modifies in a manner adverse to Ontrack its approval, adoption or recommendation of the proposal to issue the Kroll common stock in connection with the merger; or

     o the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting is less than $15.8634 and Kroll does not agree to an exchange ratio equal to $12.50 divided by that 20 consecutive trading day volume weighted average price.

For further details, see "The Merger Agreement - Termination" beginning on
page    .

Termination Fee and Expenses; No Solicitation Provisions

If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, Ontrack will be required to pay a termination fee of $4.2 million to Kroll. In addition, Ontrack or Kroll may have to pay the other party's out-of-pocket expenses if the merger agreement is terminated under other specified circumstances. See "The Merger Agreement - Termination - Fees and Expenses; Termination Fee" beginning on page for a discussion of the circumstances in which the termination fee and other expenses are payable.

Ontrack has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. However, Ontrack may respond to unsolicited acquisition proposals if required by the fiduciary duties of Ontrack's board of directors, but it must promptly notify Kroll if it receives proposals for any alternative acquisition transactions. See "The Merger Agreement - No Solicitation" beginning on page .

The termination fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with Ontrack from proposing an alternative acquisition transaction.

Accounting Treatment

The merger will be accounted for as a purchase by Kroll in accordance with U.S. generally accepted accounting principles.

Opinion of Financial Advisor to Ontrack (page    )

On April 1, 2002, RBC Dain Rauscher, Inc., a member company of RBC Capital Markets, Ontrack's financial advisor, which we refer to in this joint proxy statement/prospectus as RBC, rendered its oral opinion, subsequently confirmed in writing, to Ontrack's board of directors that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the per share merger consideration under the exchange ratio provisions of the merger agreement was fair, from a financial point of view, to the holders of Ontrack's common stock. The full text of the written opinion of RBC is attached to this proxy statement/prospectus as Annex B. The summary of the opinion in "The Merger
- Opinion of Financial Advisor to Ontrack", is qualified in its entirety by reference to the full text of the opinion by RBC. Ontrack shareholders are urged to read the opinion of RBC carefully and in its entirety. RBC's opinion was directed to the Ontrack board of directors and does not constitute a recommendation to any shareholder as to any matter relating to the merger.

Opinion of Financial Advisor to Kroll (page    )

On March 29, 2002, Morgan Lewis Githens & Ahn, Inc., Kroll's financial advisor, delivered its oral opinion to the Kroll board of directors, and subsequently confirmed in writing, that, as of that date and based on and subject to the matters described in its written opinion, the consideration to be offered by Kroll in the merger was fair from a financial point of view to the holders of Kroll common stock. Morgan, Lewis Githens & Ahn reaffirmed this opinion on April 1, 2002. See "The Merger - Opinion of Financial Advisor to Kroll" beginning on page . The full text of the written opinion of Morgan Lewis Githens & Ahn, dated March 29, 2002 and the reaffirmation of that opinion dated April 1, 2002, are attached to this joint proxy statement/ prospectus as Annexes C-1 and C-2. Kroll shareholders should read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken in delivering the opinion. Morgan Lewis Githens & Ahn's opinion is directed to the Kroll board of directors and does not constitute a recommendation to any shareholder as to any matter relating to the merger.

Comparison of Rights of Shareholders of Ontrack and Kroll (page    )

The rights of Ontrack shareholders are governed by Minnesota law and Ontrack's Articles of

Incorporation and its Bylaws. The rights of Kroll shareholders are governed by Ohio law and Kroll's Amended and Restated Articles of Incorporation, as amended, and its Code of Regulations. This joint proxy statement/prospectus also contains a proposal for Kroll shareholders to approve and adopt an agreement and plan of merger that would reincorporate Kroll in Delaware following the merger with Ontrack. If this proposal is approved by Kroll shareholders, the rights of Kroll shareholders, including Ontrack shareholders receiving Kroll stock in the merger, will be governed by Delaware law and the certificate of incorporation and by-laws of the Delaware entity. For a summary of material differences between the rights of Ontrack shareholders and Kroll shareholders, see "Comparison of Rights of Shareholders of Ontrack and Shareholders of Kroll"
beginning on page   .

Risk Factors

In considering whether to approve the merger-related proposals, you should consider risks related to the merger and other risks related to Kroll. See "Risk Factors" beginning on page ___ for a more detailed discussion of these risks.

                                  RISK FACTORS

        In addition to reading and considering the other information we have included or incorporated by reference in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the merger-related proposal to be considered at the shareholders meeting of your company.

Risks Factors Related to the Proposed Merger

        Since the market price of Kroll common stock will vary after the merger exchange ratio becomes fixed, Ontrack shareholders cannot be certain of the value of the consideration they will receive in the merger.

        Upon completion of the merger, for each share of Ontrack common stock owned just before the merger, Ontrack shareholders will be entitled to receive a partial share of Kroll common stock calculated to have a value equal to $12.50 based on the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. If this average price is $19.3886 or more, Ontrack shareholders will receive 0.6447 of a share of Kroll common stock. If this average price is $15.8634 or less, Ontrack shareholders will receive 0.7880 of a share of Kroll common stock. However, if this average price is less than $15.8634, the Ontrack board of directors can terminate the merger agreement unless Kroll agrees to deliver to Ontrack shareholders Kroll common stock calculated to have a value equal to $12.50, based on the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting, for each share of Ontrack common stock. Assuming the volume weighted average price of Kroll common stock equals the closing price of Kroll common stock on the Nasdaq National Market of $17.10 on April 1, 2002, the day the merger agreement was signed, Ontrack shareholders would receive 0.7310 of a share of Kroll common stock, with a value of $12.50. The market price of Kroll common stock on the date of the merger will probably be different from the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. The market value of Kroll common stock fluctuates for many reasons, including changes in the business, operations or prospects of Kroll, regulatory considerations or general market or economic conditions. Thus, the value of the shares that Ontrack shareholders will receive on the date of the merger may be more or less than $12.50 per share. Other than as described above, the exchange ratio will not be adjusted in the event of any increase or decrease in the price of Kroll common stock or Ontrack common stock.

        The exchange ratio will not be fixed until three trading days before the date of the vote of the Ontrack shareholders at the Ontrack special meeting. In addition, the merger may not be completed immediately after the Ontrack special meeting. Accordingly, at the time of the Ontrack special meeting, Ontrack shareholders will know the exchange ratio but will not know the exact market value of the Kroll stock they will receive when the merger is completed.

        The expected benefits of the merger may not be realized.

        We cannot assure you that our two companies will be successfully combined into a single entity. If we cannot successfully combine our operations, we may experience a material adverse effect on our business, financial condition or results of operations. The merger involves combining two companies that have previously operated separately. The combining of companies such as Kroll and Ontrack involves a number of risks, including:

        o the diversion of management's attention to the combining of operations;

        o difficulties in the combining of our operations and systems, particularly our sales and marketing organizations;

        o       difficulties in the assimilation and retention of employees;

        o challenges in keeping existing clients and obtaining new clients; and

        o       potential adverse short-term effects on operating results.

        Because of difficulties in combining operations, we may not be able to realize the cost savings, revenue growth and other benefits that we hope to achieve after completion of the merger. In addition, Kroll may be required to spend additional time or money on integration that would otherwise be spent on the development of its business and services.

        The trading price of Kroll common stock may be affected by factors different from those affecting the price of Ontrack common stock; the Kroll price could decline following the merger.

        Upon completion of the merger, holders of Ontrack common stock will become holders of Kroll common stock. Kroll's business differs from that of Ontrack. Ontrack is engaged in providing data recovery and discovery services. Kroll provides some computer forensic services as part of its technology services, but these services represent a small portion of Kroll's business. Kroll provides a full range of risk mitigation consulting services, including investigations, intelligence, forensic accounting, corporate recovery, security, employee screening, electronic discovery and computer forensic services. Accordingly, Kroll's results of operations, as well as the trading price of shares of Kroll common stock, may be affected by factors different from those affecting Ontrack's results of operations and the price of Ontrack common stock.

Risk Factors Relating to Kroll

    Kroll may not be able to implement its growth strategy.

        Kroll's ability to implement its business plan successfully requires effective planning and growth management. Kroll will continue to manage and attempt to expand relationships with its clients. Kroll also may enhance the capabilities of its operational systems and may require additional employees, management and operational and financial resources to support its growth strategy. If Kroll cannot manage its growth effectively, its financial condition, results of operations and cash flow could be adversely affected.

        In addition, Kroll made multiple acquisitions in 1998, 1999 and 2000 and currently is evaluating its acquisition strategy. While Kroll has experience in identifying and integrating acquisitions, it may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue its acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, Kroll may not be able to integrate or manage these businesses so as to produce returns that justify the investment. In addition, issues relating to new acquisitions may divert its management's attention from existing operations. If Kroll cannot manage its growth for any of these reasons, its financial condition, results of operations and cash flow could be materially adversely affected.

        Kroll's business outside the United States exposes it to numerous risks, which, singly or together, could materially and adversely affect its business.

        In addition to its U.S. facilities, Kroll has operations and assets in Argentina, Australia, Brazil, Canada, China, France, Germany, Hong Kong, India, Italy, Japan, Mexico, the Philippines, Russia, Singapore, South Africa and the United Kingdom. Kroll also offers its services in other foreign countries and is seeking to increase its level of international business activity. Kroll's international business exposes it to various risks. Currently, the most significant risks relate to regional economic downturns in Central and South America and in certain regions in Asia. Other risks of doing business outside the United States include exchange rate fluctuations, foreign currency restrictions, U.S. government-imposed prohibitions against offering services to specific countries, expropriation of assets, war, civil uprisings and riots, government instability, difficulties enforcing contracts under foreign legal systems, and unanticipated taxes, duties or other governmental assessments. Any of these risks could result in a loss of business, significant unexpected write-offs of assets or other unexpected costs, which could have a material adverse effect on Kroll's financial condition, results of operations and cash flow.

        In the past, Kroll has occasionally had difficulty in collecting significant accounts receivable for its services, particularly when the obligor was located in a foreign country.

        Kroll may not operate profitably in the future.

        Kroll reported net losses of approximately $1.9 million, $33.9 million and $21.4 million for the years ended December 31, 1999, 2000 and 2001, respectively. Although the net loss in each of those periods included material non-recurring expenses, even if those expenses were excluded, results for the years ended December 31, 2000 and 2001 would have been a net loss. Kroll cannot assure you that it will generate a profit from continuing operations or that it will operate profitably in future periods.

        The terms of Kroll's credit facility could restrict its flexibility and limit its ability to satisfy obligations under its other debt.

        Kroll is subject to operational and financial covenants and other restrictions under its revolving credit facility. These covenants could limit its operational flexibility and restrict its ability to borrow additional funds, if necessary, to finance operations and to make principal and interest payments on its other debt. In addition, failure to comply with these operational and financial covenants could result in an event of default under the terms of the credit facility which, if not cured or waived, could result in amounts borrowed under the credit facility becoming due and payable. The effect of these covenants, or Kroll's failure to comply with them, could have a material adverse effect on its business and financial condition.

        Kroll's inability or failure to comply with governmental regulations and licensing requirements could have a material adverse effect on its business.

        Kroll's services are subject to various federal, state, local and foreign laws, including privacy laws. A number of its subsidiaries hold private investigative licenses from, and their investigative activities are regulated by, state and local government agencies in various jurisdictions. Kroll also uses some data from outside sources, including data from third party vendors and various government and public record services, in performing its services. To date, applicable laws and regulations have not interfered materially with the manner in which Kroll obtains information and conducts its operations, including its access to data used in its business. However, changes in these laws and regulations, particularly those relating to privacy, could interfere with its method of operations and access to data and, as a result, have a material adverse effect on Kroll. If additional restrictions were imposed, they could have a material adverse effect on Kroll's financial condition, results of operations and cash flows. Additionally, the laboratory of Kroll's drug testing subsidiary is certified on the federal level and licensed in a number of states. If the subsidiary's certification were suspended or lost, it would not be eligible to perform testing for various clients, which would have a material adverse effect on the drug testing services aspect of Kroll's business. In addition, foreign countries in which Kroll does business have laws and regulations which may restrict its business. Kroll believes that it currently conducts its activities and operations in substantial compliance with applicable governmental laws and regulations.

        Kroll is highly dependent on executive management and other key employees and its success is largely dependent upon its ability to hire and retain skilled professionals.

        Kroll relies heavily on its executive management and key employees to provide its services and for continued business development. Competition for these personnel is intense. Kroll's business could be materially and adversely affected if a number of its senior managers or key employees were to leave and if it were unable to attract and retain qualified replacements.

        Competition for consulting professionals, particularly for personnel with the specific risk mitigation and other skills necessary to perform the services which Kroll offers, has caused wages to increase at a rate greater than the general rate of inflation. Kroll may not be successful in attracting, hiring and retaining qualified people at favorable rates. Its success is largely dependent upon the ability to hire and retain skilled professionals.

        The risk mitigation industry is very competitive; Kroll may be unable to compete favorably.

        Kroll competes with local, regional, national and international firms, including investigative and security firms and consultants in specialized areas such as kidnapping. Kroll believes that it is one of the largest companies in the world that provide a broad array of security and risk mitigation services on a global basis and that it enjoys strong name recognition in its industry.

        Nevertheless, the markets in which Kroll does, and intends to do, business are highly competitive. In most service areas in which Kroll operates, there is at least one competitor that is significantly larger or more established than Kroll is in the delivery of that individual service. Many of the national and international accounting firms, along with other companies such as Forensic Technologies, Inc., Securitas AB, Control Risks Group Limited, Investigations Group, Inc. and ChoicePoint, Inc., provide consulting services similar to some of Kroll's services. Some of these firms have indicated an interest in providing corporate investigation and business intelligence services similar to Kroll's on a broader scale and may prove to be formidable competitors if they elect to devote the necessary resources to these competitive businesses. The accounting firms have significantly larger financial and other resources than Kroll has and have long-established relationships with their clients, which also are likely to be clients or prospective clients of Kroll's. In addition, large multinational security services providers have indicated an interest in expanding their services to include value-added services such as some of the risk mitigation services Kroll provides. Competitive conditions could have a material adverse effect on Kroll's financial condition, results of operations and cash flows.

        Kroll may be subject to potentially significant liability claims.

        The very nature of Kroll's business exposes it to liability claims in instances in which its clients suffer losses in spite of Kroll's efforts to mitigate their risks. Kroll maintains professional liability insurance with a policy aggregate limit of $15 million including loss and claim expense. If one or more successful claims substantially exceeded coverage limits, it would have a material adverse effect on Kroll. Also, in the ordinary course of Kroll's business, it is subject to claims of third parties other than clients alleging trespass, invasion of privacy and other tortious conduct by Kroll's investigators and other personnel, which may not be covered by insurance. Although Kroll endeavors to minimize the risk of these claims, a substantial successful claim could have a material adverse effect on it.

        Kroll's business is not predictable and varies from period to period.

        Kroll generally does not have long term contracts with its clients and its ability to generate net sales is dependent upon obtaining many new projects each year, most of which are of relatively short duration. As a result, Kroll's net sales and net income from year-to-year and period-to-period are not necessarily predictable and historically there has not been a consistent year-to-year pattern of growth. Period-to-period comparisons within a given year or between years may not be meaningful or indicative of operating results over a full fiscal year. The demand for Kroll's services is affected by general economic conditions and the level of corporate acquisitions and other financial transactions, and clients reduce their reliance on Kroll's services during periods when there is a decline in those activities. In addition, Kroll's operating results are affected by specific market conditions, including, among other factors specified in this section, increased competition, the mix of services sold among Kroll's service offerings, Kroll's ability to control costs and the demand for Kroll's services.

        Kroll will need to use a portion of its cash flow to service its debt.

        As of December 31, 2001, Kroll had total indebtedness (net of notes discount) of approximately $22.0 million and total shareholders' equity of approximately $111.1 million. As of December 31, 2001 its debt was approximately 19.8% of its shareholders' equity. In addition, Kroll has a new revolving credit facility of up to $15 million of senior debt. As of April 26, 2002 Kroll had not borrowed any amounts under the credit facility.

        Kroll anticipates that its cash interest expense for the year ending December 31, 2002 will be approximately $2 million. Kroll's adjusted cash flows from operating activities from continuing operations, excluding one-time non-recurring charges, would not have been sufficient to fund cash interest expense for the year ended December 31, 2000, but would have been sufficient to fund cash interest expense for the year ended December 31, 2001. Kroll expects to use a portion of its cash flow from operations to pay the principal and interest on its debt, but Kroll does not believe that servicing its debt will materially affect its cash available for existing operations and future growth. However, Kroll cannot assure you that this will be the case.

        Kroll may not be able to obtain additional financing when Kroll needs it or obtain it on acceptable terms.

        Kroll believes that its current operations and its financing will generate enough cash flow to meet all of its cash requirements and support its growth strategy. However, Kroll may need additional capital in order to finance internal growth or pursue acquisitions. In addition, Kroll may experience unexpected circumstances, including the occurrence of any of the risk factors discussed in this section, which may have a material adverse effect on its cash flow and require it to obtain additional capital. Kroll may decide to sell additional shares of common stock to obtain additional capital. If Kroll sells more shares, the price of its stock may decline significantly and your ownership may be substantially diluted. If Kroll requires additional capital, it may have to borrow funds under new credit facilities or issue equity, equity-related or debt securities. Kroll cannot assure you that additional financing will be available, or if it is, whether it will be on acceptable terms. Kroll's inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on its financial condition, results of operations and cash flow.

        Kroll's code of regulations contains provisions that allow for the indemnification and exculpation of its directors and officers.

        Kroll's code of regulations provides that Kroll will indemnify any current or former director, officer, employee or agent against expenses, including judgments and fines, if such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Kroll. In addition, if the reincorporation merger agreement is adopted, following its reincorporation in Delaware, Kroll's certificate of incorporation and bylaws will also provide for indemnification for its directors and officers and, in addition, will provide that a director of Kroll will not be personally liable to Kroll or its stockholders for monetary damages for breach of fiduciary duty as a director. However, a director will remain liable for any breach of the director's duty of loyalty to Kroll or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived any improper personal benefit.

        Kroll does not intend to pay dividends.

        Kroll intends to retain future earnings, if any, that may be generated from its operations to help finance the growth and development of its business, and Kroll does not plan to pay cash dividends to its shareholders for the foreseeable future. Furthermore, Kroll is prohibited from paying cash dividends by the terms of its senior secured subordinated convertible notes.

        Jules B. Kroll, who currently owns approximately 13% of Kroll's outstanding common stock, will have significant influence over the management and direction of Kroll.

        Mr. Kroll currently owns approximately 13% of the outstanding shares of Kroll common stock and is the Executive Chairman of the Board of Directors of Kroll. As a result, Mr. Kroll will have significant influence over the management and direction of Kroll, including the election of directors, appointment of management and approval of actions requiring the approval of shareholders.

        Kroll's articles of incorporation and its debt contain provisions that could deter acquisition by a third party.

        Kroll's articles of incorporation provide its board of directors with the authority to issue preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control, may adversely affect the voting and other rights of the holders of Kroll capital stock and may discourage, delay or prevent a takeover attempt that a shareholder might consider in its best interest. If the reincorporation merger agreement is approved and adopted, following its reincorporation in Delaware, Kroll's certificate of incorporation and bylaws will contain provisions, in addition to granting the board of directors the authority to issue preferred stock, that may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions include: (1) the requirement that there be three classes of directors and that their terms be staggered; (2) the requirement that a stockholder comply with specified procedures, including advance written notice, before bringing matters, including the nomination of directors, before a stockholders' meeting;
(3) the specific denial of stockholders' ability to take action by written consent, and (4) the restriction of the right to call special meetings to only the Executive Chairman of the Board, the Chief Executive Officer or the board of directors pursuant to a board resolution.

        A change in control would be an event of default under Kroll's revolving credit facility. In addition, until November 14, 2003, Kroll cannot enter into a transaction that would result in a change of control of Kroll without the prior written consent of holders of a majority of its senior secured subordinated convertible notes. Even if the noteholders consent, upon a change in control of Kroll, the notes would become immediately due and payable. These events would add to the cost of acquisition, which could deter a third party from acquiring Kroll.

        Future sales of Kroll common stock in the public market could lower the stock price.

        Kroll may, in the future, sell additional shares of its common stock in subsequent public offerings. Kroll may also issue additional shares of its common stock to finance future acquisitions, including acquisitions larger than those Kroll has done in the past through the issuance of equity securities. Additionally, a substantial number of shares of Kroll common stock is reserved for issuance pursuant to stock options and upon conversion of its senior secured subordinated convertible notes. The antidilution provisions of the notes regarding price protection could result in additional shares of Kroll common stock being issued, which would increase the number of shares of common stock outstanding on a fully diluted basis and could reduce the market price for Kroll common stock.

        Kroll cannot predict the size of future issuances of its common stock or the effect, if any, that future issuances of its common stock will have on the market price of its common stock. The issuance of substantial amounts of Kroll common stock (including shares issued in connection with an acquisition or upon the exercise of stock options or the conversion of the notes), or the perception that such sales could occur, may adversely affect prevailing market prices for its common stock.

        Kroll's stock price has been highly volatile. You could lose all or part of the value of your Kroll common stock.

        The market price of Kroll common stock has fluctuated and may continue to fluctuate significantly due to a number of factors, some of which may be beyond Kroll's control, including:

        o sales of Kroll common stock by shareholders because Kroll's business profile does not fit their investment objectives;
        o sales of Kroll common stock by Ontrack shareholders, including Messrs. Rogers, Pence and Stevens, each of whom has informed Ontrack of his intention, consistent with his long standing desire to diversify his holdings, to sell Kroll common stock he receives in the merger from time to time as market conditions are favorable and in accordance with the volume limitations prescribed by Rule 145 and all other legal requirements;
        o       actual or anticipated fluctuations in Kroll's operating results;
        o changes in earnings estimated by securities analysts or Kroll's ability to meet those estimates;
        o the operating and stock price performance of other comparable companies;
        o       developments and publicity regarding Kroll's industry; and
        o       general economic conditions.

        In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of Kroll common stock, regardless of Kroll's actual performance, and could enhance the effect of any fluctuations that do relate to its operating results.

                           FORWARD LOOKING INFORMATION

        Some statements contained in or incorporated by reference into this joint proxy statement/prospectus are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements can sometimes be identified by the use of forward-looking words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will" and similar expressions. All forward-looking statements involve risks and uncertainties. In particular, any statements regarding the timing or benefits of the merger and the value of the shares of Kroll common stock to be received by Ontrack shareholders as consideration for the merger, as well as expectations with respect to future sales and other results of operations, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond the control of Kroll and Ontrack and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect these forward-looking statements include, among other things:

        o the impact of fluctuations in the share price of shares of Kroll common stock;

        o       overall economic and business conditions;

        o       the demand for Kroll's and Ontrack's services;

        o competitive factors in the industries in which Kroll and Ontrack compete;

        o       the risk factors described above under the heading "Risk
                Factors;"

        o       changes in U.S. and non-U.S. government regulations;

        o changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

        o       results of litigation;

        o interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations;

        o economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

        o the ability of Kroll to achieve anticipated benefits in connection with the acquisition of Ontrack; and

        o the timing, impact and other uncertainties of any future acquisitions by Kroll.

        Accordingly, you should not place undue reliance on the forward-looking statements contained in this joint proxy statement/prospectus. These forward-looking statements speak only as of the date on which the statements were made. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Kroll's and Ontrack's reports and documents filed with the SEC, and you should not place undue reliance on these statements.

        All subsequent written and oral forward-looking statements attributable to Kroll or Ontrack or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Kroll nor Ontrack assumes any obligation to update any such forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus.

        For additional factors that might affect these forward-looking statements with respect to Kroll, see the factors identified under the heading "Risk Factors" in Kroll's Annual Report on Form 10-K for the year ended December 31, 2001. For additional factors that might affect these forward-looking statements with respect to Ontrack, see the factors identified under the heading "Forward-Looking Statements" in Ontrack's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, a copy of which accompanies this joint proxy statement/prospectus. See "Where You Can Find More Information" on page i.

               SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
                                KROLL AND ONTRACK

        The following information is being provided to assist you in analyzing the financial aspects of the merger.

        The selected historical financial data for Kroll for the five fiscal years ended December 31, 2001 was derived from Kroll's audited consolidated financial statements. This information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Kroll with the SEC. See "Where You Can Find More Information" on page i.

        The selected historical financial data of Ontrack for the five fiscal years ended December 31, 2001 was derived from audited financial statements of Ontrack. This information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Ontrack with the SEC. See "Where You Can Find More Information" on page i.


                                 Selected Consolidated Historical Financial Data of Kroll
                                          (in thousands, except per share data)

                                                                                      Years Ended December 31,
                                                                     -------------------------------------------------------------
                                                                       1997          1998        1999         2000         2001
                                                                     ---------    ---------    ---------    ---------    ---------
Consolidated Statement of Operations Data:

Investigations and intelligence net sales .......................... $  92,147    $ 122,852    $ 183,500    $ 201,577    $ 207,877
Information security net sales (1) .................................      --            116        4,345        4,033         --
                                                                     ---------    ---------    ---------    ---------    ---------
      Total net sales .............................................. $  92,147    $ 122,968    $ 187,845    $ 205,610    $ 207,877

      Operating income (loss) before non-recurring ................. $   5,531    $  11,106    $   9,867    $  (3,863)   $   1,023
      expenses
   Total non-recurring operating costs .............................     4,273        5,727        9,703        7,043        5,711
                                                                     ---------    ---------    ---------    ---------    ---------
      Operating income (loss) ......................................     1,258        5,379          164      (10,906)      (4,688)
   Total other expense .............................................    (1,766)        (281)      (2,473)      (2,413)      (4,301)
                                                                     ---------    ---------    ---------    ---------    ---------
      Income (loss) from continuing operations
        before provision for (benefit from) income .................      (508)       5,098       (2,309)     (13,319)      (8,989)
        taxes
Provision for (benefit from) income taxes ..........................       483        1,374       (1,105)       2,377        2,402
                                                                     ---------    ---------    ---------    ---------    ---------
      Income (loss) from continuing operations ..................... $    (991)   $   3,724    $  (1,204)   $ (15,696)   $ (11,391)
                                                                     =========    =========    =========   ==========   ==========

Earnings per Share Data:

Basic income (loss) per share from continuing ...................... $   (0.07)$       0.19    $   (0.05)  $    (0.70)   $   (0.51)
   operations
Basic weighted average shares outstanding ..........................    14,751       19,337       22,006       22,295       22,479


                                                                                      Years Ended December 31,
                                                                     -------------------------------------------------------------
                                                                       1997          1998        1999         2000         2001
                                                                     ---------    ---------    ---------    ---------    ---------
Consolidated Balance Sheet Data:

Working capital .................................................... $  38,329    $  84,890    $  62,042    $  25,714    $  43,914
Net property, plant and equipment .................................. $   7,772    $  11,420    $  21,778    $  20,272    $  16,067
Total assets  (2)................................................... $  97,236    $ 205,546    $ 257,753    $ 227,406    $ 169,786
Total debt, including current portion  (2).......................... $  31,734    $  32,439    $  63,485    $  75,350    $  21,958
Shareholders' equity ............................................... $  42,861    $ 144,496    $ 155,868    $ 116,421    $ 111,133

------------
(1) Kroll sold substantially all of its interest in its Information Security Group in 2000. See "Where You Can Find More Information".

(2) Kroll sold its Security Products and Services Group and its voice and Data Communications Group in 2001. See "Where You Can Find More Information".


           Selected Consolidated Historical Financial Data of Ontrack
                    (in thousands, except per share amounts)

                                                   Year Ended December 31,
                                                   -----------------------
Consolidated Statement of Income       1997         1998        1999         2000        2001
Data:                                  ----         ----        ----         ----        ----

Service revenues................      $ 26,689     $ 29,205    $ 31,736     $ 36,645    $ 41,402

Software revenues...............       $ 8,560      $ 6,636    $ 11,636     $ 16,286    $ 14,445

Total revenues..................      $ 35,249     $ 35,841    $ 43,372     $ 52,931    $ 55,847

Gross margin....................      $ 29,491     $ 28,512    $ 32,766     $ 39,646    $ 39,787

Operating expenses..............      $ 22,091     $ 22,531    $ 26,832     $ 33,771    $ 40,850

Operating income (loss).........       $ 7,400      $ 5,981     $ 5,934      $ 5,875    $ (1,063)

Net income......................       $ 5,656      $ 5,198     $ 4,677      $ 5,048      $  115

Net income per share - diluted..        $ 0.56       $ 0.52      $ 0.47       $ 0.48      $ 0.01


                                                           December 31,
                                                           ------------
Consolidated Balance Sheet Data:       1997         1998        1999         2000        2001
                                       ----         ----        ----         ----        ----

Cash, cash equivalents
and short-term investments......      $ 32,176     $ 33,596    $ 28,705     $ 28,176    $ 32,610

Working capital.................      $ 31,745     $ 35,914    $ 30,976     $ 36,042    $ 37,040

Total assets....................      $ 45,125     $ 46,449    $ 56,301     $ 60,688    $ 62,026

Total liabilities...............       $ 5,794      $ 3,669     $ 7,270      $ 6,017     $ 6,091

Total shareholders' equity.....       $ 39,331     $ 42,780    $ 49,031     $ 54,671    $ 55,935

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL DATA

        The following selected unaudited pro forma condensed combining financial data have been derived from and should be read together with the unaudited pro forma condensed combining financial statements and related notes on pages through . This information is based on the historical consolidated balance sheets and statements of income of Kroll and Ontrack, giving effect to the merger using the "purchase" method of accounting for business combinations. This information is for illustrative purposes only. The companies may have performed differently had they been combined for the periods presented. The selected unaudited pro forma condensed combining financial information is not necessarily indicative of the historical results that would have occurred had the companies been combined for the periods presented, or the future results that the combined company will experience after completion of the merger.


                                                  Year Ended December 31, 2001
                                                    (in thousands, except per
                                                           share data)
Statement of Operations Data:

Net Sales                                                   $ 263,724
Operating loss                                                 (5,656)
Other expenses                                                  3,123
Loss from continuing operations before
  provision for income taxes                                   (8,779)
Loss from continuing operations                               (11,181)
Loss per share from continuing operations                     $ (0.37)
Weighted average shares outstanding                            30,118


                                                     As of December 31, 2001
                                                         (in thousands)
Balance Sheet Data:

Working capital                                              $ 76,455
Total assets                                                 $319,765
Total debt, including current portion                         $21,958
Shareholders' equity                                         $250,521

                        COMPARATIVE PER SHARE INFORMATION

        The following table presents:

        o Historical income from continuing operations per share and book value per share data for Kroll and Ontrack;

        o Unaudited pro forma combined per share data of Kroll as if the merger had occurred on January 1, 2001; and

        o       Ontrack's unaudited pro forma equivalent per share data.

        The pro forma combined data has been calculated by combining the historical statement of operations and balance sheet data of Kroll and Ontrack and adjusting those figures to reflect the impact of purchase accounting by Kroll and the issuance in the merger of 7,638,748 shares of Kroll common stock. This assumption is based on an exchange ratio of 0.7389, which is calculated using an average stock price of Kroll of $16.9160, equal to the average of Kroll stock prices beginning two days before the public announcement of the merger agreement and ending two days later, and on 10,338,000 shares of Ontrack common stock outstanding at December 31, 2001. The actual exchange ratio for the merger will be determined based on the volume weighted average price of Kroll's common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting.

        The Ontrack equivalent pro forma data shows the effect of the merger from the perspective of an owner of Ontrack shares. The data was calculated by multiplying the pro forma combined data by an assumed exchange ratio of 0.7389. This exchange ratio was calculated to be the fraction of one share of Kroll common stock equal to the product of one and a fraction, the numerator of which is $12.50 and the denominator of which is an assumed average stock price of Kroll common stock of $16.9160. The actual exchange ratio for the merger will be determined as described above.

        Neither Kroll nor Ontrack paid cash dividends during the period covered by this table.


                                                                         Kroll and      Ontrack
                                                                          Ontrack      Equivalent
                                                  Kroll      Ontrack     Unaudited     Unaudited
                                                Historical   Historical   Pro Forma       Pro
                                                Per Share   Per Share   Combined Per   Forma Per
                                                   Data         Data     Share Data    Share Data
                                                ----------  ----------- ------------   ----------

At or for the year ended December 31, 2001
Income (loss) from continuing
operations per share of common stock:
  Basic .....................................   $  (0.51)    $   0.01    $  (0.37)    $  (0.27)
  Diluted ...................................   $  (0.51)    $   0.01    $  (0.37)    $  (0.27)
Book value per share of common stock(1)....     $   4.88     $   5.41    $   8.23         6.08


(1) Book value per share of common stock is computed by dividing shareholders' equity by the number of shares of common stock outstanding as of December 31, 2001. Pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding as of December 31, 2001, assuming an exchange ratio for the merger of 0.7389.

      The pro forma combined per share data does not purport to represent what Kroll's financial position or results of operations would actually have been had the merger occurred on January 1, 2001 or to project Kroll's financial position or results of operations for any future date or period. This data should be read in conjunction with the Unaudited Pro Forma Condensed Combining Financial Statements included elsewhere in this joint proxy statement/prospectus and the separate historical financial statements and notes relating to those financial statements of Kroll and Ontrack incorporated in this joint proxy statement/prospectus by reference.

                      COMPARATIVE MARKET VALUE INFORMATION

        The following table presents:

        o the closing prices per share and aggregate market value of shares of Kroll common stock and Ontrack common stock on the Nasdaq National Market, on April 1, 2002, the last trading day prior to the public announcement of the proposed merger, and on , 2002, the last trading day prior to the date of this joint proxy statement/prospectus; and

        o the value of the Kroll common stock that an Ontrack shareholder would have received for one Ontrack share and the value of the Kroll common stock that all Ontrack shareholders, in total, would have received for all Ontrack shares, assuming the merger had occurred on those dates and applying assumed exchange ratios of 0.7310 and ____.


                                                  Kroll             Ontrack            Ontrack
                                                Historical         Historical         Equivalent
                                              --------------    ---------------     --------------
On April 1, 2002
  Closing price per share of common
    stock...................................  $       17.10     $        9.71       $      12.50

  Market value of common stock(1)...........  $ 391,652,364     $ 101,598,789       $130,792,484

On _________, 2002
  Closing price per share of common
    stock...................................  $                 $                   $
  Market value of common stock(2)...........  $                 $                   $


(1) Market value based on 22,903,647 shares of Kroll common stock and 10,463,315 shares of Ontrack common stock outstanding as of April 1, 2002, excluding shares held in treasury or by subsidiaries.

(2) Market value based on ______ shares of Kroll common stock and _______ shares of Ontrack common stock outstanding as of , 2002, excluding shares held in treasury or by subsidiaries.

                ONTRACK DATA INTERNATIONAL, INC. SPECIAL MEETING

Joint Proxy Statement/Prospectus

        This joint proxy statement/prospectus is being furnished to Ontrack shareholders in connection with the solicitation of proxies by Ontrack's board of directors to adopt and approve the merger agreement and the merger.

Date, Time and Place

        The special meeting of Ontrack shareholders will be held on __________, 2002, at ________, Central Daylight Time, at ONTRACK Data International, Inc., 9023 Columbine Road, Eden Prairie, MN 55347.

Purposes of the Ontrack Special Meeting

        At the Ontrack special meeting, Ontrack shareholders will be asked to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of April 1, 2002, by and among Kroll, ODI Acquisition, a wholly-owned subsidiary of Kroll, and Ontrack, as amended, pursuant to which ODI Acquisition would be merged with and into Ontrack and Ontrack would become a wholly-owned subsidiary of Kroll. If the merger is completed, Ontrack shareholders will become Kroll shareholders. For each share of Ontrack common stock owned immediately prior to the merger, Ontrack shareholders will be entitled to receive a partial share of Kroll common stock calculated to have a value equal to $12.50 based on the volume weighted average price of Kroll common stock over a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting. If this average price is $19.3886 or more, Ontrack shareholders will receive 0.6447 of a share of Kroll common stock. If this average price is $15.8634 or less, Ontrack shareholders will receive 0.7880 of a share of Kroll common stock. However, if this average price is less than $15.8634, the Ontrack board of directors can terminate the merger agreement unless Kroll agrees to deliver to Ontrack shareholders Kroll common stock calculated to have a value equal to $12.50, based on the volume weighted average price of Kroll common stock over the period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting, for each share of Ontrack common stock.

        Ontrack shareholders will also be asked to consider and vote upon a proposal to adopt and approve the Ontrack 2001 Employee Stock Purchase Plan. If the merger is completed, the plan will be terminated and all participants will receive shares of Ontrack common stock under the plan, which will in turn automatically be exchanged for a number of shares of Kroll common stock determined on the basis of the exchange ratio provisions of the merger agreement. However, the approval of the Ontrack shareholders is necessary for the plan to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. If shareholder approval is not obtained, the plan will not qualify under Section 423, and the exercise of purchase rights to purchase shares under the plan upon completion of the merger will result in participants recognizing as ordinary income the difference between the fair market value of the stock on the date of exercise and the purchase price.

Record Date and Shares Entitled to Vote

        Only holders of record of Ontrack common stock at the close of business on the record date for the special meeting are entitled to notice of and to vote at the Ontrack special meeting. The record date has been set at ________, 2002. As of the close of business on the record date, there were ________ shares of Ontrack common stock outstanding and entitled to vote, held of record by
_________
shareholders. Ontrack has been informed, however, that there are in excess of __________ beneficial owners of Ontrack common stock. A majority, or ________ of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Ontrack shareholders are entitled to one vote for each share of Ontrack common stock held as of the record date.

Voting of Proxies

        The Ontrack proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Ontrack board of directors for use at the Ontrack special meeting. Ontrack shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Ontrack. All properly executed proxies that Ontrack receives prior to the vote at the Ontrack special meeting, and that are not revoked, will be voted at the Ontrack special meeting in accordance with the instructions indicated on the proxies. If no direction is indicated, all properly executed proxies will be voted in favor of the adoption and approval of the merger agreement and the merger and the adoption and approval of the Ontrack 2001 Employee Stock Purchase Plan.

        Ontrack does not presently intend to bring any other business before the Ontrack special meeting and, to its knowledge, no other matters will be brought before the Ontrack special meeting. If there is any other business that is properly brought before the Ontrack special meeting, however, the proxies will be voted on such matters in the judgment of the persons voting the proxies. Unless an Ontrack shareholder has given an irrevocable proxy pursuant to a voting agreement, an Ontrack shareholder may revoke a proxy at any time before it is exercised at the Ontrack special meeting by:

        o delivering to the secretary of Ontrack a written notice, bearing a date later than the date of the previous proxy, stating that the proxy is revoked;

        o signing and delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Ontrack special meeting; or

        o       attending the Ontrack special meeting and voting in person.

Vote Required

        Adoption and approval of the merger agreement and the merger by Ontrack's shareholders is required under Minnesota law. This approval requires the affirmative vote of the holders of a majority of the shares of Ontrack common stock outstanding and entitled to vote. Michael W. Rogers and John E. Pence, each of whom is a director of Ontrack, and their respective affiliates, have signed agreements, and granted irrevocable proxies to Kroll, to vote for the adoption and approval of the merger agreement and the merger. These agreements and proxies cover an aggregate of approximately 27% of the outstanding shares of Ontrack common stock. All other directors and executive officers of Ontrack, excluding Messrs. Rogers and Pence, own approximately an additional 17% of the outstanding shares of common stock. Accordingly, all directors and executive officers own an approximate total of 44% of all outstanding shares of Ontrack common stock. As of the record date and the date of this joint proxy statement/prospectus, Kroll owns no shares of Ontrack common stock. See "The Voting Agreements."

        Approval of the Ontrack 2001 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Ontrack common stock present in person or by proxy and entitled to vote at the Ontrack special meeting. The voting agreements and proxies entered into and delivered by Messrs. Rogers and Pence require them, and entitle Kroll, to vote for the adoption and approval of the plan. See "Ontrack Proposal No. 2 - Approval of the Ontrack 2001 Employee Stock Purchase Plan."

Quorum; Abstentions and Broker Non-Votes

        The required quorum for the transaction of business at the Ontrack shareholder meeting is a majority of the shares of Ontrack common stock issued and outstanding on the record date. Abstentions will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a proposal, those shares will not be considered as present and entitled to vote. Because adoption and approval of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Ontrack common stock entitled to vote on the merger agreement and merger, abstentions and broker non-votes will have the same effect as votes against the merger agreement and the merger.

        Abstentions will have the same effect as a vote against the adoption and approval of the Ontrack 2001 Employee Stock Purchase Plan, but broker non-votes will have no effect on the adoption and approval of the plan. The actions proposed in this joint proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, Ontrack shareholders are urged to return the enclosed proxy card marked to indicate their votes.

Voting Shares Held By Brokers In Street Name

        Brokers will vote shares beneficially owned by Ontrack shareholders only if Ontrack shareholders provide instructions on how to vote by following the instructions provided to them by their broker. If Ontrack shareholders do not provide their broker with voting instructions, their shares will not be voted at the Ontrack special meeting and it will have the same effect as voting against adoption and approval of the merger agreement and the merger. Broker non-votes will have no effect on the adoption and approval of the Ontrack 2001 Employee Stock Purchase Plan.

Solicitation of Proxies and Expenses

        Ontrack is soliciting proxies for the Ontrack special meeting from Ontrack shareholders and Kroll is soliciting proxies for the Kroll annual meeting from its shareholders. Each company will share equally all fees and expenses, other than their respective accountants' and attorneys' fees, incurred in relation to the filing and printing of this joint proxy statement/prospectus and the registration statement on Form S-4, of which it forms a part. Kroll has paid for the SEC registration fee with respect to this joint proxy statement/prospectus, and each party will bear the expenses of mailing this joint proxy statement/prospectus to its own shareholders. Additionally, the merger agreement provides that under certain circumstances, one party may be required to pay the expenses of the other party in connection with the merger.

        Other than the costs shared with Kroll or required to be paid by Kroll under the circumstances described in the merger agreement, Ontrack will bear the cost of soliciting of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Ontrack may solicit proxies from Ontrack shareholders by telephone, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Ontrack will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Ontrack common stock and to request authority for the exercise of proxies. In such cases, Ontrack, upon the request of the record holders, will reimburse those holders for their reasonable expenses.

Dissenters' Rights

        Ontrack shareholders are entitled to dissent from the merger and, subject to various conditions, receive cash for their Ontrack shares if the merger is completed. To do this, dissenting Ontrack shareholders must follow required procedures, which are described in detail in "The Merger - Dissenters' Rights of Ontrack Shareholders."

Ontrack Board Recommendation

        The Ontrack board of directors has determined that the merger agreement and the merger are in the best interests of Ontrack shareholders. The Ontrack board of directors has unanimously approved the terms and conditions of the merger agreement and the merger and recommends that Ontrack shareholders vote for adoption and approval of the merger agreement and the consummation of the merger. In considering this recommendation, Ontrack shareholders should be aware that some of Ontrack's directors, officers and employees will receive benefits as a result of the merger that will be in addition to or different from benefits received by Ontrack shareholders generally. See "The Merger - Interests of Ontrack's Directors, Officers and Employees in the Merger."

        The Ontrack board of directors has also unanimously approved the Ontrack 2001 Employee Stock Purchase Plan, and recommends that Ontrack shareholders vote for adoption and approval of the 2001 Employee Stock Purchase Plan.

        For information regarding instructions for the exchange of Ontrack common stock share certificates, Ontrack shareholders should read the section entitled "The Merger Agreement - Merger Consideration - Exchange of Ontrack Stock Certificates for Kroll Stock Certificates."

        The matters to be considered at the Ontrack shareholder meeting are of great importance. Accordingly, Ontrack shareholders are urged to read and carefully consider the information presented and incorporated by reference in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

        Ontrack shareholders should not send any stock certificates with their proxy cards.

                            KROLL INC. ANNUAL MEETING

Joint Proxy Statement/Prospectus

        This joint proxy statement/prospectus is being furnished to Kroll shareholders in connection with the solicitation of proxies by Kroll's board of directors to approve the issuance of shares of Kroll common stock in the proposed merger and to vote on the other matters listed below.

Date, Time and Place

        The annual meeting of Kroll shareholders will be held on   , 2002,
at   , Eastern Daylight Time, at .

Purpose of the Kroll Annual Meeting

        At the Kroll annual meeting, Kroll shareholders will consider and vote upon the following proposals:

        1. to approve the issuance of Kroll common stock in connection with the merger. The merger is conditioned on the approval of this proposal by Kroll shareholders;

        2.  to elect seven directors of Kroll;

        3. to approve and adopt the Kroll Amended and Restated Employee Stock Purchase Plan;

        4. to approve and adopt an amendment to Kroll's 1996 Stock Option Plan to increase the number of shares of common stock available for the grant of options under the plan;

        5. to adopt the Agreement and Plan of Merger, dated April 25, 2002, by and between Kroll and Kroll Inc., a Delaware corporation and wholly-owned subsidiary of Kroll, under which Kroll will be reincorporated in Delaware; and

        6. to ratify the appointment of Deloitte & Touche LLP as independent public accountants for Kroll for the fiscal year ending December 31, 2002.

Record Date; Voting Rights; Quorum; Required Vote

        Only holders of record of Kroll common stock at the close of business on ________, 2002, the record date for the Kroll annual meeting, are entitled to receive notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        On the record date, shares of Kroll common stock were outstanding, excluding shares held in treasury, and were held by approximately holders of record. Each share of Kroll common stock is entitled to one vote per share on any matter that properly comes before the annual meeting. Holders of a majority of the issued and outstanding shares of Kroll common stock entitled to vote must be present at the annual meeting, in person or by proxy, to constitute a quorum to transact business at the annual meeting.

        Approval of the issuance of shares of Kroll common stock in the merger requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of Kroll. The election of directors requires the affirmative vote of a plurality of the votes cast at the meeting. Kroll's common stock has no cumulative voting rights. Approval and adoption of the Amended and Restated Employee Stock Purchase Plan, the amendment to the 1996 Stock Option Plan and the ratification of Deloitte & Touche as Kroll's independent public accountants each requires the affirmative vote of a majority of the votes actually cast at the annual meeting. Adoption of the Agreement and Plan of Merger providing for the reincorporation of Kroll in Delaware requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of Kroll.

Share Ownership and Voting Power of Management

        On the record date, the directors and officers of Kroll, including their affiliates, held a total of _____ shares of Kroll common stock or approximately __% of the shares of Kroll common stock then outstanding. Kroll currently expects that its directors and officers will vote all of these shares in favor of: (1) approval of the issuance of shares of Kroll common stock in the merger,
(2) the election of the seven directors proposed by Kroll, (3) approval and adoption of the Amended and Restated Employee Stock Purchase Plan, (4) approval and adoption of the amendment to the 1996 Stock Option Plan, (5) adoption of the Agreement and Plan of Merger, dated April 25, 2002, by and between Kroll and Kroll Inc., a Delaware corporation and wholly-owned subsidiary of Kroll, under which Kroll will be reincorporated in Delaware and (6) ratification of the appointment of Deloitte & Touche LLP as independent public accountants for Kroll for the fiscal year ending December 31, 2002.

Recommendation of the Board of Directors of Kroll

        Kroll's board of directors has unanimously approved the issuance of Kroll common stock in the merger. The Kroll board has determined that this proposal is advisable and in the best interests of Kroll and its shareholders and unanimously recommends that Kroll shareholders vote to approve it. See "Recommendation of the Board of Directors of Kroll; Reasons of Kroll for the Merger" beginning on page.

        Kroll's board of directors has unanimously approved the slate of seven nominees proposed for election to the Kroll board of directors and unanimously recommends that Kroll shareholders vote to elect them. See "Kroll Proposal No. 2
- Election of Directors."

        Kroll's board of directors has unanimously approved the Amended and Restated Employee Stock Purchase Plan and unanimously recommends that Kroll shareholders vote to approve and adopt the plan. See "Kroll Proposal No. 3 - Approval of Kroll's Amended and Restated Employee Stock Purchase Plan."

        Kroll's board of directors has unanimously approved the amendment to the 1996 Stock Option Plan that increases the number of shares of common stock available for grant under the plan and unanimously recommends that Kroll shareholders vote to approve and adopt the amendment. See "Kroll Proposal No. 4
- Approval of Amendment to Kroll's Stock Option Plan."

        Kroll's board of directors has unanimously approved the Agreement and Plan of Merger, dated April 25, 2002, by and between Kroll and Kroll Inc., a Delaware corporation and wholly-owned subsidiary of Kroll, under which Kroll will be reincorporated in Delaware and unanimously recommends that Kroll shareholders vote to adopt the reincorporation merger agreement. See "Kroll Proposal No. 5 - Approval of Agreement and Plan of Merger to Reincorporate in Delaware."

        Kroll's board of directors has unanimously approved the appointment of Deloitte & Touche LLP as Kroll's independent public accounts for the fiscal year ending December 31, 2002 and unanimously recommends that Kroll shareholders vote to ratify this appointment. See "Kroll Proposal No. 6 - Ratification of Appointment of Independent Public Accountants."

Voting and Revocation of Proxies; Shares Held in "Street Name"

        Kroll shareholders may vote their Kroll shares by attending the Kroll annual meeting and voting their shares in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. If a written proxy card is signed by a Kroll shareholder and returned without instructions, the shares represented by the proxy will be voted FOR the proposals of the Kroll annual meeting.

        Kroll shareholders that have questions or requests for assistance in completing and submitting proxy cards should contact the General Counsel of Kroll, at the following address and telephone number:

                      Kroll Inc.
                      900 Third Avenue
                      New York, New York  10022
                      Attention: Sabrina Perel, Vice President, General
                                 Counsel and Secretary
                      Phone No.: (212) 593-1000

        Votes cast by proxy or in person at the Kroll annual meeting, will be tabulated and will determine whether or not a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Because approval of the issuance of shares in connection with the merger and approval and adoption of the Agreement and Plan of Merger providing for the reincorporation of Kroll in Delaware each requires the affirmative vote of a majority of shareholders entitled to exercise a majority of the voting power of Kroll, abstentions and broker non-votes will have same effect as negative votes. Because the election of directors requires the affirmative vote of a plurality of the votes cast at the meeting, abstentions and broker non-votes will not affect the outcome of this election. Because approval and adoption of the amendment to the 1996 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan and ratification of Deloitte & Touche as Kroll's independent public accountants each requires the vote of a majority of the votes actually cast at the annual meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on these matters.

        Kroll shareholders who hold their Kroll shares in "street name," meaning in the name of a bank, broker or other record holder, must either direct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the Kroll annual meeting.

        Under the applicable rules of the Nasdaq National Market, brokers who hold shares in street names for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote those customers' shares with respect to the matters to be voted on at the Kroll annual meeting in the absence of specific instructions from the customer. Brokers are also required to request these instructions from beneficial owners of Kroll shares.

        All properly delivered proxies that are not revoked will be voted at the annual meeting as instructed on those proxies. A shareholder who delivers a proxy may revoke it at any time before it is voted, by:

        o       delivering a proxy bearing a later date;

        o giving written notice of revocation to any of the persons named as proxies or to Kroll addressed to the Secretary; or

        o       attending the special meeting and voting in person.

        The Kroll board of directors is unaware of any other matters that properly may be presented for action at the Kroll annual meeting. However, if other matters do come before the annual meeting or any adjournment or postponement of the annual meeting, proxies will be voted on those matters in accordance with the discretion of the proxies.

Solicitation of Proxies

        Kroll may use its directors, officers and employees to solicit proxies. These people will not receive any additional compensation for their services, but will be reimbursed for their out-of-pocket expenses. Kroll will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of the proxy soliciting material to the beneficial owners of Kroll common stock and in obtaining voting instructions from those owners. Kroll and Ontrack will share equally in the expenses of printing this joint proxy statement/prospectus, but Kroll will pay the expenses of mailing this joint proxy statement/prospectus to Kroll shareholders.



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

                                   THE MERGER

General

        This section, together with the following section, describes the material aspects of the proposed merger, including the merger agreement, as amended. These discussions are qualified in their entirety by reference to the merger agreement, which we have attached as Annex A-1 to this joint proxy statement/prospectus, and the amendment to the merger agreement, which we have attached as Annex A-2 to this joint proxy statement/prospectus, and to the other agreements and documents that are discussed in this joint proxy statement/prospectus and that are filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part. You should read the merger agreement, as amended, in its entirety as it is the legal document that governs the merger.

Background of the Merger

        From mid-1998 through late 1999, Ontrack's management and board of directors considered strategic partnerships and business combinations, as well as the merits of operating as a stand alone company, as alternatives to enhance shareholder value.

        From June through August 1999, representatives of Kroll and representatives of Ontrack spoke several times about the possibility of a joint marketing venture. These conversations did not result in an agreement. In July and August 1999, Mr. Michael W. Rogers, then President and Chief Executive Officer of Ontrack, and Jules B. Kroll, then Chairman of the Board and Co-Chief Executive Officer of Kroll, discussed the potential interests of the two companies in a strategic relationship, including a possible business combination transaction. None of these discussions resulted in an agreement.

        In late 1999, Ontrack signed a merger agreement with Legato Systems, Inc., of Palo Alto California, California and then terminated the agreement in January 2000 immediately following Legato's announcement that it would restate its results of operations for the third quarter of 1999 and the resulting significant decline in the value of Legato common stock.

        In May 2001, Ontrack engaged RBC Dain Rauscher Inc., a member company of RBC Capital Markets, to explore strategic alternatives to enhance shareholder value and improve shareholder liquidity. RBC and Ontrack identified several potential strategic and financial partners, including potential acquirors and acquisition candidates. At various times thereafter, Ontrack and RBC entered into confidentiality agreements with and had discussions with many of these candidates. However, prior to October 2001, such discussions were preliminary in nature.

        On August 24, 2001, Michael Beber, Executive Vice President of Strategic Development of Kroll, called Tony S. Cueva, Vice President North American Sales of Ontrack, to determine if Ontrack would be interested in reinitiating discussions regarding strategic opportunities or transactions between the two companies. Mr. Cueva indicated that Ben F. Allen, Ontrack's new President and Chief Executive Officer, was interested in exploring opportunities with companies that could give Ontrack more exposure to law firm clients and suggested that Mr. Beber contact Mr. Allen directly.

        In mid-September 2001, Mr. Beber and Mr. Allen had a telephone conversation about possible strategic opportunities.

        On October 1, 2001, Messrs. Allen and Cueva met with Mr. Beber, Tim Mitchell, Director of Strategic Alliances of Kroll, and Harry Schessel, then the practice leader for Kroll's technology services group, in Eden Prairie to discuss strategic opportunities between the two companies. They also discussed the possibility of a business combination between the two companies, and agreed that Mr. Allen and Mr. Beber would have discussions with members of management of Ontrack and Kroll to determine whether there was any interest in pursuing a possible business combination.

        On October 10, 2001, Mr. Allen and Mr. Beber had a telephone conversation in which they agreed to explore, in greater detail, the possibility of a business combination.

        On October 12, 2001, Kroll and Ontrack executed a confidentiality agreement.

        On October 22, 2001, the Ontrack board held a regular meeting at which Mr. Allen, Mr. Skiba, Mr. Bujan, Mr. Rogers and attorneys from Robins, Kaplan, Miller & Ciresi L.L.P., outside legal counsel to Ontrack, were present. Mr. Rogers updated the board of directors regarding the status of discussions with Kroll, provided the board with an overview of the business and operations of Kroll, and discussed the status of other possible strategic partners or financial buyers.

        On November 1 and 2, 2001, Mr. Rogers, Roger D. Shober, a director of Ontrack, Mr. Allen, Thomas P. Skiba, Vice President and Chief Financial Officer of Ontrack, John M. Bujan, Senior Vice President, Strategic Planning and Corporate Development and Secretary of Ontrack, and Steve P. O'Donnell from RBC met with Mr. Kroll, the Executive Chairman of Kroll, Michael G. Cherkasky, President and Chief Executive Officer of Kroll, Mr. Beber and Mr. Mitchell to discuss the strategic fit of the companies and the potential opportunities that might result from a business combination.

        On November 6, 2001, Mr. O'Donnell and Ms. Angela M. Busch from RBC and Mr. Beber had a telephone conversation to determine an agenda for a conference call between Ontrack, RBC and Kroll scheduled for November 8, 2001.

        Also on November 6, 2001, the Ontrack board met telephonically to, among other matters, obtain an update from Mr. Rogers regarding discussions with Kroll.

        On November 8, 2001, Mr. Rogers, Mr. Allen, Mr. Skiba, Mr. Bujan, Mr. O'Donnell and Ms. Busch had a conference call with Mr. Cherkasky, Mr. Beber and Mr. Mitchell to confirm their mutual interest in advancing their discussions and to determine a timeline for further due diligence, beginning negotiations and related actions.

        In November 2001, Kroll and Ontrack exchanged preliminary due diligence requests and provided requested information and documents.

        On November 15, 2001, Kroll retained Morgan Lewis Githens & Ahn as its financial advisor in connection with its proposed acquisition of Ontrack.

        On November 19, 2001, Kroll retained Torys LLP to act as its outside counsel in connection with its proposed acquisition of Ontrack.

        On November 20, 2001, Mr. Beber and Michael Petrullo, Acting Chief Financial Officer, Vice President and Controller of Kroll met with representatives from Morgan Lewis Githens & Ahn to review a proposed transaction with Ontrack and negotiating strategies.

        On November 26 and 27, 2001, Mr. Beber, Mr. Mitchell and Mr. Petrullo and representatives of Morgan Lewis Githens & Ahn, met with Messrs. Rogers, Allen and Skiba and representatives of RBC in Eden Prairie to conduct preliminary due diligence on Ontrack and Kroll.

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

        In early December, 2001, Ontrack provided to Kroll a list of terms for an acquisition proposal that Ontrack would be willing to consider.

        On December 4 and 5, 2001, senior managers and officers of Kroll met with representatives of Morgan Lewis Githens & Ahn and Torys to discuss a structure for a proposed acquisition of Ontrack, including pricing, structure and negotiating approach.

        On December 5, 2001, the Ontrack board met telephonically to, among other matters, obtain an update from Mr. Rogers regarding RBC's exploration of various strategic alternatives.

        On December 10, 2001, the Kroll board of directors held a regularly scheduled meeting. Mr. Cherkasky and Mr. Kroll, who are also directors of Kroll, discussed with the board the business of Ontrack and the benefits to Kroll and its shareholders of a business combination with Ontrack. Management advised the Kroll board of directors that they would continue to pursue a transaction with Ontrack and would keep the board apprised of their progress.

        On December 11, 2001, Mr. Beber delivered to RBC a written proposal on behalf of Kroll to acquire Ontrack, which, among other provisions, provided for a proposed per share purchase price of approximately $7.50.

        On December 11, 2001, Ms. Busch telephoned Mr. Beber and Dennis Galgano of Morgan Lewis Githens & Ahn to inform them that Ontrack considered Kroll's offer inadequate.

        On December 12, 2001, Mr. Beber submitted a revised proposal on behalf of Kroll, which, among other provisions, provided for a proposed per share purchase price of approximately $8.78.

        On December 14, 2001, Mr. O'Donnell and Ms. Busch telephoned Mr. Beber and Mr. Galgano to discuss the potential terms of a possible business combination.

        On December 15, 2001, the Ontrack board of directors met with Messrs. Allen, Skiba, Bujan and Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi to obtain an update on the status of negotiations.

        On December 17, 2001, representatives of RBC approached a number of potential financial buyers to determine whether there was any interest in a possible acquisition of Ontrack.

        On December 18, 2001, Mr. O'Donnell, Ms. Busch, Mr. Beber and Mr. Galgano discussed the terms of the proposed business combination between Kroll and Ontrack via email and telephone. The terms discussed included a proposed per share purchase price of approximately $9.25. Similar communications between these parties occurred on December 21, 2001 and included a proposed per share purchase price of approximately $9.50.

        On December 22, 2001, the Ontrack board met with Messrs. Allen, Skiba, Bujan and Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi to obtain an update on the status of negotiations.

        On December 24, 2001, Ms. Busch and Mr. Galgano had multiple telephone conferences to discuss various terms of the proposed transaction.

        On December 28, 2001, the Ontrack board met with Messrs. Allen, Skiba, Bujan and Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi to obtain an update on the status of negotiations and determine a timeline for further negotiations and related actions.

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

        Also on December 28, 2001, Mr. Allen, Mr. Skiba and representatives of RBC met with representatives of a potential financial buyer to give a presentation regarding Ontrack.

        On January 3 and 4, 2002, there were multiple telephone conferences between Mr. Allen, Ms. Busch, Mr. Beber and Mr. Galgano to discuss Ontrack's 2002 budget and forecast.

        From January 8 to January 11, 2002 and from January 14 to January 16, 2002, representatives of Kroll and attorneys from Torys conducted due diligence of Ontrack at Ontrack's headquarters in Eden Prairie and the offices of Robins, Kaplan, Miller & Ciresi in Minneapolis. On January 9 and 10, 2002, a representative from Morgan Lewis Githens & Ahn also conducted due diligence of Ontrack in Eden Prairie and Minneapolis.

        On January 8, 2002, representatives of the financial buyer met with Mr. Allen, Mr. Skiba, and representatives of RBC in Eden Prairie for the purpose of conducting their due diligence investigation. On January 9, 2002, Mr. Rogers and representatives of RBC met with representatives of the financial buyer in Eden Prairie to continue due diligence and discussions regarding a possible acquisition of Ontrack.

        On January 9, 2002, Mr. Allen met with Mr. Mitchell and Henry Kupperman, manager for the U.S. Western Region operations of Kroll, in the Los Angeles office of Kroll to discuss the proposed business combination. Mr. Allen also met with Mr. Cherkasky in Los Angeles to discuss the proposed business combination.

        On January 10, 2002, Mr. Rogers and Mr. Kroll met in New York City to discuss the strategic fit of Kroll and Ontrack and the potential value of a combined entity.

        On January 11, 2002, Mr. Rogers and representatives of RBC met with representatives of a potential financial buyer telephonically to discuss a possible acquisition of Ontrack. The financial buyer submitted a written proposal reflecting a proposed purchase price of $9.00 per share, subject to securing financing and other significant conditions. Also on January 11, 2002, the Ontrack board of directors met telephonically with Messrs. Allen, Skiba, Bujan and Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi to discuss whether to continue discussions with the financial buyer.

        On January 11, 2002, Torys delivered to Robins, Kaplan, Miller & Ciresi, a draft merger agreement, which was discussed between the two law firms but not revised.

        On January 14, 2002, Mr. Allen met with Michael Pace, manager for U.S. Central Region operations of Kroll and Mr. Mitchell in Chicago to discuss the proposed business combination.

        On January 15, 2002, Mr. Allen met with Mr. Mitchell and Mr. Howard Silverstone, a principal of Kroll Lindquist Avey Inc., in Philadelphia to discuss the proposed business combination.

        Also on January 15, 2002, representatives of RBC called representatives of the financial buyer to inform them that Ontrack considered their indication of interest inadequate.

        On January 16, 2002, Mr. Allen and Mr. Cueva met with Mr. Mitchell, Michael Shmerling, Executive Vice President and Chief Operating Officer of Kroll, and Robert Viteretti, co-manager for U.S. Eastern Region operations of Kroll, in New York to discuss the proposed business combination.

        On January 17, 2002, Mr. Skiba, Ms. Busch, Mr. Beber, Mr. Petrullo and Mr. Galgano had a telephone conference to discuss the financial condition and performance of Kroll.

        On January 23, 2002, the Ontrack board met telephonically with Messrs. Allen, Skiba, Bujan and Fabel and an attorney from Robins, Kaplan, Miller & Ciresi. Dr. White was unable to attend. The board discussed potential implications of the planned press release regarding preliminarily expected fourth quarter earnings. Later on January 23, 2002, Ontrack issued a press release announcing its preliminarily expected fourth-quarter 2001 earnings. Between January 23 and January 25, 2002, following the issuance of this press release, the stock price of Ontrack common stock increased from $7.65 to $10.17.

        On January 28, 2002, the Ontrack board met telephonically with Messrs. Allen, Skiba, Bujan and Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi to discuss the status of negotiations with Kroll and Ontrack's recent stock performance.

        On January 30, 2002, the Ontrack board held a meeting at which representatives of RBC and Robins, Kaplan, Miller & Ciresi were present. The board discussed the proposed business combination and Ontrack's recent stock performance, noting that Ontrack common stock was now trading at prices above the proposed purchase price of $9.50.

        On January 31, 2002, Mr. Allen called Mr. Cherkasky to discuss the proposed business combination and, as a result, the parties agreed to terminate negotiations.

        On February 6, 2002, Ontrack held an investor conference call, in which Ontrack provided guidance for its results of operations in the first quarter of 2002 and the year ending December 31, 2002.

        In February 2002, Morgan Lewis Githens & Ahn performed a detailed analysis of Ontrack's performance relative to its stock price. Based on this analysis, Morgan Lewis Githens & Ahn met with Messrs. Cherkasky, Kroll, Beber and Petrullo to discuss Kroll's options and alternatives regarding Ontrack.

        In early March 2002, Mr. Cherkasky contacted Mr. Allen to inform him that Kroll was interested in reinitiating negotiations on new terms, including an increased per share purchase price, without, however, specifying the exact per share price.

        On March 8, 2002, Mr. Cherkasky contacted Mr. Allen by telephone to reinitiate negotiations, including providing a proposed per share purchase price range of $12.00 to $12.50, subject to various conditions.

        On March 13, 2002, Ms. Busch discussed the terms of a proposed business combination with Mr. Galgano by email and telephone.

        On March 14, 2002, the Ontrack board met with Messrs. Allen, Skiba, Fabel and Bujan and representatives of RBC and Robins, Kaplan, Miller & Ciresi to obtain an update on the status of negotiations.

        On March 19, 2002, the Kroll board of directors held a regularly scheduled meeting at which representatives of Morgan Lewis Githens & Ahn were present. Mr. Cherkasky discussed with the board the status of negotiations with Ontrack and gave an additional presentation of the benefits to Kroll and its shareholders of a transaction with Ontrack. Representatives of Morgan Lewis Githens & Ahn gave a presentation to the board regarding its evaluation of Ontrack. After discussion, the Kroll board of directors authorized management to continue to pursue the acquisition of Ontrack, including further due diligence of Ontrack and negotiating terms of a proposed agreement.

        Beginning on March 19, 2002, attorneys from Robins Kaplan Miller & Ciresi and Torys negotiated the merger agreement and related documents.

        On March 20, 2002, the Ontrack board held a meeting at which Mr. Allen, Mr. Skiba, Mr. Bujan and Mr. Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi were present. Mr. Allen discussed with the board the status of negotiations with Kroll, including a proposal by Kroll to

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

acquire Ontrack at a per share purchase price of approximately $12.50, subject to a collar. Representatives of RBC gave a presentation to the board regarding its evaluation of the proposed purchase price. After discussion, the Ontrack board authorized management to continue to pursue the transaction, including further due diligence of Kroll and negotiating the terms of a proposed agreement.

        On March 21 and 22, 2002, Mr. Skiba and representatives of RBC met with representatives of Kroll and Morgan Lewis Githens & Ahn in New York City to conduct further due diligence on Kroll.

        On March 22, 2002, representatives of Ontrack and an attorney from Robins, Kaplan, Miller & Ciresi conducted due diligence on Kroll in New York.

        On March 23, 2002, representatives of Ontrack and an attorney from Robins, Kaplan, Miller & Ciresi met with Sabrina H. Perel, Vice President, General Counsel and Secretary of Kroll, and an attorney from Torys in New York to conduct further due diligence on Kroll.

        On March 25, 2002, Kroll engaged Morgan Lewis Githens & Ahn to render a fairness opinion regarding the acquisition of Ontrack.

        On March 26 and 27, 2002, Mr. Cherkasky and Mr. Petrullo met telephonically with the Ontrack board. Mr. Cherkasky, Mr. Petrullo and Mr. Mitchell also met with Ontrack management in Eden Prairie regarding the proposed business combination.

        On March 27, 2002, the Ontrack board met with Mr. Allen, Mr. Skiba, Mr. Bujan, Mr. Fabel and representatives of RBC and Robins, Kaplan, Miller & Ciresi to obtain an update on negotiations and to discuss the results of Ontrack's due diligence efforts.

        On March 29, 2002, the Kroll board of directors held a special meeting to consider the merger agreement and the merger, at which representatives of Torys and Morgan Lewis Githens & Ahn were present. Mr. Kroll and Mr. Cherkasky reiterated a discussion of the business of Ontrack and the benefits to Kroll and its shareholders of the acquisition of Ontrack. Representatives of Torys gave a presentation regarding the terms and conditions of the merger agreement and related documents. Representatives of Morgan Lewis Githens & Ahn gave a presentation that included the delivery of its oral opinion, which was later confirmed in writing, that as of that date and based on and subject to the matters described at the meeting, the consideration to be offered by Kroll in the merger was fair from a financial point of view to the holders of Kroll common stock. After the discussion of the terms of the merger agreement and the presentation of Morgan Lewis Githens & Ahn, the Kroll board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

        On April 1, 2002 the Ontrack board of directors held a special meeting to consider the merger agreement and the merger, at which certain executive officers of Ontrack and representatives of RBC and Robins, Kaplan, Miller & Ciresi were present. Mr. Allen discussed the business of Kroll and the benefits to Ontrack and its shareholders of a transaction with Kroll. Representatives of Robins, Kaplan, Miller & Ciresi gave a presentation regarding the terms and conditions of the merger agreement and related documents. RBC rendered its oral opinion, subsequently confirmed in writing, that, as of that date and subject to the assumptions, qualifications and limitations to be set forth in its written opinion, the per share merger consideration under the exchange ratio provisions of the merger agreement was fair, from a financial point of view, to the holders of Ontrack common stock. See Annex B for the full text of the written opinion. Following these events, the Ontrack board of directors unanimously approved the merger agreement and the merger.

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

        On April 1, 2002, Morgan Lewis Githens & Ahn reaffirmed to Kroll the fairness opinion delivered on March 29, 2002.

        On April 1, 2002, after the Nasdaq National Market closed, representatives of Ontrack and Kroll executed the merger agreement, appropriate shareholders executed the voting agreements and proxies and certain employees of Ontrack executed employment agreements. On the morning of April 2, 2002, Kroll and Ontrack each issued a press release announcing the signing of a merger agreement for the acquisition of Ontrack.

Recommendation of the Board of Directors of Ontrack; Reasons of Ontrack for the Merger

        Ontrack's board of directors has unanimously approved the merger agreement and the merger as fair to, and in the best interests of, Ontrack and its shareholders and unanimously recommends that Ontrack shareholders vote for the approval and adoption of the merger agreement.

        In making its decision, the board of directors consulted with its legal and financial advisors and considered a number of factors, as described below. The Ontrack board of directors' decision to approve the merger agreement and the merger was based in significant part upon its evaluation of Kroll, its assessment of the strategic benefits of the merger and the fact that the consideration to be received by Ontrack shareholders in the transaction was fair from a financial point of view. Strategic benefits of the merger that the Ontrack board of directors believes will contribute to the success of the combined entity include:

        o       the opportunity to benefit from Kroll's greater size; and

        o the opportunity for improved revenue prospects with the addition of new customers and the ability to obtain greater revenue from existing customers.

        The Ontrack board of directors further evaluated the merits of Kroll common stock and concluded that shares of Kroll common stock:

        o       have appreciation potential in the long term; and

        o represent a more liquid investment than Ontrack common stock and provide greater market capitalization as compared to that of Ontrack's common stock and, as a consequence, provide a greater opportunity to Ontrack's larger shareholders, including members of the board of directors, to diversify their holdings.

        In the course of its deliberations, the Ontrack board of directors reviewed with Ontrack's management a number of other factors important to the merger, including:

        o the fact that the merger would provide Ontrack's shareholders approximately a 27% premium compared to the closing price of Ontrack common stock on March 28, 2002, the last trading day before the board meeting;

        o the fact that the exchange ratio represents an increase in the volume weighted average price-based value of Kroll common stock to be received by Ontrack shareholders from Kroll's December 2001 proposed exchange ratio;

        o the price to be paid per share of Ontrack common stock under the exchange ratio provisions of the merger agreement, and the relationship between the market value of Kroll common stock to be issued in exchange for each share of Ontrack common stock and a comparison of comparable merger transactions;

        o financial analysis and other information with respect to the companies presented by RBC in a presentation to the Ontrack board of directors, including RBC's opinion that, as of April 1, 2002 and subject to the assumptions, qualifications and limitations set forth in its written opinion, the per share merger consideration under the exchange ratio provisions of the merger agreement was fair, from a financial point of view, to the holders of Ontrack common stock;

        o the likelihood of realizing superior benefits through alternative business strategies, including remaining an independent company and continuing to execute on its existing business plan;

        o historical information concerning Kroll's business, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year filed with the SEC;

        o Ontrack management's view of the financial condition, results of operations and business of Kroll before and after giving effect to the merger;

        o current financial market conditions and historical market prices, volatility and trading information with respect to Ontrack common stock and Kroll common stock;

        o the board's view that the transaction structure would allow Ontrack shareholders to participate in the potential upside of the combined company;

        o the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable;

        o the terms of the voting agreements and proxies under which holders of approximately 27% of Ontrack's outstanding common stock have committed, and have granted irrevocable proxies to Kroll, to vote in favor of the merger agreement and the merger;

        o       that Mr. Allen will join Kroll's board of directors;

        o that Kroll will continue to operate and grow Ontrack's business as a separate division;

        o       the expected tax treatment of the merger;

        o       the impact of the merger on Ontrack's customers and employees;
                and

        o discussions with management and financial and legal advisors as to the results of the due diligence investigation of Kroll's business.

        Ontrack's board of directors believed that these factors, including the board's review of the terms of the merger agreement, supported the board's recommendation of the merger when viewed with the risks and potential benefits of the merger.

        The Ontrack board of directors also considered risks arising in connection with the merger, including:

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

        o the potential disruption of Ontrack's business that might result from employee and customer uncertainty and lack of focus following announcement of the merger;

        o the risk associated with receiving Kroll common stock, including the risk that its value might diminish and the potential impact on Kroll's stock price as a result of sales of Kroll stock by Ontrack shareholders, including Ontrack affiliates, following the merger;

        o       the possibility that the merger might not be completed;

        o the risk that Kroll might fail to meet projected growth rates and analyst expectations and that Kroll's stock price might decline substantially prior or subsequent to closing;

        o the effects of the public announcement of the merger on Ontrack's sales and operating results, Ontrack's ability to attract and retain key management, marketing and technical personnel and the progress of certain of its development projects;

        o the risk that the announcement of the merger could result in decisions by customers to cancel or delay purchases of products or services of Ontrack or Kroll;

        o the risk associated with attempting to integrate Kroll's operations, products and services with Ontrack's operations, products and services, including the risk that the benefits sought to be achieved by the merger will not be achieved;

        o the risks associated with entering into a non-solicitation agreement with Kroll regarding potential alternative transactions;

        o the risks associated with agreeing to a break-up fee of $4,200,000 payable to Kroll under certain circumstances and the potential effect of the termination fee in discouraging competing offers to acquire Ontrack, although the board of directors did not believe that any competing offer would be forthcoming;

        o the risks associated with Messrs. Rogers and Pence entering into the voting agreements and proxies and the potential effects on the ability to enter into and consummate other acquisition proposals;

        o the fact that directors, officers and employees of Ontrack will receive benefits that are greater than or in addition to those received by Ontrack shareholders generally; and

        o       other risks described under the caption "Risk Factors".

        In the view of the Ontrack board of directors, these risks were not sufficient, either individually or in the aggregate, to outweigh the advantages of the proposed merger in the manner in which it was proposed. In addition, in the view of the Ontrack board of directors, the inclusion of the non-solicitation agreement, termination fee and the voting agreements and proxies, together with the limited circumstances under which Ontrack could consider and negotiate other acquisition proposals, was consistent with the exercise of their fiduciary obligations under applicable law. These provisions were a condition to Kroll's agreeing to enter into the proposed transaction.

        The foregoing discussion of the information and factors considered by the Ontrack board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the Ontrack board of directors. In view of the wide variety of factors, both positive and negative, considered

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

by the Ontrack board of directors, the Ontrack board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered or necessarily reach a conclusion as to these factors. Based on the totality of the information and factors considered, the Ontrack board of directors believed and continues to believe that the merger is in the best interests of Ontrack and its shareholders and continues to recommend approval and adoption of the merger agreement and the merger.

Opinion of Financial Advisor to Ontrack

        On April 1, 2002, RBC Dain Rauscher Inc., a member company of RBC Capital Markets, rendered its written opinion to Ontrack's board of directors that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the per share merger consideration, as defined below, was fair, from a financial point of view, to the holders of Ontrack's common stock. The full text of the opinion of RBC is attached to this joint proxy statement/prospectus as Annex B and this summary of the opinion is qualified in its entirety by reference to the full text of the opinion by RBC. Ontrack shareholders are urged to read the opinion of RBC carefully and in its entirety.

        RBC's opinion was provided for the information and assistance of Ontrack's board of directors in connection with its consideration of the merger. The terms of the merger agreement and exchange ratio in the merger, however, were determined through negotiations between Ontrack and Kroll, and were approved by Ontrack's board of directors.

        RBC's opinion does not address the relative merits of the merger as compared to other transactions or business strategies that might be available to Ontrack, nor does it address the underlying business decision of Ontrack's board of directors to engage in the merger. RBC's opinion and presentation to Ontrack's board of directors were only two of many factors taken into consideration by Ontrack's board of directors in making its determination to approve the merger agreement. RBC's opinion does not constitute a recommendation to Ontrack shareholders as to how they should vote with respect to the merger.

        RBC's opinion addresses solely the fairness, from a financial point of view, of the per share merger consideration to the holders of Ontrack's common stock and does not address any other terms or agreements related to the merger. As used in this section and the opinion of RBC, the term "per share merger consideration" refers to the amount of Kroll common stock that each share of Ontrack common stock will be converted into at the closing of the merger under the exchange ratio provisions of the merger agreement, which are described in "The Merger Agreement - Merger Consideration."

        In rendering its opinion, and after discussions with the management of each of Ontrack and Kroll, RBC assumed that each company would perform substantially in accordance with publicly available institutional investment research estimates, although RBC did not express any opinion as to the actual estimates or the assumptions on which they were based. In addition, after discussions with Kroll's management, RBC assumed that the mean estimates for 2002 contained in Kroll's publicly-available February 26, 2002 investor presentation were reasonably prepared on a basis that reflected the best currently available estimates and judgments of Kroll's management as to Kroll's financial performance for the balance of 2002. RBC did not express any opinion as to these estimates and judgments or the assumptions on which they were based.

        In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating, and other information provided to it by Ontrack and Kroll, including, without limitation, the financial statements and related notes of Ontrack and Kroll. RBC did not assume responsibility for independently verifying and did not independently verify this information. RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the respective assets or liabilities of Ontrack or Kroll, and RBC was not furnished with any valuations or appraisals of these types. In addition, RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Ontrack or Kroll. Likewise, RBC was not asked to, and did not consider, the possible effects of any litigation or other legal claims.

        In rendering its opinion, RBC assumed that the merger would be accounted for by Kroll as a purchase transaction under generally accepted accounting principles and would qualify as a tax-free reorganization for U.S. federal income tax purposes. RBC also assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement, and that all conditions to the consummation of the merger would be satisfied without waiver. In addition, in arriving at its opinion, RBC assumed that, in the course of obtaining the necessary regulatory approvals for the merger, no restrictions, including any divestiture requirements, will be imposed that would have a material effect on the combined company.

        The opinion of RBC speaks only as of the date it was rendered, is based on the conditions as they existed, and information which it was supplied, as of March 28, 2002 (the last trading day preceding the finalization of its analysis), and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date.

        The opinion of RBC addresses solely the fairness of the per share merger consideration, from a financial point of view, to the holders of Ontrack's common stock. The opinion does not in any way address other merger terms or arrangements, including, without limitation, the financial or other terms of any voting or employment agreement. RBC did not express any opinion as to the prices at which Ontrack's or Kroll's common stock have traded or may trade following the announcement or consummation of the merger.

        In arriving at its opinion, RBC:

        o reviewed the financial terms of the draft dated April 1, 2002 of the merger agreement;

        o reviewed and analyzed certain publicly available financial and other data with respect to Ontrack and Kroll and certain other relevant historical operating data relating to Ontrack and Kroll made available to RBC from published sources and from the internal records of Ontrack and Kroll;

        o conducted discussions with members of the senior management of Ontrack with respect to the business prospects and financial outlook of Ontrack;

        o conducted discussions with members of the senior management of Kroll with respect to the business prospects and financial outlook of Kroll and the combined company;

        o received and reviewed financial forecasts prepared by Ontrack's and Kroll's management on the potential future performance of Ontrack and Kroll, respectively, each on a stand alone basis, and compared such forecasts with publicly available institutional investment research estimates;

        o reviewed the reported prices and trading activity for the common stock of each of Ontrack and Kroll;

        o reviewed selected market valuation metrics of Kroll and other comparable publicly-traded companies; and

        o compared the implied historical exchange ratios between Ontrack's common stock and Kroll's common stock with the exchange ratio provisions of the merger agreement.

        In arriving at its opinion, in addition to reviewing the matters listed above, RBC performed the following analyses:

        o compared selected market valuation metrics of Ontrack and other comparable publicly-traded companies with the per share merger consideration;

        o compared the financial metrics, to the extent publicly available, of selected precedent transactions with the per share merger consideration;

        o compared the premium implied by the per share merger consideration with the premiums paid in selected precedent transactions; and

        o considered the projected pro forma effect of the merger on the combined company's earnings per share.

        In performing these analyses, RBC used $12.50 as the value of the per share merger consideration, having regard to the exchange ratio provisions of the merger agreement and the relative trading values of the two companies' common stock as of March 28, 2002, the last trading day prior to the date of its opinion.

        In connection with the rendering of its opinion to the Ontrack board of directors, RBC prepared and delivered to Ontrack's board written materials containing the analyses listed above and other information material to the opinion. Set forth below is a summary of these analyses, including information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.

        Comparable Company Analysis. RBC prepared a comparable company analysis to analyze Ontrack's implied transaction valuation relative to a group of publicly-traded companies that RBC deemed for purposes of its analysis to be comparable to Ontrack. In this analysis, RBC compared the enterprise value of Ontrack implied by the per share merger consideration, expressed as a multiple of actual and projected revenue in calendar years 2001 and 2002, to the respective range, mean and median multiples of enterprise values of comparable companies implied by the public trading price of their common stock. In addition, RBC compared the market capitalization or equity value of Ontrack implied by the per share merger consideration, expressed as a multiple of price to earnings in calendar years 2001 and 2002, to the respective range, mean and median price to earnings multiples of comparable companies implied by the public trading price of their common stock. Enterprise value is defined as market capitalization, or equity value, plus debt less cash and cash equivalents. Future revenue and earnings for Ontrack and for the comparable companies used in the analyses were based on publicly available estimates.

        RBC compared enterprise value to revenue multiples and price to earnings multiples of Ontrack's implied valuation with those of the following publicly traded companies:

        o       American Management Systems Incorporated;

        o       Braun Consulting, Inc.;
        o       CACI International Inc.;
        o       Carreker Corporation;
        o       SOURCECORP, Incorporated;
        o       Inforte Corp.;
        o       Sapient Corporation; and
        o       Syntel, Inc.

        The following table presents, as of March 28, 2002, Ontrack's implied enterprise value to revenue and price to earnings multiples and the range, mean and median enterprise value to revenue and price to earnings multiples for the aforementioned comparable companies for calendar years 2001 and 2002:


                                                                           Ontrack
                                                                        (as implied by
                                                                        the per share
                                    Comparable Company Analysis            merger
                             -------------------------------------      consideration)
                             Low       High      Mean       Median
                             ----------------------------------------------------------
Enterprise value as a
multiple of:
  Calendar year 2001
  revenue                    0.6 x      2.6 x     1.4 x      1.5 x          1.8 x
  Projected calendar year
  2002 revenue               0.7 x      2.5 x     1.5 x      1.5 x          1.6 x
Share price as a multiple
of:
  Calendar year 2001
  earnings                   16.2 x     87.2 x    34.8 x     21.6 x         69.4 x
  Projected calendar year
  2002 earnings              17.4 x     25.6 x    20.5 x     20.8 x         25.5 x

        Precedent Transaction Analysis. RBC compared enterprise value to revenue multiples and transaction value to earnings multiples relating to the proposed merger of Ontrack and Kroll with like multiples in selected precedent merger and acquisition transactions. In selecting precedent transactions, RBC considered comparable publicly-traded company transactions announced after January 1, 2000, in which the transaction values at announcement were between $50 million and $1 billion. Based on these criteria, the following ten transactions were analyzed:


        Acquiror                               Target
        --------                               ------

        SunGard Data Systems, Inc.             Comdisco, Inc. (technology services business)
        Affiliated Computer Services, Inc.     Lockheed Martin Corporation (IMS subsidiary)
        Affiliated Computer Services, Inc.     Systems and Computer Technology Corporation
                                               (Global Government Solutions business)
        CIBER, Inc.                            Aris Corporation
        CGI Group, Inc.                        IMRglobal Corp.
        ICICI Limited/                         Command Systems, Inc.
            ICICI Infotech, Inc.
        NCR Corporation                        4Front Technologies, Inc.
        CallCentric, Limited                   Datapoint Corporation
        Allen Systems Group, Inc.              Viasoft, Inc.
        PSINet, Inc.                           Metamor Worldwide, Inc.

        For the purpose of calculating the multiples, revenue and earnings were derived from the twelve month actual revenue and earnings of the target companies in the last twelve months prior to the announcement of the transaction, or LTM revenue and LTM earnings, and the twelve month estimated revenue of the target companies in the twelve months following the announcement of the transaction, or

FTM revenue. Financial data regarding the precedent transactions was taken from filings with the SEC, press releases, RBC institutional research, and other institutional investment research estimates.

        The following table compares the implied transaction multiples for the transaction with like range, mean, and median multiples for the selected precedent transactions:


                                                                          Ontrack
                                                                       (as implied by
                                                                       the per share
                                    President Transaction Analysis         merger
                             -------------------------------------     consideration)
                             Low       High      Mean       Median
                             ---------------------------------------------------------
Enterprise value as
multiple of:
  LTM revenue                0.2x       2.5x       1.2x       1.0x           1.8x

  FTM revenue                0.9x       1.6x       1.2x       1.2x           1.6x

Transaction value as a
multiple of:

  LTM earnings              34.6x      116.2x     70.9x      66.5x          69.4x


        Premiums Paid Analysis. RBC compared the implied premium payable to holders of Ontrack common stock to the premiums in 72 public-to-public transactions announced since January 1, 2001 in which the transaction values ranged between $100 million and $250 million. RBC compared Ontrack common stock price at announcement implied by the per share merger consideration to Ontrack's spot price one day (March 28, 2002), five days (March 22, 2002), and 30 days (February 15, 2002) prior to announcement to the spot price premiums for the same periods for the targets in the selected transactions. The following table summarizes this analysis:


                                                                         Ontrack
                                                                      (as implied by
                                                                      the per share
                                    Premium Paid Analysis                merger
                             -------------------------------------    consideration)
                             Low       High      Mean     Median
                             -------------------------------------------------------
Time from announcement
date:
  One day prior              -27%      230%       39%       28%            27%
  Five days prior            -25%      244%       49%       37%            33%
  Thirty days prior          -37%      230%       59%       46%            15%


        Accretion/Dilution Analysis. RBC analyzed the pro forma impact of the transaction on the projected earnings per share of the combined company for calendar year 2002 using publicly-available estimates for Ontrack and Kroll. RBC prepared this analysis using the closing price of Kroll stock on March 28, 2002, for illustrative purposes.

        As discussed in "The Merger Agreement - Merger Consideration," under the terms of the merger agreement, should the volume weighted average price of Kroll common stock in the 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting at which the merger is to be approved, or what is referred to in the merger agreement as the "average stock price," fall in the range between $15.8634 and $19.3886, each share of Ontrack common stock shall be exchangeable into that fraction of a Kroll share determined by dividing $12.50 by such average stock price. However, if the average stock price is either equal to or greater than $19.3886, or equal to or less than $15.8634, each share of Ontrack common stock shall be exchangeable into either 0.6447 or 0.7880 shares of Kroll common stock, respectively. RBC prepared a sensitivity analysis of the pro forma impact of the transaction on Kroll's 2002 earnings per share assuming that each share of Ontrack common stock was exchanged for either 0.6447 or 0.7880 shares of Kroll stock. RBC estimated that using either exchange ratio, the combined company's earnings per share, excluding the impact of non-cash and one-time charges and assuming no synergies, would be accretive in calendar year 2002.

        Other Considerations. No single company or transaction used in the above analyses as a comparison is identical to Ontrack or Kroll or the proposed merger. The analyses were prepared solely for purposes of RBC providing an opinion as to the fairness, from a financial point of view, to the holders of common stock of Ontrack of the per share merger consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

        The opinion of RBC as to the fairness, from a financial point of view, of the per share merger consideration, the analyses contained in such opinion and all conclusions drawn from such analyses were necessarily based upon market, economic, and other conditions that existed as of March 28, 2002 (the last trading date preceding the finalization of its analysis) and on information available to RBC as of that date.

        The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies were used by RBC and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBC were based on all the analysis and factors presented herein taken as a whole and also on application of RBC's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

        In connection with its analyses, RBC made, and was provided by Ontrack's management, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Ontrack's or Kroll's control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Ontrack, Kroll, or their advisors, none of Ontrack, Kroll, RBC, or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        Ontrack selected RBC to render its opinion based on RBC's experience in mergers and acquisitions and in securities valuation generally. RBC is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC may actively trade Ontrack securities for its own account and the accounts of its customers, and, accordingly, may hold a long or short position in such securities.

        Pursuant to an engagement letter dated May 31, 2001, Ontrack is obligated to pay RBC a nonrefundable fee of $500,000 upon the rendering of its opinion on April 1, 2002, $250,000 of which is creditable against the transaction fee. Payment of this opinion fee to RBC was not contingent upon the closing of the merger. Ontrack has also agreed to pay RBC a transaction fee of 2% of the aggregate transaction value paid by Kroll upon the closing of the merger for investment banking and financial advisory services. The transaction fee is contingent upon the closing of the merger. Whether or not the transaction closes, Ontrack has agreed to reimburse RBC for its reasonable out-of-pocket expenses and to indemnify RBC against liabilities relating to or arising out of services performed by RBC in connection with the merger, including without limitation, liabilities arising under the federal securities laws. The terms of the engagement letter, which Ontrack believes are customary for transactions of this nature, were negotiated at arm's-length between Ontrack and RBC, and Ontrack's board of directors was aware of this fee arrangement at the time of its approval of the merger agreement.

Recommendation of the Board of Directors of Kroll; Reasons of Kroll for the Merger

        At a meeting of the Kroll board of directors, after careful consideration, the Kroll board unanimously determined:

        o that an acquisition of Ontrack would be in the best interests of Kroll and its shareholders; and

        o to recommend to the shareholders of Kroll that they approve the issuance of shares in connection with the merger.

        In these determinations, Kroll's board of directors considered the following material factors:

        o Ontrack's leadership position in data recovery and electronic discovery services, services that are complementary to Kroll's own offerings of security and technology services and that will assist Kroll in fulfilling its strategy of expanding its business offerings;

        o the synergies from the merger that may be achieved by using Kroll's brand name and sales and distribution channels to aggressively promote Ontrack's electronic discovery services and data recovery services around the world;

        o the expectation that the merger would be immediately accretive to Kroll's book value per share;

        o Ontrack's strong balance sheet and net cash position, which should further enable Kroll to grow its business and implement its business strategy;

        o the opinion of Morgan Lewis Githens & Ahn that the consideration to be offered by Kroll in the merger was fair, from a financial point of view, to the holders of Kroll common stock;

        o       the strong management team at Ontrack;

        o the cost-saving opportunities from the merger that may be achieved through eliminating the duplicative costs associated with public companies and insurance coverage; and

        o the increase in Kroll's market capitalization as a result of the merger, which should enhance the ability to use Kroll common stock as currency for future acquisitions and should make Kroll more attractive to a larger group of potential investors.

        The board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching its determination.

Opinion of Financial Advisor to Kroll

        At the meeting of the Kroll board of directors on March 29, 2002, Morgan Lewis Githens & Ahn, Inc. rendered its opinion that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be offered by Kroll in the merger was fair, from a financial point of view, to the holders of Kroll common stock. Morgan Lewis Githens & Ahn reaffirmed its opinion on April 1, 2002 by letter dated April 1, 2002 before the execution of the merger agreement.

        The full text of Morgan Lewis Githens & Ahn's opinion, and the reaffirmation of its opinion, are attached to this joint proxy statement/prospectus as Annexes C-1 and C-2 and is incorporated into this joint proxy statement/prospectus by reference. The description of the opinion set forth in this section is qualified in its entirety by reference to the full text of the opinion and its reaffirmation set forth in Annexes C-1 and C-2. Kroll shareholders are urged to read the Morgan Lewis Githens & Ahn opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Morgan Lewis Githens & Ahn in rendering its opinion.

        The Morgan Lewis Githens & Ahn opinion is directed to the Kroll board of directors and addresses only the fairness from a financial point of view of the consideration offered by Kroll in the merger. It does not address the merits of the underlying business decision of Kroll to engage in the merger and does not constitute a recommendation to any Kroll shareholder as to how a shareholder should vote at the Kroll annual meeting with respect to the merger or any other matter in connection with the merger.

        Morgan Lewis Githens & Ahn has reviewed and analyzed, among other things, the following: (1) the merger agreement; (2) Kroll's and Ontrack's Annual Reports on Form 10-K for each of the fiscal years in the three year period ended December 31, 2001; (3) other publicly available information concerning Kroll and Ontrack and the trading markets for their respective securities; (4) internal information and other data relating to Kroll and Ontrack, their respective businesses and prospects, including forecasts and projections, provided to Morgan Lewis Githens & Ahn by management of Kroll and Ontrack; (5) publicly available information concerning other companies engaged in businesses which Morgan Lewis Githens & Ahn believed to be generally comparable to Kroll and Ontrack and the trading market for some of those other companies' securities; and (6) the financial terms of recent business combinations which Morgan Lewis Githens & Ahn believed to be relevant. Morgan Lewis Githens & Ahn also met with certain of the officers and employees of Kroll and Ontrack concerning their respective business and operations, assets, condition and prospects and undertook other studies, analyses and investigations that it deemed appropriate.

        In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Morgan Lewis Githens & Ahn, Kroll or Ontrack. Any estimates contained in the analyses performed by Morgan Lewis Githens & Ahn are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

        In preparing its opinion, Morgan Lewis Githens & Ahn assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and it has not assumed any responsibility for independently verifying that information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Kroll or Ontrack or been furnished with any such evaluation or appraisal. In addition, Morgan Lewis Githens & Ahn did not conduct any physical inspection of the properties or facilities of Kroll or Ontrack. With respect to the financial forecast information and the expected synergies furnished to or discussed with Morgan Lewis Githens & Ahn by Kroll or Ontrack, Morgan Lewis Githens & Ahn assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Kroll's or Ontrack's management as to the expected future financial performance of Kroll or Ontrack, as the case may be, and the expected synergies.

        Morgan Lewis Githens & Ahn's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and the information made available to Morgan Lewis Githens & Ahn as of, the date of the opinion. Morgan Lewis Githens & Ahn assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. Morgan Lewis Githens & Ahn further assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

        In connection with rendering its opinion, Morgan Lewis Githens & Ahn performed a variety of financial analyses, including those summarized below. These analyses were presented to the Kroll board at a meeting held on March 29, 2002. The summary set forth below does not purport to be a complete description of the analyses performed by Morgan Lewis Githens & Ahn in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Morgan Lewis Githens & Ahn believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

        The financial forecasts furnished to Morgan Lewis Githens & Ahn and used by it in some of its analyses were prepared by the management of Kroll and Ontrack. Neither Kroll nor Ontrack publicly discloses financial forecasts of the type provided to Morgan Lewis Githens & Ahn in connection with its review of the merger, and as a result, these financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such financial forecasts.

        The following is a summary of the material analyses performed by Morgan Lewis Githens & Ahn in connection with its opinion.

        Historical Trading Analysis. Morgan Lewis Githens & Ahn reviewed the historical stock market performance of Ontrack common stock. This analysis indicated that the 52-week trading price of a share of Ontrack common stock ranged between $5.26 and $11.49. Morgan Lewis Githens & Ahn also reviewed the historical stock market performance of Kroll common stock. This analysis indicated that the 52-week trading price of a share of Kroll common stock ranged between $4.97 and $19.24.

        Implied Premium Analysis. Morgan Lewis Githens & Ahn reviewed the recent stock price performance of Ontrack common stock over various time periods ended on March 25, 2002. The following table shows the low, high and average closing prices for Ontrack common stock and the premium over such prices represented by an assumed offer price of $12.50 per Ontrack share.

                                               Ontrack             Implied
Trading Period (a)                          Price ($/Share)        Premium (%)
------------------                          ---------------        -----------

March 25, 2002............................     $9.47                  32%
30 Day Average............................     $9.32                  34%
60 Day Average............................     $8.96                  39%
90 Day Average............................     $8.12                  54%
Post 9/11 Average.........................     $7.55                  66%
One Year Average..........................     $6.97                  79%
One Year Low Price (b)....................     $5.26                 138%
One Year High Price (c)...................    $11.49                  9%

        (a) Average closing prices for the period ended March 25, 2002. Reflects trading days rather than calendar days.

        (b)     Represents 52-week low of Ontrack, which occurred on June 4,
                2001.

        (c) Represents 52-week high of Ontrack, which occurred on February 1, 2002.

        Selected Publicly Traded Comparable Companies Analysis. Using publicly available information, Morgan Lewis Githens & Ahn reviewed the stock prices, as of March 25, 2002, and selected market trading multiples of the following companies: Symantec Corporation, Ikon Office Solutions, Inc., CACI International, Inc., McAfee.com Corporation, SOURCECORP, Syntel, Inc. and Computer Horizons Corporation, which are collectively referred to in this section as the "Comparable Companies". Morgan Lewis Githens & Ahn believes these companies are engaged in lines of business that are generally comparable to those of Ontrack. The financial information reviewed by Morgan Lewis Githens & Ahn included market trading multiples exhibited by the Comparable Companies with respect to their 2001 actual and 2002 estimated financial performance. The specific multiples reviewed included price/earnings ratios, enterprise value/sales ratios, enterprise value/EBITDA ratios and enterprise value/EBIT ratios. For the analysis presented below, Morgan Lewis Githens & Ahn excluded non-recurring charges and goodwill amortization for 2001. Morgan Lewis Githens & Ahn relied on various publicly available research reports prepared by established securities firms for the 2002 estimated financial performance of the Comparable Companies.

        For this summary of Morgan Lewis Githens & Ahn's opinion, the term "EBITDA" means earnings before interest, taxes, depreciation and amortization, the term "EBIT" means earnings before interest and taxes, and the term "Enterprise Value" means the sum of (1) a company's equity market capitalization, or market equity value, plus (2) any minority interest, (3) any preferred stock and (4) net debt, which equals total debt less cash and cash equivalents.

                                       Comparable Companies   Ontrack (assuming
                                       --------------------   an offer price of
                                        Mean        Median    $12.50 per share)
                                        ----        ------    -----------------

Enterprise Value as a multiple of:
Sales
        2001                            3.8x         1.6x            1.8x
        2002 (Estimated)                3.4          2.0             1.6

EBITDA
        2001                            14.5x       13.7x           22.8x
        2002 (Estimated)                16.7        13.3            10.8

EBIT
        2001                            17.9x       19.5x           71.1x
        2002 (Estimated)                20.6        17.9            17.6

Price/Earnings Ratio:
        2001                            37.6x       26.0x           55.6x
        2002 (Estimated)                29.1        20.9            26.7

        Selected Comparable Acquisitions Analysis. Using publicly available information, Morgan Lewis Githens & Ahn reviewed the purchase prices and multiples paid in selected mergers and acquisitions involving companies which it deemed relevant in evaluating the merger. Morgan Lewis Githens & Ahn reviewed the acquisition of OTG Software, Inc. by Legato Systems, Inc. (pending), the acquisition of BTG, Inc. by Titan Corp., the acquisition of Metro Information Services, Inc. by Keane, Inc., the acquisition of Avert Inc. by Automatic Data Processing, the acquisition of Printrak International by Motorola, the acquisition of TechForce Corp. by Equant N.V., the acquisition of VIASOFT INC. by Allen Systems Group, Inc. and the acquisition of Quarterdeck Corp. by Symantec Corp., which are collectively referred to in this section as the "Acquisition Comparables". The financial information reviewed by Morgan Lewis Githens & Ahn included the purchase prices and multiples paid by the acquiring company of the acquired company's financial results over the twelve months preceding the announcements of the proposed acquisitions and the expected financial performance of the acquired company for the projected fiscal year subsequent to the announcements of the proposed acquisitions. The acquisition multiples reviewed included price/earnings ratios, enterprise value/sales ratios, enterprise value/EBITDA ratios and enterprise value/EBIT ratios. For the analysis presented below, Morgan Lewis Githens & Ahn excluded non-recurring charges and goodwill amortization (for 2001 only) from the latest 12 months of financial information prior to the announcement of the transaction. Morgan Lewis Githens & Ahn relied on various publicly available research reports prepared by established securities firms for the estimated financial performance of the Acquisition Comparables.

                                      Acquisition Comparables  Ontrack (assuming
                                      -----------------------  an offer price of
                                        Mean        Median     $12.50 per share)
                                        ----        ------     -----------------
Enterprise Value as a multiple of:
Sales
        LTM                              1.9x          1.3x           1.8x
        FY+1E                            1.7           1.1            1.6
EBITDA
        LTM                             14.9x         12.6x          22.8x
        FY+1E                           16.1          10.1           10.8


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

                                      Acquisition Comparables  Ontrack (assuming
                                      -----------------------  an offer price of
                                        Mean        Median     $12.50 per share)
                                        ----        ------     -----------------
EBIT
        LTM                              18.8x        17.5x           71.1x
        FY+1E                            24.3         12.2            17.6
Price/Earnings Ratio:
        LTM                              31.5x        32.4x           55.6x
        FY+1E                            39.7         21.2            26.7

---------------------------
LTM represents the latest twelve month reporting period prior to the relevant announcement date
FY+1E represents the projected fiscal year subsequent to the relevant announcement date

        No company or transaction used in the analyses described under "--Selected Publicly Traded Comparable Companies Analysis" and "--Selected Comparable Acquisitions Analysis" is identical to Ontrack or the merger. Accordingly, an analysis of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public trading or other values of Ontrack or companies to which they are being compared. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable acquisition or company data. In addition, in performing such analyses, Morgan Lewis Githens & Ahn relied on projections prepared by research analysts at established securities firms which may or may not prove to be accurate.

        Pro Forma Merger Analysis. Based on the financial forecasts provided by Kroll and Ontrack, Morgan Lewis Githens & Ahn analyzed various pro forma effects of the merger, including the potential impact on the projected earnings per share of Kroll for 2002 and 2003. A range of potential synergies realizable in connection with the merger and potential exchange ratios were taken into consideration in this analysis. Based on the synergy levels that Kroll believed to be achievable and the exchange ratios considered, Morgan Lewis Githens & Ahn determined that the transaction would be accretive to Kroll's projected earnings per share for 2002 and 2003. Morgan Lewis Githens & Ahn also analyzed the impact of the merger on Kroll's balance sheet and noted that the merger would, among other effects, increase Kroll's cash and marketable securities balances by approximately $35 million, increase its shareholders' equity by approximately $140 million, increase its book value per share from approximately $4.90 to more than $8.00 per share, and improve Kroll's balance sheet from a credit perspective. The actual impact of the merger on Kroll's balance sheet will depend upon a number of factors including the number of Ontrack options exercised, the number of Kroll shares that are actually issued in the merger as well as the actual aggregate amount of expenses associated with the merger.

        Morgan Lewis Githens & Ahn has been retained by Kroll to act as its exclusive financial advisor in connection with the Merger. Kroll selected Morgan Lewis Githens & Ahn to act as its financial advisor because its investment bankers have substantial experience in transactions similar to the merger and because its bankers are familiar with Kroll and its business. The investment bankers at Morgan Lewis Githens & Ahn have regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements. In addition, Morgan Lewis Githens & Ahn is currently providing financial advisory services to Kroll and may continue to do so and may receive fees for the rendering of such services.

        Kroll and Morgan Lewis Githens & Ahn entered into a letter agreement dated November 12, 2001 relating to the services to be provided by Morgan Lewis Githens & Ahn in connection with the merger, which was executed on November 15, 2001. Kroll agreed to pay Morgan Lewis Githens & Ahn a $50,000 non-refundable retainer and a fee of 1.125% of the aggregate consideration paid by Kroll in the merger, with the retainer being credited against such fee. On March 25, 2002, Kroll and Morgan Lewis Githens & Ahn entered into a separate letter agreement relating to the rendering of a written opinion as to the fairness to the shareholders of Kroll from a financial point of view of the consideration offered in the merger. Under this agreement, Kroll paid Morgan Lewis Githens & Ahn a fee of $50,000 on the date the letter agreement was executed and agreed to pay an additional fee of $150,000 upon the earlier to occur of the consummation of the merger or ninety (90) days following the delivery of Morgan Lewis Githens & Ahn's opinion. Neither of such opinion fees is contingent on the consummation of the merger. Kroll also agreed to reimburse Morgan Lewis Githens & Ahn for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including certain fees and disbursements of its legal counsel, and to indemnify Morgan Lewis Githens & Ahn against liabilities relating to or arising out of the merger, including liabilities under the securities laws.

Issuance of Shares in Connection with the Merger

        The general corporation law of Ohio, the state where Kroll is incorporated, requires shareholder approval for issuance of shares of common stock in an acquisition where the number of shares to be issued will exceed one-sixth of the number of shares of voting stock outstanding immediately after the transaction. In addition, the rules of the Nasdaq National Market, on which Kroll's common stock is listed, require shareholder approval for issuance of shares of common stock in any transaction where the number of shares to be issued will be equal to 20 percent or more of the number of shares of common stock outstanding before the issuance.

        Kroll currently has outstanding ______ shares of its common stock. Based upon the currently outstanding number of shares of Ontrack common stock of _________ and the number of shares of Ontrack common stock to be issued under Ontrack's employee stock purchase plan of _________, and assuming an exchange ratio of 0.7880, ______ shares of Kroll common stock would be issuable in the merger. In addition, Ontrack has outstanding options to acquire _______ shares of common stock, at an average exercise price of $___. Under the terms of the merger agreement, assuming an exchange ratio of 0.7880, these options would be exercisable for a total of approximately _________ shares of Kroll common stock, at an average exercise price of $___, following the merger.

        The issuance of the Kroll common stock described above requires shareholder approval of the issuance of Kroll common stock in accordance with Ohio corporate law and the rules of the Nasdaq National Market.

        The board of directors of Kroll unanimously recommends that Kroll shareholders vote FOR approval of the issuance of Kroll common stock in connection with the merger.

Interests of Ontrack's Directors, Officers and Employees in the Merger

        In considering the recommendation of the Ontrack board of directors to vote for adoption and approval of the merger agreement and the merger, Ontrack shareholders should be aware that members of Ontrack's board of directors, executive officers and key employees will receive benefits as a result of the merger that will be in addition to or different from the benefits received by Ontrack shareholders generally. The board of Ontrack recognized those interests and considered them when it approved the merger and the merger agreement.

        New Employment Agreements. Kroll has entered into an employment agreement with Ben F. Allen, president and chief executive officer of Ontrack, and ODI Acquisition has entered into employment agreements with Thomas P. Skiba, vice president and chief financial officer of Ontrack, and

Paul D. Fabel, general counsel of Ontrack. These employment agreements are contingent upon, and will become effective upon, the completion of the merger.

        Allen Employment Agreement. Kroll has entered into an employment agreement with Mr. Allen for employment as president of Ontrack for a period of three years following the completion of the merger. Mr. Allen will receive a starting base salary of $250,000, which will be increased by not less than four percent in each subsequent year of the term. Mr. Allen will be eligible for a 2002 bonus based on existing Ontrack incentive plans, for an incentive bonus at an annual rate of 60% of his base salary, and to participate in benefits plans, stock option plans and similar programs or plans. Mr. Allen will also be granted upon completion of the merger stock options to purchase 100,000 shares of Kroll common stock at the market price on the grant date, which options will vest over a three year period commencing one year after the date of the grant.

        In the event Mr. Allen's employment is terminated by Kroll without "cause" or by Mr. Allen for "good reason," Mr. Allen will be entitled to receive as severance an amount equal to his base salary for the greater of 18 months or the remainder of the term of the agreement and continuation of medical insurance coverage for that period. The severance payment may be paid in a lump sum or in equal monthly payments at the election of Kroll.

        Mr. Allen has agreed not to directly or indirectly compete in any business in which Ontrack or its subsidiaries are engaged during the term of the employment agreement. If Mr. Allen's employment is terminated for "cause," or Mr. Allen terminates his employment other than for "good reason," this non-competition restriction will continue for two years after the date of termination. If Mr. Allen terminates his employment for "good reason," this restriction shall continue for the longer of the remaining term of the agreement or 18 months. Additionally, Mr. Allen has agreed not to induce or assist, directly or indirectly, any employee, agent, representative or customer in detrimentally modifying their relationship with Ontrack during the term of the employment agreement and for one year after termination of the employment agreement for any reason.

        As used in Mr. Allen's employment agreement, "cause" means:

        o a willful and continued failure to substantially perform his duties under the employment agreement beyond the applicable cure period;

        o a willful breach of any material terms and conditions of the employment agreement byeond the applicable cure period; or

        o pleading no contest or guilty to a felony charge or being convicted of a felony.

        Mr. Allen may terminate his employment for "good reason:"

        o if he is assigned duties diminishing in any material respect those contemplated by the employment agreement;

        o if Kroll willfully fails to comply with the material provisions of the employment agreement;

        o if an event occurs that directly results in Mr. Allen reporting to any person other than Michael G. Cherkasky; or

        o if there is a change of control of Ontrack. Under the agreement, a change of control is considered to have occurred if any "person," as that term is used in Section 13(d) and 14(d) of the Securities Act of 1934, is or becomes the "beneficial owner," as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, directly or indirectly, of securities of Ontrack representing 20% or more of the combined voting power of Ontrack's then outstanding securities.

        In addition, Mr. Allen's employment agreement provides that, if he is still employed by Kroll at the time of the first Kroll shareholders' meeting following the merger, Kroll will propose Mr. Allen as a nominee for election to the Kroll board of directors to the nominating committee of the Kroll board, or, if Kroll does not have a nominating committee, to the full board, for approval by the Kroll board as a nominee at that shareholders meeting.

        Skiba and Fabel Employment Agreements. ODI Acquisition has entered into one year employment agreements with Messrs. Skiba and Fabel. Mr. Skiba and Mr. Fabel will receive payments on the completion of the merger of $262,500 and $66,250, respectively, in satisfaction of existing severance obligations, and will be entitled to annual base salaries of $175,000 and $132,500, respectively. Mr. Skiba and Mr. Fabel will each be granted upon completion of the merger non-qualified stock options to purchase 40,000 shares of Kroll common stock at the market price on the grant date, which options will vest in accordance with the terms of Kroll's 2000 Stock Option Plan. Additionally, all outstanding options to purchase shares of Ontrack common stock held by Mr. Skiba prior to the merger will be exercisable for Kroll common stock for a period of three years after the termination or expiration of Mr. Skiba's employment agreement.

        In the event the employment of either Mr. Skiba or Mr. Fabel is terminated for any reason, he will be entitled to unpaid but earned compensation payable by ODI Acquisition, if any, in accordance with its normal pay practices upon a termination of employees for similar reasons. In the event Mr. Skiba's or Mr. Fabel's employment is terminated by ODI Acquisition without "cause," they will be entitled to continued medical insurance coverage for the remainder of the term, with respect to Mr. Skiba, or six months after the date of termination, with respect to Mr. Fabel.

        Mr. Skiba and Mr. Fabel have agreed not to directly or indirectly compete in any business in which Ontrack or its subsidiaries are engaged during the term of the employment agreements. If their employment is terminated for "cause" or if they terminate their employment during the term of their own volition, this restriction shall continue for two years after the date of termination. Additionally, Messrs. Skiba and Fabel have agreed not to induce or assist, directly or indirectly, any employee, agent, representative or customer in detrimentally modifying his or her relationship with Ontrack during the term of the employment agreement and for one year after termination of the employment agreement for any reason.

        As used in the Skiba and Fabel employment agreements, "cause" means:

        o a willful and continued failure to substantially perform his duties under the employment agreement beyond the applicable cure period;

        o a willful breach of any material terms and conditions of the employment agreement beyond the applicable cure period; or

        o pleading no contest or guilty to a felony charge or being convicted of a felony.

        Severance Payments. In the merger agreement, Kroll agreed that Ontrack will make a lump sum severance payment to John M. Bujan in the amount of $295,985 upon completion of the merger in satisfaction of existing severance obligations and in consideration of his execution of a release of claims against Ontrack and the termination of his employment agreement with Ontrack. Additionally, pursuant to the terms of the merger agreement, all stock options held by Mr. Bujan shall be exercisable for a period of three years following the completion of the merger.

        Kroll Stock Options. Under the merger agreement, Messrs. Skiba and Fabel and seven other key employees of Ontrack will receive options to purchase an aggregate of 300,000 shares of Kroll common stock upon completion of the merger. The amounts and terms of the option grants to Messrs. Skiba and Fabel are described above in the description of their employment agreements. In addition, under his employment agreement, Mr. Allen will receive options to purchase 100,000 shares of Kroll common stock upon completion of the merger. The terms of this grant are described above in the description of his employment agreement.

        Acceleration of Ontrack Stock Options. All options to purchase shares of Ontrack common stock outstanding as of the effective time of the merger will become fully vested and exercisable immediately prior to the merger. All shares of Ontrack common stock acquired upon exercise of options prior to the merger will be converted into Kroll common stock in the merger. All unexercised options to purchase shares of Ontrack common stock that remain outstanding at the effective time of the merger will be assumed by Kroll. The number of shares and the exercise price per share of the Kroll option will be determined based on the same exchange ratio applicable to the conversion of Ontrack common stock in the merger, as described under the heading "The Merger Agreement - Merger Consideration."

        Appointment of Ben F. Allen to Kroll's Board of Directors. One of the conditions to Ontrack's obligation to complete the merger is that Kroll appoint Mr. Allen a director of Kroll upon completion of the merger. In addition, Mr. Allen's employment agreement provides that, if he is still employed by Kroll at the time of the first Kroll shareholders' meeting following the merger, Kroll will propose Mr. Allen as a nominee for election to the Kroll board of directors to the nominating committee of the Kroll board, or, if Kroll does not have a nominating committee, to the full board, for approval by the Kroll board as a nominee at that shareholders' meeting. Mr. Allen will be entitled, as a Kroll director, to the same indemnification and other benefits as provided to the other members of the Kroll board of directors who are also employees of Kroll.

Material U.S. Federal Income Tax Consequences

        The following discussion is the opinion of Kramer Levin Naftalis & Frankel LLP and Robins, Kaplan, Miller & Ciresi L.L.P. as to the material U.S. federal income tax consequences of the exchange of Ontrack common stock by citizens or residents or domestic corporations of the United States, referred to in this section as "U.S. persons," for shares of Kroll common stock in the merger. The discussion which follows is based on the U.S. Internal Revenue Code, Treasury Regulations promulgated under the Internal Revenue Code, administrative rulings and pronouncements and judicial decisions as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed in this joint proxy statement/prospectus. The discussion below assumes that the merger and related transactions will be completed on the terms and conditions of the merger agreement and as described in this joint proxy statement/prospectus without waiver or modification of any of those terms or conditions.

        The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to U.S. persons who hold Ontrack common stock as capital assets as defined in section 1221 of the U.S. Internal Revenue Code. The tax treatment of an Ontrack shareholder may vary depending upon that shareholder's particular situation, and some shareholders may be subject to special rules not discussed below, including, for example, partners of partnerships that hold Ontrack common stock, insurance

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

companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities, persons whose functional currency is not the U.S. dollar, persons holding Ontrack common stock as part of a hedge, straddle, conversion, constructive sale, synthetic security or other integrated transaction, non-U.S. persons, and individuals who received Ontrack common stock pursuant to the exercise of employee stock options or otherwise as compensation.

        The obligation of Kroll to complete the merger is conditioned upon the receipt of an opinion, dated as of the date of the merger, of Kramer Levin Naftalis & Frankel LLP, and the obligation of Ontrack to complete the merger is conditioned upon the receipt of an opinion, dated as of the date of the merger, of Robins, Kaplan, Miller & Ciresi, L.L.P. , subject in each case to the assumptions and qualifications set forth below and in those opinions, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. If the conditions relating to delivery of such opinions are waived and there is a material change in the tax consequences of the merger, Kroll and Ontrack will recirculate proxy materials regarding the merger and resolicit proxies. The opinions will be based on, among other things, current provisions of the Internal Revenue Code, Treasury Regulations promulgated under the Internal Revenue Code, administrative rulings and pronouncements and judicial decisions as of the date of those opinions, all of which are subject to change, possibly with retroactive effect, as well as facts existing as of the date of those opinions, certain representations as to factual matters made by Kroll, ODI Acquisition and Ontrack and the assumption that the merger is completed in accordance with the terms of the merger agreement and as described in this joint proxy statement/prospectus without waiver or modification of any of those terms or conditions. These representations or assumptions, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. None of Kroll, ODI Acquisition or Ontrack will seek a ruling from the U.S. Internal Revenue Service as to the U.S. federal income tax treatment of the merger, and the legal opinions are not binding on the U.S. Internal Revenue Service or the courts. The forms of the opinions to be delivered to Kroll and Ontrack are filed as an exhibit to the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part.

        Subject to the opinions that are required to be delivered to satisfy the conditions to completion of the merger described above, in the opinion of Kramer Levin Naftalis & Frankel LLP and Robins, Kaplan, Miller & Ciresi L.L.P., the following material U.S. federal income tax consequences will result from the merger:

        o Ontrack shareholders will not recognize any gain or loss on the exchange of Ontrack common stock for shares of Kroll common stock in the merger, except for gain or loss with respect to cash received in lieu of fractional shares;

        o the tax basis to an Ontrack shareholder of the shares of Kroll common stock received in exchange for Ontrack common stock pursuant to the merger, including any fractional share interest in shares of Kroll common stock for which cash is received instead, will equal that Ontrack shareholder's tax basis in the Ontrack common stock surrendered in the exchange;

        o the holding period of an Ontrack shareholder for the shares of Kroll common stock received pursuant to the merger will include the holding period of the Ontrack common stock surrendered in the exchange;

        o an Ontrack stockholder who exercises dissenters' rights and receives cash for his or her Ontrack common stock pursuant to the merger will be treated as having received that cash in exchange for that Ontrack common stock and generally will recognize capital

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

                gain or loss on the exchange in an amount equal to the difference between the amount of cash received and the basis of the Ontrack common stock surrendered in the exchange;

        o an Ontrack shareholder who receives cash instead of an interest in a fractional share of Kroll common stock pursuant to the merger will be treated as having received that cash in exchange for that fractional share interest and generally will recognize capital gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Ontrack stock allocable to that fractional share; and

        o no income, gain or loss will be recognized by Kroll, ODI Acquisition or Ontrack as a result of the transfer to Ontrack shareholders of the shares of Kroll common stock pursuant to the merger.

        An Ontrack shareholder who exchanges Ontrack common stock for shares of Kroll common stock will be required to retain in such shareholder's records and file with such shareholder's federal income tax return for the taxable year in which the merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon the exchange. The statement is required to include:

        o the shareholder's tax basis in the Ontrack common stock surrendered in the merger; and

        o the fair market value of the shares of Kroll common stock received in the merger as of the effective time of the merger.

        The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision by an Ontrack shareholder whether to vote in favor of adoption and approval of the merger agreement and the merger. Ontrack shareholders are urged to consult their tax advisors concerning the United States federal, state, local and non-United States tax consequences of the merger to them.

Accounting Treatment

        The merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Ontrack will be recorded in Kroll's consolidated financial statements at their estimated fair market value at the date of the merger, with the remaining purchase price reflected as goodwill.

Regulatory Approvals Required for the Merger

        Each of Kroll and Ontrack has agreed to use its commercially reasonable efforts to obtain all regulatory approvals required in order to complete the merger. We cannot assure you that that the required regulatory approvals will be obtained or, if obtained, what the timing of these approvals will be. We also cannot assure you that, if obtained, these approvals will not face legal challenges. Kroll and Ontrack are not aware of any regulatory approvals or actions that are required prior to completion of the merger other than those described below.

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

Antitrust Matters

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Kroll and Ontrack from completing the merger until certain information and materials have been furnished to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting periods have expired or been terminated. On April 26, 2002, Kroll and Ontrack filed their Premerger Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division. Kroll and Ontrack expect that the waiting period will expire at 11:59 p.m. Eastern Time on May 26, 2002, although the waiting period could be extended if the FTC or the Antitrust Division requests additional information or documentary material. If such a request is made, the waiting period will be extended until 11:59 p.m., Eastern Time, on the thirtieth day after substantial compliance by Kroll and Ontrack with this request. In the event that such day falls on a Saturday, Sunday or holiday, the waiting period will expire on the next business day. Even after the waiting period expires or has been terminated, the FTC or the Antitrust Division retains the authority to challenge the merger on antitrust grounds, before or after the merger is completed.

        Neither Kroll nor Ontrack believes that completion of the merger will result in a violation of any applicable antitrust laws. However, we cannot assure you that no governmental agency will challenge the merger on antitrust grounds. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or to impose conditions on the merger.

Federal Securities Law Consequences

        Ontrack shareholders who receive shares of Kroll common stock in the merger can freely transfer such shares, except that persons who are deemed to be "affiliates," as such term is defined under the Securities Act of 1933, of Ontrack at the time of the Ontrack special meeting may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. People who may be deemed to be "affiliates" of Ontrack generally include individuals or entities that control, are controlled by, or are under common control with, Ontrack, and would not include Ontrack shareholders who are not executive officers, directors or significant shareholders of Ontrack.

        In general, under Rule 145, for one year after the date the merger is completed, Ontrack affiliates will be subject to the following restrictions on the public sale of shares of Kroll common stock acquired in the merger:

        o an Ontrack affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act;

        o the number of shares of Kroll common stock an Ontrack affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period may not exceed the greater of 1% of the outstanding shares of Kroll common stock or the average weekly trading volume of such shares during the four calendar weeks preceding such sale; and

        o an Ontrack affiliate may sell only if Kroll remains current with its informational filings with the SEC under the Exchange Act.

        After one year from completion of the merger, an Ontrack affiliate may sell shares of Kroll common stock received in the merger without the limitations on the manner of sale or volume, provided

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

that Kroll is current with its Exchange Act informational filings and that Ontrack affiliate is not then an affiliate of Kroll. Two years after completion of the merger, an affiliate of Ontrack may sell its shares of Kroll common stock received in the merger without any restrictions, so long as that affiliate has not been an affiliate of Kroll for at least three months prior to such sale.

        If the merger is completed, Messrs. Rogers, Pence and Stevens, founders, directors and significant shareholders of Ontrack, will receive shares of common stock of Kroll like all other Ontrack shareholders. Because they are affiliates of Ontrack, they will continue to be subject to certain volume limitations pursuant to Rule 145 under the Securities Act. However, Kroll has, and will have following the merger, a larger number of outstanding shares than Ontrack has and the trading volume of Kroll common stock is generally higher than the trading volume of Ontrack common stock. As a result, the volume limitations applicable to Kroll common stock are and, for purposes of Rule 145 will be, higher than the volume limitations applicable to Ontrack common stock under Rule 144 and these individuals will have a greater ability to sell their shares of Kroll common stock than they would have had if they had continued to hold Ontrack common stock. Consistent with their long standing desire to diversify their holdings, Messrs. Rogers, Pence and Stevens have informed Ontrack that they intend to sell the Kroll common stock they receive in the merger from time to time as market conditions are favorable and in accordance with the volume limitations prescribed by Rule 145 and all other legal requirements.

Nasdaq Listing

        It is a condition to the merger that Kroll file an additional listing application with the Nasdaq National Market for the shares of Kroll common stock to be issued in the merger.

Dissenters' Rights of Ontrack Shareholders

        Ontrack is incorporated under Minnesota law. Under the general corporation laws of Minnesota, Ontrack shareholders have the right to dissent from the proposed merger and, subject to certain conditions provided for under the Minnesota dissenters' rights statutes, are entitled to receive payment of the fair value of their Ontrack common stock. Ontrack shareholders will be bound by the terms of the merger unless they dissent by complying with all of the requirements of the Minnesota dissenters' rights statutes.

        The following is a summary of the procedures relating to the exercise of dissenters' rights under the Minnesota dissenters' rights statutes. Because this is a summary, it does not contain all the information that may be important to Ontrack shareholders for the exercise of their dissenters' rights. Ontrack shareholders should read the full text of the Minnesota dissenters' rights statutes, a copy of which is attached to this joint proxy statement/prospectus as Annex D.

        Ontrack shareholders contemplating exercising the right to demand dissenters' rights should carefully review Annex D, and, in particular, the procedural steps required to exercise those rights. Ontrack shareholders that fail to comply with these procedural requirements will lose their right to dissent.

        Ontrack shareholders who wish to dissent must deliver to Ontrack, prior to the vote on the merger agreement and the merger, a written notice of intent to demand payment for their shares if the merger is completed. In addition, Ontrack shareholders who wish to dissent must not vote their shares of Ontrack common stock in favor of the merger agreement and the merger. Ontrack shareholders who fail to deliver the notice on time or who vote in favor of the merger agreement and the merger will not have any dissenters' rights. Proxies that are signed and returned by Ontrack shareholders that do not specify a vote against adoption and approval of the merger agreement and the merger, or a direction to abstain, will be

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voted for adoption and approval of the merger agreement and the merger, and those Ontrack shareholders will waive their dissenters' rights.

        Because only shareholders of record on the record date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the shares to satisfy the conditions outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions required by the Minnesota dissenters' rights statutes, the dissenters' rights for all of the shares held by that shareholder will be lost.

        If the merger agreement and the merger are approved by Ontrack shareholders, Ontrack is required to deliver a written notice to all dissenting Ontrack shareholders who gave timely notice of intent to demand payment and who did not vote in favor of the merger agreement. The notice must:

        o state where the payment demand and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        o inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        o supply a form for demanding payment and requiring the dissenting shareholders to certify the date on which such shareholders acquired their shares of Ontrack common stock; and

        o be accompanied by a copy of the Minnesota dissenters' rights statutes.

        Dissenting Ontrack shareholders that are sent the notice described above must demand payment, deposit their certificates of Ontrack common stock and complete other information in the manner described in that notice within 30 days of receipt of the notice. Dissenting Ontrack shareholders that demand payment and deposit their certificates of Ontrack common stock in the manner described in the notice will retain all other rights of a Ontrack shareholder until those rights are canceled by the completion of the merger. Ontrack may restrict the transfer of uncertificated shares owned by dissenting Ontrack shareholders from the date of the demand for payment until the merger is consummated.

        Except for shares of Ontrack common stock acquired by a dissenting shareholder after the date of the first public announcement of the merger, within 60 days of the later of the date of completion of the merger or receipt of the payment demand, Ontrack must pay each dissenting Ontrack shareholder who complies with the foregoing requirements the amount Ontrack estimates to be the fair value of the dissenting Ontrack shareholder's shares of Ontrack common stock plus accrued interest or return deposited certificates to Ontrack shareholders. The payment must be accompanied by certain financial information concerning Ontrack, a statement of Ontrack's estimate of the fair value of the shares, an explanation of the method used to reach the estimate, a brief description of the procedure to be followed to demand supplemental payment and a copy of the Minnesota dissenters' rights statutes.

        Following receipt of payment of Ontrack's estimate of the fair value of Ontrack common stock, a dissenting Ontrack shareholder may notify Ontrack in writing of the shareholder's own estimate of the fair value of their shares and the amount of interest due, if different from Ontrack's estimate, and may demand payment of that amount by following the procedures set forth in the Minnesota dissenters' rights statutes. If that demand for supplemental payment is not made within 30 days of receipt of payment, the dissenting Ontrack shareholder will be entitled only to the amount remitted or offered by Ontrack.

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

        Within 60 days of receipt of a demand for supplemental payment from a dissenting Ontrack shareholder, Ontrack is required to either pay the amount demanded or file in court a petition requesting the court to determine the fair value of the dissenting shares, with interest. If a petition is filed, the court will determine whether dissenting Ontrack shareholders have fully complied with the provisions of the Minnesota dissenters' rights statutes, and will determine the fair value of the dissenting shares, computed by any method that the court in its discretion sees fit to use and taking into account all factors the court finds relevant, including, without limitation, the recommendation of any appraisers which may have been appointed by the court. The fair value of the dissenting shares as determined by the court is binding upon Ontrack and the dissenting Ontrack shareholders. The costs and expenses of the court proceedings will be assessed against Ontrack, except that the court may assess part or all of those costs and expenses against dissenting Ontrack shareholders if their action in demanding payment is found to be arbitrary, vexatious or not in good faith.

Dissenters' Rights of Kroll Shareholders

        Kroll is incorporated under Ohio law. Under the general corporation laws of Ohio, holders of Kroll common stock will have the right to dissent from the issuance of Kroll common stock in the merger and to receive the appraised value of their shares in cash.

        Section 1701.84 of the Ohio General Corporation Law provides that all holders of Kroll common stock entitled to vote on the issuance of Kroll common stock in the merger may exercise dissenter's rights with respect to that issuance. The following is a summary of the principal steps which Kroll shareholders must take to perfect their dissenters' rights under Section 1701.85. Because this is a summary, it does not contain all the information that may be important to Kroll shareholders for the exercise of their dissenters' rights. Kroll shareholders should read the full text of Section 1701.85, a copy of which is attached to this joint proxy statement/prospectus as Annex E.

        Any holder of shares of Kroll common stock contemplating exercising dissenter's rights should review Annex E carefully and consult with his or her own legal counsel because dissenters' rights will be lost if the procedural requirements under Section 1701.85 are not fully and precisely satisfied.

        To perfect dissenters' rights, a Kroll shareholder must satisfy each of the following conditions:

        1. Not Vote in Favor of the Issuance of Kroll Common Stock in the Merger. Shares of Kroll common stock held by the dissenting Kroll shareholder must not be voted at the annual meeting in favor of approval of the issuance of Kroll common stock in the merger. This requirement will be satisfied if a proxy is signed and returned with instructions to vote against the approval of the issuance of Kroll common stock in the merger or to abstain from that vote, if no proxy is returned and no vote is cast at the annual meeting in favor of the approval of the issuance of Kroll common stock in the merger, or if the dissenting Kroll shareholder revokes a proxy, and thereafter abstains from voting for the approval of the issuance of Kroll common stock in the merger or votes against the approval of the issuance of Kroll common stock in the merger at the annual meeting. A vote in favor of the approval of the issuance of Kroll common stock in the merger at the annual meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the approval of the issuance of Kroll common stock in the merger and will constitute a waiver of dissenters' rights. A dissenting Kroll shareholder may revoke his or her proxy at any time before its exercise by giving notice of revocation to Kroll in writing, by verifiable communication, at the annual meeting or by signing and returning a later dated proxy, although attendance at the special meeting will not in and of itself constitute revocation of a proxy. See "Kroll Inc. Annual Meeting - Voting and Revocation of Proxies; Shares Held in `Street Name'."

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        2. File Written Demand. Not later than ten days after the taking of the vote on approval of the issuance of Kroll common stock in the merger, a dissenting Kroll shareholder must deliver to Kroll a written demand for payment of the fair cash value of the dissenting shareholder's shares of Kroll common stock. The demand should be delivered to Kroll at 900 Third Avenue, New York, New York 10022, Attention: Sabrina H. Perel, Secretary. It is recommended, although not required, that the demand be sent by registered or certified mail, return receipt requested. Voting against the approval of the issuance of Kroll common stock in the merger will not itself constitute a demand. Kroll will not send any further notice to Kroll shareholders regarding the date on which the ten-day period expires.

        The demand must identify the name and address of the holder of record of the dissenting shareholder's shares of Kroll common stock, the number of shares of the dissenting shareholder's Kroll common stock and the amount claimed as the fair cash value of those shares. A beneficial owner must, in all cases, have the record holder submit the demand regarding the dissenting shareholder's Kroll common stock. The demand must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of Kroll. A demand regarding Kroll common stock owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a demand on behalf of a partnership or corporation or in any other representative capacity, such as an attorney-in-fact, executor, administrator, trustee or guardian, must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and that person's authority to sign the demand.

        Because only shareholders of record on the record date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the shares to satisfy the conditions outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section, " -- Dissenters' Rights of Kroll Shareholders," the dissenters' rights for all of the shares held by that shareholder will be lost.

        From the time the demand is given until either the termination of the rights and obligations arising from the demand or the purchase of the dissenting shareholder's Kroll common stock by Kroll, all rights accruing to the dissenting shareholder, including voting and dividend or distribution rights, will be suspended. If any dividend or distribution is paid on Kroll common stock during the suspension, an amount equal to the dividend or distribution which would have been payable on the dissenting shareholder's shares of Kroll common stock, but for that suspension, shall be paid to the holder of record of those shares of Kroll common stock as a credit upon the fair cash value of the shares. If the right to receive the fair cash value is terminated otherwise than by the purchase of the dissenting shareholder's Kroll common stock by Kroll, all rights will be restored to the dissenting shareholder and any distribution that would have been made to the holder of record of the shares of Kroll common stock for which dissenter's rights have been asserted, but for the suspension, will be made at the time of the termination.

        3. Petitions to Be Filed in Court. Within three months after the service of the demand, if Kroll and the dissenting shareholder do not reach an agreement on the fair cash value of the dissenting shareholder's Kroll common stock, the dissenting shareholder or Kroll may file a complaint in the Court of Common Pleas of Butler County, Ohio, or join or be joined in an action similarly brought by another dissenting shareholder, for a judicial determination of the fair cash value, as defined below, of the shares of Kroll common stock for which dissenters' rights have been asserted. Kroll does not intend to file any complaint for a judicial determination of the fair cash value of any Kroll common stock.

        For purposes of the corporate laws of Ohio, "fair cash value" is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified

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

in the demand. The fair cash value is to be determined as of the date prior to the day of the vote on the approval of the issuance of Kroll common stock in the merger. In computing this value, any appreciation or depreciation in the market value of the shares of Kroll common stock for which dissenters' rights have been asserted resulting from the merger is excluded.

        Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the dissenting shareholder is entitled to be paid the fair cash value of his or her Kroll shares. If the Common Pleas Court finds that the dissenting shareholder is so entitled, it may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of that value. The Common Pleas Court is required to make a finding as to the fair cash value of the shares of Kroll common stock for which dissenters' rights have been asserted and to render a judgment against Kroll for the payment thereof, with interest at a rate and from a date that the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the shares of Kroll common stock is required to be made within 30 days after the date of final determination of the fair cash value or the effective time of the merger, whichever is later, only upon surrender to Kroll of the certificates representing the shares of Kroll common stock for which payment is made.

        Please note that following delivery to Kroll of written demand for dissenters' rights, Kroll may require dissenting shareholders to deliver their certificates representing the dissenting shares to it so that Kroll can have those certificates legended to the effect that the holders of those certificates have demanded dissenters' rights. If Kroll so requests, dissenting shareholders must deliver their certificates for legending to Kroll within 15 days after the date of Kroll's request. As a result, the shares of dissenting shareholders may be less transferable. If dissenting shareholders do not deliver their certificates for legending to Kroll at Kroll's request within the 15-day period, Kroll may, at its option, terminate the dissenters' rights of those holders by delivering written notice of that termination within 20 days after the expiration of the 15-day period.

        The rights of any dissenting shareholder will terminate if, among other things:

        (1) the dissenting shareholder has not complied with Section 1701.85, unless the Kroll board of directors waives compliance;

        (2) the merger is abandoned or otherwise not carried out or the dissenting shareholder withdraws the demand with the consent of the Kroll board of directors;

        (3) no agreement has been reached between Kroll and the dissenting shareholder regarding the fair cash value of the shares of Kroll common stock for which dissenters' rights have been asserted and no complaint has been timely filed in the Common Pleas Court; or

        (4) the dissenting shareholder fails to deliver certificates for dissenting shares at Kroll's request within the 15-day period and, as a result, Kroll chooses to terminate that shareholder's dissenters' rights.



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                              THE MERGER AGREEMENT

General

        This section describes the material provisions of the merger agreement, as amended. The full text of the merger agreement and the amendment to the merger agreement are attached to this joint proxy statement/prospectus as Annexes A-1 and A-2, respectively, and are incorporated by reference in this joint proxy statement/prospectus. We encourage shareholders to read the merger agreement, as amended, in its entirety. In addition, important information about the merger agreement, as amended, and the merger is provided in the previous section entitled "The Merger."

The Merger

        The merger agreement, as amended, provides for the merger of ODI Acquisition, a wholly-owned subsidiary of Kroll, with and into Ontrack in accordance with Minnesota law. As a result of the merger, Ontrack will survive the merger as a wholly-owned subsidiary of Kroll and the separate existence of ODI Acquisition will cease.

Effective Time

        The merger will become effective when Ontrack and ODI Acquisition file a certificate of merger with the Secretary of State of Minnesota. Unless the merger agreement is terminated, the certificate of merger will be filed as soon as possible, but no later than two business days after the satisfaction or waiver of the closing conditions contained in the merger agreement, unless otherwise agreed to by the parties. Please see " - Conditions to Completion of the Merger" and " - Termination."

Merger Consideration

        Exchange Ratio

        In the merger, each share of Ontrack common stock outstanding immediately prior to the merger, except as described below under "Cancellation," will be converted into the right to receive shares of Kroll common stock. Ontrack shareholders should not send stock certificates with the enclosed proxy.

        The number of shares of Kroll common stock that will be received by a holder of Ontrack common stock is based on the following formula:

        o Each share of Ontrack common stock will be converted into the right to receive the fraction of one share of Kroll common stock equal to the product of one and a fraction, the numerator of which is $12.50 and the denominator of which is the average stock price;

        o If the average stock price of Kroll common stock is equal to or more than $19.3886, each share of Ontrack common stock will be converted into the right to receive 0.6447 of a share of Kroll common stock;

        o If the average stock price of Kroll common stock is equal to or less than $15.8634, each share of Ontrack common stock will be converted into the right to receive 0.7880 of a share of Kroll common stock. However, if this average price is less than $15.8634, the Ontrack board of directors can terminate the merger agreement unless Kroll agrees to deliver to Ontrack shareholders Kroll common stock calculated to have a value equal to $12.50, based on the volume weighted average price of Kroll over the period of 20 consecutive trading days

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

                ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting, for each share of Ontrack common stock. See " - Termination."

        For purposes of this formula, average stock price means the volume weighted average price of Kroll common stock on the Nasdaq National Market for the 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting.

        Fractional Shares of Kroll Common Stock

        Kroll will not issue any fractional shares of common stock in connection with the merger. Instead, each holder of Ontrack common stock exchanged in connection with the merger who would otherwise be entitled to receive a fraction of a share of common stock of Kroll will receive cash, without interest, in an amount equal to the product of the fractional share interest to which that holder would otherwise be entitled and the average stock price of Kroll common stock.

        Exchange of Ontrack Common Stock for Kroll Common Stock

        Promptly following completion of the merger, Kroll will appoint an exchange agent. No later than five business days after the merger, the exchange agent will mail to each record holder of Ontrack common stock a letter of transmittal and instructions for surrendering the record holder's stock certificates in exchange for a certificate or certificates representing Kroll common stock. Only those Ontrack shareholders who properly surrender their Ontrack stock certificates in accordance with the exchange agent's instructions will receive:

        o       a certificate or certificates representing Kroll common stock;
        o       cash in lieu of any fractional share of Kroll common stock; and
        o dividends or other distributions, if any, to which they are entitled under the terms of the merger agreement.

        The surrendered certificates representing Ontrack common stock will be cancelled. After the completion of the merger, each certificate representing shares of Ontrack common stock that has not been surrendered will represent only the right to receive each of the items enumerated in the preceding sentence. Following the completion of the merger, Ontrack will not register any transfers of Ontrack common stock on its stock transfer books.

        Ontrack shareholders should not send in their Ontrack stock certificates until they receive a letter of transmittal from the exchange agent with instructions for the surrender of the Ontrack certificates.

        Distributions with Respect to Unexchanged Shares

        Ontrack shareholders are not entitled to receive any dividends or other distributions on Kroll common stock until the merger is completed. After the merger is completed, holders of Ontrack stock certificates will be entitled to dividends and other distributions declared or made after completion of the merger with respect to the number of whole shares of Kroll common stock which they are entitled to receive upon exchange of their Ontrack stock certificates, but they will not be paid any dividends or other distributions on the Kroll common stock until they surrender their Ontrack stock certificates to the exchange agent in accordance with the merger agreement and the exchange agent's instructions.

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        Return of Exchange Fund

        After the six month anniversary of the completion of the merger, all of the shares of Kroll common stock and cash held by the exchange agent that remain unclaimed by Ontrack shareholders will be returned to Kroll if Kroll so requests. If an Ontrack shareholder has not complied with the procedures necessary for exchange and payment prior to such time, that shareholder may look only to Kroll, and not the exchange agent, for that exchange and payment. In any event, Kroll or the exchange agent will be entitled to deduct and withhold from the shares of Kroll stock and cash otherwise payable to an Ontrack shareholder the amounts that they are required to deduct and withhold by any provision of the Internal Revenue Code or any provision of state, local or foreign tax law. None of the exchange agent, Kroll, ODI Acquisition or Ontrack will be liable for any amount paid to a public official pursuant to any applicable escheat or similar law.

        Transfers of Ownership and Lost Stock Certificates

        Kroll will only issue a certificate or certificates representing whole shares of Kroll common stock, cash instead of any fractional share and any applicable dividends or other distributions in a name other than the name in which a surrendered Ontrack stock certificate is registered if the person requesting the exchange presents to the exchange agent all documents required to show and affect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If a holder's Ontrack stock certificates have been lost, stolen or destroyed, an Ontrack shareholder will nevertheless be entitled to the merger consideration if the shareholder signs an affidavit of loss. Kroll also may, in its discretion, require Ontrack shareholders to deliver a bond in an amount sufficient to protect Kroll, the surviving corporation and the exchange agent against claims related to their lost Ontrack stock certificates.

        Cancellation

        Each share of Ontrack common stock held in Ontrack's treasury and each share of Ontrack common stock owned by Kroll, if any, immediately prior to completion of the merger will be cancelled and retired without payment of any consideration.

Representations and Warranties

        The merger agreement, as amended, contains various customary representations and warranties by Kroll, ODI Acquisition and Ontrack about themselves and their respective subsidiaries.

Conduct of Business by Ontrack and Kroll

        Ontrack and Kroll have agreed to conduct their business and their subsidiaries' businesses in the usual, regular and ordinary course in substantially the same manner as conducted before the date of the merger agreement, including using commercially reasonable efforts to preserve intact their and their respective subsidiaries' business organizations; keeping available the service of their and their respective subsidiaries' present officers and key employees; and preserving their and their respective subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees and other parties with whom it or its subsidiaries have business dealings, so that their goodwill and ongoing businesses are not impaired at the time of the merger in any material respect.

        Except as otherwise permitted by the merger agreement, as amended, or as consented to in writing by Kroll, the merger agreement, as amended, prohibits Ontrack and any of its subsidiaries from taking specific actions, including:

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        o       amending its articles of incorporation or bylaws;

        o declaring or paying any dividends on or making any other distributions, whether in cash, stock or property, on any of its capital stock;

        o splitting, combining, recapitalizing or reclassifying any of its capital stock;

        o issuing or authorizing the issuance of any other securities in respect of or in substitution for, shares of its capital stock;

        o repurchasing or otherwise acquiring, directly or indirectly, any shares of its capital stock;

        o entering into, modifying, amending or terminating any contract, agreement, license, instrument, document or commitment in a manner which could reasonably be expected to have a material adverse effect on Ontrack, impair in any material respect Ontrack's ability to perform its obligations under the merger agreement, or prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

        o entering into any material contract if the merger or compliance by Ontrack or any of its subsidiaries with the terms of the merger agreement could reasonably be expected to cause a violation, breach, termination, cancellation or acceleration of any obligation or a loss of benefit under that contract, or result in the creation of lien on the properties or assets of Ontrack or give rise to any increased, additional, accelerated or guaranteed right of any third party;

        o entering into any contract containing any restriction on the ability of Ontrack or any of its subsidiaries to assign its rights or obligations under such contract, unless that restriction expressly excludes an assignment to Kroll or its subsidiaries;

        o entering into any contract containing any restriction on the ability of Ontrack or any of its subsidiaries to compete in any line of business;

        o       adopting or amending any stock option or similar plan;

        o except as contemplated by the merger agreement, accelerating, amending or changing the terms, including vesting, of its outstanding stock options, or authorizing cash payments in exchange for any stock options;

        o issuing, delivering or selling or authorizing the issuance, delivery or sale of its capital stock, convertible securities, warrants and options, other than the issuance of Ontrack common stock under outstanding stock options or under Ontrack's 2001 Employee Stock Purchase Plan;

        o transferring or licensing or extending, amending or modifying in any material respect any rights to its intellectual property, other than the grant of non-exclusive licenses in the ordinary course of business, consistent with past practice;

        o entering into or amending any agreements granting exclusive marketing, manufacturing or other exclusive rights to its products, services or technology;

        o selling, disposing of, or encumbering its material properties or assets;

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

        o selling or disposing of any of its properties or assets at a discount from fair market value;

        o repurchasing, prepaying, incurring or guaranteeing any indebtedness;

        o selling any debt securities, options, warrants or other rights to acquire debt securities,

        o agreeing to maintain the financial statement condition of another entity;

        o making any loans, advances or capital contributions to or investments in any other entity;

        o       incurring any liens;

        o entering into operating leases requiring payments in excess of $100,000 annually in the aggregate;

        o paying, discharging or satisfying claims, liabilities and obligations not reflected in Ontrack's financial statements that exceed $100,000 in any one case or $250,000 in the aggregate;

        o incurring or committing to incur capital expenditures exceeding $300,000 in any one case or $600,000 in the aggregate;

        o       reducing insurance coverage levels in any material manner;

        o terminating or waiving any right of substantial value, except upon notice to Kroll and in the ordinary course of business consistent with past practice;

        o increasing the compensation payable to its officers or employees, except for increases in the salary or wages of non-officer employees in the ordinary course of business, consistent with past practice;

        o granting any employment or termination pay to, or entering into or amending any employment or severance agreements with, any officer or employee;

        o       entering into any collective bargaining agreement;

        o establishing, adopting, entering into, modifying or amending any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy, agreement or arrangement for the benefit of any director, officer or employee;

        o commencing lawsuits and arbitration proceedings, other than routine collection litigation, litigation that is not material or litigation for a breach of the merger agreement;

        o acquiring or agreeing to acquire any other business or material assets;

        o making or changing any tax election or adopting or changing any tax accounting method other than in the ordinary course of business, consistent with past practice, filing any tax return or amended tax return, or settling any tax claim or assessment or consenting to any tax claim or assessment;

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

        o revaluing its assets, including writing down inventory or writing off notes or accounts receivable, other than in the ordinary course of business, consistent with past practice;

        o       changing its fiscal year;

        o prepaying or otherwise accelerating the payment of any accounts payable or any other obligation;

        o failing to pay any of its accounts payable or other obligations in a timely manner, except for obligations that are contested in good faith and adequately reserved for;

        o taking or agreeing to take in writing any of the actions described above;

        o taking or agreeing to take in writing any action that would make any of its representations or warranties untrue or incorrect in any material respect; or

        o taking or agreeing to take in writing any action that would prevent it from performing any of its covenants under the merger agreement.

        Except as otherwise permitted by the merger agreement, as amended, or as consented to in writing by Ontrack, the merger agreement, as amended, prohibits Kroll and any of its subsidiaries from taking specific actions, including:

        o amending its amended and restated articles of incorporation or code of regulations, except that Kroll may take any action necessary to reincorporate in Delaware;

        o declaring or paying any cash dividends on or making any other cash distributions on any of its capital stock, except that Kroll's subsidiaries may pay cash dividends or make other cash distributions to Kroll or other parent entities, and except as may be required by an agreement in effect on the date of the merger agreement;

        o splitting, combining, recapitalizing or reclassifying any of its capital stock;

        o issuing or authorizing the issuance of any other securities in respect of or in substitution for, shares of its capital stock;

        o entering into, modifying, amending or terminating any contract, agreement, license, instrument, document or commitment in a manner which could reasonably be expected to have a material adverse effect on Kroll, impair in any material respect Kroll's ability to perform its obligations under the merger agreement, or prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

        o entering into any material contract if the merger or compliance by Kroll or any of its subsidiaries with the terms of the merger agreement could reasonably be expected to cause a violation, breach, termination, cancellation or acceleration of any obligation or a loss of benefit under that contract, or result in the creation of lien on the properties or assets of Kroll or give rise to any increased, additional, accelerated or guaranteed right of any third party;

        o taking or agreeing to take in writing any of the actions described above;

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        o       taking or agreeing to take in writing any action that would make any of its representations or warranties untrue or incorrect in any material respect; or

        o taking or agreeing to take in writing any action that would prevent it from performing any of its covenants under the merger agreement.

No Solicitation

        Ontrack has agreed that it will not, directly or indirectly, through any officer, director, employee representative or agent, (1) solicit, initiate, facilitate, continue or encourage the initiation of any inquiries that could lead to, (2) negotiate or discuss, or provide any non-public information to any third party relating to, (3) enter into an agreement for or make any statement, recommendation or solicitation in support of, or (4) agree to or enter into a letter of intent for or recommend, an acquisition proposal. The merger agreement defines "acquisition proposal" as any merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other securities, including a tender offer, or similar transaction involving Ontrack or any of its subsidiaries, other than transactions contemplated by the merger agreement.

        If Ontrack's board of directors, after consultation with independent legal advisors, determines in good faith that its fiduciary duties under applicable law require it to do so, it may:

        o furnish non-public information to or enter into discussions or negotiations with a third party that has made an unsolicited bona fide written acquisition proposal if Ontrack's board of directors determines in good faith after consulting with independent financial and legal advisors that the acquisition proposal (1) is reasonably capable of being completed on the terms proposed and (2) after taking into account the strategic benefits anticipated to be derived from the merger and the long-term prospects of Kroll and Ontrack as a combined company, would, if consummated, result in a transaction more favorable to Ontrack's shareholders from a financial point of view than the merger, provided that (x) the third party has executed an agreement with confidentiality provisions no less favorable to Ontrack and no more favorable to the third party than the confidentiality agreement in effect between Ontrack and Kroll,
                (y) the non-public information being furnished has previously been delivered to Kroll and (z) Ontrack notifies Kroll of these actions in writing; and

        o comply with the applicable rules regarding tender offers in connection with an acquisition proposal.

        Ontrack further agreed:

        o upon execution of the merger agreement, to terminate any existing discussions or negotiations of an acquisition proposal with any third party that were ongoing at the time;

        o to notify Kroll orally and in writing immediately after receipt of any acquisition proposal or any request for nonpublic information in connection with an acquisition proposal or for access to the properties, books and records of Ontrack or any of its subsidiaries;

        o to disclose to Kroll in reasonable detail the terms of all acquisition proposals or requests for information or access, including the identity of the person making the acquisition proposal or request; and

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        o       to keep Kroll informed on a current basis of the status and details of any acquisition proposal or any discussions or negotiations.

        In addition, Ontrack agreed that it will not accept or enter into any agreement, letter of intent or similar document relating to an acquisition proposal for at least 72 hours after Kroll receives notice of the material terms of the acquisition proposal and the identity of the person making the acquisition proposal. During this 72-hour period, Ontrack will negotiate in good faith with Kroll regarding any proposal submitted by Kroll in response to the acquisition proposal.

        Ontrack also agreed to ensure that the officers, directors and affiliates of Ontrack and its subsidiaries and any investment banker or other financial advisor or representative retained by Ontrack or its subsidiaries are aware of the no-solicitation restrictions described above.

Other Material Covenants

        Indemnification and Insurance

        For six years following the merger:

        o Ontrack will include in its articles of incorporation and bylaws indemnification provisions that are no less favorable than the provisions currently set forth in its articles of incorporation and bylaws, and such provisions will not be amended, modified or otherwise repealed in any way that would adversely affect the rights of individuals who are current or former directors, officers or employees of Ontrack at the time the merger is completed, unless otherwise required by law; and

        o Ontrack and Kroll will indemnify and hold harmless each present and former director, officer or employee of Ontrack against all losses and damages in connection with any lawsuit, claim or investigation arising out of or pertaining to the transactions contemplated by the merger agreement or otherwise with respect to any acts or omissions occurring at or before the date the merger is completed, to the same extent as provided in Ontrack's articles of incorporation or bylaws as in effect on the date of the merger agreement.

        In addition, for a period of not less than six years after the merger, Kroll and Ontrack will use commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Ontrack's existing directors' and officers' liability insurance policies on terms that are substantially similar to the terms applicable under those existing policies with respect to claims arising from and related to facts or events which occurred on or before the date the merger is completed. Kroll and Ontrack will not be required to pay more than $300,000 for this coverage for the six-year period.

        Consents; Cooperation

        Upon the terms and subject to the conditions set forth in the merger agreement, as amended, Kroll and Ontrack will promptly apply for and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained for the completion of the merger, and will use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of their respective material contracts in connection with the merger. The parties have agreed to consult with and provide necessary information to one another in connection with any submission by a party in connection proceedings under the Hart-Scott-Rodino Act or any other federal, state or foreign antitrust law, and to use commercially

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reasonable efforts to take all actions that may be required to cause the expiration of the notice periods under applicable antitrust laws as promptly as possible after the date of the merger agreement.

        Each party will use commercially reasonably efforts to resolve objections, if any, asserted by any governmental authority under applicable antitrust laws, including cooperation and commercially reasonable efforts to contest and resist any administrative or judicial action or proceeding that may be commenced by any governmental authority. Neither party is required to litigate or contest such a proceeding beyond the earlier of August 31, 2002 or the date of a ruling preliminarily enjoining the merger issued by a court of competent jurisdiction.

        However, these obligations will not require either party to agree to divest itself of any subsidiary, division or business unit that is material to the business of that party and its subsidiaries, taken as a whole, or the divestiture of which would be reasonably likely to have a material adverse effect on that party or on the benefits intended to be derived as a result of the merger.

        Shareholder Meetings

        Ontrack will call a shareholders meeting that will be held within 45 days of the date the registration statement, of which this joint proxy statement/prospectus is a part, is declared effective by the SEC. However, Ontrack may adjourn the meeting, although not beyond August 31, 2002, until the following conditions to the completion of the merger have been satisfied or waived or are reasonably expected to be satisfied or waived within two business days:

        o no temporary restraining order, preliminary or permanent injunction or other court order preventing the completion of the merger is in effect;

        o no proceeding brought by a governmental authority seeking to restrain or prohibit the merger is pending;

        o no action has been taken nor has any statute, rule, regulation or order been enacted, enforced or deemed applicable to the merger by a governmental authority, which makes the consummation of the merger illegal;

        o all necessary governmental approvals, waivers and consents in connection with the merger and the transactions contemplated by the merger agreement have been timely obtained and all waiting periods under applicable antitrust laws have expired or terminated;

        o Kroll must have filed with the Nasdaq National Market an application for listing of additional shares for the shares of Kroll common stock issuable in exchange for Ontrack common stock and upon exercise of the options under the Ontrack stock option plans assumed by Kroll in the merger; and

        o no suit, action or proceeding by a governmental entity is pending that seeks to prohibit or limit in any material respect the ownership or operation by Ontrack, Kroll or their affiliates of a material portion of their business or assets, or to require any of them to dispose of or hold separate any material portion of the business or assets of Ontrack or Kroll and their subsidiaries, in each case taken as a whole, as a result of the merger, or that seeks to prohibit Kroll or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of Ontrack.

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

        Kroll will call a shareholders meeting that will be held within 45 days of the date the registration statement, of which this joint proxy statement/prospectus is a part, is declared effective by the SEC. However, Kroll may adjourn the meeting until the following conditions to completion of the merger have been satisfied or waived or are reasonably expected to be satisfied or waived within two business days:

        o no temporary restraining order, preliminary or permanent injunction or other court order preventing the completion of the merger is in effect;

        o no proceeding brought by a governmental authority seeking to restrain or prohibit the merger is pending;

        o no action has been taken nor has any statute, rule, regulation or order been enacted, enforced or deemed applicable to the merger by a governmental authority, which makes the consummation of the merger illegal;

        o all necessary governmental approvals, waivers and consents in connection with the merger and the transactions contemplated by the merger agreement have been timely obtained and all waiting periods under applicable antitrust laws have expired or terminated; and

        o no suit, action or proceeding by a governmental entity is pending that seeks to prohibit or limit in any material respect the ownership or operation by Ontrack, Kroll or their affiliates of any material portion of their business or assets, or that seeks to prohibit Kroll or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of Ontrack, or that seeks to impose material limitations on Kroll's ability to acquire and exercise full ownership rights of any shares of Ontrack common stock.

        Tax Treatment

        None of Ontrack, Kroll or ODI Acquisition will take any action that, to their knowledge, would cause the merger to fail to qualify as a reorganization under section 368(a) of the Internal Revenue Code.

        Kroll Common Stock

        Before completing the merger, Kroll will prepare and file with the Nasdaq National Market an application for the listing of additional shares with respect to the shares of Kroll common stock to be issued in the merger.

        Treatment of Ontrack Stock Options and the Ontrack 2001 Employee Stock Purchase Plan

        All options to purchase shares of Ontrack common stock outstanding at the time of completion of the merger will become fully vested and exercisable immediately prior to the merger. All shares of Ontrack common stock acquired upon exercise of options prior to completion of the merger will be converted into Kroll common stock in the merger. All unexercised options to purchase shares of Ontrack common stock that remain outstanding upon completion of the merger will be assumed by Kroll. The number of shares and the exercise price per share of the Kroll option will be determined based on the same exchange ratio applicable to the conversion of Ontrack common stock in the merger. See " - Merger Consideration - Exchange Ratio." Within ten business days after the date the merger is completed, Kroll will file a registration statement on Form S-8 to register its shares subject to the assumed options.

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

        All outstanding purchase rights under the Ontrack 2001 Employee Stock Purchase Plan will automatically be exercised on the last business day of the pay period immediately preceding the completion of the merger, and each participant in the plan will be issued shares of Ontrack common stock in accordance with the terms of the plan. These shares of Ontrack common stock will then be automatically converted into the right to receive shares of Kroll common stock in the merger on the same exchange ratio applicable to the conversion of Ontrack common stock in the merger. See " - Merger Consideration - Exchange Ratio." Ontrack will terminate the plan on the last business day of the pay period immediately preceding the completion of the merger, and no purchase rights will be granted after the termination of the plan.

        Employee Benefits

        From the date on which the merger is completed until December 31, 2002, all Ontrack employees will continue to participate in the Ontrack employee benefit plans in which they participated prior to the merger, other than the Ontrack 2001 Employee Stock Purchase Plan, which will be terminated as described above. Kroll will cause Ontrack to continue in force and honor all 2002 Ontrack incentive plans through December 31, 2002. Calculation of incentive compensation payable under incentive plans will be based on the stand-alone results of operations and financial condition of Ontrack following the merger, excluding the effect of all merger-related costs and benefits on the results of Ontrack.

        Thomas P. Skiba and Paul D. Fabel and seven other key employees of Ontrack will each receive options to purchase shares of Kroll common stock upon completion of the merger. The total number of options to purchase shares of Kroll common stock issued to these employees under the merger agreement is 300,000. Additionally, following completion of the merger, the annual base salaries of these employees will not be reduced below their annual base salaries in effect on the date of the merger agreement. Under the terms of his employment agreement, upon completion of the merger, Ben F. Allen will also receive options to purchase 100,000 shares of Kroll common stock.

        Upon completion of the merger, Ontrack will pay to Mr. John M. Bujan severance obligations due under his employment agreement in an amount equal to $295,985 in cash. In consideration of this payment, Mr. Bujan's employment arrangements with Ontrack will be terminated and he will execute a written release releasing Ontrack from all liabilities and obligations to make severance or similar payments. However, Mr. Bujan will continue as an at-will employee of Ontrack following the merger. All options to purchase shares of Ontrack common stock held by Mr. Bujan will be assumed by Kroll, as described above, and will be exercisable for a period of three years following completion of the merger. Under the terms of their employment agreements, Mr. Skiba and Mr. Fabel will receive payments of $262,500 and $66,250, respectively, in satisfaction of existing severance obligations.

        These provisions are subject to the limitations and qualifications set forth in the merger agreement and may not be enforced by any employee of Ontrack.

Conditions to Completion of the Merger

        Kroll's and Ontrack's respective obligations to complete the merger are subject to the satisfaction or waiver by them of the following conditions:

        o the merger agreement and the merger shall have been adopted and approved by the Ontrack shareholders, and the issuance of the shares of Kroll common stock contemplated by the merger agreement have been approved by the Kroll shareholders;

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

        o no temporary restraining order, preliminary or permanent injunction or other court order preventing the completion of the merger is in effect;

        o no proceeding brought by a governmental authority seeking to restrain or prohibit the merger is pending;

        o no action has been taken nor has any statute, rule, regulation or order been enacted, enforced or deemed applicable to the merger by a governmental authority, which makes the consummation of the merger illegal;

        o all necessary governmental approvals, waivers and consents in connection with the merger and the transactions contemplated by the merger agreement have been timely obtained and all waiting periods under applicable antitrust laws have expired or terminated;

        o Ontrack and Kroll have each received a written opinion from their respective counsel to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

        o Kroll has filed with the Nasdaq National Market an application for the listing of additional shares for the shares of Kroll common stock issuable in exchange for Ontrack common stock and upon exercise of the options under the Ontrack stock option plans assumed by Kroll in the merger; and

        o Kroll's registration statement on Form S-4, of which this joint proxy statement/ prospectus is a part, is effective and is not subject to a stop order or a proceeding for that purpose.

        Ontrack's obligations to complete the merger are also subject to the satisfaction or waiver by it of the following additional conditions:

        o each representation and warranty of Kroll and ODI Acquisition contained in the merger agreement shall be true and correct in all material respects, except for those representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties shall be true in all respects, as of the completion of the merger as though made on that date, except for representations and warranties that speak as of a specified date, which shall be true as of the specified date, and Kroll and ODI Acquisition shall have performed or complied in all material respects with all covenants, obligations and conditions required to be performed or complied with by them on or prior to the completion of the merger;

        o Kroll shall have provided Ontrack with a certificate signed by an executive officer of Kroll that the foregoing condition has been satisfied;

        o no material adverse change in the condition of Kroll shall have occurred since December 31, 2001;

        o no suit, action or proceeding by an governmental entity shall be pending that seeks to prohibit or limit in any material respect the ownership or operation by Ontrack, Kroll or their affiliates of a material portion of their business or assets, or to require any of them to dispose of or hold separate any material portion of the business or assets of Ontrack or Kroll and their subsidiaries, in each case taken as a whole, as a result of the merger, or that seeks to prohibit

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

                Kroll or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of Ontrack; and

        o Ben F. Allen shall be appointed as a member of the Kroll board of directors upon completion of the merger.

        Kroll's and ODI Acquisition's obligations to complete the merger are also subject to the satisfaction or waiver by them of the following additional conditions:

        o each representation and warranty of Ontrack contained in the merger agreement shall be true and correct in all material respects, except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties shall be true in all respects, as of the completion of the merger as though made on such date, except for representations and warranties that speak as of a specified date, which shall be true as of the specified date, and Ontrack shall have performed or complied in all material respects with all covenants, obligations and conditions required to be performed or complied with by it at or prior to the completion of the merger;

        o Ontrack shall have provided Kroll with a certificate signed by an executive officer of Ontrack that the foregoing condition has been satisfied;

        o no material adverse change in the condition of Ontrack shall have occurred since December 31, 2001;

        o all of the directors of Ontrack and its subsidiaries shall have resigned;

        o no suit, action or proceeding by an governmental entity shall be pending seeking to prohibit or limit in any material respect the ownership or operation by Ontrack, Kroll or their affiliates of any material portion of their business or assets, or seeking to prohibit Kroll or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of Ontrack, or seeking to impose material limitations on Kroll's ability to acquire and exercise full ownership rights of any shares of Ontrack common stock; and

        o Ontrack shall have delivered to Kroll an updated option schedule.

Termination

        The merger agreement, as amended, may be terminated at any time prior to completion of the merger on any of the following grounds:

        1.      By mutual written consent of Kroll and Ontrack.

        2.      By either Kroll or Ontrack, if:

                o the merger has not been consummated by August 31, 2002 through no fault of the party seeking to terminate the merger;

                o a governmental entity has issued any nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

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

                o at the Ontrack special meeting, the requisite vote of the shareholders of Ontrack in favor of the adoption and approval of the merger agreement and the merger has not been obtained;

                o at the Kroll annual meeting, the requisite vote of the shareholders of Kroll in favor of the issuance of Kroll common stock in connection with the merger has not been obtained;

                o any representation or warranty of the other party is not true and correct in all material respects unless cured within 15 days of notice of breach; or

                o the other party fails to perform or comply in all material respects with a covenant, obligation or condition obtained in the merger agreement and the failure is not cured within 15 days of notice of breach.

       3.      By Kroll, if:

                o the Ontrack board of directors has withdrawn or modified its recommendation of the merger agreement or the merger in a manner adverse to Kroll;

                o the Ontrack board of directors fails to reaffirm its recommendation of the merger agreement or the merger within ten business days after Kroll requests this reaffirmation at any time following the public announcement of an acquisition proposal;

                o the Ontrack board of directors has recommended to the Ontrack shareholders any transaction which could result in a party other than Kroll acquiring 15% or more of the equity or assets of Ontrack;

                o a party other than Kroll commences a tender offer or exchange offer for 15% or more of the outstanding shares of Ontrack common stock and the Ontrack board of directors has not sent to its security holders pursuant to Rule 14e-2 of the Securities Exchange Act, within ten business days after the offer is first published, sent or given, a statement that Ontrack recommends rejection of the offer; or

                o Ontrack fails to call and hold the meeting of its shareholders to adopt and approve the merger agreement and the merger within 45 days after Kroll's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, is declared effective by the SEC, provided that this declaration occurs on or before August 31, 2002, except that Ontrack may adjourn the meeting until specified conditions to completion of the merger have been satisfied or waived or are reasonably expected to be satisfied or waived within two business days.

        4.      By Ontrack, if:

                o it proposes to accept a superior proposal and pays to Kroll the required termination fee, so long as the Ontrack board of directors has otherwise complied with the no solicitation provisions of the merger agreement. The merger agreement defines a "superior proposal" as an alternative acquisition proposal which the Ontrack board of directors determines in good faith, after consultation with independent financial and legal advisors, (1) is reasonably capable of being completed on the terms proposed and (2) would result in a transaction more favorable to Ontrack shareholders from a financial point of view than the proposed merger;

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                o       the volume weighted average price of Kroll common stock
                        for the 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting is less than $15.8634; provided that (1) it delivers written notice to Kroll no later than two trading days before the Ontrack special meeting that it is terminating the agreement for this reason and
                        (2) Kroll has not agreed in writing at least one trading day prior to the vote of the Ontrack shareholders at the Ontrack special meeting to deliver to Ontrack shareholders Kroll common stock having a value, based on the average stock price of Kroll common stock determined as described above, of at least $12.50 for each share of Ontrack common stock; or

                o if the Kroll board of directors shall have withdrawn or modified its recommendation of the issuance of Kroll common stock in the merger in a manner adverse to Ontrack.

        Fees and Expenses; Termination Fee

        Except as described below, whether or not the merger is completed, all fees and expenses incurred in connection with the merger agreement and the related transactions will be paid by the party incurring the expense. However, Kroll and Ontrack will share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in relation to the printing and filing of Kroll's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, any related preliminary materials, financial statements, exhibits and any amendments or supplements. Kroll will pay the SEC registration fee for the registration statement and each party shall bear the expense of mailing this joint proxy statement/prospectus and any other materials to its own shareholders.

        Ontrack will pay Kroll a termination fee of $4,200,000 within two business days after termination of the merger agreement by Kroll as a result of one of the following events:

        o the Ontrack board of directors has withdrawn or modified its recommendation of the merger agreement and the merger;

        o the Ontrack board of directors has failed to reaffirm its recommendation of the merger agreement and the merger within ten business days of a Kroll request for the same at any time following the public announcement of an acquisition proposal;

        o the Ontrack board of directors has recommended to the Ontrack shareholders a transaction which could result in a party other than Kroll acquiring 15% or more of the equity or assets of Ontrack; o a party other than Kroll commences a tender offer or exchange offer for 15% or more of the outstanding shares of Ontrack common stock and the Ontrack board of directors has not sent to its security holders pursuant to Rule 14e-2 of the Securities Exchange Act, within ten business days after the offer is first published, sent or given, a statement that Ontrack recommends rejection of the offer; or

        o Ontrack fails to call and hold the meeting of its shareholders to adopt and approve the merger agreement and the merger within 45 days after Kroll's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, is declared effective by the SEC, provided such declaration occurs on or before August 31, 2002, except that Ontrack may adjourn the meeting until specified conditions to completion of the merger have been satisfied or waived or are reasonably expected to be satisfied or waived within two business days.

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

        If Ontrack terminates the merger agreement because it proposes to accept a superior proposal, the termination fee will be paid to Kroll simultaneously with the termination.

        If the merger agreement is terminated by Kroll because of a breach of a representation, warranty or covenant of Ontrack, Ontrack will pay Kroll's and ODI Acquisition's out-of-pocket expenses incurred in connection with the merger agreement, including the fees and expenses of financial advisors, accountants and legal counsel and printing and filing and mailing fees and expenses, within two business days of such termination. If the merger agreement is terminated by Ontrack because of a breach of a representation, warranty or covenant of Kroll or ODI Acquisition, or because Kroll's board of directors has withdrawn or modified its recommendation of the issuance of Kroll stock in connection with the merger, Kroll will pay all of Ontrack's out-of-pocket expenses incurred in connection with the merger agreement, including the fees and expenses of financial advisors, accountants and legal counsel and printing and filing and mailing fees and expenses, within two business days of such termination.

Amendment and Waiver; Parties in Interest

        The merger agreement, as amended, may be amended by the parties by action taken by or on behalf of their respective boards of directors at any time prior to the completion of the merger. However, after the Ontrack shareholders and the Kroll shareholders approve, respectively, the merger agreement, as amended, and merger and the issuance of Kroll common stock in connection with the merger, no amendment may be made which by applicable law requires further shareholder approval unless that shareholder approval is obtained.

         At any time prior to the completion of the merger, any party to the merger agreement may, to the extent legally allowed:

        o extend the time for the performance of any of the obligations or acts of the other parties to the merger agreement;

        o waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

        o waive compliance with any of the agreements or conditions for its benefit contained in the merger agreement.

        The merger agreement, as amended, is binding upon and inures solely to the benefit of the parties to the merger agreement, and nothing in the merger agreement, as amended, confers, or is intended to confer, upon any other person any right or remedy under the merger agreement, as amended, or otherwise, other than the rights of holders of Ontrack common stock to receive the merger consideration and the indemnification and insurance obligations of Kroll and Ontrack following the completion of the merger, which are intended for the benefit of specific officers and directors of Ontrack.




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

                              THE VOTING AGREEMENT

        As an inducement to Kroll to enter into the merger agreement, on April 1, 2002, each of Michael W. Rogers, Rogers Family Limited Partnership, John E. Pence and Pence Family Limited Partnership entered into a separate voting agreement with Kroll. Collectively, Mr. Rogers, the Rogers Partnership, Mr. Pence and the Pence Partnership own a total of 2,789,691 shares of Ontrack common stock, not including options, which are also covered by the voting agreement, which represents approximately 27% of the outstanding voting power of Ontrack, as of the date of this joint proxy statement/prospectus.

        Under the terms of the voting agreements, Mr. Rogers, the Rogers Partnership, Mr. Pence and the Pence Partnership have agreed, among other things, to vote all of the Ontrack common stock owned of record or beneficially owned by them or over which they otherwise have voting control:

        o in favor of the adoption and approval of the merger agreement and the merger;

        o       against any other acquisition proposal involving Ontrack;

        o against any proposal that could impair Ontrack's ability to perform its obligations under the merger agreement or prevent or delay completing the merger; and

        o in favor of adoption and approval of the Ontrack 2001 Employee Stock Purchase Plan.

        Mr. Rogers, the Rogers Partnership, Mr. Pence and the Pence Partnership have also granted irrevocable proxies to Kroll to vote all of the Ontrack shares owned by them at any Ontrack meeting for or against the proposals described above.

        In addition, these Ontrack shareholders have agreed not to transfer or encumber any of the Ontrack shares owned by them unless the transferee agrees in writing to be bound by the terms of the voting agreements and the irrevocable proxies.

        The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger.

        The form of the voting agreements has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. Shareholders should refer to the full text of the form of the voting agreements for a complete understanding of their terms.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

        Each of Kroll common stock and Ontrack common stock is listed and traded on the Nasdaq National Market. Kroll common stock trades under the symbol "KROL," and Ontrack common stock trades under the symbol "ONDI." The following table sets forth the high and low sales prices per share of Kroll common stock and Ontrack common stock, as reported on the Nasdaq National Market, for the quarterly periods presented below.

                                           Kroll                Ontrack
                                        Common Stock          Common Stock
                                      ------------------  ---------------------
                                       High      Low         High       Low
                                      ------------------  ---------------------
2000:
First Quarter .....................   $16.94    $10.94      $12.31    $ 6.75
Second Quarter ....................    10.94      4.56        9.88      7.13
Third Quarter .....................     6.63      4.88       13.81      7.38
Fourth Quarter ....................     6.88      4.94       14.50      5.59
2001:
First Quarter .....................   $ 6.50    $ 4.91      $ 8.88    $ 6.63
Second Quarter ....................     9.69      4.97        7.91      5.50
Third Quarter .....................    12.45      7.00        7.19      5.70
Fourth Quarter ....................    18.00     10.25        7.00      5.80
2002:
First Quarter .....................   $19.24    $15.11      $11.49    $ 6.35
Second Quarter (through April 25,
   2002) ..........................    18.14     14.19       12.50      9.50



        Kroll anticipates that any future earnings will be retained to finance its operations and for the growth and development of its business. Accordingly, Kroll does not anticipate paying cash dividends on its shares of common stock for the foreseeable future. Additionally, the terms of its senior secured subordinated convertible notes provide that Kroll cannot pay dividends other than stock dividends, and the terms of Kroll's revolving credit facility require maintenance of financial ratios and other covenants, which limit the funds available for cash dividends. The payment of any future dividends will be subject to the discretion of Kroll's board of directors and will depend on its results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors its board of directors deems relevant.

        Ontrack paid no dividends in 2001 and 2000. Under the merger agreement, Ontrack cannot pay cash dividends without the prior written consent of Kroll. If the merger is completed, the payment of any future dividends will be determined by Kroll. If the merger is not completed, Ontrack does not anticipate paying any cash dividends on its common stock in the foreseeable future because Ontrack would intend to retain any future earnings for use in business development.

        On April 1, 2002, the last trading day prior to the public announcement of the proposed merger, the closing prices of Kroll common stock and Ontrack common stock reported on the Nasdaq National Market were $17.10 per share and $9.71 per share, respectively. On _______, 2002, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the closing prices of Kroll common stock and Ontrack common stock on the Nasdaq National
Market were $     and $     , respectively. Shareholders should obtain current
market quotations prior to making any decision with respect to the merger.

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combining financial statements give pro forma effect to the merger using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combining financial statements. This presentation assumes the issuance of 7,638,748 shares of Kroll common stock in connection with the merger. This assumption is based on an exchange ratio of 0.7389, which is calculated using an average stock price of Kroll of $16.916, equal to the average of Kroll stock prices beginning two days before the public announcement of the merger agreement and ending two days later. The actual exchange ratio for the merger will be determined based on the volume weighted average price of Kroll's common stock over a a period of 20 consecutive trading days ending three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting.

        The purchase price has been allocated based on preliminary estimates of the fair market value of Ontrack's assets and liabilities. See Note 1 to the Notes to Unaudited Pro Forma Condensed Combining Financial Statements. The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of these changes could be material.

        For purposes of Kroll's accounting and financial reporting, after the completion of the merger, the value of the shares of Kroll common stock being issued to Ontrack stockholders in the merger will be determined by multiplying the number of shares of Kroll common stock being issued by the average of Kroll stock prices beginning two days before the measurement date, approximating the date the merger is completed, and ending two days later.

Periods Covered

        The unaudited pro forma condensed combining balance sheet as of December 31, 2001 is based on the individual historical balance sheets of Kroll and Ontrack and gives effect to the merger as if it had occurred on December 31, 2001. The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2001 is based on the individual historical statements of operations of Kroll and Ontrack and combines the results of operations of Kroll and Ontrack for the year ended December 31, 2001, as if the merger had occurred as of January 1, 2001.

        The unaudited pro forma condensed combining financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Ontrack had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of future results of operations. The pro forma condensed combining financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Kroll's and Ontrack's businesses. Costs related to restructuring and integration have not yet been determined.

        This unaudited pro forma condensed combining financial information is based upon the respective historical audited consolidated financial statements of Kroll and Ontrack and related notes incorporated by reference in this joint proxy statement/prospectus and should be read in conjunction with those statements and the related notes.


              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                   Kroll Inc.
                   Pro Forma Condensed Combining Balance Sheet
                             As of December 31, 2001
                                 (in thousands)

                                                              ONTRACK
                                                                Data
                                                            International,     Pro Forma
                                                 Kroll Inc.     Inc.          Adjustments   Total
                                                 ---------- -------------     -----------   -----
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                     $11,485    $ 17,214          $      -    $ 28,699
    Marketable securities                               -      15,396                 -      15,396
    Trade account receivable, net of allowance     37,780       6,805                 -      44,585
    Unbilled revenues                              25,600           -                 -      25,600
    Prepaid expenses and other current assets       6,942       3,716                 -      10,658

        Total current assets                       81,807      43,131                 -     124,938

PROPERTY, PLANT AND EQUIPMENT, net                 16,067       9,285                 -      25,352

DATABASES, net                                     10,530           -                 -      10,530
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER
    INTANGIBLE ASSETS, net
                                                   57,156       4,086   2(a)     92,039
                                                                        2(g)     (4,086)    149,195

OTHER ASSETS                                        4,226       5,524                 -       9,750

        Total assets                             $169,786    $ 62,026          $ 87,953    $319,765

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Trade accounts payable                        $10,360    $  1,308          $      -    $ 11,668
    Accrued liabilities                            16,391       3,934   2(b)      4,500      24,825
    Other current liabilities                      11,141         849                 -      11,990

        Total current liabilities                  37,892       6,091             4,500      48,483

CONVERTIBLE NOTES, net of unamortized discount     18,800           -                 -      18,800

OTHER LONG-TERM LIABILITIES                         1,961           -                 -       1,961

        Total liabilities                          58,653       6,091             4,500      69,244

SHAREHOLDERS' EQUITY
    Common stock
                                                      228         103   2(c)       (103)
                                                                        2(d)         76         304
    Additional paid-in capital                    183,421      32,549   2(c)    (32,549)
                                                                        2(d)    129,141
                                                                        2(h)     10,171     322,733
    Retained earnings (deficit)
                                                  (67,971)     23,370   2(c)    (23,370)    (67,971)
    Accumulated other comprehensive loss           (4,545)        (87)  2(c)         87      (4,545)

        Total shareholders' equity                111,133      55,935            83,453     250,521

        Total liabilities and shareholders'
        equity                                    $169,786   $ 62,026          $ 87,953    $319,765
                                                  ========   ========          ========    ========

    See notes to unaudited pro forma condensed combining financial statements


         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                                   Kroll Inc.
              Pro Forma Condensed Combining Statement of Operations
                      For the Year Ended December 31, 2001
                    (in thousands, except per share amounts)

                                                            ONTRACK
                                                              Data
                                                          International,     Pro Forma
                                              Kroll Inc.      Inc.           Adjustments   Total
                                              ----------  -------------      -----------   -----

NET SALES                                     $207,877      $ 55,847          $     -    $263,724
COST OF SALES                                  125,052        16,060                      141,112
                                              --------      --------          --------   --------

    Gross profit                                82,825        39,787                -     122,612

OPERATING EXPENSES:
    Selling and marketing                       18,724        16,249                       34,973
    Research and development                         -        10,442                       10,442
    General and administrative                  63,078        13,309    2(e)     1,550     76,292
                                                                        2(i)    (1,645)
    Other operating expenses
    (non-recurring changes)                      2,985             -                        2,985
    Restructuring charges                        2,726           850                        3,576
                                              --------      --------          --------   --------

        Operating expenses                      87,513        40,850               (95)   128,268
                                              --------      --------          --------   --------

           Operating loss                       (4,688)       (1,063)               95     (5,656)

OTHER INCOME (EXPENSE)
    Interest expense                            (4,375)            -                       (4,375)
    Other income
                                                    74         1,178                        1,252
                                              --------      --------          --------   --------

        (Loss) income from continuing
           operations                           (8,989)          115                95     (8,779)
           before provision for income
           taxes

    Provision for income taxes                   2,402             -                        2,402
                                              --------      --------          --------   --------
        (Loss) income from continuing
        operations                            $(11,391)     $    115          $     95   $(11,181)
                                              ========      ========          ========   ========
Pro forma loss per share from continuing
operations                                    $  (0.51)                                   $ (0.37)
                                              ========                                    =======
Basic and diluted weighted average shares
outstanding                                     22,479                  2(f)     7,639     30,118
                                              ========                         =======    =======

    See notes to unaudited pro forma condensed combining financial statements

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

1.       Allocation of Purchase Price

        The allocation of Ontrack's purchase price among the assets acquired and liabilities assumed is based on preliminary estimates of the fair market value. These estimates of fair market value could change based on the completion of Kroll's evaluation of the assets and liabilities of Ontrack, including finalization of an independent appraisal of the assets acquired.

        The following table sets forth the components of the estimated purchase price (in thousands):

             Common Stock issued.............................    $129,217
             Options issued*...............................        10,171
             Accrued transaction costs.......................       4,500
                                                                 --------
             Total purchase price........................        $143,888
                                                                 ========

               *The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants:

               Description
               --------------------
               Dividend yield               -
               Expected volatility          72.9%
               Risk-free interest rate      3.72%
               Expected lives               1 year

        The following table provides the preliminary allocation of the purchase price based upon Ontrack's December 31, 2001 balance sheet (in thousands):

      Assets
             Cash, cash equivalents, marketable
             securities and accounts receivable.............   $ 39,415
             Prepaid expenses and other.....................      3,716
             Property, plant and equipment..................      9,285
             Goodwill.......................................     85,839
        Identified intangible assets primarily
          related to internally developed
          software ........................................       6,200
             Other assets...................................      5,524

      Liabilities
             Accounts payable and other accrued liabilities      (6,091)
                                                                -------
      Total purchase price..................................   $143,888
                                                               ========

        In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

        In accordance with the provisions of SFAS No. 142, Kroll will not amortize goodwill and intangible assets with indefinite lives recorded in this acquisition. Kroll expects to perform an annual impairment test of goodwill and indefinite lived intangible assets related to the merger.

2.      Pro Forma Adjustments (in thousands)

(a) Total costs in excess of assets and other intangible assets acquired by Kroll in connection with the purchase of Ontrack:

Adjustment to calculate goodwill and other intangible assets and to allocate the purchase price to the estimated fair value of Ontrack net assets acquired:


       Share valuation                  $ 129,217
       Options                             10,171
       Transaction costs                    4,500
                                        ---------


       Purchase price                     143,888      Goodwill recognized               85,839
       Less:  net assets acquired          51,849      Identifiable intangible assets     6,200
                                        ---------                                      --------
       Intangible assets acquired       $  92,039                                      $ 92,039
                                        =========                                      ========

(b) Estimated transaction costs to be incurred by Kroll in its acquisition of Ontrack.

(c) Elimination of outstanding equity balances of Ontrack as of December 31, 2001.

(d) Issuance of Kroll's common stock for the acquisition of Ontrack, based on an average stock price for Kroll common stock . The average stock price was determined by taking the average of Kroll's stock price on the date of the announcement of the proposed acquisition and the two days before and after the date of the announcement of the proposed acquisition. The issuance was allocated between common stock and additional paid-in capital based on the par value of common stock.

       Shares issued times $.01 par value                        76
       Additional paid-in capital                           129,141

(e) Amortization expense of the identifiable intangible assets acquired in the acquisition of Ontrack by Kroll of $1,550 is based on a four-year amortization period.

(f) Additional weighted average shares of 7,639 outstanding was determined assuming the merger was completed on January 1, 2001 and the shares were outstanding for the entire year.

(g) Goodwill of $4,086 on the books of Ontrack has been eliminated in accordance with the provisions of SFAS No. 141.

(h) Fair value of Ontrack options assumed by Kroll included in the total purchase price.

(i) Elimination of goodwill amortization related to goodwill written off under Note 2(g).

                     COMPARISON OF RIGHTS OF SHAREHOLDERS OF
                        ONTRACK AND SHAREHOLDERS OF KROLL

        After the merger, shareholders of Ontrack will become shareholders of Kroll. Their rights will then be governed by the Kroll amended and restated articles of incorporation and code of regulations and the Ohio General Corporation Law. Presently, Ontrack shareholders' rights are governed by the Ontrack articles of incorporation and bylaws and the Minnesota Business Corporation Act. If the reincorporation merger is approved by Kroll shareholders at the annual meeting, following the reincorporation merger, Kroll shareholders, including former Ontrack shareholders, will become stockholders of Kroll Inc., a Delaware corporation. Their rights will then be governed by the Kroll Delaware certificate of incorporation and bylaws and the Delaware General Corporation Law. See "Kroll Proposal No. 5 - Approval of Agreement and Plan of Merger to Reincorporate in Delaware."

        The following summary describes the material differences among the Ontrack articles of incorporation and bylaws and the Kroll amended and restated articles of incorporation and code of regulations and the Kroll Delaware certificate of incorporation and bylaws. This summary is not, however, a complete statement of all differences between rights of the holders of Kroll common stock and Ontrack common stock and is qualified by the full text of each document, the Minnesota Business Corporation Act and the Ohio General Corporation Law and the Delaware General Corporation Law. You should carefully read this entire joint proxy statement/prospectus and refer to the other documents discussed below for a more complete understanding of the differences among the rights of Ontrack shareholders, Kroll shareholders and Kroll Delaware stockholders.

Capitalization

        Authorized and Outstanding Capital Stock

        The Ontrack articles of incorporation authorize the issuance of 26,000,000 shares of capital stock, consisting of:

        o       25,000,000 shares of common stock, par value $.01; and
        o 1,000,000 shares of preferred stock, par value $.01, the powers, references and rights, and the qualifications, limitations and restrictions of which may be determined by the board of directors.

        The Kroll articles of incorporation authorize the issuance of 51,000,000 shares of capital stock, consisting of:

        o       50,000,000 shares of common stock, par value $.01; and
        o 1,000,000 shares of preferred stock, par value $.01, the rights and preferences of which may be determined by the board of directors.

        The Kroll Delaware certificate of incorporation authorizes the issuance of 105,000,000 shares of capital stock, consisting of:

        o       100,000,000 shares of common stock, par value $.01; and
        o 5,000,000 shares of preferred stock, par value $.01, the rights and preferences of which may be determined by the board of directors.

        Voting Rights

        Under Minnesota, Ohio and Delaware law, shareholders are entitled to one vote per share of common stock held by such shareholder. The Ontrack articles of incorporation, the Kroll articles of incorporation and the Kroll Delaware certificate of incorporation each prohibit cumulative voting for directors.

Board of Directors

        Board Size

        Minnesota law provides that the board of directors of a Minnesota corporation shall consist of one or more directors as fixed by or in the manner provided in the articles of incorporation or bylaws. The Ontrack bylaws provide that the board of directors shall consist of not less than three nor more than nine directors, as may be designated by the board of directors from time to time.

        Ohio law provides that the number of directors may be fixed by a corporation's articles of incorporation or code of regulations, but may not be less than three. However, if not so fixed, the number of directors is set at three, provided further, that where all shares of a corporation are owned of record by one or two shareholders, the number of directors may be less than three, but not less than the number of shareholders. The Kroll code of regulations provides that the number of directors shall never be less than three or the number of shareholders of record, and that the number of directors may be fixed or changed by a majority of the shares present and entitled to vote at a properly held meeting of the shareholders called for the purpose of electing directors. The Kroll code of regulations further provides that the number of directors may be fixed or changed by a majority of the directors present and entitled to vote at a properly called meeting.

        Under Delaware law, the board of directors shall consist of one or more members. The number of directors shall be fixed by or in the manner provided in the corporation's bylaws, unless the corporation's certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The Kroll Delaware bylaws provide that the number of directors constituting the board of directors shall not be less than two nor more than ten, as determined by the board of directors.

        Board Classification

        Neither the board of directors of Ontrack nor the board of directors of Kroll is divided into classes. Accordingly, all directors for both companies generally are elected at each annual meeting of the company's shareholders.

        The Kroll Delaware certificate of incorporation and by-laws provides that the Kroll Delaware board will be classified into three classes. One class, consisting of three directors will serve until the 2003 annual meeting of stockholders of Kroll Delaware. The second class, consisting of two directors, will serve until the 2004 annual meeting of stockholders of Kroll Delaware. The third class, consisting of three directors will serve until the 2005 annual meeting of stockholders of Kroll Delaware. At each annual meeting of stockholders of Kroll Delaware held in or after 2003, directors will be elected for a three-year term to succeed the directors whose terms are expiring at that annual meeting. See "Kroll Proposal No. 5 - Approval of Agreement and Plan of Merger to Reincorporate in Delaware."

        Quorum Requirements

        Under Minnesota law, a majority of the directors then in office constitutes a quorum. However, the articles of incorporation or bylaws may require a higher or lower number of directors to establish a quorum. Neither the Ontrack articles of incorporation, nor the Ontrack bylaws, modifies this quorum requirement.

        Under Ohio law, a quorum of the board of directors consists of a majority of the whole authorized number of directors. However, the articles of incorporation or the code of regulations may establish a higher or lower number of directors to constitute a quorum. Neither the Kroll articles of incorporation nor the Kroll code of regulations modifies this quorum requirement.

        Under Delaware law, a majority of the directors then in office constitutes a quorum, unless the certificate of incorporation or bylaws of the corporation of a corporation require a greater or lesser number, but in no event less than one-third of the votes of the entire board. Neither the Kroll Delaware certificate of incorporation nor the Kroll Delaware bylaws modifies this quorum requirement.

        Nominations

        The Ontrack bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the secretary of Ontrack prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the secretary of Ontrack not less than 60 days nor more than 90 days prior to the meeting. The notice to Ontrack from a shareholder who intends to nominate a person at the meeting for election as a director must contain:

        o the name and address of record of the shareholder who intends to make the nomination;
        o a representation that the shareholder is a holder of record of shares of Ontrack entitled to vote at such meeting and intends to appear in person or by proxy to nominate the person or persons described in the notice;
        o the name, age, business and residence addresses, and principal occupation or employment of each nominee;
        o a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
        o all other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
        o       the consent of each nominee to serve as director if elected.

        Ontrack may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director. If the presiding officer of a shareholder meeting determines that a person was not nominated in accordance with the foregoing procedure, that person will not be eligible for election as a director.

        The Kroll code of regulations provides that directors shall be elected at the annual meeting of the shareholders, or, if not so elected, at a special meeting of the shareholders. The only candidates who will be eligible for election at such meeting will be those who have been nominated by the board of directors and those who have been properly nominated by a shareholder. A shareholder may nominate a director only if the shareholder delivers or sends by certified mail a notice to the secretary of Kroll. The notice shall be in writing and shall be given at least five and no more than 30 days prior to the meeting, and shall contain:

        o       the name and residence of such shareholder;
        o a representation that such shareholder is a holder of record of voting stock of Kroll and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;
        o       the name and residence of such nominee; and
        o       the consent of such nominee to serve as a director if elected.

        If the chairman of the shareholder meeting determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

        The Kroll Delaware bylaws provide that nominations of candidates for election as directors may be made by the board of directors or by any holder of record of the capital stock of Kroll Delaware entitled to vote for the election of directors that complies with the requirements for making nominations. A Kroll Delaware stockholder that seeks to nominate a director must be present in person at the annual meeting. Nominations for the election of directors must be made in a written notice that is timely delivered to the secretary of Kroll. To be timely, the notice must be delivered to, or mailed or received by Kroll at its principal executive offices: (1) if for the first annual meeting after the reincorporation merger, not later than the later of (x) the 75th day before the date of this annual meeting or (y) the 15th day after Kroll Delaware publicly announces the date of this annual meeting, or (2) for all subsequent annual meetings, not less than 75 days nor more than 120 days prior to the anniversary date of the previous year's annual meeting, unless the annual meeting is scheduled to be held more than 30 days before or more than 60 days after that anniversary date, in which case notice is timely if delivered to or mailed and received by Kroll not later than the later of (x) the 75th day before the date of the annual meeting or (y) the 15th day after Kroll Delaware publicly announces the date of the annual meeting.

        The stockholder's notice must state

        o the name, age, business address and residence address of each person proposed to be nominated;
        o the principal occupation or employment of each person proposed to be nominated;
        o the class and number of shares of Kroll Delaware's capital stock beneficially owned by each person proposed to be nominated on the date of the notice;
        o       the consent of each nominee to serve as director if elected;
        o the information regarding each nominee that is required to be disclosed pursuant to the rules and regulations of the Securities Exchange Act of 1934;
        o the name and address of the stockholder and of the beneficial owners, if any, of Kroll Delaware's capital stock registered in the nominating stockholder's name and the name and address of any other stockholder known by the nominating stockholder to be supporting each nominee;
        o the class and number of shares of Kroll Delaware's capital stock held of record, beneficially owned or represented by proxy by the nominating stockholder and by any other stockholder known by the nominating stockholder to be supporting each nominee; and
        o a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person relating to the nomination of that nominee by the nominating stockholder.

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        If the Kroll Delaware board of directors, any committee designated by the board or the presiding officer of the annual meeting determines that a person was not nominated in accordance with the foregoing procedures, that nominee will not be considered at the annual meeting.

        Cumulative Voting for Directors

        Under Minnesota law, cumulative voting in the election of directors is mandatory unless the corporation's articles of incorporation provide that there shall be no cumulative voting. The Ontrack articles of incorporation contain a provision that eliminates cumulative voting.

        Under Ohio law, cumulative voting in the election of directors is mandatory unless the corporation's articles of incorporation provide that there shall be no cumulative voting. The Kroll articles of incorporation contain a provision that eliminates cumulative voting.

        Under Delaware law, cumulative voting is permitted only if it is specifically provided for in the corporation's certificate of incorporation. The Kroll Delaware certificate of incorporation does not provide for cumulative voting.

        Removal of Directors

        Minnesota law provides that, unless modified by the articles or bylaws of the corporation or by shareholder agreement, the directors of a corporation may be removed with or without cause by the affirmative vote of that proportion or number of the voting power of the shares of the classes or series the director represents which would be sufficient to elect such director (with an exception for corporations with cumulative voting). The Ontrack articles of incorporation and bylaws do not modify this right. In addition, under Minnesota law, a director appointed by the board of directors to fill a vacancy or newly created directorship resulting from an increase in the number of directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill the vacancy and the time of the removal.

        Under Ohio law, unless the articles of incorporation of a corporation provide otherwise, a director or directors may be removed from office with or without cause by the vote of the holders of a majority of the voting power entitling them to elect replacements. The Kroll articles of incorporation does not modify this right.

        Under Delaware law, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Kroll Delaware certificate of incorporation provides for a classified board of directors and specifically provides that no director may be removed by action of the stockholders except for cause. Consequently, a director of Kroll Delaware may be removed from office only for cause.

        Board Action by Written Consent

        Under Minnesota law, an action may be taken by a written action signed by all of the directors, and if the articles of incorporation so provide, any action which does not require shareholder approval may be taken by written action signed by a majority of the directors. The Ontrack articles of incorporation contain a provision which permits the directors to act by written action signed by the number of directors which would be required to take the same action at a meeting of the board at which all directors were present. An action of the board that requires shareholder approval may be taken without a board meeting if all members of the board consent to such action in writing.

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        Under Ohio law and the Kroll code of regulations, any action which may be taken at a meeting of the directors may be taken without a meeting if authorized in writing signed by all of the directors.

        Under Delaware law, unless otherwise restricted by the certificate of incorporation or bylaws, the board of directors of a Delaware corporation may take action without a meeting if all members of the board consent to such action in writing. The Kroll Delaware certificate of incorporation and bylaws do not contain any restriction on this right.

        Board Vacancies

        Under Minnesota law, unless different rules for filling vacancies are provided for in the articles of incorporation or bylaws, vacancies resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies resulting from a newly-created directorship may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. The shareholders may also elect a new director to fill a vacancy that is created by the removal of a director by the shareholders. The Ontrack articles of incorporation do not modify the procedures prescribed by Minnesota law.

        Under Ohio law and the Kroll code of regulations, vacancies on the board of directors may be filled by the remaining directors even though less than a quorum.

        Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws of the corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum. If at any time there are no directors, then any officer or stockholder may call a special meeting or apply to a court for the purpose of holding an election. Additionally, if at the time of filling a vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, a stockholder or stockholders holding at least ten percent of the total number of outstanding shares may apply to a court for the purpose of holding an election. The Kroll Delaware bylaws provide that vacancies, including any vacancy created by the increase in the number of directors or the death, resignation, disqualification or removal of a director, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors constitute less than a quorum, or, if the vacancy is not so filled by the remaining directors, by the Kroll Delaware stockholders.

Shareholder Meetings

        Shareholder Action by Written Consent

        Under Minnesota law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

        Under Ohio law, unless prohibited by a corporation's articles of incorporation or code of regulations, any action which may be taken at a shareholder meeting may be taken in writing signed by all of the shareholders who would be entitled to notice of such a meeting. The Kroll articles of incorporation and code of regulations do not limit this right.

        Under Delaware law, unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by the holders of outstanding stock having not less than the minimum

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number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The Kroll Delaware certificate of incorporation and bylaws provide that the stockholders of Kroll Delaware may not take action by written consent.

        Ability to Call Special Meetings

        Under Minnesota law and the Ontrack bylaws, a special meeting of shareholders may be called by the chairman of the board, the chief executive officer, the chief financial officer, any two directors, or a shareholder or shareholders holding ten percent or more of the shares entitled to vote on the matters to be presented at the meeting. However, a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote.

        Ohio law and the Kroll code of regulations provide that special meetings of shareholders may be called by the chairman of the board, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or persons who hold 50% of all shares outstanding and who are entitled to vote at that meeting.

        Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws. The Kroll Delaware certificate of incorporation and bylaws provide that special meetings of the stockholders may be called only by the Executive Chairman of the Board, the Chief Executive Officer or the affirmative vote of a majority of the board of directors then in office.

        Notice of Meetings

        Under Minnesota law and the Ontrack bylaws, holders of Ontrack common stock are entitled to at least ten but not more than 60 days' prior written notice for each regular meeting and special meeting. Minnesota law requires that notice of a meeting at which an agreement of merger or exchange is to be considered shall be given to all shareholders of record, whether entitled to vote or not, at least 14 days prior to the meeting.

        Under Ohio law and the Kroll code of regulations, holders of Kroll common stock are entitled to at least at least seven but not more than 60 days' prior written notice for each regular meeting and special meeting. Ohio law requires that notice of a meeting at which an agreement of merger or exchange is to be considered shall be given to all shareholders of record, whether entitled to vote or not, at least seven days prior to the meeting.

        Under Delaware law and the Kroll Delaware bylaws, Kroll Delaware stockholders are entitled to at least ten but not more than 60 days' prior written notice for each annual meeting and special meeting of the stockholders. Delaware law requires that notice of a meeting at which an agreement of merger is to be considered shall be given to all stockholders of record, whether entitled to vote or not, at least 20 days prior to the meeting.

        Quorum Requirements

        Under Minnesota law and the Ontrack bylaws, the holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum. If a quorum is present when a duly called meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of a number of

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shareholders which leaves less than the number otherwise required for a quorum.
A majority of the shareholders present at any meeting shall have the power to adjourn the meeting from time to time even if a quorum is not present.

        Under Ohio law and the Kroll code of regulations, the holders of shares entitled to exercise a majority of the voting power of the corporation, present in person or by proxy, shall constitute a quorum for any meeting. The shareholders present in person or by proxy may adjourn the meeting from time to time even if a quorum is not present. In any matter brought before any meeting of shareholders, the affirmative vote of the holders of shares representing a majority of the shares actually cast shall be the act of the shareholders, except that no action required to be authorized or taken by the holders of a designated proportion of the shares of Kroll may be authorized or taken by a lesser proportion.

        Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws of a corporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders. The Kroll Delaware certificate of incorporation provides that the holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a stockholders meeting, represented in person or by proxy at that meeting, shall constitute a quorum.

        Advance Notice Provisions

        The Ontrack bylaws require that, for a shareholder proposal to properly be brought before a regular meeting, the shareholder must comply with certain procedures. The shareholder must give notice in writing to the secretary of Ontrack not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year's meeting. The notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

        o a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting;
        o the name and address of record of the shareholders proposing such business;
        o the class or series and number of shares of the corporation which are owned by such shareholder; and
        o       any material interest in the shareholder of such business.

        Additionally, the Ontrack bylaws provide special requirements for shareholder proposals of nominations for the election of directors. See " - Board of Directors - Nominations."

        The Kroll code of regulations does not provide any special requirements to bring a shareholder proposal at a shareholder meeting, other than for the nomination of directors. See " - Board of Directors - Nominations."

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        The Kroll Delaware bylaws provide that, for a stockholder proposal to properly be brought before an annual meeting, the stockholder must comply with specified procedures. A Kroll Delaware stockholder that seeks to bring a proposal before an annual meeting must be present in person at that meeting. The proposal must be made in a written notice that is timely delivered to the secretary of Kroll. To be timely, the notice must be delivered to, or mailed or received by Kroll at its principal executive offices: (1) if for the first annual meeting after the reincorporation merger, not later than the later of (x) the 75th day before the date of this annual meeting or (y) the 15th day after Kroll Delaware publicly announces the date of this annual meeting, or (2) for all subsequent annual meetings, not less than 75 days nor more than 120 days prior to the anniversary date of the previous year's annual meeting, unless the annual meeting is scheduled to be held more than 30 days before or more than 60 days after that anniversary date, in which case notice is timely if delivered to or mailed and received by Kroll not later than the later of (x) the 75th day before the date of the annual meeting or (y) the 15th day after Kroll Delaware publicly announces the date of the annual meeting.

        The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

        o a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at that meeting;
        o       the name and address of the stockholder proposing that business;
        o the class and number of shares of Kroll Delaware capital stock which are beneficially owned by that stockholder;
        o the name and address of the beneficial owners, if any, of Kroll Delaware capital stock registered in that stockholder's name and the class and number of shares of Kroll Delaware capital stock beneficially owned by those owners;
        o the name and address of any other stockholder known by the proposing stockholder to be supporting that business and the class and number of shares of Kroll Delaware capital stock beneficially owned by those other stockholders; and
        o       any material interest of the stockholder, or any stockholder known to be supporting the proposal, in that business.

        If the Kroll Delaware board of directors, any committee designated by the board or the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with the foregoing procedures, that proposal will not be considered at the annual meeting.

        Additionally, the Kroll Delaware bylaws provide special requirements for stockholder proposals of nominations for the election of directors. See " - Board of Directors - Nominations."

Voting Rights with respect to Extraordinary Corporate Transactions

        Under Minnesota law, the sale, lease, transfer or other disposition of all or substantially all of a corporation's property and assets, if not made in the usual and regular course of business, must be authorized at a shareholders meeting by a majority of the voting power of the shares entitled to vote.

        In addition, under Minnesota law, an agreement of merger, exchange or consolidation must be approved by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. A greater vote may by required if provided in a corporation's articles of incorporation. The Ontrack articles of incorporation do not modify this voting requirement. Minnesota law also requires the separate vote of any class or series of shares if any provision of the plan of merger would, if contained in a proposed amendment to the articles, entitle the class or series to vote as a class or series. Minnesota law provides

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generally that, unless otherwise provided in a corporation's articles of incorporation, no vote of the shareholders of the surviving corporation is required to approve a merger if:

        o the agreement of merger does not amend in any respect the corporation's articles of incorporation;

        o each share outstanding immediately prior to the effective date is to be an identical outstanding share of the surviving corporation after the effective date; and

        o the number of shares of the surviving corporation's common stock to be issued in the merger plus the number of shares of common stock into which any other securities to be issued in the merger are initially convertible do not exceed 20% of its common stock outstanding immediately prior to the effective date of the merger.

The Ontrack articles of incorporation do not modify this voting requirement.

        Under Ohio law, a lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation, if not made in the usual and regular course of business, must be authorized by the shareholders of the selling or disposing corporation. The vote required is the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, unless the articles of incorporation provide for a different proportion, but not less than a majority of the voting power, and by the affirmative vote of the holders of shares of any particular class that is required by the articles of incorporation. The shareholders of the acquiring corporation must also approve the lease or other acquisition of all or substantially all of the assets of the disposing corporation if the transaction involves the issuance or transfer by the acquiring corporation of a number of its shares as will entitle the holders of those shares immediately after the transaction to exercise one-sixth or more of the voting power of the acquiring corporation.

        The Kroll articles of incorporation provide that any sale or other disposition of all or substantially all of its assets must be approved by the affirmative vote of the holders of shares entitled to exercise a majority of the voting power of Kroll.

        In addition, under Ohio law, an agreement of merger or consolidation must be adopted by the shareholders of each constituent corporation other than the surviving corporation. The vote required is the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power, unless the articles of incorporation provide for a different proportion, but not less than a majority of the voting power, and by the affirmative vote of the holders of shares of any particular class that is required by the articles of incorporation. The shareholders of the surviving corporation must also adopt an agreement of merger or consolidation if (1) the articles of incorporation or the code of regulations of the surviving corporation require that its shareholders adopt the agreement, (2) the merger or consolidation agreement conflicts with or changes the articles of incorporation or the code of regulations of the surviving corporation or authorizes any action that otherwise would require adoption by the shareholders or (3) the merger involves the issuance or transfer by the surviving corporation of a number of its shares as will entitle the holders of those shares immediately after the merger to exercise one-sixth or more of the voting power of the surviving corporation. The vote required is the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power, unless the articles of incorporation provide for a different proportion, but not less than a majority of the voting power, and by the affirmative vote of the holders of shares of any particular class that is required by the articles of incorporation. The Kroll articles of incorporation provide that any merger or consolidation must be approved by the affirmative vote of the holders of shares entitled to exercise a majority of the voting power of Kroll.

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        Under Delaware law, approval of mergers and consolidations requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the certificate of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (1) the merger does not amend in any respect the certificate of incorporation of the corporation; (2) each outstanding share immediately prior to the effective date of the merger is to be an identical share of the surviving corporation after the merger; and (3) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the number of shares of common stock to be issued in the merger plus the number of shares of common stock that are initially issuable on conversion of other securities issued in the merger do not exceed 20% of the common stock of the corporation outstanding immediately before the merger. The Kroll Delaware certificate of incorporation does not modify this voting requirement.

        In addition to the requirements discussed above, the antitakeover provisions of Minnesota, Ohio and Delaware law impose different or additional voting requirements. See " - Business Combinations, Control Share Acquisitions and Anti-Takeover Provisions."

Amendments to Organizational Documents

        Articles of Incorporation

        Under Minnesota law, an amendment to the articles of incorporation generally requires the affirmative vote of the holders of majority of the shares present and entitled to vote unless a larger affirmative vote is required by the corporation's articles. The Ontrack articles of incorporation do not contain any provisions that require a larger affirmative vote in order to amend the articles of incorporation. Prior to submitting a resolution for a shareholder vote, the resolution must be approved by a majority of directors present at a meeting where the resolution is considered, unless the resolution is proposed by a shareholder or shareholders holding three percent or more of the voting power of the outstanding shares entitled to vote. In addition, holders of an outstanding class or series are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the articles, if the amendment would have certain effects on the class or series of stock, such as changing the number of shares in the class or changing the rights or preferences of the class or series.

        Ohio law provides that a corporation's articles of incorporation may be amended at a meeting held for that purpose by the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation. Ohio law permits corporations' articles of incorporation to provide for a different proportion, but not less than a majority of the voting power. The Kroll articles of incorporation provide for amendment by the affirmative vote of the holders of shares entitled to exercise a majority of the voting power of Kroll. The Kroll articles of incorporation also provide for their amendment by Kroll consistent with and in the manner prescribed by Ohio law. Ohio law allows directors to amend the articles of incorporation in limited circumstances relating to:

        o the issuance and terms of a class or series of stock, if provided in the corporation's articles;
        o the authorization of shares necessary in connection with the issuance of shareholder-approved options or convertible securities; and
        o the restatement of the articles to reflect changes in capitalization or mergers or consolidations.

        Under Delaware law, an amendment to the certificate of incorporation requires the affirmative vote of the holders of majority of the shares entitled to vote, unless the corporation's certificate of

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incorporation requires a greater or lesser number for approval. The Kroll
Delaware certificate of incorporation does not change the vote required by Delaware law. Additionally, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not they are entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to adversely affect them.

        Bylaws; Code of Regulations

        Minnesota law and the Ontrack bylaws provide that the power to adopt, amend or repeal the bylaws is vested in the board. Minnesota law and the Ontrack bylaws provide that the authority of the board of directors is subject to the power of the shareholders to change or repeal such bylaws by a majority vote of the shareholders at a meeting of the shareholders called for such purpose. Moreover, the board of directors may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications or terms of office. The board may adopt or amend a bylaw to increase the number of directors. Under Minnesota law, a shareholder or shareholders holding three percent or more of the voting shares entitled to vote may propose a resolution to amend or repeal bylaws adopted, amended or repealed by the board, in which event such resolutions must be brought before the shareholders for their consideration pursuant to the procedures for amending the articles of incorporation.

        Ohio law provides that a code of regulations may be adopted, amended or repealed:

        o       at a meeting of the shareholders by the approval of a majority of the shareholders entitled to vote on the proposal;
        o       by a written consent signed by two-thirds of the shareholders entitled to vote on the proposal; or
        o by a lesser, but not less than a majority, or a greater affirmative vote or consent as specified in the articles of incorporation or the code of regulations.

        The Kroll code of regulations provides for amendment by the affirmative vote or written consent of the shareholders entitled to exercise a majority of the voting power on the proposal or by the affirmative vote of a majority of the directors to the extent permitted by Ohio law at the time of the amendment.

        Under Delaware law, the power to adopt, amend or repeal the bylaws is vested in the board of directors and is subject to the power of the stockholders to adopt, amend or repeal bylaws adopted, amended or repealed by the board. The Kroll Delaware certificate of incorporation and bylaws provide that the bylaws may be amended or repealed by the board of directors or at any annual meeting of stockholders or special meeting of stockholders called for that purpose by the affirmative vote of a majority of the total votes eligible to be cast on the amendment or repeal by holders of voting stock, voting together as a single class.

Payment of Dividends and Repurchase of Shares of Stock

        Under Minnesota law, a corporation may pay dividends or repurchase its shares if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares. This is true regardless of whether the corporation has surplus or net profits, but is subject to limitations for the benefit of preferred shares.

        Under Ohio law, a corporation may pay a dividend or distribution in cash, property or shares. The dividend or distribution may not exceed the sum of
(1) surplus, which is defined as the excess of a corporation's assets over the sum of its liabilities plus its stated capital, if any, and (2) an amount equal to the difference between (x) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 and (y) the aggregate amount of the transition obligation that would have been recognized as of the date of declaration of a dividend or distribution if the corporation had elected to amortize its recognition of the transition obligation under Statement of Financial Accounting Standards No. 106. In addition, Ohio law provides that a corporation cannot purchase or redeem its own shares if (1) immediately afterwards its assets are less than the sum of its liabilities plus its stated capital, if any, or (2) the corporation is insolvent or there is reasonable ground to believe that by the purchase or redemption it would be rendered insolvent.

        Under Delaware law, a corporation may pay dividends only out of surplus, which is defined generally as the stockholders' equity of the corporation less the par value of the capital stock outstanding, or, if there exists no surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation has diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a liquidation preference, the corporation may not declare and pay out of its net profits any dividends to the holders of its common stock until the deficiency has been repaired. In general, Delaware law provides that shares of a corporation's capital stock may only be repurchased or redeemed by the corporation out of surplus. To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and that liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

        It is the present policy of Kroll's board of directors to retain any earnings for use in Kroll's business and it is anticipated that Kroll Delaware will do the same.

Limitation of Liability of Directors

        Under Minnesota law, a corporation may limit a director's personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty except for:

        o any breach of a director's duty of loyalty to the corporation and its shareholders;
        o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
        o       illegal distributions or violations of Minnesota Securities Act;
        o any transaction from which the director derived an improper personal benefit; or
        o any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.

The Ontrack articles of incorporation and bylaws provide that, to the maximum extent allowed by Minnesota law, no director of Ontrack will have any personal liability to Ontrack or its shareholders for monetary damages for breach of fiduciary duty as a director. They further provide that no amendment or repeal of such provision shall have any effect on the liability of an Ontrack director for acts or omissions occurring prior to such amendment or repeal.

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        Under Ohio law, with limited exceptions, a director may be liable in damages for any action the director takes or fails to take as a director only if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or reckless disregard for the best interests of the corporation. Neither the Kroll articles of incorporation nor the Kroll code of regulations provide for a different standard.

        Under Delaware law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' liability for monetary damage for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be eliminated or limited for:

        o       breaches of duty of loyalty;
        o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
        o the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or
        o transactions from which a director derived an improper personal benefit.

        The Kroll Delaware certificate of incorporation provides for the elimination or limitation of directors' liability to the fullest extent permitted under Delaware law.

Indemnification of Directors, Officers and Employees

        Minnesota law requires a corporation to indemnify any director, officer or employee who is made or threatened to be made party to a proceeding by reason of the former or present official capacity of the director, officer or employee, against judgments, penalties, fines, settlements and reasonable expenses so long as such person:

        o       has not been indemnified by another organization or person;
        o       acted in good faith;
        o received no improper personal benefit and complied with applicable procedures relating to conflict of interest transactions;
        o in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
        o reasonably believed that the conduct was in the best interests of the corporation, or, in the case of a conflict of interest transaction, reasonably believed that the conduct was not opposed to the best interests of the corporation.

        Minnesota law permits a corporation to prohibit or limit indemnification in its articles of incorporation or its bylaws. The Ontrack bylaws state that Ontrack shall indemnify such persons for such expenses and liabilities to the fullest extent allowed by Minnesota law.

        Ohio law permits a corporation to indemnify its directors, officers, employees, or one who is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another entity, against expenses, judgments, fines and amounts paid in settlement in connection with a legal proceeding so long as such person:

        o       acted in good faith;
        o in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

        o reasonably believed that the conduct was in, or not opposed to, the best interests of the corporation.

However, Ohio law prohibits indemnification if:

        o the person is found liable for negligence or misconduct in the performance of his duties to the corporation, unless the court determines that indemnification is proper; or
        o the only liability asserted against a director concerns unlawful distributions.

        The Kroll code of regulations provides for the indemnification of directors, officers and any person serving at the request of an executive officer of Kroll as a director, officer, partner, employee or agent of another corporation or entity to the fullest extent allowed by Ohio law. The Kroll code of regulations further provides that Kroll may, by action of the Kroll board, grant rights to indemnification, to employees or agents of Kroll.

        Under Delaware law, a corporation has the power to indemnify any directors, officer, employee or agent who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the director, officer, employee or agent against judgments, fines, settlement amounts and expenses reasonable incurred so long as such person:

        o acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and
        o with respect to a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

A corporation may not indemnify a person who is found liable to the corporation unless a court determines that the person is entitled to such indemnification. A corporation is required to indemnify a present or former director or officer to the extent that such person has been successful in the defense of an action. The Kroll Delaware certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permitted under Delaware law.

Dissenters' and Appraisal Rights

        Under Minnesota law, dissenting shareholders are entitled to dissenter' rights in connection with the lease, sale, exchange, transfer or certain other dispositions of all or substantially all of the assets of a corporation and in connection with certain amendments to its articles of incorporation which adversely affect a shareholder's rights. In addition, shareholders of a Minnesota corporation are entitled, except in limited situations, to dissenters' rights in connection with any merger or with any exchange which requires a shareholder vote. Shareholders of an acquiring corporation are entitled to dissenters' rights in a merger, combination or majority share acquisition in which such shareholders are entitled to vote. If dissenting shareholders have complied with the procedures prescribed by Minnesota law, following the effective date of the transaction, the corporation is required to remit to each dissenting shareholder the amount the corporation estimates to be the fair value of the shareholder's shares, plus interest, accompanied by certain other documents. Shareholders are not required to return any such payment made by the corporation, even if such payment is ultimately determined to exceed fair value by a court. Finally, under Minnesota law, the corporation generally pays all costs of the proceedings, unless a court determines that a shareholder acted arbitrarily, vexatiously or not in good faith.

        Under Ohio law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other dispositions of all or substantially all of the assets of a corporation and in connection with amendments to its articles of incorporation that adversely affect a shareholder's rights. In addition, shareholders of an Ohio corporation are entitled to appraisal rights in connection with any merger, consolidation, combination or majority share acquisition that requires a shareholder vote or in which shareholders are entitled to vote. Unless the corporation pays a dissenter the demanded or subsequently agreed upon amount, the dissenting shareholder may file a complaint with a court seeking a determination of the fair cash value of the shares. The court shall render judgment against the corporation for such amount. The costs of the proceeding shall be assessed or apportioned as the court considers equitable.

        Under Delaware law, appraisal rights are available only in connection with statutory mergers or consolidations. Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholders' vote is required are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal for stockholders of a Delaware corporation whose shares of stock are either:

        o listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
        o       held of record by more than 2,000 stockholders.

In addition, there are no statutory rights of appraisal for stockholders of a Delaware corporation that receive in the merger or consolidation:

        o shares of stock of the corporation surviving or resulting from the merger or consolidation;
        o shares of stock of any other corporation (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 stockholders;
        o       cash instead of fractional shares;
        o       or any combination of the foregoing.

A corporation is not required to remit to dissenting stockholders the fair value of the shares unless and until such fair value is determined by a court. A court may, but is not required to, award a fair interest on such amount. Under Delaware law, the costs of the proceedings are determined by the court and taxed upon the parties as deemed equitable by the court under the circumstances.

Business Combinations, Control Share Acquisitions and Anti-Takeover Provisions

        The Minnesota business combination statute prohibits certain "business combinations," as defined in the Minnesota Business Corporation Act, between a Minnesota corporation with at least 100 shareholders, or a publicly held corporation that has at least 50 shareholders, and an "interested shareholder" for a four-year period following the share acquisition date by the interested shareholder, unless certain conditions are satisfied. An "interested shareholder" is generally defined to include a person who beneficially owns at least ten percent of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. This restriction does not apply if the transaction is approved by a committee of disinterested directors prior to the other party becoming an interested shareholder.

        The Minnesota control share acquisition statute limits the ability of a shareholder who acquires beneficial ownership exceeding various thresholds of the percentage of voting power of a Minnesota corporation (at least 20% but less than 33%; at least 33% but less than 50%; and 50% or more) from voting shares in excess of the threshold unless such acquisition has been approved in advance by a majority of the voting power held by shareholders unaffiliated with such shareholder. Specified acquisitions, including the merger, are exempted from the provisions of the Minnesota control share acquisition statute. The articles or bylaws may be amended by a committee of disinterested directors to cause this restriction to be inapplicable.

        Minnesota law provides that during any tender offer, a publicly held corporation may not enter into or amend an agreement, whether or not subject to contingencies, that increases the current or future compensation of any officer or director. In addition, under Minnesota law, a publicly held corporation is prohibited from purchasing any voting shares owned for less than two years from a five percent shareholder for more than market value unless the transaction has been approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote or unless the corporation makes a comparable offer to all holders of shares of the class or series of stock, or shares convertible into that class or series, held by the five percent shareholders.

        In addition to these anti-takeover measures, the Ontrack bylaws provide special requirements to bring a shareholder proposal before a regular meeting, including shareholder proposals regarding nominations for the election of directors. See " - Shareholder Meetings - Advance Notice Provisions" and " - Board of Directors - Nominations."

        Ohio law prohibits a shareholder from acquiring a control share of an issuing public corporation without the prior authorization of the corporation's shareholders. A control share acquisition is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33%; at least 33% but less than 50%; or 50% or more. This prohibition of control share acquisitions does not apply if a corporation opts out of the statutory coverage through provisions in the corporation's articles of incorporation or code of regulations. Kroll has not adopted any such provisions. Consequently, the Ohio control share acquisition statute currently applies to Kroll.

        Ohio law also prevents an "Interested Shareholder," which is defined as a person who beneficially owns 10% or more of the voting power of an Ohio corporation, from engaging in a "Chapter 1704 transaction," which is defined to include mergers, consolidations, majority share acquisitions, a variety of other transactions that would increase the Interested Shareholder's proportionate share of stock, and transfers of assets to or for the benefit of an Interested Shareholder or its affiliate that meet some financial requirements, with an Ohio corporation for three years after the date that person became an Interested Shareholder unless, among other things, before that person became an Interested Shareholder the board of directors of the corporation approved the Chapter 1704 transaction or the transaction which resulted in the shareholder becoming an Interested Shareholder. In addition, Ohio law provides that after the three-year period described here, an Interested Shareholder may engage in a Chapter 1704 transaction with an Ohio corporation only if at least one of several additional requirements, such as (1) if prior to the shareholder's becoming an Interested Shareholder, the board of directors of the corporation had approved the transaction resulting in the shareholder becoming an Interested Shareholder, or
(2) the Chapter 1704 transaction is approved by the affirmative vote of holders of shares entitled to exercise at least two-thirds of the voting power of the corporation and by the affirmative vote of the holders of at least a majority of the disinterested shares, is satisfied.

        Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an "interested stockholder." For purposes of this provision an "interested stockholder" is a stockholder that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation or its affiliate or associate. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless:

        o the business combination is approved by the corporation's board of directors prior to the stock acquisition date;
        o the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which he became an interested stockholder; or
        o the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of disinterested stockholders.

Delaware law contains no provisions similar to the control share acquisition statute of the Minnesota Business Corporation Act or the provisions of Ohio law relating to control share acquisitions.

        The foregoing discussion of similarities and material differences between the rights of Ontrack shareholders, the rights of Kroll shareholders and the rights of Kroll Delaware stockholders under their respective organizational documents and applicable law is only a summary of some of the provisions of those documents and does not purport to be a complete description of all of the similarities and differences, and is qualified in its entirety by reference to the corporate law of Minnesota, Ohio and Delaware and the full text of the articles of incorporation, certificate of incorporation, bylaws and code of regulations of each of Ontrack, Kroll and Kroll Delaware.

                             ONTRACK PROPOSAL NO. 2

            APPROVAL OF THE ONTRACK 2001 EMPLOYEE STOCK PURCHASE PLAN

        The Ontrack board of directors adopted the Ontrack 2001 Employee Stock Purchase Plan on September 27, 2001, subject to approval by Ontrack shareholders. The purpose of the plan is to encourage stock ownership by employees of Ontrack and its subsidiaries, and to incent these employees to remain in employment, improve operations, increase profits, and contribute more significantly to Ontrack's success, and to permit Ontrack to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees. The plan was adopted to replace Ontrack's 1996 Employee Stock Purchase Plan, which was terminated at the end of the third quarter of 2001 in light of a projected shortfall in available reserved shares during the fourth quarter of 2001, which would have resulted in automatic termination of the plan.

        There are 250,000 shares of Ontrack's common stock, $0.01 par value per share, reserved for issuance under the plan. Currently, approximately 340 employees are eligible to participate under the plan, including officers who own less than 5% of Ontrack's common stock.

        The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. To qualify under Section 423 of the Internal Revenue Code, the plan must be approved by the Ontrack shareholders within 12 months of its adoption by the Ontrack board of directors. If the Ontrack merger with ODI Acquisition described in this joint proxy statement/prospectus is completed and the plan is not approved at the Ontrack special meeting, the plan will not qualify under Section 423, and participants who have purchase rights under the plan, which are referred to in the plan as options, will recognize as ordinary income the difference between the fair market value of the stock on the date of exercise and the purchase price. Alternatively, if the merger is not completed and the plan is not approved by the Ontrack shareholders within 12 months of its adoption by the Ontrack board, the plan will not qualify under Section 423, with the tax consequences described in the preceding sentence.

        As described in "The Merger Agreement - Other Material Covenants - Treatment of Ontrack Stock Options and the Ontrack 2001 Employee Stock Purchase Plan," if the merger described in this joint proxy statement/prospectus is completed, all outstanding purchase rights will be exercised for shares of Ontrack common stock, these shares of Ontrack common stock will be converted to shares of Kroll common stock as a result of the merger, and the plan will be terminated. This will occur regardless of whether the plan is approved by the Ontrack shareholders. Ontrack is asking its shareholders to approve the plan so that the exercise of purchase rights to purchase shares under the plan upon completion of the merger will qualify for tax treatment under Section 423.

Purchase Rights Under the Plan

        In general, the plan permits employees to purchase shares of Ontrack common stock through payroll withholding during a specified period, called a "phase," at a price equal to the lesser of 85% of the value of the common stock on the commencement date of a phase, referred to as the "commencement date," or 85% of the value of a share of common stock on the date of termination of a phase, referred to as the "termination date". Each phase will generally last for three months, or for such shorter or longer period of time not to exceed 27 months as may be determined by the stock purchase committee of the board of directors prior to each commencement date. Phases may run concurrently. Until the ratification of the plan by Ontrack shareholders, the commencement date of each phase will begin on the first day of each calendar quarter and the termination date of each phase will be the last day of the calendar quarter in which the adoption of the plan is ratified by Ontrack shareholders. The current phases began on October 1, 2001, January 1, 2002 and April 1, 2002, respectively. Regardless of whether Ontrack shareholders approve and approve the plan, the termination date for each current phase will be the last business day of the pay period ending immediately prior to the merger.

Term of Plan

        The plan commenced effective October 1, 2001, and will terminate on September 30, 2010, unless terminated earlier as described below. The plan will terminate on September 27, 2002 unless shareholder approval is received by such time. However, shareholder approval is not necessary in the event the merger is completed and, in that event, the plan will be terminated upon completion of the merger. If the merger is completed, all outstanding purchase rights under the plan will automatically be exercised on the last business day of the pay period immediately preceding the completion of the merger, and each participant in the plan will be issued shares of Ontrack common stock. These shares of common stock will then be automatically be converted into the right to receive shares of Kroll common stock in the merger on the same exchange ratio applicable to the conversion of Ontrack common stock in the merger. Ontrack will terminate the plan on the last business day of the pay period immediately preceding the completion of the merger, and no purchase rights will be granted after termination of the plan. See "The Merger Agreement - Other Material Covenants - Treatment of Ontrack Stock Options and the Ontrack 2001 Employee Stock Purchase Plan" for a description of the treatment of the plan in connection with the merger.

Eligibility

        Any employee of Ontrack who is customarily employed by Ontrack for more than 20 hours per week and more than five months in a calendar year, and who has completed at least 30 days of continuous employment service for Ontrack prior to the commencement date of a phase, is eligible to participate in the plan. Unless otherwise determined by the Ontrack board of directors, employees of any subsidiary of Ontrack may also may participate. All eligible employees who were participants in the final purchase period of Ontrack's 1996 Employee Stock Purchase Plan have automatically been enrolled in the first phase and subsequent phases under the plan unless such employee chose to withdraw. Notwithstanding anything to the contrary in the plan, no employee may be granted a purchase right under the plan to purchase shares of common stock if that employee, immediately after the grant of the purchase right, would own stock (including shares subject to the purchase right) possessing 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of Ontrack.

Limitation on Purchase Rights

        No participant may be granted a purchase right to purchase shares of common stock that would permit the participant to purchase shares in any calendar year under the plan or any other employee stock purchase plan of Ontrack with an aggregate fair market value in excess of $25,000 or with the number of shares exceeding 20,000 shares per Phase.

Participation

        Eligible employees elect to participate in the plan by completing an enrollment form and delivering it to Ontrack or its designated representative at least 10 days prior to the Commencement Date of the applicable phase of the plan. Payroll deductions must be in amounts calculated to be as uniform as practicable throughout the phase, in the aggregate amount not less than 1% nor in excess of 10% of such participant's pay for the term of the phase, or such smaller percentage as may be determined by the stock purchase committee or board of directors, as applicable, prior to the commencement of a phase. After the commencement date of a phase, participants cannot increase or decrease the amount of payroll deductions, but may withdraw from participation during the phase, as described below.

Terms and Conditions of Purchase Rights

        A participant who is employed by Ontrack as of the commencement date of a phase shall be granted a purchase right to purchase a number of shares of Ontrack common stock determined by dividing the total amount credited to that participant's account pursuant to payroll deductions by the price described below. The purchase right price for employees who participate on a particular commencement date shall be the lesser of: (1) 85% of the fair market value of the shares on the commencement date, or (2) 85% of the fair market value of the shares on the termination date of the applicable phase of the plan.

Exercise and Withdrawal

        Exercise of the purchase right occurs automatically on a particular termination date unless a participant gives written notice at any time during the applicable phase of the plan that he or she does not wish to continue to participate during that phase, in which case all amounts withheld will be refunded without interest accrued thereon. Upon exercise of a purchase right, the participant shall also receive a cash payment equal to the balance, if any, without interest accrued on the balance, in his or her account that was not used for the purchase of common stock. Partial withdrawals of payroll deductions are not allowed.

Reinvestment of Dividends

        Unless otherwise provided by the stock purchase committee, dividends on a participant's shares are automatically reinvested in additional shares of Ontrack common stock.

Administration and Amendment

        The plan is administered by the stock purchase committee, which consists of two or more directors or employees of Ontrack who are appointed by the board of directors. If the board of directors does not appoint a stock purchase committee, the board of directors will administer the plan. The board of directors may at any time amend the plan, except that no amendment may impair any outstanding purchase right without shareholder approval.

Income Tax Consequences

        The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Neither the grant nor the exercise of a purchase right to purchase shares under the plan will generally have any tax consequences to the participants or to Ontrack. However, the exercise of the purchase right may result in income for alternative minimum tax purposes, and under proposed regulations which would become effective only if finalized, the exercise of the purchase right on or after January 1, 2003 would be subject to FICA and FUTA taxes on the excess of the fair market value of the shares on the date of exercise over the exercise price paid by the participant for the shares. If a participant holds the shares acquired upon the exercise of his or her purchase rights for more than two years from the date the purchase right is granted and one year from the time the shares are received, then amounts realized by the participant on a sale or other disposition of the shares will be ordinary income in an amount equal to the lesser of (i) the fair market value of the stock on the date of grant less the exercise price for the shares (determined as if the option were exercised at the time of its grant), or (ii) the fair market value of the shares on the date of disposition less the price paid by the participant for the shares. Any further gain is treated as long-term capital gain. If a participant holds shares purchased under the plan at the time of his or her death, the required holding periods will automatically be deemed to have been satisfied. Ontrack is not entitled to any deduction if the holding period requirements are satisfied. If a participant sells or otherwise disposes of the shares purchased under the plan before the holding period requirements are satisfied, the participant will realize as ordinary income the excess of the fair market value of the shares on the date of exercise of the purchase right over the price paid by the participant for the shares; the difference between the proceeds of sale and the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain or loss, as the case may be. Ontrack is entitled to a tax deduction only to the extent the participant realizes ordinary income as a result of the early disposition.

New Plan Benefits

        The following table specifies the number of shares of common stock subscribed for by the Ontrack named executives and various groups under the plan for the current phases and the value of the discounted purchase price assuming all shares of common stock subscribed for are purchased and assuming a value per share of common stock of $5.4400, $6.0775 and $8.2535 (85% of the fair market value of the shares on the October 1, 2001, January 1, 2002, and April 1, 2002 commencement dates of the current phases):


                          Employee Stock Purchase Plan
                                                                      Number of shares of
                   Name                             Dollar value(1)    common stock(1)
                   ----                             ---------------    ---------------

Ben F. Allen, President and Chief Executive
  Officer.............................................$   704.59             632
Michael W. Rogers, Chairman and Former
  Chief Executive Officer(2)..........................     -0-               -0-
John M. Bujan, Senior Vice President,
  Strategic Planning and Corporate
  Development and Secretary...........................     -0-               -0-
Thomas P. Skiba, Vice President and Chief
  Financial Officer...................................     -0-               -0-
Gary S. Stevens, Former Senior Vice
  President and Chief Information and
  Technology Officer(3)...............................     N/A              N/A
Lee B. Lewis, Former Vice President and
  General Manager(4)..................................     N/A              N/A
Executive Group.......................................    704.59             632
Non-Executive Director Group(5).......................     N/A              N/A
Non-Executive Employee Group.......................... 42,603.66          38,749
                                                      ----------          ------
     Total............................................$43,308.25          39,381
                                                      ==========          ======

(1) The "Number of shares of common stock" column represents the number of shares purchasable based on the amount of payroll deductions being withheld in the current phases of the plan, assuming the purchase price will be 85% of the value of the common stock on the commencement date of each current phase. The "Dollar value" column represents such number times the difference between $6.40, 7.15 and $9.71, the closing prices of the common stock on the respective commencement dates, and $5.4400, $6.0775 and $8.2535, the purchase prices on the respective commencement dates. Includes estimated shares issuable in phase 3, which commenced on April 1, 2002, based on estimated withholdings through June 30, 2002.

(2)     Mr. Rogers resigned as an employee of Ontrack in February 2002.

(3) Mr. Stevens resigned as Senior Vice President and Chief Information and Technology Officer in May 2001, prior to the adoption of the plan by the Ontrack board.

(4) Mr. Lewis resigned as Vice President and General Manager in February 2001, prior to the adoption of the plan by the Ontrack board.

(5)     Non-employee directors are not eligible to participate.

Equity Compensation Plan Information

        Set forth in the table below is information regarding Ontrack common stock that may be issued upon the exercise of options or other compensation plan grants and awards under the Ontrack 1996 Stock Incentive Plan, the Ontrack Nonqualified Stock Option Plan and the Ontrack 2001 Employee Stock Purchase Plan at December 31, 2001(constituting all of Ontrack's equity compensation plans):


                                           Equity Compensation Plan Information
                                                                                    (c)
                                                                           Number of securities
                                  (a)                                      remaining available
                           Number of securities            (b)             for future issuance
                            to be issued upon        Weighted average         under equity
                               exercise of          exercise price of       compensation plans
                           outstanding options,    outstanding options,    (excluding securities
   Plan Category            warrants and rights     warrants and rights    reflected in column (a))

Equity compensation
  plans approved by             1,798,028                 $7.04                   431,262
  security holders
Equity compensation
  plans not approved by
  security holders                 77,360(1)               5.21                   236,806(2)
                                 --------                 -----                   -------
        Total                   1,875,388                 $7.02                   668,068
                                =========                 =====                   =======

(1) Consists of (i) an estimated 16,386 shares of Ontrack issuable under the Ontrack 2001 Employee Stock Purchase Plan as of December 31, 2001 (this estimate assumes the purchase of shares based on withholdings as of December 31, 2001 at a price of $5.44 per share, which represents 85% of the closing price of Ontrack common stock on October 1, 2001, the commencement date of the first phase under the stock purchase plan, and further assumes that no current participants withdraw prior to the termination date of the phase), and (ii) options to purchase 60,974 shares of Ontrack common stock outstanding under the Nonqualified Stock Option Plan as of December 31, 2001

(2) Consists of (i) an estimated 233,674 shares available for issuance under the Ontrack 2001 Employee Stock Purchase Plan, and (ii) 3,132 shares available for grant under the Nonqualified Stock Option Plan. The material terms of the Ontrack 2001 Employee Stock Purchase Plan are described in detail in "Ontrack Proposal No. 2 - Approval of the Ontrack 2001 Employee Stock Purchase Plan." The Nonqualified Stock Option Plan is described below.

        Nonqualified Stock Option Plan. Ontrack has a total of 400,000 shares of common stock reserved for issuance under the Nonqualified Stock Option Plan. The option plan was adopted by the Ontrack board on October 25, 1995 and will expire on October 25, 2005 unless terminated prior to that date. The option plan is not required to be and has not been approved by Ontrack shareholders. Ontrack has not granted any options under the option plan since December 31, 2001 and does not intend to do so. The option plan provides for the granting of non-qualified stock options to directors, officers and employees of Ontrack at the fair market value of Ontrack common stock at the grant date. Options granted under the option plan are generally fully vested. The plan generally has option terms under existing options of six years. As of December 31, 2001, 60,974 shares were reserved for issuance upon exercise of outstanding options and 3,132 shares were available for grant under the option plan.

Vote Required

        Shareholder adoption and approval of the plan requires the affirmative vote of the holders of a majority of the shares of Ontrack common stock represented at the Ontrack special meeting in person or by proxy and entitled to vote.

        The Ontrack board of directors recommends a vote "FOR" adoption and approval of the plan.

          ONTRACK EXECUTIVE COMPENSATION AND OTHER ONTRACK INFORMATION

Summary of Cash and Other Compensation

        The following table sets forth, for the years indicated, the compensation earned by the Chief Executive Officer(s) and each of the other two most highly compensated executive officers of Ontrack whose salary and bonus exceeded $100,000 for the year ended December 31, 2001 as well as two former officers who would have been included in the foregoing category had they been executive officers on December 31, 2001, all of whom may collectively be referred to as the Ontrack named executives:


                                SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                                      Compensation
                                                                      ------------
                                                                         No. of
                                            Annual Compensation        Securities     All Other
Name and                                   ----------------------      Underlying    Compensation
Principal Position               Year      Salary ($)    Bonus ($)     Options (#)     ($) (1)
------------------               ----      ----------    ---------     -----------     -------

Ben F. Allen(2) ..........       2001        172,000      100,000(6)    125,000          2,600
  President and
  Chief Executive Officer

Michael W. Rogers(3) .....       2001        220,000       20,000(6)     30,000          2,600
  Chairman and former            2000        219,000          -0-           -0-          3,400
  Chief Executive Officer        1999        201,000       95,000           -0-          4,200

John M. Bujan.............       2001        166,000       42,000(6)     50,000          2,600
  Senior Vice President,         2000        165,000       15,000        30,000          3,400
  Strategic Planning and         1999        142,000       72,000        20,000          3,700
  Corporate Development
  and Secretary

Thomas P. Skiba ..........       2001        166,000       42,000(6)     80,000          2,600
  Vice President and             2000        165,000       15,000        30,000          3,400
  Chief Financial Officer        1999        143,000       63,000        15,000          3,700

Gary S. Stevens(4) .......       2001        211,000(5)       -0-        20,000           -0-
  Former Senior Vice             2000        214,000          -0-           -0-          3,400
  President and Chief            1999        212,000       16,000           -0-          4,200
  Information and
  Technology Officer

Lee B. Lewis(7) ..........       2001        130,000(8)       -0-           -0-           -0-
  Former Vice President and      2000        130,000       31,700           -0-          3,300
  General Manager                1999        133,000       32,000       100,000           -0-

---------------------
(1) Amounts indicated represent contributions by Ontrack to its 401(k) Profit Sharing Plan on behalf of the named individuals.
(2) Mr. Allen became the Chief Operating Officer of Ontrack in February 2001, and became the President and Chief Executive Officer of Ontrack in June 2001.
(3) Mr. Rogers resigned as Chief Executive Officer of Ontrack in June 2001 and entered into an employment agreement with Ontrack providing for his employment as Chairman of the Board.
(4) Mr. Stevens resigned as Senior Vice President and Chief Information and Technology Officer in May 2001.
(5) Includes payments made pursuant to a separation agreement with Ontrack. See "Executive Compensation - Employment Agreements and Termination of Employment and Change-in-Control Arrangements."
(6)     Represents a bonus earned in 2001, part of which was paid in 2002.

(7)     Mr. Lewis resigned as Vice President and General Manager in February
        2001.
(8) Includes payments under a separation agreement with Ontrack, pursuant to which Mr. Lewis received semi-monthly installments of his annual base salary through December 31, 2001.

        The following table summarizes option grants in 2001 to each of the Ontrack named executives:

                                        OPTION GRANTS IN 2001

                                                                                            Potential
                                                                                            Realizable
                                                                                             Value At
                                                                                          Assumed Annual
                                         Percent of                                       Rates of Stock
                          Number of        Total                                              Price
                         Securities       Options                                          Appreciation for
                         Underlying       Granted                                         Option Term($)(1)
                           Options       Employees   Exercise Price   Expiration        --------------------
Name                   Granted (#)(2)   in 2001 (%)   Per Share($)       Date            5%           10%
------------------     --------------   -----------   ------------    ----------        ----         ----

Michael W. Rogers(3)        30,000           6.50        7.75           1/22/11        146,218      370,545
Ben F. Allen                75,000          16.25        6.66            1/2/11        314,133      796,074
                            25,000           5.42        5.65           6/27/11         88,831      225,116
                            25,000           5.42        5.92           10/22/11        93,076      235,874
John M. Bujan               20,000           4.33        7.75           1/22/11         97,479      247,030
                            10,000           2.17        5.65           6/27/11         35,533       90,046
                            20,000           4.33        5.92           10/22/11        74,461      188,699
Thomas P. Skiba             20,000           4.33        7.75           1/22/11         97,479      247,030
                            10,000           2.17        5.65           6/27/11         35,533       90,046
                            50,000          10.83        5.92           10/22/11       186,153      471,748
Gary S. Stevens(4)          20,000           4.33        7.75               N/A           N/A         N/A
Lee B. Lewis(5)                -0-           0.00         N/A               N/A           N/A         N/A

-----------------------
(1) Potential realizable value is based on the assumption that the price per share of Ontrack common stock appreciates at the assumed annual rate of stock appreciation for the option term. The actual value of these option grants is dependent on future performance of the Ontrack common stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.
(2) The options vest as follows: 25% on each of the first, second, third and fourth anniversary of the grant date.
(3) Mr. Rogers resigned as Chief Executive Officer of Ontrack in June 2001. See "Executive Compensation - Employment Agreements and Termination of Employment and Change-in-Control Arrangements."
(4) The options granted to Mr. Stevens in 2001 have all lapsed as a result of Mr. Stevens' resignation as Senior Vice President and Chief Information and Technology Officer in May 2001. See "Executive Compensation - Employment Agreements and Termination of Employment and Change-in-Control Arrangements."
(5) Mr. Lewis resigned as Vice President and General Manager in February 2001. See "Executive Compensation - Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

        The following table summarizes the exercises of options by the Ontrack named executives in 2001 and the value of options held at December 31, 2001 by the Ontrack named executives:

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND YEAR-END OPTION VALUES

                                                        Number of Securities Underlying       Value of Unexercised
                                                            Unexercised Options at            In-the-Money Options at
                                                             December 31, 2001 (#)            December 31, 2001 ($)(1)
                     Shares Acquired       Value       ---------------------------------   ----------------------------
Name                 On Exercise(#)      Realized($)      Exercisable     Unexercisable     Exercisable   Unexercisable
----------------     --------------      -----------   ---------------    -------------    ------------   -------------

Ben F. Allen               -0-              -0-              20,334         131,666            8,600          64,300
Michael W. Rogers(2)       -0-              -0-              88,750          41,250              -0-             -0-
John M. Bujan               5,000           20,430           52,500          89,250           27,000          40,400
Thomas P. Skiba            21,400           51,895           91,850         116,750          158,780          63,600
Gary S. Stevens(3)         -0-              -0-                 -0-             -0-              N/A             N/A
Lee B. Lewis(4)            -0-              -0-              50,000          50,000          108,000         108,000

-----------------------
(1) The amounts set forth represent the difference between the closing sale price of $6.79 per share of Ontrack common stock on December 31, 2001 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.
(2)     Mr. Rogers resigned as Chief Executive Officer of Ontrack in June 2001.
(3) All outstanding options held by Mr. Stevens lapsed as a result of Mr. Stevens' resignation as Senior Vice President and Chief Information and Technology Officer in May 2001.
(4) Mr. Lewis resigned as Vice President and General Manager in February 2001. Pursuant to the terms of the separation agreement between Ontrack and Mr. Lewis, Mr. Lewis' options lapsed on March 31, 2002. See "Executive Compensation - Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

        Compensation of Directors. Directors who are not employees of Ontrack receive an annual retainer of $20,000; $1,000 for each meeting of the board of directors attended in person; $500 for each telephonic meeting of the board of directors; $500 for each meeting of a committee of the board of directors; and reimbursement of travel expenses. The chair of a board committee receives an additional $200 per committee meeting. Directors are also eligible to receive options under Ontrack's 1996 Stock Incentive Plan. Each non-employee director who is elected to the board of directors for the first time will automatically be granted an option under the plan to purchase 10,000 shares of stock at the fair market value of Ontrack common stock on the date of first election, with the option vesting in equal installments over four years. If the non-employee director is re-elected by shareholders after the fourth anniversary of the director's first election, the director will receive an option to purchase an additional 10,000 shares on the same terms. Directors who are officers of Ontrack do not receive any additional compensation for serving on the board of directors. Mr. Rogers received compensation for his services as the Chairman as described under " - Employment Agreements and Termination of Employment and Change-in-Control Arrangements," and Mr. Stevens agreed to waive all compensation (other than reimbursement of travel expenses) incurred by him in connection with his services as a director pursuant to the terms of a separation agreement entered into in May 2001, the terms of which are also described under " - Employment Agreements and Termination of Employment Change-in-Control Arrangements."

        Employment Agreements and Termination of Employment and Change-in-Control Arrangements. In June 2001, Michael W. Rogers resigned as Chief Executive Officer of Ontrack and entered into an employment agreement with Ontrack regarding his continued employment as an employee and Chairman of the Board. In February 2002, Mr. Rogers resigned as an employee and continued as a non-employee, non-officer Chairman of the Board. As provided by Mr. Rogers' employment agreement entered into in June 2001, he will receive his prior base salary of $220,000 for two years and reimbursement of the cost of health and life insurance premiums previously paid by Ontrack. All unvested stock options held by Mr. Rogers became vested and all stock options will remain exercisable for the longer of three years or the remaining term of the option. Mr. Rogers also reaffirmed his non-compete obligations and confidentiality obligations following his resignation.

        In February 2001, Ontrack entered into a letter agreement with Ben F. Allen regarding his employment as Ontrack's Chief Operating Officer at an annual base salary of $175,000. In June 2001, Ontrack entered into a letter agreement with Mr. Allen regarding his employment as Ontrack's President and Chief Executive Officer at the same base salary. In June 2001, Ontrack also entered into letter agreements with each of Messrs. Bujan and Skiba, which amended the letter agreements entered into by Mr. Messrs. Bujan and Skiba upon the commencement of their employment in 1996. As amended, the letter agreements with Messrs. Bujan and Skiba provide for severance payments equal to one year of base salary upon termination for reasons other than disability or gross misconduct. The letter agreements with Messrs. Allen, Bujan, and Skiba additionally provide for severance payments equal to 12, 18 and 18 months of base salary, respectively, if, within 18 months of a change of control:

        o       their employment is terminated;

        o their duties are diminished or they are assigned duties inconsistent with their prior status at Ontrack; or

        o       their annual compensation is reduced.

        Upon a change of control, all options held by Messrs. Allen, Bujan and Skiba become fully vested. However, if Messrs. Allen, Bujan and Skiba breach their fiduciary duties, engage in gross misconduct or breach their confidentiality or non-compete obligations to Ontrack, they are not entitled to any payments otherwise payable as a result of a change of control as set forth above. Each of Messrs. Allen, Bujan and Skiba is also bound by a confidentiality and non-compete covenant following the termination of his employment with Ontrack.

        Ontrack entered into a separation agreement and release with Mr. Stevens in connection with Mr. Stevens' resignation as Senior Vice President and Chief Information and Technology Officer in May 2001. The agreement provides for severance payments totaling approximately $317,000, payable in semi-monthly installments through November 2002. Mr. Stevens is also bound by a confidentiality and non-compete covenant following the termination of his employment with Ontrack. Following his resignation as an executive officer and employee, Mr. Stevens remained on the board of directors of Ontrack and agreed to waive all compensation, other than reimbursement of travel expenses, due him for his services as a non-employee director of Ontrack.

        Ontrack entered into a separation agreement with Lee Lewis in February 2001 in connection with Mr. Lewis' resignation as Vice President and General Manager. The agreement provided that Mr. Lewis would act as a consultant to Ontrack and receive severance payments totaling approximately $114,000 through December 31, 2001. The agreement further provided that, prior to March 31, 2002, Mr. Lewis could exercise any stock options that were vested pursuant to the terms of the agreement under which they were granted.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal year 2001 were Roger D. Shober, John E. Pence and Robert M. White, Ph.D.

        Roger D. Shober was a member of the Compensation Committee through September 21, 1998. On that date, Mr. Shober was appointed interim President and Chief Operating Officer of Ontrack, positions in which he served until February 11, 1999. In April 1999, following his service as an officer, Mr. Shober was appointed to be a member of the Compensation Committee.

        On September 21, 1998, John E. Pence became a member of the Compensation Committee. Mr. Pence was a founder of Ontrack and served as its President until September 18, 1998. Mr. Pence was an employee of Ontrack through December 31, 1998.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ONTRACK

        The following table sets forth certain information regarding beneficial ownership of Ontrack's common stock as of April 22, 2002, by (a) each person known to Ontrack to beneficially own more than five percent of common stock, (b) each director of Ontrack and nominee to serve as a director, (c) each Ontrack named executive and (d) all directors and Ontrack named executives as a group. Except as otherwise indicated below, to the knowledge of Ontrack, all shareholders have sole voting and investment power over the shares beneficially owned, except to the extent authority is shared by spouses under applicable law.

        Name and Address of                Number of Shares          Percent
        Beneficial Owner                   Beneficially Owned (1)    of Class
        -------------------                ----------------------    --------

        Michael W. Rogers (2).............     1,697,300               16.0%
           9023 Columbine Road
           Eden Prairie, MN 55347

        Gary S. Stevens (3)...............     1,798,300               17.1%
           18050 Langford Boulevard
           Jordan, MN 55352

        John E. Pence (4).................     1,302,291               12.3%
           HCR 52
           Box 102 - A6
           Hot Springs, SD 57747

        Fidelity Management & Research
        Company (5).......................     1,028,000                9.8%
           82 Devonshire Street
           Boston, MA 02109

        Heartland Advisors, Inc. (5) and
        William J. Nasgovitz (6)..........       619,500                5.9%
           789 North Water Street
           Milwaukee, WI 53202

        Dimensional Fund Advisors Inc. (5)..     592,800                5.6%
           1299 Ocean Avenue
           Santa Monica, CA 90401

        Ben F. Allen .....................        44,785                  *
        John M. Bujan ....................        79,394                  *
        Thomas P. Skiba  .................        61,250                  *
        Roger D. Shober(7) ...............        76,000                  *
        Robert M. White, Ph.D.(8) ........        31,250                  *
        Lee B. Lewis......................         5,398                  *

        All executive officers and directors
            as a group (9 persons)..........   5,095,968              46.4%

----------------------
* Less than 1%

(1) Includes the following number of shares which could be purchased under stock options exercisable within 60 days: Mr. Rogers, 130,000 shares; Mr. Pence, 80,000 shares; Mr. Allen, 44,084 shares; Mr. Bujan, 76,750 shares; Mr. Skiba, 61,250 shares; Mr. Shober, 70,000 shares; Dr. White, 20,000 shares; and all executive officers and directors as a group, 482,084 shares. Does not include the following number of shares, which may be purchased under stock options that become exercisable upon completion of the merger: Mr. Pence, 5,000 shares; Mr. Allen, 107,916 shares; Mr. Bujan, 65,000 shares; Mr. Skiba, 93,750 shares; and all executives and directors as a group, 271,660 shares. See "The Merger - Interests of Ontrack's Directors, Officers and Employees in the Merger" for a discussion of the acceleration of outstanding options.

(2) Includes 621,430 shares of Ontrack common stock owned by the Rogers Family Limited Partnership, of which Mr. Rogers is the General Partner.
(3) Includes 29,946 shares of Ontrack common stock owned by the Stevens Family Limited Partnership, of which Mr. Stevens is the General Partner.
(4) Includes 214,146 shares of Ontrack common stock owned by the Pence Family Limited Partnership, of which Mr. Pence is the General Partner.
(5) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.
(6) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission, such shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act by William J. Nasgovitz as a result of his position as an officer and director of, and stock ownership of, the Heartland Group, Inc.
(7)     Includes 5,000 shares jointly owned with Mr. Shober's spouse.
(8)     Includes 11,250 shares jointly owned with Dr. White's spouse.

                              KROLL PROPOSAL NO. 2

                              ELECTION OF DIRECTORS

        Kroll's corporate powers are exercised, and its business, property and affairs are managed, by or under the direction of its board of directors. Currently Kroll has seven directors. Kroll's directors hold office until the next annual meeting and until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

        At the annual meeting, seven directors will be elected as directors whose terms will expire at the 2003 annual meeting or until their respective successors are duly elected and qualified. All existing members of Kroll's board of directors have been nominated for re-election. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. While management has no reason to believe that the nominees will not be available as candidates, if that situation should arise, proxies may be voted for the election of those other persons as the holders of the proxies may, in their discretion, determine.

Vote Required

        The affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of directors.

        The Kroll board of directors unanimously recommends that shareholders vote "FOR" each of the nominees.

Information Concerning Nominees

        Information on each nominee for director is set forth below.

        Jules B. Kroll has been Executive Chairman of the Board of Kroll since May 15, 2001. Mr. Kroll was named Co-Chief Executive Officer of Kroll and Chief Executive Officer of the Investigations and Intelligence Group in April 2000. Previously, Mr. Kroll had been Chairman of the Board and Chief Executive Officer of Kroll since the merger of The O'Gara Company and Kroll Holdings, Inc. on December 1, 1997. He founded Kroll Associates, Inc. a subsidiary of Kroll, in 1972 and has been the Chairman of the Board of Directors and Chief Executive Officer of Kroll Associates since its founding. Mr. Kroll also is a director of Presidential Life Insurance Company and Security Technologies Group, Inc. He has been a director of Kroll since December 1997. Age 60.

        Judith Areen has been dean of the Georgetown University Law Center and Executive Vice President for Law Affairs for Georgetown University since 1989. Dean Areen has also served as director of the Federal Legal Representation Project in the Office of Management and Budget, as general counsel to President Carter's Reorganization Project and as special counsel to the White House Task Force on Regulatory Reform. She is a director of WorldCom, Inc. Dean Areen has been a director of Kroll since April 2002. Age 57.

        Michael G. Cherkasky has been Chief Executive Officer of Kroll since May 15, 2001. Previously, Mr. Cherkasky had been President and Chief Operating Officer of Kroll's Investigations and Intelligence Group since December 1997. Prior to the Kroll Associates merger, he had been an Executive Managing Director of Kroll Associates since April 1997 and Chief Operating Officer of Kroll Holdings since January 1997. From November 1995 to January 1997, he was the head of Kroll Associates' North American Region and from February 1994 to November 1995 he was the head of Kroll Associates'

Monitoring Group. From June 1993 to November 1993, Mr. Cherkasky was a candidate for public office. From 1978 to June 1993, Mr. Cherkasky was with the District Attorney's office for New York County, his last position being Chief of the Investigation Division. He has been a director of Kroll in December 1997. Age 52.

        Thomas E. Constance has been a partner in the law firm of Kramer Levin Naftalis & Frankel LLP since 1994. From 1973 to 1994, Mr. Constance was with the law firm of Shea & Gould. Mr. Constance is a director of Uniroyal Technology Corp., Siga Technologies Inc. and Callisto Pharmaceuticals, Inc. He has been a director of Kroll since December 2000. Age 66.

        Raymond E. Mabus is President of Frontline Global Resources Development Group Ltd., a provider of workforce analysis, foreign investment planning and resource generation services, and of counsel to the law firm of Baker, Donelson, Bearman and Caldwell P.C. He also manages a family timber business. He served as the United States Ambassador to the Kingdom of Saudi Arabia from 1994 until 1996, as a consultant to Mobil Telecommunications Technology from 1992 until 1994 and as Governor of the State of Mississippi from 1988 until 1992. Mr. Mabus is a director of Foamex International, Inc. and Friede Goldman Halter, Inc. Mr. Mabus has been a director of Kroll since December 1996. Age 54.

        Michael D. Shmerling has been Executive Vice President of Kroll since May 12, 2001 and Chief Operating Officer of Kroll since May 15, 2001. He has held the position of President of the Employee Screening Services Practice of Kroll's Investigations and Intelligence Group since June 1999. He has been involved in the criminal justice system for more than 13 years. From September 1995 to June 1999, Mr. Shmerling was one of the founders of Background America, Inc., a company providing background investigations services to governments, corporations and other professional clients, which was acquired by Kroll in June 1999. In 1989, he co-founded Transcor America, Inc., a nationwide prison transportation company. In 1990, he founded Correction Management Affiliates, Inc., a private correctional facility management company. He served as Chairman of the Board of Transcor America, Inc. until he resigned to dedicate his time to Correction Partners, Inc., a private prison management company majority-owned by Correction Management Affiliates, Inc. In 1994 and 1995, all of the above correctional management companies were sold to Corrections Corporation of America. Mr. Shmerling is a certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants. He practiced as an accountant for more than 15 years. From 1977 to 1980 he was a member of the professional staff of certified public accountants at Ernst & Young. Mr. Shmerling is a director of Cumberland Bank & Trust Co., Inc. and Capital Bank & Trust Co., Inc. Mr. Shmerling has been a director of Kroll since August 2001. Age 46.

        J. Arthur Urciuoli has been Chairman of Archer Group, a provider of private investment and consulting services, since 1999. Mr. Urciuoli served with Merrill Lynch & Company, Inc. from 1969 to 1999. He was Chairman of Merrill Lynch's International Private Client Group and was responsible for strategic development and acquisitions from 1997 to 1999. He was Director of the Marketing Group of Merrill Lynch Private Client Group from 1993 to 1997. He also served as Chairman of the Mutual Fund Forum/Forum for Investor Advice from 1997 to 1998 and as Chairman of the Sales and Marketing Committee of the Securities Industry Association from 1986 to 1989. Mr. Urciuoli is an advisory director of deVisscher, Olson and Allan LLC. He has been a director of Kroll since August 2001. Age 64.

Other

        As described in this joint proxy statement/prospectus under "The Merger Agreement - Conditions to Completion of the Merger," it is expected that after the merger, Ben F. Allen will be appointed to the

Kroll board of directors. Since Kroll shareholders will not have the opportunity to vote on his election, set forth below is information regarding Mr. Allen.

        Ben F. Allen has served as President and Chief Executive Officer of Ontrack since June 2001 and previously served as Chief Operating Officer from February 2001 to June 2001. From March 1999 to February 2001, he served as the General Manager of Ontrack's European operations in the United Kingdom and France. From February 1998 through February 1999, he served as Ontrack's Internet Marketing Manager. From 1987 to 1998, he served in various management roles at Ceridian Corporation, a Minneapolis-based information services company, most recently as Vice President of Sales and Marketing for Washington Consulting Services and Technologies, a former Ceridian subsidiary. In 1997, he served briefly as Regional Manager at Hyperion Software. Age 37.

Compensation of Directors

        Directors who are not employees of Kroll receive annually a $30,000 fee, plus options to purchase 10,000 shares of common stock, for serving as directors. Non-employee directors are also paid $1,500 for each board meeting attended, whether in person or by telephone. Each committee chairman receives an annual fee of $7,500 and committee members, including the chairman, receive $500 for each meeting attended, whether in person or by telephone. Directors who are also employees of Kroll are not separately compensated for their services as directors.

Committees and Meetings of the Board of Directors

        Board of Directors. In the year ended December 31, 2001, the Board of Directors held 11 meetings. During 2001, the Board of Directors had an Audit Committee, which met six times, and a Compensation Committee, which met four times.

        Each director attended more than seventy five percent of the aggregate number of all meetings of the Board of Directors which he was eligible to attend and all meetings of committees on which he served during 2001.

        Audit Committee. The audit committee recommends to the board of directors the appointment of independent public accountants to serve as auditors for Kroll and reviews and discusses with the independent public accountants the scope of their examination, their proposed fee and the overall approach to the audit. The audit committee also reviews with the independent public accountants and Kroll financial management the annual financial statements and discusses the effectiveness of internal accounting controls. In 2001, the audit committee was comprised of Messrs. Cogan (who resigned from the board in March 2002), Constance, Mabus and Urciuoli (after August 16, 2001). Messrs. Cogan, Constance, Mabus and Urciuoli are "independent directors" within the meaning of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

        Compensation Committee. The compensation committee has responsibility for establishing executive officers' compensation and fringe benefits. In 2001, the compensation committee was comprised of Messrs. Cogan (who resigned from the board in March 2002), Mabus, Constance and Urciuoli (after August 16, 2001).

        Nominating Committee. Kroll does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the board of directors as a whole. Any Kroll shareholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in advance in compliance with the applicable procedures set forth in Kroll's code of regulations. Kroll will furnish copies of the relevant provisions of its code of regulations upon written request to the Secretary at Kroll's principal executive offices, 900 Third Avenue, New York, New York 10022.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of the Kroll board of directors or compensation committee and any other corporation's board of directors or compensation committee.

                              KROLL PROPOSAL NO. 3

                    APPROVAL OF KROLL'S AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

Incorporation by Reference

        This description of Kroll's Amended and Restated Employee Stock Purchase Plan is only a summary and is qualified in its entirety by reference to the full text of the employee stock purchase plan, a copy of which is attached to this joint proxy statement/prospectus as Annex G.

Introduction

        In 2000, Kroll originally adopted, and Kroll shareholders originally approved, The Kroll-O'Gara Company Employee Stock Purchase Plan, but the plan was never implemented. The Kroll board of directors believes that having a plan that gives eligible employees the opportunity to purchase Kroll stock will advance Kroll's interests by providing those employees with an additional incentive to remain with Kroll and to have a proprietary interest in Kroll's success. The board of directors intends to begin offering purchase rights to eligible employees under the plan. In 2002, the board of directors approved an amended and restated plan, which makes minor changes to the original approved in 2000, including changes resulting from Kroll's sale of its Security Products and Services Group in 2001, and determined that the amended and restated plan should be submitted to Kroll shareholders for their approval.

        Initially, only Kroll and its domestic subsidiaries will be participating employers under the plan. Subject to a review of applicable non-U.S. tax and securities laws, the plan may be extended to subsidiaries that operate in foreign jurisdictions. Kroll estimates that approximately 720 employees are currently eligible to participate in the plan.

Description of the Plan

        The plan will be administered by the compensation committee of the board of directors or another committee of at least two persons chosen by the board. Subject to the general control of the board and the terms of the plan, the committee has full power to adopt rules relating to the plan and to administer and interpret the plan.

        Under the plan, eligible employees are given the opportunity to purchase Kroll common stock through payroll deduction at a discounted price. To be eligible to participate during an offering period an individual has to be employed by Kroll or one of its subsidiaries designated as a participating employer under the plan, have at least 90 days of continuous service and be customarily employed for more than 20 hours per week; individuals otherwise eligible to participate who own 5% or more of Kroll common stock, within the meaning of section 423(b)(3) of the Internal Revenue Code, are excluded from participating in the plan. Eligible employees who elect to participate during an offering period will have the percentage each designates, from 1% to 10%, of his or her base salary or wage deducted during the course of the offering period, and applied at the end of the offering period to the purchase of whole shares of Kroll common stock. An eligible employee can opt out of an offering at any time before the option is actually exercised and receive a refund of his or her payroll deductions without interest. Once the option for an offering period is exercised, participants who continue to hold the Kroll stock for at least two years from the beginning of the offering period will be entitled to favorable tax treatment similar to the treatment of incentive stock options, that is, income tax recognition will be delayed until the stock is sold, and only the amount of the gain constituting the discount on the exercise price will be taxable as ordinary income, with the remainder of any gain taxable as long term capital gains. The total number of shares

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

that may be purchased under the plan is 1,000,000, subject to adjustment for stock splits and similar events.

        Payroll deductions for electing eligible employees will be credited to the accounts maintained for participants by the plan's custodian. In addition to payroll deduction amounts, a participant's account will be credited with any dividends on shares held in the account. Any cash dividends will be used to purchase additional shares of Kroll common stock. Participants will receive no interest on payroll deduction amounts credited to their accounts pending exercise of an option. Participant accounts will constitute bookkeeping entries only, and payroll deductions will not be segregated from Kroll's general assets.

        The plan's offering periods normally will run from January through June and July through December of each year, subject to the committee's discretion to change the length of an offering period. Immediately following the end of each offering period, whole shares of Kroll common stock will be purchased for eligible employees with payroll deduction amounts credited to their accounts. Purchases may be made on the open market or from Kroll. Initially, it is expected that all purchases will be made from Kroll. The purchase price to the participant will be 85% of the fair market value of the stock at the beginning of the offering period or at the end of the offering period, whichever is less. Kroll will bear the cost of the price discount and of the brokerage fees on any open market purchases. For purposes of the plan, "fair market value" generally means the closing sale price of Kroll common stock reported in The Wall Street Journal on an applicable date.

        In any calendar year, a participant may not purchase Kroll common stock under the plan having a value of more than $25,000, calculated based on the fair market value of the common stock at the beginning of each offering period for that year. Participants have the right to direct the voting of all shares held in their accounts and will receive periodic statements on the status of their accounts. A participant may designate one or more beneficiaries to receive his or her interest in the plan in the event of the participant's death.

        Distributions from a participant's account will be made either at the request of the participant or in accordance with the requirements of the plan. A participant may request a withdrawal of some or all of the shares of Kroll common stock credited to his or her account at any time. The plan requires that all shares of Kroll common stock and cash credited to a participant's account be distributed (1) if the participant ceases to be eligible to participate in the plan (for example, as the result of termination of employment) or (2) if the plan is terminated.

        The plan may be amended at any time by the board of directors. The board also has the power to terminate or suspend the plan at any time.

        The plan has been amended and restated to make minor changes to the document approved in 2000, including identifying Kroll Inc. as the sponsor and Kroll Inc. common stock as the security being purchased under the plan, clarifying that the committee under the plan has the authority to determine, from time to time, which Kroll subsidiaries participate in the plan, authorizing paperless administration as the committee considers appropriate, conforming the payroll deduction provisions to the capabilities of the Kroll payroll system by limiting deduction elections to percentages of base salary or wage, permitting participants to opt out of a current offering before the exercise date without requiring a complete withdrawal of previously purchased stock, and revising certain required provisions to more closely track the applicable language of the Internal Revenue Code.

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

Material Federal Income Tax Considerations

        Contributions to the plan by eligible employees are made by payroll deductions after federal, state and local taxes have been withheld. In addition, a participant in the plan is responsible for taxes on any dividends paid on the shares of Kroll common stock held in his or her account and for all tax consequences resulting from the purchase or sale of shares acquired under the plan. The income tax consequences from the sale of plan shares depend in part on the length of time the shares have been held and whether a gain or loss is realized at the time of sale. Under all circumstances, if a gain is realized, a participant, or the participant's estate, will be required to report as ordinary income the discount in purchase price or, if less, the actual amount of the gain. Also, if the shares from an offering period are sold less than two years from the beginning of that offering period, any additional gain on the sale of the stock will be taxed as ordinary income and Kroll will be entitled to an income tax deduction equal to that additional amount.

        The plan is designed to qualify as an employee stock purchase plan under
Section 423 of the Internal Revenue Code. If the plan at any time does not comply with Section 423, it will be terminated as promptly as practicable.

Accounting

        Under current accounting practices, a Section 423 plan is considered to be noncompensatory. As a result, Kroll's sale of stock in accordance with the plan does not result in any charge against earnings.

Vote Required

        The affirmative vote of the holders of a majority of the votes actually cast at the annual meeting is required to approve and adopt Kroll's Amended and Restated Employee Stock Purchase Plan.

        The board of directors unanimously recommends that shareholders vote "FOR" approval and adoption of Kroll's Amended and Restated Employee Stock Purchase Plan.



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

                              KROLL PROPOSAL NO. 4

             APPROVAL OF THE AMENDMENT TO KROLL'S STOCK OPTION PLAN

Introduction

        Kroll's 1996 Stock Option Plan is intended to further Kroll's growth and success by providing an incentive to employees that increases their direct involvement in the future success of Kroll. As originally adopted, the plan provided for the grant of options for up to 400,000 shares of common stock. The total number of shares available for grant was increased to 836,000 and then to 1,757,000 as a result of the many acquisitions completed by Kroll in 1997, 1998 and 1999 to take into account Kroll's growth and its substantially larger employee base resulting from those acquisitions.

        As described in "The Merger - Interests of Ontrack's Directors, Officers and Employees," Kroll expects to grant options for 100,000 shares of common stock under this plan in connection with the acquisition of Ontrack. In addition, Kroll expects to grant additional options to its employees to promote internal growth.

        Options to purchase approximately 1,060,000 shares of common stock are currently outstanding, or have been issued and exercised, under the plan, leaving approximately 600,000 shares available for future option grants, after the grant required to be made to Ben F. Allen under his employment agreement. Accordingly, the board of directors has approved an increase to 3,000,000 for the maximum number of shares of common stock available for the grant of options under the plan. The board of directors believes that option grants under the plan provide a valuable employee incentive and that this increase is necessary to ensure an adequate supply of shares for grants as Kroll continues to grow.

The Plan

        Any employee on the regular payroll of Kroll may be selected to participate in the plan. Options may be granted under the plan to Kroll's non-employee directors in accordance with Kroll's policy for the compensation of directors. However, in 2001 Kroll implemented its Non-Employee Director Stock Option Plan, which was approved by shareholders, and does not expect to issue any options to non-employee directors under the 1996 plan in the future. Assuming approval of the proposed amendment, up to 3,000,000 shares of common stock may be issued under the plan; however, options for no more than 125,000 shares may be granted to any eligible employee during any period of twelve consecutive months. Appropriate adjustments in the number of shares issuable and in the number and prices of shares covered by outstanding options will be made to give effect to any changes in Kroll's capitalization, such as stock splits, stock dividends, and similar actions.

        Currently the plan is administered by the board of directors. In addition to administering and interpreting the plan, the board of directors has authority to select optionees, determine the number of shares for which an option is granted, set the option's price and term, select the type of option and establish all other terms and conditions of the option. The board may waive or amend the terms and conditions of, or accelerate the vesting of, an option. The board may appoint a committee to carry out all of its functions regarding the plan, except for amendments to or termination of the plan. For the purpose of option grants to and approval of other transactions with persons who are subject to Section 16 of the Securities Exchange Act of 1934, each committee member must be a "non-employee director" as defined in Rule 16b-3 under that act. The board has delegated to the compensation committee the responsibility for option grants to Kroll's executive officers.

        Both incentive stock options and nonqualified options may be granted to employee-participants in the plan. Non-employee directors could only receive nonqualified option grants. The per share exercise price of a nonqualified option must be at least 85% of the fair market value of a share of Kroll common stock on the date the option is granted. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of Kroll common stock on the date of grant, and no incentive stock option may be exercised after ten years from the date of grant. Incentive stock options granted to an optionee holding more than 10% of Kroll's outstanding common stock must have a price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years.

        An option's exercise price may be paid in cash, by the tender of shares of Kroll common stock or by a combination of these methods. Shares that are tendered are valued at their fair market value on the date of tender and may be counted as available for issuance under the plan. For purposes of the plan, fair market value means the last sale price for Kroll common stock reported on the Nasdaq National Market on a given date.

        Generally, an unexercisable option terminates when an optionee terminates employment with or service as a director of Kroll. An exercisable option terminates on the earlier of (1) its full exercise, (2) its expiration date or (3) the end of the three-months period following the date of termination of employment or service as a director. If, however, an optionee becomes disabled or dies while employed by or serving as a director of Kroll or within three months after termination of employment with or service as a director of Kroll, a then-exercisable option may be exercised for one year after the date of death or commencement of disability.

        A nonqualified option may be transferred under a domestic relations order or under other circumstances, terms and conditions established by the board of directors. Otherwise, an option is not transferrable except by the optionee's will or the laws of descent and distribution and, during an optionee's lifetime, may be exercised only by the optionee or the optionee's legal representative or guardian.

        The board of directors may amend or terminate the plan at any time; however, shareholder approval is required for an amendment if this approval is necessary under the Internal Revenue Code or the Securities Exchange Act. No plan amendment may alter or impair an outstanding option without the optionee's consent. No option may be granted under the plan after October 22, 2006.

        If Kroll enters into an agreement of reorganization, merger or consolidation in which Kroll is not to be the surviving corporation or enters into an agreement for the sale or transfer of all or substantially all of its assets, all outstanding options will become immediately exercisable. If the successor or transferee corporation does not agree to continue the plan, both the plan and all outstanding options will terminate as of the effective date of that transaction. An optionee who is subject to Section 16 of the Securities Exchange Act may, immediately prior to completion of the transaction and instead of the consideration receivable by other optionees in the transaction, tender any unexercised options to Kroll and receive a cash payment equal to the difference between the aggregate "fair value" of the shares of Kroll common stock subject to the holder's unexercised options and the aggregate price of those shares.

Material Federal Income Tax Considerations

        Generally, an optionee recognizes no income upon the grant or exercise of an incentive stock option and, if the shares purchased on exercise of the option are not disposed of within two years from the date of grant nor within one year after exercise, the amount realized on sale or taxable exchange in excess of the option price is treated as a long term capital gain and Kroll is not entitled to a federal income tax deduction. If shares acquired on exercise of an incentive stock option are disposed of before the expiration of either of the prescribed holding periods, the lesser of (1) the difference between the option price and the fair market value of the shares at the time of exercise or (2) the difference between the option price and the amount realized upon disposition of the shares is treated as ordinary income to the optionee at the time of disposition and is allowed as a deduction to Kroll. Any excess of the amount realized upon sale of the shares over their fair market value at the time of exercise of the option generally is treated as capital gain to the optionee. In general, an optionee who exercises a nonqualified option recognizes taxable ordinary income, and Kroll is entitled to a federal income tax deduction, at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over the option price.

        The plan provides that, if payments to an optionee by Kroll would constitute "excess parachute payments" under the Internal Revenue Code, amounts payable in accordance with the plan's change of control provisions will be reduced so that the employee is not subject to the 20% excise tax on the payment and Kroll is able to deduct the entire payment.

Accounting

        The proceeds of the sale of stock under the plan constitute general funds of Kroll and may be used by it for any purpose. Under present accounting rules and practices followed by Kroll, neither the grant at fair market value nor the exercise of an option generally results in any charge against Kroll's earnings. The grant of options at a price less than 100% of fair market value results in compensation expense to Kroll. To date, Kroll has granted all options under the plan at an exercise price equal to at least 100% of the fair market value of Kroll common stock for accounting purposes.

Grant Information

        At April 15, 2002, there were outstanding options to purchase 729,280 shares of Kroll common stock granted under the plan. It is not possible to determine the award grants that will be made under the plan in the future. The table below sets forth information regarding stock option grants made under the plan during the fiscal year ended December 31, 2001.


                                                                               Number of Shares
                                                                                  Underlying
Name and Current Position                                    Dollar Value (1)       Options
-------------------------                                    ----------------       -------
Jules Kroll                                                         0                  0
   Executive Chairman of the Board
Michael Cherkasky                                               $ 600,750           75,000
   President and Chief Executive Officer
Michael D. Shmerling                                             $ 440,550          55,000
   Chief Operating Officer and Executive Vice President
Michael Petrullo                                                    0                  0
   Acting Chief Financial Officer, Vice President and
Controller
Sabrina H. Perel                                                    0                  0
   Vice President, General Counsel and Secretary
All current executive officers as a group                       $1,041,300          130,000
All current non-employee directors as a group                       0                  0
All employees, other than current executive officers,            $ 200,250           25,000
as a group

----------------
(1) Based on the excess of fair market value of Kroll common stock on December 31, 2001 over the exercise price. The closing price of Kroll common stock on the Nasdaq National Market on December 31, 2001 was $15.10 per share. The exercise price for these options is $7.09.

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

        As of April 15, 2002, options granted under the plan were outstanding in the following amounts: Mr. Kroll, none; Mr. Cherkasky, 170,000 shares; Mr. Shmerling, 69,000 shares; Mr. Petrullo, 3,100 shares; Ms. Perel, 3,250 shares; all current executive officers as a group, 245,350 shares; all non-employee directors as a group, 6,000 shares; and all employees, other than current executive officers, as a group 483,930 shares.

Vote Required

        The affirmative vote of the holders of a majority of the votes actually cast at the annual meeting is required to approve and adopt the amendment to Kroll's 1996 Stock Option Plan.

        The board of directors unanimously recommends a vote "FOR" the approval and adoption of the amendment to Kroll's 1996 Stock Option Plan to increase to 3,000,000 the number of shares of Kroll common stock issuable upon the exercise of options granted under the plan, and the reservation of shares for issuance under the plan.

                              KROLL PROPOSAL NO. 5

                    ADOPTION OF AGREEMENT AND PLAN OF MERGER
                          TO REINCORPORATE IN DELAWARE

Introduction

        For the reasons set forth below, the Kroll board of directors believes that the best interests of Kroll, which we also refer to as Kroll Ohio in this section of the joint proxy statement/prospectus, and its shareholders will be served by changing Kroll's state of incorporation from Ohio to Delaware. The board of directors has adopted an Agreement and Plan of Merger, dated April 25, 2002, between Kroll Ohio and Kroll Inc., a Delaware corporation and wholly-owned subsidiary of Kroll Ohio, which we refer to in this joint proxy statement/prospectus as Kroll Delaware. A copy of the reincorporation merger agreement is attached to this joint proxy statement/prospectus as Annex H. Under the reincorporation merger agreement, Kroll Ohio will be merged with and into Kroll Delaware. Upon completion of the reincorporation merger, Kroll Delaware will continue to operate Kroll Ohio's business and Kroll Ohio will cease to exist. In the reincorporation merger, each outstanding share of Kroll Ohio common stock will automatically be converted into one share of Kroll Delaware common stock, $.01 par value.

        Under Ohio law and Kroll Ohio's Amended and Restated Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast at the annual meeting is required for adoption of the reincorporation merger agreement. The reincorporation merger agreement has been approved by the board of directors of Kroll Ohio and the board of directors of Kroll Delaware. If the Kroll shareholders adopt the reincorporation merger agreement, Kroll expects to complete the reincorporation merger as soon as practicable following the tenth day after the annual meeting, but in any event after the completion of the merger with Ontrack if that merger is approved and adopted and is consummated. If the merger with Ontrack is terminated or otherwise not completed, Kroll expects to complete the reincorporation merger as soon as practicable. However, under the reincorporation merger agreement, the reincorporation merger may be abandoned or the reincorporation merger agreement may be amended by the board of directors of Kroll Ohio and Kroll Delaware either before or after shareholder adoption has been obtained. After the Kroll shareholders have adopted the reincorporation merger agreement, the agreement will not be amended in a manner that requires the adoption of shareholders under applicable law without first obtaining this adoption.

        Shareholders of Kroll Ohio have the right under the Ohio General Corporation Law to dissent from the reincorporation merger and to receive the fair value of their shares as determined under Ohio law. See " - Dissenters' Rights" in this section and "The Merger - Dissenters' Rights of Kroll Shareholders."

Principal Reasons for the Proposed Reincorporation

        Kroll was originally incorporated under the laws of the State of Ohio on July 31, 1996 under the name "The O'Gara Company". At that time, O'Gara operated a business that was headquartered in Cincinnati, Ohio, where its principal manufacturing facility was located. On December 1, 1997, O'Gara merged with Kroll Holdings, Inc. and changed its name to "The Kroll-O'Gara Company." In August 2001, The Kroll-O'Gara Company disposed of substantially all of the businesses that had previously been operated by O'Gara and changed its name to "Kroll Inc." As a result of this sale, Kroll no longer owns any facilities or has any significant operations in the State of Ohio.

        As Kroll plans for the future, its board of directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and general predictability of Delaware corporate law provide a reasonably reliable foundation on which Kroll's governance decisions can be based and Kroll believes that shareholders will benefit from the greater predictability of Delaware corporate laws. The following are some of the more notable advantages to being incorporated under Delaware law.

        Prominence, Predictability and Flexibility of Delaware Law. Delaware has for many years followed a policy of encouraging incorporation in that state and has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by Kroll. The Delaware courts have developed considerable expertise in dealing with corporate law issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

        Increased Ability to Attract and Retain Qualified Directors. Delaware law provides that a corporation may include provisions in its certificate of incorporation which reduce or limit the monetary liability of directors for breaches of fiduciary duty in certain circumstances. Ohio law has no comparable provision. Both Ohio and Delaware law provide that a corporation may include provisions in its charter documents which require the corporation to indemnify its directors to the fullest extent permitted by law. The increasing frequency of claims and litigation directed against directors has greatly expanded the risks facing directors of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is Kroll's desire to reduce these risks to its directors and to limit situations in which monetary damages can be recovered against directors so that Kroll may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. Kroll believes that, in general, Delaware law provides greater protection to directors than Ohio law.

        Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. Kroll believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

        No Change in the Board Members, Business, Management, Employee Plans or Location of Principal Facilities of Kroll. The reincorporation merger will change the legal domicile of Kroll and result in other legal changes. The most significant changes are described in this joint proxy statement/ prospectus. See "Comparison of Rights of Shareholders of Ontrack and Shareholders of Kroll." The reincorporation merger will not result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of completing the reincorporation merger) or location of the principal facilities of Kroll. The directors who are elected at this annual meeting will become the directors of Kroll Delaware, except, as described below in this section, the board of directors of Kroll Delaware will be classified into three classes. Kroll Delaware will assume all of the obligations of Kroll Ohio, including, among other things, all stock option plans currently in effect and the options granted under those plans. Kroll Delaware will also continue the other employee benefit arrangements of Kroll Ohio upon the terms and subject to the conditions currently in effect. After the reincorporation merger, the shares of Kroll Delaware common stock will continue to be traded, without interruption, on the same principal market as the shares of Kroll Ohio common stock are traded prior to the reincorporation merger, on the Nasdaq National Market.

        Before completing the reincorporation merger, Kroll Ohio will obtain any requisite consents to the reincorporation merger from any parties with which it may have contractual arrangements. As a result, Kroll Delaware will assume and continue Kroll Ohio's rights and obligations under those arrangements.

        Antitakeover Implications. Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of its certificate of incorporation or bylaws or otherwise, that are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The reincorporation merger is not being proposed in order to prevent a change in control, nor is it in response to any present attempt known to the Kroll board of directors to acquire control of Kroll or to obtain representation on the Kroll board of directors.

        Some of the effects of the reincorporation merger may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law restricts certain "business combinations" with "interested shareholders" for three (3) years following the date that a person becomes an interested shareholder, unless prior to such time, the Board of Directors approves the business combination. Kroll Delaware does not intend to opt out of the provisions of such Section 203. See " - Material Differences Between the Corporation Laws of Ohio and Delaware."

        The board of directors believes that unsolicited takeover attempts may be unfair or disadvantageous to Kroll and its shareholders because: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) some of Kroll's contractual arrangements may provide that they may not be assigned in, or may be terminated as a result of, a transaction which results in a "change of control" of Kroll without the prior written consent of the contracting party.

        By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board of directors can and should take account of the underlying and long-term values of Kroll's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in Kroll's business not yet reflected in the stock price and equality of treatment of all shareholders.

        Despite the belief of the board of directors as to the benefits to shareholders of the reincorporation merger, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the board of directors, but which a majority of the shareholders may deem to be in their best interest or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of this effect, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that Delaware law or provisions of the Kroll Delaware certificate of incorporation enable the board of directors to resist a takeover or a change in control of Kroll, they could make it more difficult to change the existing board of directors and management.

The Reincorporation Merger

        The terms and conditions of the reincorporation merger are set forth in the reincorporation merger agreement, and this summary of the terms and conditions of the reincorporation merger agreement is qualified by reference to the full text of the reincorporation merger agreement, which is attached as Annex H to this joint proxy statement/prospectus. Kroll shareholders should read the reincorporation merger agreement in its entirety as it is the legal document that governs the merger.

        Upon completion of the reincorporation merger, Kroll Delaware will be the surviving corporation and will continue to exist in its present form under the name "Kroll Inc." and Kroll Ohio will cease to exist. The reincorporation merger will change the legal domicile of Kroll, but will not result in a change in the principal offices, business, management, capitalization, assets or liabilities of Kroll. By operation of law, Kroll Delaware will succeed to all the assets and assume all the liabilities of Kroll Ohio.

        Upon completion of the reincorporation merger, the board of directors and officers of Kroll Ohio immediately preceding the reincorporation merger will become the directors and officers of Kroll Delaware, to serve until the earlier of their death, resignation or removal and until their respective successors are duly elected and qualified, except that the Kroll Delaware board will be classified into three classes. One class, consisting of Jules B. Kroll, Michael
G. Cherkasky and Ben F. Allen, will serve until the 2003 annual meeting of stockholders of Kroll Delaware. The second class, consisting of Michael D. Shmerling and Thomas E. Constance, will serve until the 2004 annual meeting of stockholders of Kroll Delaware. And the third class, consisting of Judith Areen, Raymond E. Mabus and J. Arthur Urciuoli, will serve until the 2005 annual meeting of stockholders of Kroll Delaware. At each annual meeting of stockholders of Kroll Delaware held in or after 2003, directors will be elected for a three-year term to succeed the directors whose terms are expiring at that annual meeting.

        After the reincorporation merger, the rights of the Kroll Delaware stockholders and the corporate affairs of Kroll will be governed by the Delaware General Corporation Law and by the certificate of incorporation and bylaws of Kroll Delaware. The material differences are discussed under "Comparison of Rights of Shareholders of Ontrack and Shareholders of Kroll" and " - The Charter Documents of Kroll Ohio and Kroll Delaware." The form of amended and restated certificate of incorporation and the form of bylaws of Kroll Delaware are attached to this joint proxy statement/prospectus as Annex I and Annex J, respectively. The amended and restated articles of incorporation and code of regulations of Kroll Ohio are available for inspection by shareholders at the principal offices of Kroll located at: 900 Third Avenue, New York, NY 10022.

        In the reincorporation merger, each outstanding share of Kroll Ohio common stock of Kroll Ohio will be automatically converted into one (1) fully paid and nonassessable share of common stock of Kroll Delaware, par value $.01 per share. In addition, each share of Kroll Ohio preferred stock, if any, will be automatically converted into one (1) fully paid and nonassessable share of identical preferred stock of Kroll Delaware, par value $.01 per share. Each share of Kroll Ohio common stock and Kroll Delaware common stock held in treasury by Kroll Ohio and Kroll Delaware, respectively, immediately prior to the reincorporation merger will be cancelled and retired and cease to exist.

        After the reincorporation merger, Kroll Ohio's (1) 1996 Stock Option Plan, as amended, (2) Amended and Restated Employee Stock Purchase Plan, and (3) any other option plan adopted by the Kroll board of directors and in effect on the date of the reincorporation merger, as well as each option to purchase Kroll common stock, whether or not granted pursuant to the Kroll Ohio plans, will be assumed by Kroll Delaware, and each Kroll option will be converted into and constitute an option to purchase, for the same exercise price per share and on the same terms and conditions, one fully paid and non-assessable share of Kroll Delaware common stock. As soon as practicable after the reincorporation merger, Kroll Delaware will deliver to each holder of an outstanding Kroll option a notice setting forth the holder's rights under the Kroll option and that the Kroll option will continue in effect on the same terms and conditions.

The Charter Documents of Kroll Ohio and Kroll Delaware

        If the reincorporation merger is consummated, holders of Kroll Ohio common stock will become holders of Kroll Delaware common stock, which will result in the their rights as stockholders being governed by the Delaware General Corporation Law and the Kroll Delaware certificate of incorporation and bylaws. The Kroll Delaware certificate of incorporation and bylaws will effectively replace the amended and restated articles of incorporation and code of regulations of Kroll Ohio.

        The changes that will take effect in the Delaware certificate of incorporation are as follows: (i) the number of authorized shares of common stock will be increased by 50,000,000, raising the total number of shares of authorized common stock to 100,000,000, (ii) the number of authorized shares of preferred stock will be increased by 4,000,000, raising the total number of shares of authorized preferred stock to 5,000,000 and (iii) the certificate of incorporation will explicitly state that special meetings of the stockholders may be called only by the Executive Chairman of the Board, the Chief Executive Officer or the affirmative vote of a majority of the board of directors then in office.

        The increase in the authorized number of shares of common and preferred stock would provide Kroll Delaware with additional authorized and unissued shares which could be used for any proper corporate purpose, including, for example, financing programs, acquisitions, payment of stock dividends, stock splits and issuance under stock option plans or purchase plans, including plans that may be adopted by the shareholders at this annual meeting or in the future, or a future public or private sale of equity to provide additional capital for Kroll Delaware. The board of directors believes that it will be in the best interests of Kroll to increase the authorized number of shares of common stock and preferred stock that are available for issuance. In the event a specific opportunity arises which would require the issuance of additional shares in excess of the presently authorized amount, the possible delay and expense of a special meeting of the shareholders might deprive Kroll of the ability to quickly take advantage of an existing favorable market condition. Approval of the reincorporation merger agreement at the annual meeting also approves of the increase in the number of authorized shares of common stock and preferred stock.

        If the reincorporation merger is approved by the shareholders, after the reincorporation merger, the increased number of authorized shares of common stock and preferred stock will be available for issue from time to time for such purposes and consideration as the Kroll Delaware board of directors may approve and no further vote of the stockholders of Kroll Delaware will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the Nasdaq National Market, on which the shares of Kroll Delaware common stock are at the time listed or quoted.

        Other differences between the charter documents of Kroll Ohio and Kroll Delaware are described in "Comparison of Rights of Shareholders of Ontrack and Shareholders of Kroll."

Material Differences Between the Corporate Laws of Ohio and Delaware

        The corporation laws of Ohio and Delaware differ in many respects. Although all the differences are not set forth in this joint proxy statement/prospectus, provisions that could materially affect the right of shareholders are discussed under "Comparison of Rights of Shareholders of Ontrack and Shareholders of Kroll."

Summary of Material Federal Income Tax Consequences of the Proposed Reincorporation

        The following is a discussion of material federal income tax considerations that may be relevant to holders of Kroll Ohio common stock who receive Kroll Delaware common stock in the proposed reincorporation merger. The discussion does not address all of the tax consequences of the proposed reincorporation merger that may be relevant to particular shareholders, such as dealers in securities, or those shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Kroll Delaware Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein.

        In view of the varying nature of these tax consequences, each shareholder is urged to consult his or her own tax advisor as to the specific tax consequences of the proposed reincorporation merger, including the applicability of federal, state, local or foreign tax laws.

        Subject to the limitations, qualifications and exceptions described herein, and assuming the proposed reincorporation merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the following tax consequences generally should result:

        (a) No gain or loss should be recognized by holders of Kroll Ohio common stock upon receipt of Kroll Delaware common stock in the proposed reincorporation merger;

        (b) The aggregate tax basis of the Kroll Delaware common stock received by each shareholder in the proposed reincorporation merger should be equal to the aggregate tax basis of Kroll Ohio common stock surrendered in exchange for that Kroll Delaware common stock;

        (c) The holding period of the Kroll Delaware common stock received by each shareholder of Kroll Ohio should include the period for which such shareholder held Kroll Ohio common stock surrendered in exchange for that Kroll Delaware common stock, provided that the Kroll Ohio common stock was held by the shareholder as a capital asset at the time of the proposed reincorporation merger; and

        (d) Kroll Ohio should not recognize gain or loss for federal income tax purposes as a result of the proposed reincorporation merger, and Kroll Delaware should succeed, without adjustment, to the federal income tax attributes of Kroll Ohio. However, as a result of the reincorporation merger, Kroll Delaware will be subject to Delaware franchise tax, which is based on the total asset value of a corporation.

        Kroll Ohio has not requested a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed reincorporation merger under the Internal Revenue Code.

        A successful challenge by the Internal Revenue Service to the reorganization status of the proposed reincorporation merger would result in a shareholder recognizing gain or loss with respect to each share of Kroll common stock exchanged in the proposed reincorporation merger equal to the difference between the shareholder's basis in that share and the fair market value, as of the time of the proposed reincorporation merger, of the Kroll Delaware common stock received in exchange. In that event, a shareholder's aggregate basis in the shares of Kroll Delaware common stock received in the exchange would equal their fair market value on the date of the reincorporation merger, and the shareholder's holding period for those shares would not include the period during which the shareholder held Kroll common stock.

        The foregoing is only a summary of the effect of federal income taxation on the shareholders and Kroll with respect to the reincorporation merger. It does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which the shareholder's income or gain may be taxable.

Dissenters' Rights

        Kroll Ohio is incorporated under Ohio law. Under the general corporation laws of Ohio, holders of Kroll common stock will have the right to dissent from the reincorporation merger agreement and to receive the appraised value of their shares in cash.

        Section 1701.84 of the Ohio General Corporation Law provides that all holders of Kroll common stock entitled to vote on the reincorporation merger agreement may exercise dissenters' rights with respect to that agreement. For a summary of the principal steps that Kroll shareholders must take to perfect their dissenters' rights under Section 1701.85, please see "The Merger - Dissenters' Rights of Kroll Shareholders." Please note that that section is only a summary and does not contain all of the information that may be important to Kroll shareholders for the exercise of their dissenters' rights. Kroll shareholders should read the full text of Section 1701.85, a copy of which is attached to this joint proxy statement/prospectus as Annex E.

        Any holder of shares of Kroll common stock contemplating exercising dissenters' rights should review Annex E carefully and consult with his or her own legal counsel because dissenters' rights will be lost if the procedural requirements under Section 1701.85 are not fully and precisely satisfied.

Vote Required

        The affirmative vote of the holders of a majority of all votes entitled to be cast at the annual meeting is required to approve the reincorporation merger agreement.

        The Kroll board of directors unanimously recommends a vote "FOR" approval of the reincorporation merger agreement.

                              KROLL PROPOSAL NO. 6

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit Kroll's consolidated financial statements for the current fiscal year ending December 31, 2002. Kroll expects that a representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

        Shareholder ratification of the selection of Deloitte & Touche as Kroll's independent public accountants is not required by Kroll's bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee and the Board of Directors in their discretion will reconsider whether or not to retain Deloitte & Touche. Even if the appointment is ratified, the Board of Directors, in its discretion, may nevertheless appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in the Company's best interests and in the best interests of its shareholders.

        The board of directors has unanimously approved the appointment of Deloitte & Touche as independent public accountants and unanimously recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche as Kroll's independent public accountants for the fiscal year ending December 31, 2002.

            KROLL EXECUTIVE COMPENSATION AND OTHER KROLL INFORMATION

Executive Compensation

        Summary Information. The following table sets forth compensation paid by Kroll and its subsidiaries, for services in all capacities, to Kroll's chief executive officer and each of the four other most highly compensated executive officers during the years ended December 31, 2001, 2000 and 1999. These persons are sometimes referred to as the "named executive officers."


                                                                              Long Term
                                           Annual Compensation            Compensation Awards
                                      ---------------------------------  -----------------------
                                                                                     Security
                                                              Other     Restricted  Underlying     All
                                                              Annual       Stock      Stock       Other
     Name and Current                 Salary    Bonus      Compensation    Awards     Option    Compensation
    Principal Position       Year      ($)       ($)           ($)        ($)(3)    Grants (#)    ($)(4)
    ------------------       ----      ---       ---       ------------ ----------  ---------- ------------

Jules B. Kroll              2001     375,000         --       --              --          --     18,218
  Executive Chairman of     2000     375,000         --       --              --          --     16,556
  the Board (1)             1999     375,000         --       --              --          --     14,661

Michael G. Cherkasky        2001     416,000         --       --              --      75,000     11,869
  President and Chief       2000     416,000     116,667      --              --      20,000     11,768
  Executive Officer (2)     1999     400,000     100,000      --         155,628      50,000      9,740

Michael D. Shmerling        2001     300,000         --       --              --      55,000      3,031
  Chief Operating Officer   2000     225,000     30,000       --              --      14,000      1,929
  and                       1999      87,500(5)  31,250       --              --          --      1,606
  Executive Vice President

Michael A. Petrullo         2001     155,000     20,000       --              --      25,000      2,432
  Acting Chief Financial    2000     155,000     30,000       --              --       5,000      1,862
  Officer, Vice President   1999     115,000     11,700       --              --       3,000      1,410
  and Controller (6)

Sabrina H. Perel            2001     163,334(8)      --       --              --      25,000      2,840
  Vice President, General   2000     126,667     20,000       --              --       2,000      1,987
  Counsel, and Secretary    1999     100,000     16,800       --              --       2,000      1,306
  (7)

Wilfred T. O'Gara (9)       2001     233,333         --       --              --          --      8,638
                            2000     350,000         --       --              --      25,000      8,753
                            1999     350,000         --       --              --      17,000      8,675

-------------------------

(1) On May 15, 2001, Mr. Kroll became Executive Chairman of Kroll. From April 2000 until May 15, 2001, Mr. Kroll was Co-Chief Executive Officer of Kroll. Prior to that, Mr. Kroll was Chief Executive Officer of Kroll.

(2) On May 15, 2001, Mr. Cherkasky became President and Chief Executive Officer of Kroll.

(3) Represents 6,000 shares of restricted stock for Mr. Cherkasky, awarded on March 25, 1999 under Kroll's 1998 Stock Incentive Plan and having an aggregate value at December 31, 2001 of $90,600. Mr. Cherkasky holds no other shares of restricted stock. The shares vest over a three year period, with 50% vesting ratably over the first 12 months after the date of grant and an additional 25% vesting ratably over each of the second and third 12 months after the date of grant. Until vested, the shares have no dividend rights.

(4) For 2001, represents profit-sharing contributions of $1,688 for Mr. Kroll, $3,010 for Mr. Cherkasky, $2,100 for Mr. Shmerling, $1,904 for Mr. Petrullo, $2,180 for Ms. Perel and $2,625 for Mr. O'Gara; supplemental disability plan benefits of $12,174 for Mr. Kroll, $7,341 for Mr. Cherkasky, $270 for Mr. Shmerling and $5,708 for Mr. O'Gara; group term life insurance benefits of $4,356 for Mr. Kroll, $1,518 for Mr. Cherkasky, $661 for Mr. Shmerling, $528 for Mr. Petrullo, $660 for Ms. Perel and $305 for Mr. O'Gara. For 2000, represents profit-sharing contributions of $1,172 for Mr. Kroll, $2,625 for Mr. Cherkasky, $1,575 for Mr. Shmerling, $1,356 for Mr. Petrullo, $1,596 for Ms. Perel and $2,625 for Mr. O'Gara; supplemental disability plan benefits of $12,174 for Mr. Kroll, $7,341 for Mr. Cherkasky, $270 for Mr. Shmerling and $5,708 for Mr. O'Gara; group term life insurance benefits of $3,210 for Mr. Kroll, $1,802 for Mr. Cherkasky, $84 for Mr. Shmerling, $506 for Mr. Petrullo, $391 for Ms. Perel and $420 for Mr. O'Gara. For 1999, represents profit-sharing contributions of $2,400 for Mr. Kroll, Mr. Cherkasky and Mr. O'Gara and $1,252 for Mr. Shmerling, $1,122 for Mr. Petrullo and $1,306 for Ms. Perel; supplemental disability plan benefits of $7,694 for Mr. Kroll, $4,639 for Mr. Cherkasky, $270 for Mr. Shmerling and $5,708 for Mr. O'Gara; group term life insurance benefits of $4,567 for Mr. Kroll, $2,701 for Mr. Cherkasky and $84 for Mr. Shmerling and $288 for Mr. Petrullo; and executive disability insurance plan benefits of $567 for Mr. O'Gara.

(5) Represents compensation from June 1999 to December 1999. Mr. Shmerling joined Kroll in June 1999.

(6) On November 29, 2001, Mr. Petrullo became Acting Chief Financial Officer of Kroll. Since August 2001, he has been Vice President and Controller of Kroll.

(7) Ms. Perel has been Vice President, General Counsel and Secretary of Kroll since August 2001. Previously, she had held the position of Vice President and Deputy General Counsel of Kroll from January 1998.

(8) Ms. Perel's salary was increased from $160,000 per year to $170,000 per year on September 1, 2001.

(9) From April 2000 to May 15, 2001, Mr. O'Gara served as Co-Chief Executive Officer of Kroll. He left Kroll on August 22, 2001.

                                ----------------

        Employment Agreements. Kroll had an employment agreement with Jules B. Kroll, which expired on November 30, 2000, providing for an annual base salary of $375,000. This employment agreement is being continued on a month-to-month basis. Mr. Kroll also is entitled to participate in an annual bonus plan established by the Compensation Committee of the Board of Directors and to receive up to 50% of the bonus in shares of Kroll common stock. Under the employment agreement, Kroll can terminate Mr. Kroll's employment at any time with or without cause, except that, in a case of termination without cause, he is entitled to receive compensation for the greater of the balance of the term of the agreement or one year. If Kroll does not renew the agreement for one year or more at the end of the term, Mr. Kroll will receive an amount equal to one year's base salary. The employment agreement restricts Mr. Kroll from competing with Kroll during the term of the agreement, and for two years after termination of the agreement if termination of employment is for cause or voluntary by the employee. Additionally, Mr. Kroll has agreed that during his employment and for a period of 10 years thereafter he will not directly or indirectly own any interest in or perform any services for any entity which uses the word "Kroll" as a business or trade name and competes with Kroll.

        In May 1999 Mr. Cherkasky entered into an employment agreement with Kroll for an "evergreen" two year term. The agreement provides for a base salary of $400,000 for 1999 and for subsequent annual calendar year increases of at least 4%. Mr. Cherkasky also is entitled to participate in Kroll's annual bonus, stock option, stock incentive and other benefit plans. In connection with the agreement, he received a signing bonus of $140,000, payable $40,000 in May 1999 and $100,000 in January 2000. On each three-year anniversary of the agreement he will receive an additional $350,000. In the event the agreement is terminated due to Mr. Cherkasky's death or disability or by Kroll for other than cause or by Mr. Cherkasky for good reason, he is entitled to receive a lump sum payment equal to the value of his salary, annual bonus, the three-year anniversary payment, stock options and incentive stock for the remainder of the term.

Under his agreement, "cause" means conviction of a felony and "good reason" includes a change in duties or responsibilities, a reduction in compensation or any person or group other than Jules Kroll becoming the beneficial owner of 35% or more of the voting power of Kroll's securities. The agreement restricts Mr. Cherkasky from competing with Kroll during the term of the agreement.

        Kroll has entered into employment agreements with each of the following executive officers providing for annual base salaries in the listed amounts:
Michael D. Shmerling, $300,000 (expiring on December 31, 2003); Michael A. Petrullo, $190,000 (expiring on February 1, 2005); and Sabrina H. Perel, $170,000 (expiring on August 31, 2003). Each of these executive officers is also entitled to participate in an annual bonus plan established by the Compensation Committee and/or the Board of Directors of Kroll. Mr. Shmerling is entitled to receive up to 50% of his bonus in shares of Kroll common stock. Under the employment agreements for Mr. Shmerling and Ms. Perel, Kroll can terminate the employee's employment at any time with or without cause, except that, in a case of termination without cause, the employee is entitled to receive compensation for the greater of the balance of the term of the agreement or one year. Under Mr. Petrullo's employment agreement, Kroll can terminate his employment at any time with or without cause, except that in a case of termination without cause, he is entitled to receive compensation for the greater of the balance of the term of the agreement or six months. Each agreement for Mr. Shmerling and Ms. Perel also provides that if Kroll does not renew the agreement for one year or more at the end of the term, the employee will receive an amount equal to one year's base salary. Mr. Petrullo's agreement also provides that if Kroll does not renew the agreement for one year or more at the end of the term, he will receive an amount equal to six months' base salary. Each employment agreement restricts the executive officer from competing with Kroll during the term of the agreement, and for two years after termination of the agreement if termination of employment is for cause or voluntary by the employee.

        Stock Options. The following table presents information on option grants during 2001 to Mr. Cherkasky and Mr. Shmerling, pursuant to Kroll's 1996 Stock Option Plan, and to Mr. Petrullo and Ms. Perel, pursuant to Kroll's 2000 Stock Option Plan, as amended through 2001. Neither plan provides for the grant of stock appreciation rights.


                               Options Grants in the Last Fiscal Year

                                       Individual Grants(1)
                          ------------------------------------------------------
                           Number of       % of Total
                           Securities       Options        Exercise
                           Underlying      Granted to         or                   Grant Date
                           Options        Employees in    Base Price   Expiration   Present
        Name               Granted (#)     Fiscal Year    ($/Share)      Date       Value(2)
--------------------       -----------     -----------    ---------    ----------  ----------

Jules B. Kroll                   --           --              --          --            --

Michael G. Cherkasky         75,000           3.5%            $7.09    5/15/11       $303,420

Michael D. Shmerling         55,000           2.5%            $7.09    5/15/11       $222,508

Michael A. Petrullo          25,000           1.2%            $7.09    5/15/11       $101,140

Sabrina H. Perel             25,000           1.2%            $7.09    5/15/11       $101,140

Wilfred T. O'Gara                --           --              --          --            --

--------------------------

(1) All options vest in three equal annual installments beginning on May 15, 2002. The exercise price of all options may be paid in cash or by the transfer of shares of Kroll's common stock valued at their fair market value on the date of exercise. Each option becomes exercisable in full in the event of the execution of an agreement of merger, consolidation or reorganization pursuant to which Kroll is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of Kroll.

(2) The grant date present value is derived from a variation of the Black Scholes pricing model. The model assumes that no dividends will be declared during the life of these options. Additionally, the model assumes an expected option exercise life of 60 months (five years) with a corresponding risk-free interest rate of 4.38% based on the five-year treasury bond yield as of December 31, 2001. Furthermore, the model assumes a stock volatility index (beta) of 0.631 or 63.1%.

        With respect to each named executive officer, the following table sets forth information concerning option exercises during 2001 and unexercised stock options held at December 31, 2001.


    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                  Number of
                                                                  Securities            Value of
                                                 Value            Underlying           Unexercised
                                               Realized($)       Unexercised         In-the-Money
                                Shares        (Market Price       Options at           Options at
                               Acquired on         on              FY-End(#)          FY-End($)(2)
                                Exercise       Exercise Less      Exercisable/         Exercisable/
         Name                    (#)(1)       Exercise Price)     Unexercisable        Unexercisable
---------------------         ----- ------    ---------------     -------------        -------------

Jules B. Kroll...........            --                 --                     --                  --

Michael G. Cherkasky.....            --                 --         163,862/96,667   1,193,065/644,375

Michael D. Shmerling.....            --                 --          10,500/58,500      91,613/471,088

Michael A. Petrullo......            --                 --           5,850/27,250      32,719/211,156

Sabrina H. Perel.........         1,500             11,456           2,583/26,167          --/204,610

Wilfred T. O'Gara........        27,573             43,193                     --                  --

-------------------------

(1) The shares acquired upon exercise of the options were sold simultaneously in a cashless exercise of the options.

(2) Based on the December 31, 2001 closing price of Kroll's common stock of $15.10 per share.

Equity Compensation Plan Information

        The following table sets forth aggregate information concerning Kroll's compensation plans under which its common stock is authorized for issuance as of the end of 2001.



                          (a)                     (b)                     (c)
Plan category             Number of securities    Weighted average        Number of securities
                          to be issued upon       exercise price of       remaining available
                          exercise of             outstanding options,    for future issuance
                          outstanding options,    warrants and rights     under equity
                          warrants and rights                             compensation plans
                                                                          (excluding securities
                                                                          reflected in column (a))
Equity compensation plans
approved by security
holders                         1,079,904                15.72                    723,416
Equity compensation plans
not approved by security
holders                         2,275,878                 7.32                  1,134,291
     Total                      3,355,782                10.02                  1,857,707


        Kroll has a total of 3,000,000 shares of common stock reserved for issuance under its Amended and Restated 2000 Stock Option Plan for Employees. The plan became effective on May 12, 2000 and will expire on May 11, 2010. The plan is not required to be and has not been approved by Kroll shareholders. The plan provides for the granting of non-qualified stock options to non-officer employees of Kroll and its subsidiaries at the fair market value of Kroll common stock at the grant date. Unless the option grants provide otherwise, each stock option granted under this plan vests in three equal installments on each of the first, second and third anniversaries of the date of grant. Options granted under the plan generally have terms of ten years.

        Kroll has a total of 500,000 shares of common stock reserved for issuance under its 1998 Stock Incentive Plan. The plan became effective on August 12, 1998 and will expire on August 11, 2008. The plan is not required to be and has not been approved by Kroll shareholders, unless more than 25,000 shares in the aggregate are awarded to executive officers of Kroll. The plan provides for the grant of restricted shares of Kroll common stock to employees of Kroll and its subsidiaries at a purchase price to be determined by the compensation committee. The restricted shares of Kroll common stock cannot be transferred, pledged or otherwise disposed of until they have vested. The vesting period for grants of restricted stock is determined by the compensation committee and has generally varied with each grant.

        In November 1998, Kroll acquired Laboratory Specialists of America, Inc. In this acquisition, all outstanding options to purchase shares of Laboratory Specialists that were unexercised at the time of completion of the acquisition became fully vested and were assumed by Kroll. Following the acquisition, no more options were issued under the Laboratory Specialists plan that was assumed by Kroll. Each option granted under the Laboratory Specialists plan that is still outstanding is fully vested and has a term of ten years. In addition, in the acquisition, Kroll assumed all outstanding warrants to purchase shares of Laboratory Specialists that were unexercised at the time of completion of the acquisition. Each warrant that is still outstanding expires in June 2003.

        In June 1999, Kroll acquired Background America, Inc. In this acquisition, all outstanding options to purchase shares of Background America that were unexercised at the time of completion of the acquisition became fully vested and were assumed by Kroll. Following the acquisition, no more options were issued under the Background America plan that was assumed by Kroll. Each option granted under the Background America plan that is still outstanding is fully vested and has a term of five years. In addition, in the acquisition, Kroll assumed all outstanding warrants to purchase shares of Background America that were unexercised at the time of completion of the acquisition. Each warrant that is still outstanding expires in January 2003.

Report of the Compensation Committee on Executive Compensation

        The policy of the Compensation Committee of the Board of Directors is to provide compensation that attracts, motivates and retains a highly qualified management team meeting the special management requirements of Kroll. The compensation program is central to the successful operation and growth of Kroll and is intended to align closely the interests of management with those of Kroll's shareholders.

        Statement of Purpose. The Compensation Committee believes that a compensation program must enable Kroll to attract a limited number of executives with critical experience for key positions and to retain and motivate strong, capable management. At the same time, the cost of management compensation must bear a reasonable relationship to the performance of Kroll and the total return to shareholders on their investment in Kroll. The purposes of the program approved and actions taken by the Compensation Committee are as follows:

        - Encourage and reward an entrepreneurial spirit and business success each year in the operating divisions of Kroll and, at the same time, build the structure and teamwork necessary for profitable long-term growth in Kroll's business.

        - Provide executives who succeed within Kroll the opportunity to build capital value through stock options and stock, as long as shareholders build corresponding value.

        Cash Compensation. To achieve these purposes, the Compensation Committee has set total cash compensation at levels that it believes are reasonable in light of Kroll's size and financial results. Salaries are reviewed annually and are determined based on specific executive responsibilities, the changing nature of these responsibilities and performance. Total cash compensation each year can be increased or decreased substantially from the prior year depending on the awarding of any annual incentive payment and the size of that award, if any.

        Kroll has employment agreements with its executive officers, including Mr. Kroll, Kroll's Executive Chairman of the Board, Michael G. Cherkasky, Kroll's Chief Executive Officer, Michael D. Shmerling, Kroll's Chief Operating Officer, Michael Petrullo, Kroll's Acting Chief Financial Officer, and Sabrina Perel, Kroll's General Counsel. These agreements, including the annual base salary of each executive officer, are described above under " - Employment Agreements."

        Based on the guidelines set forth in the compensation plan for financial performance, cash incentive compensation was not awarded for 2001 to the Chief Executive Officer or any of the other named executive officers.

        Long-Term Stock Incentives. Kroll's overall compensation plan also provides long term incentives principally through the granting of stock options at market competitive levels under Kroll's 1996 Stock Option Plan, with the compensation committee responsible for grants to Kroll's executive officers. The purpose of this plan is to provide long-term compensation which, because it is based upon stock price appreciation, directly aligns the interest of management with that of shareholders. Options were awarded to Messrs. Cherkasky, Shmerling and Petrullo and Ms. Perel in May 2001. Due to his significant ownership interests in Kroll, Mr. Kroll did not receive stock option grants.

        In 1998 Kroll adopted a Stock Incentive Plan providing for the grant of shares of restricted stock, primarily to non-executive officer management employees. Two of Kroll's executive officers, including Mr. Cherkasky, have been awarded an aggregate of 8,500 shares of restricted stock under the Stock Incentive Plan.

        Section 162(m) of the Internal Revenue Code and its related regulations limit the deductibility of non-"performance based" compensation received by each of Kroll's named executive officers to $1 million per year. Compensation meeting criteria specified in Section 162(m) is considered "performance based" and is excluded from the limitation on deductibility. Kroll's 1996 Stock Option Plan and all options granted to Kroll's named executive officers under the Plan are designed to meet the Section 162(m) criteria for performance based compensation. In 2001, no named executive officer received non-performance based compensation in excess of $500,000, and the compensation committee currently does not expect the Section 162(m) limitation to be an issue in its compensation decisions during 2002. The policy of the compensation committee is to maintain a compensation program that maximizes the creation of long-term shareholder value. As appropriate in the future, the Compensation Committee will consider qualifying the deductibility of compensation to the extent consistent with the objectives of Kroll's executive compensation program and with maintaining competitive compensation.

                                            J. Arthur Urciuoli, Acting Chairman
                                            Thomas E. Constance
                                            Raymond E. Mabus


Report of the Audit Committee

        The audit committee of the board of directors reviewed and discussed with Kroll management Kroll's audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The audit committee also discussed with Deloitte & Touche LLP, Kroll's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, regarding the scope and results of the annual audit. The audit committee also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with Deloitte & Touche its independence. The audit committee also considered the fees and services of Deloitte & Touche as disclosed under "Auditors' Fees and Services" below and determined that such fees and services are compatible with maintaining the independence of Deloitte & Touche.

        Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in Kroll's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                            Raymond E. Mabus, Chairman
                                            Thomas E. Constance
                                            J. Arthur Urciuoli
Auditors' Fees and Services

        Audit Fees. Deloitte & Touche billed Kroll $256,869 for professional services rendered in connection with the audit of Kroll's financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Deloitte & Touche billed Kroll $15,000 for the review of the financial statements included in Kroll's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

        Arthur Andersen LLP, which had been Kroll's independent public accountants for the year ended December 31, 2000, billed Kroll $65,500 for the review of the financial statements included in Kroll's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001. Arthur Andersen billed Kroll $5,000 for professional services rendered in connection with a review of some of Kroll's financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        Financial Information Systems Design and Implementation Services. Kroll did not engage Deloitte & Touche or Arthur Andersen to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

        All Other Fees. In addition to the audit fees, Deloitte & Touche billed Kroll (1) $432,706 for professional services rendered in connection with the sale of Kroll's Security Products and Services Group, (2) $23,400 for professional services rendered in connection with the issuance of Kroll's senior secured subordinated convertible notes, (3) $38,000 for professional services rendered in connection with a review of Kroll's Registration Statement on Form S-1 filed December 26, 2001, (4) $218,410 for tax consulting and compliance work and (5) $125,000 for miscellaneous projects. In addition to the audit fees, Arthur Andersen billed Kroll (1) $424,000 for professional services rendered in connection with the sale of Kroll's Security Products and Services Group, (2) $77,950 for professional services rendered in connection with the issuance of Kroll's senior secured subordinated convertible notes, (3) $82,000 for professional services rendered in connection with a review of Kroll's Registration Statement on Form S-1 filed December 26, 2001 and (4) $118,280 for miscellaneous projects, including the preparation and review of foreign tax returns and debt covenant letters to Kroll's lenders.

                          KROLL STOCK PRICE PERFORMANCE

        The following graph compares the performance of Kroll's common stock with the performance of companies included in the Russell 2000 Index of Small Capitalization Companies and in a self-constructed peer group index. The graph assumes that $100 was invested on January 1, 1997 and that any dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                       AMONG KROLL, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP



                               [COMPARISON GRAPH]






                          12/31/97    12/31/98   12/31/99    12/31/00   12/31/01

Kroll Inc. Company         $180.8      $404.5     $169.2      $61.5      $154.9
Russell 2000 Index         $120.5      $116.4     $139.2      $133.3     $134.7
Peer Group Index           $145.4      $168.3     $211.9      $328.2     $298.6

        Because Kroll has operated in three business segments, no published peer group accurately mirrors Kroll's business. Accordingly, Kroll has created a special peer group, currently composed of ChoicePoint, Inc., FTI Consulting, Inc., KPMG Consulting, Inc., and Armor Holdings, Inc. The returns of each company are weighted according to its respective stock market capitalization. The peer group was selected based upon criteria including business activities, industries served, size of company and market capitalization. Previously, the peer group included Armor Holdings, Inc., Simula, Inc. and Spartan Motors, Inc., but some of these companies are no longer regarded as peers after Kroll's disposition of its Securities Products and Services Group to Armor Holdings in August 2001. The graph above has been revised to reflect the current peer group.

           PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT OF KROLL

        The following table sets forth the beneficial ownership of Kroll's common stock as of April 15, 2002, by (1) each beneficial owner of more than five percent of the common stock, (2) each director and named executive officer individually, and (3) all current directors and executive officers of Kroll as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect to such shares.


                                                                    Beneficial Ownership
                                                                   ---------------------
Name                                                               Number(1)     Percent
---------------------------------------------------------          ---------     -------

Jules B. Kroll(2)(3)............................................    2,929,991      12.8%
Michael G. Cherkasky............................................      245,839       1.1
Michael D. Shmerling(4).........................................      464,370       2.0
Michael A. Petrullo.............................................       15,183       *
Sabrina H. Perel................................................       13,245       *
Judith Areen....................................................          200       *
Thomas E. Constance.............................................           --      --
Raymond E. Mabus................................................        6,000       *
J. Arthur Urciuoli..............................................       10,000       *
Wilfred T. O'Gara...............................................        4,500       *
All current directors and executive officers as a group
  (9 persons)...................................................    3,684,828      15.9
American International Group, Inc.(2)...........................    1,444,212       6.3
Dimensional Fund Advisors Inc.(2)...............................    1,277,000       5.6
Cannell Capital LLC(2)(5).......................................    1,150,300       5.0
Palisade Concentrated Equity Partnership, L.P.(2)(6)............    1,851,851       7.5
FMR Corp. (2)(7)................................................    1,570,402       6.9

---------------
*       Less than 1%.

(1) Includes the following numbers of shares of common stock which may be acquired through the exercise of stock options exercisable as of April 15, 2002 or stock options which become exercisable within 60 days after April 15, 2002: Mr. Kroll, none; Mr. Cherkasky, 205,529 shares; Mr. Shmerling, 28,833 shares; Mr. Petrullo, 15,183 shares; Ms. Perel, 11,583 shares; Dean Areen, none; Mr. Constance, none; Mr. Mabus, 6,000 shares; Mr. Urciuoli, none; Mr. O'Gara, none; and all directors and executive officers as a group, 267,128 shares. Also includes for Ms. Perel 1,562 shares of restricted stock.
(2) Mr. Kroll's address is 900 Third Avenue, New York, New York 10022. AIG's address is 70 Pine Street, New York. New York 10270. Dimensional Fund Advisor's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Cannell Capital's address is 150 California Street, 5th Floor, San Francisco, California 94111. Palisade's address is One Bridge Plaza, Fort Lee, New Jersey 07024. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.
(3) Does not include 192,560 shares held by trusts for the benefit of Mr. Kroll's adult children, in which Mr. Kroll disclaims any beneficial interest.
(4) Includes 431,537 shares that are held in joint tenancy with Mr. Shmerling's wife and 4,000 shares held as custodian for the benefit of Mr. Shmerling's children.
(5) Voting and dispositive power over these shares is shared with J. Carlo Cannell, the managing member of Cannell Capital.
(6) Includes shares of common stock which may be acquired through the conversion of the notes which are immediately convertible.

(7) Voting and dispositive power over these shares is shared with Edward C. Johnson 3rd, chairman of FMR.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Kroll's executive officers and directors, and persons who beneficially own more than ten percent of Kroll's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission. These persons also are required by SEC regulations to furnish Kroll with copies of all
Section 16(a) forms they file. Kroll believes that all Section 16(a) forms were filed on a timely basis during and for 2001 except that the Form 3 of Mr. Shmerling, which was timely filed, was later amended.

          CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF KROLL

        In connection with Kroll's initial public offering, the Board of Directors adopted a policy requiring that any future transactions, including loans, between Kroll and its officers, directors, principal shareholders and their affiliates, be on terms no less favorable to Kroll than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Board of Directors.

        Described below are certain transactions and relationships between Kroll and certain of its officers, directors and shareholders, which have occurred during the last fiscal year. Except with respect to interest rates charged on certain of the intercompany notes and accounts payable/receivable, Kroll believes that the material terms of the various transactions were as favorable as could have been obtained from unrelated third parties.

Intercompany Notes and Accounts Payable/Receivable and Certain Loans

        During 2001, Mr. Kroll agreed to reimburse Kroll for a portion of general and administrative expenses, including outside professional fees, office rent and travel expenses, which were incurred on his behalf. Amounts due to Kroll at December 31, 2001 pursuant to this agreement was $494,935. Subsequently, Mr. Kroll reimbursed $250,000 of this amount to Kroll.

        During 2001, Kroll rendered risk management services, including marketing support, and claim investigations services to American International Group, Inc. and its subsidiaries. Kroll billed AIG and its subsidiaries $3,535,061 in 2001 for these services. The year-end accounts receivable balance for AIG was $1,228,584 at December 31, 2001. Since 1995, Kroll has purchased some of its liability insurance, including Professional Errors and Omissions and Directors and Officers liability insurance, from AIG subsidiaries. AIG's subsidiaries billed Kroll $386,058 for this insurance during 2001. Kroll obtains the coverage through an independent insurance broker and where possible obtains competitive proposals from unrelated third parties.

        Kroll Background America leases office space and furnishings in Nashville, Tennessee from companies controlled by Mr. Shmerling and his family. For the year ended December 31, 2001, Kroll Background America leased 22,143 square feet of space and paid rent of $453,687. Kroll Background America subleases a portion of its Nashville office space to Kroll for its information technology department. For the year ended December 31, 2001, Kroll subleased 3,510 square feet of office space from Kroll Background America and paid rent of $57,310.

Victory Aviation

        Victory Aviation Services, Inc. is a Delaware corporation of which Messrs. Thomas M. O'Gara and Wilfred T. O'Gara own approximately 92% and 1%, respectively, of the outstanding capital stock. Messrs. Thomas O'Gara and Wilfred O'Gara were executive officers and directors of Kroll until leaving the company in August 2001.

        Lease agreements. Kroll's previously owned subsidiary, O'Gara-Hess & Eisenhardt Armoring Company, had a Master Equipment Lease with Victory Aviation, entered into in July 1995, under which it leased various items of equipment from Victory Aviation. As of December 31, 2000, Kroll had approximately $1,250,000 of equipment under various month-to-month lease arrangements. Rental expenses were $361,524 for the period ended August 22, 2001. O'Gara-Hess & Eisenhardt was sold to Armor Holdings, Inc. in August 2001.

        Supplier arrangements. During 1995 and 1996, O'Gara-Hess & Eisenhardt purchased the dual-hard steel required for its vehicle armoring from Victory Aviation, which distributed the steel for an unrelated third party. In 2001, the receivables relating to these purchases were eliminated as part of the sale of the O'Gara business to Armor Holdings. All other aspects of the arrangement have been terminated.

        Corporate aircraft. In February 1995, Kroll entered into a lease for a Gulfstream G-11 aircraft owned by Victory Aviation. Effective June 1, 1998, Kroll reached an agreement to amend the corporate aircraft lease. The terms of the aircraft lease addendum provide Kroll with an hourly discount from the normal commercial hourly rate on future charters of corporate aircraft from Victory Aviation in order to amortize the remaining portion of existing lease deposits from the original aircraft lease. Kroll had approximately $223,000 in unamortized lease deposits with Victory Aviation as of December 31, 2001. Rental expense related to the Gulfstream lease, including amortization of the deposit, was $90,000 in 2001.

Other

        Mr. Constance, who became a director of Kroll in December 2000, is a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, which provides legal services to Kroll.

        Severance Arrangements. Thomas O'Gara, who had been Vice Chairman of Kroll, and Wilfred O'Gara, who had been co-Chief Executive Officer and a director of Kroll, left Kroll in August 2001. Under Kroll's severance arrangement with Thomas O'Gara, he is entitled to receive an amount equal to two years' base salary, which totals $550,000, which was reduced by the amount of some payments owed by Mr. O'Gara to Kroll. Each of Messrs. Thomas and Wilfred O'Gara has agreed that for a period of ten years after termination of employment he will not directly or indirectly own any interest in or perform any services for any entity which uses "O'Gara" as a business or trade name or competes with Kroll. Nicholas Carpinello, who had been Controller of Kroll, left Kroll on January 15, 2001. Under Kroll's severance agreement with Mr. Carpinello, he is entitled to receive an amount equal to eleven months base salary, which totals $165,000.

                                  LEGAL MATTERS

        The legality of the shares of Kroll common stock to be issued to Ontrack shareholders in connection with the merger and certain U.S. federal income tax matters in connection with the merger will be passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York, special counsel to Kroll. Certain U.S. federal income tax matters in connection with the merger will be passed upon for Ontrack by Robins, Kaplan, Miller & Ciresi L.L.P.

                                     EXPERTS

        The consolidated financial statements of Kroll Inc. incorporated in this joint proxy statement/prospectus by reference from Kroll Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Kroll Inc. as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, incorporated by reference in this joint proxy statement/prospectus from Kroll's Annual Report on Form 10-K for the year ended December 31, 2001, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for costs of start-up activities in the first quarter of 1999, as discussed in Note 3(q) of the Notes to the Consolidated Financial Statements. The audited consolidated financial statements referred to above in this paragraph are included herein in reliance upon the authority of said firm as experts in giving said report.

        The consolidated financial statements of ONTRACK Data International, Inc. incorporated in this joint proxy statement/prospectus by reference from the Annual Report on Form 10-K of Ontrack for the year ended December 31, 2001 have been audited by Grant Thornton LLP, independent auditors, as stated in its report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

        Kroll. Shareholder proposals that are intended to be presented at the Kroll 2003 Annual Meeting of Shareholders should be sent to Kroll at 900 Third Avenue, New York, New York 10022 and must be received on or prior to _______, 2003 to be eligible for inclusion in Kroll's proxy statement and form of proxy to be used in connection with the 2003 annual meeting. Such proposals must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in Kroll's proxy statement for its 2003 Annual Meeting of Shareholders.

        Ontrack. Due to the anticipated merger, Ontrack does not currently expect to hold an annual meeting of shareholders in 2002, as Ontrack will be owned by Kroll if the merger is completed. If the merger is not completed and an annual meeting is held, the proxy rules of the SEC permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. If the merger is not completed, the deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Ontrack's proxy statement for its 2003 annual meeting of shareholders will be a reasonable time before Ontrack begins to print and mail its proxy materials, as may be more particularly announced by Ontrack in its future SEC filings. Additionally, if Ontrack receives notice of a separate shareholder proposal after that date, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the board of directors of Ontrack for its 2003 annual meeting of shareholders may exercise discretionary voting power with respect to that proposal.

        Properly Brought Business. Ontrack's bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Ontrack board, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of Ontrack of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by that shareholder to the Secretary of Ontrack not less than 60 days nor more than 90 days prior to the meeting. Notice relating to the conduct of that business at an annual meeting must contain the information described in Article II of Ontrack's bylaws, which are available for inspection by shareholders at Ontrack's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with Ontrack's bylaws.

        Shareholder Nominations. The Ontrack bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of Ontrack prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of Ontrack not less than 60 days nor more than 90 days prior to the meeting. The notice to Ontrack from a shareholder who intends to nominate a person at the meeting for election as a director must contain the information described in Article III of Ontrack's bylaws, which are available for inspection by shareholders at Ontrack's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                                                       ANNEX A-1











 ------------------------------------------------------------------------------




                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                                   KROLL INC.,
                           ODI ACQUISITION CORPORATION
                                       AND
                        ONTRACK DATA INTERNATIONAL, INC.





 ------------------------------------------------------------------------------

                                  April 1, 2002

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I. THE MERGER........................................................2
  1.1    The Merger..........................................................2
  1.2    Closing; Effective Time.............................................2
  1.3    Effect of the Merger................................................2
  1.4    Articles of Incorporation; Bylaws...................................2
  1.5    Directors and Officers..............................................3
  1.6    Effect on Capital Stock.............................................3
  1.7    Surrender of Certificates...........................................5
  1.8    No Further Ownership Rights in Target Common Stock..................6
  1.9    Lost, Stolen or Destroyed Certificates..............................7
  1.10   Tax Consequences....................................................7
  1.11   Return of Exchange Fund.............................................7
  1.12   Taking of Necessary Action; Further Action..........................7

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF TARGET.........................8
  2.1    Organization, Standing and Power....................................8
  2.2    Capital Structure...................................................8
  2.3    Authority..........................................................10
  2.4    SEC Documents; Target Financial Statements.........................11
  2.5    Absence of Certain Changes.........................................12
  2.6    Absence of Undisclosed Liabilities.................................13
  2.7    Contracts..........................................................14
  2.8    Litigation.........................................................15
  2.9    Restrictions on Business Activities................................16
  2.10   Governmental Authorization.........................................16
  2.11   Title to Property..................................................16
  2.12   Intellectual Property..............................................17
  2.13   Environmental Matters..............................................19
  2.14   Taxes..............................................................20
  2.15   Employee Benefit Plans.............................................22
  2.16   Employees and Consultants..........................................24
  2.17   Related-Party Transactions.........................................25
  2.18   Insurance..........................................................26
  2.19   Compliance with Laws...............................................26
  2.20   Brokers' and Finders' Fees.........................................26
  2.21   Vote Required......................................................26
  2.22   Registration Statement; Proxy Statement/Prospectus.................27
  2.23   Complete Copies of Materials.......................................27
  2.24   Opinion of Financial Advisor.......................................27
  2.25   Board Approval.....................................................27
  2.26   Illegal Payments...................................................28
  2.27   Customers..........................................................28


                                      A-1-i

                                                                           Page
                                                                           ----

  2.28   Section 673 of Minnesota Law Not Applicable........................28
  2.29   Representations Complete...........................................28

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB......29
  3.1    Organization, Standing and Power...................................29
  3.2    Capital Structure..................................................29
  3.3    Authority..........................................................30
  3.4    SEC Documents; Acquiror Financial Statements.......................31
  3.5    Absence of Undisclosed Liabilities.................................32
  3.6    Absence of Certain Changes.........................................32
  3.7    Intellectual Property..............................................33
  3.8    Environmental Matters..............................................34
  3.9    Employee Benefit Plans.............................................34
  3.10   Litigation.........................................................34
  3.11   Taxes..............................................................34
  3.12   Restrictions on Business Activities................................35
  3.13   Compliance with Laws...............................................35
  3.14   Registration Statement; Proxy Statement............................35
  3.15   Brokers' and Finders' Fees.........................................36
  3.16   Vote Required......................................................36
  3.17   Complete Copies of Materials.......................................36
  3.18   Illegal Payments...................................................36
  3.19   Board Approval.....................................................36
  3.20   Representations Complete...........................................37

ARTICLE IV. CONDUCT PRIOR TO THE EFFECTIVE TIME.............................37
  4.1    Conduct of Business of Target and Acquiror.........................37
  4.2    Conduct of Business................................................37
  4.3    Notices............................................................41

ARTICLE V. ADDITIONAL AGREEMENTS............................................42
  5.1    No Solicitation....................................................42
  5.2    Proxy Statement/Prospectus; Registration Statement.................43
  5.3    Stockholders Meetings..............................................44
  5.4    Access to Information..............................................45
  5.5    Confidentiality....................................................45
  5.6    Public Disclosure..................................................45
  5.7    Consents; Cooperation..............................................46
  5.8    Stockholder Lists..................................................47
  5.9    Indemnification....................................................47
  5.10   Irrevocable Proxies................................................49
  5.11   Notification of Certain Matters....................................49
  5.12   Tax-Free Reorganization............................................49
  5.13   Stock Options and Stock Purchase Plan..............................49
  5.14   Listing of Additional Shares.......................................50


                                      A-1-ii

                                                                           Page
                                                                           ----

  5.15   Additional Agreements..............................................50
  5.16   Employee Benefits..................................................51
  5.17   Financial Statements...............................................52

ARTICLE VI. CONDITIONS TO THE MERGER........................................52
  6.1    Conditions to Obligations of Each Party to Effect the Merger.......52
  6.2    Additional Conditions to the Obligations of Target.................53
  6.3    Additional Conditions to the Obligations of Acquiror and
         Merger Sub.........................................................54

ARTICLE VII. TERMINATION, EXPENSES, AMENDMENT AND WAIVER....................55
  7.1    Termination........................................................55
  7.2    Effect of Termination..............................................57
  7.3    Expenses and Termination Fees......................................57
  7.4    Amendment..........................................................58
  7.5    Extension; Waiver..................................................58

ARTICLE VIII. GENERAL PROVISIONS............................................58
  8.1    Effectiveness of Representations, Warranties and Agreements........58
  8.2    Notices............................................................59
  8.3    Interpretation.....................................................60
  8.4    Counterparts.......................................................60
  8.5    Entire Agreement; No Third Party Beneficiaries.....................60
  8.6    Severability.......................................................61
  8.7    Remedies Cumulative................................................61
  8.8    Governing Law......................................................61
  8.9    Assignment.........................................................61
  8.10   Rules of Construction..............................................62


Schedules


Schedule A  Definitions



                                    Exhibits

Exhibit A   Articles of Merger
Exhibit B   Voting Agreement



                                      A-1-iii

                      AGREEMENT AND PLAN OF REORGANIZATION


            This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered on April 1, 2002, by and among Kroll Inc., an Ohio corporation ("Acquiror"), ODI Acquisition Corporation, a Minnesota corporation ("Merger Sub"), and ONTRACK Data International, Inc., a Minnesota corporation ("Target").

                                    RECITALS

            A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have declared the advisability of and approved the Merger and the Merger Agreement.

            B. Pursuant to the Merger, among other things, each outstanding share of common stock, $.01 par value, of Target ("Target Common Stock"), shall be converted into shares of common stock, $.01 par value, of Acquiror ("Acquiror Common Stock"), at the rate and on the other terms and conditions set forth herein.

            C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

            D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under Section 368(a) of the Code.

            E. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain affiliates of Target are entering into an agreement to vote the shares of Target Common Stock owned by such affiliates to approve the Merger and against competing proposals in accordance with the terms thereof.

            F. Certain defined terms not otherwise defined herein shall have the meanings ascribed thereto in Schedule A hereto.

            NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

1.1   The Merger

            At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the Minnesota Business Corporation Act ("Minnesota Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation under the name "ONTRACK Data International, Inc." Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2   Closing; Effective Time

            Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, the closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable (but in any event within two (2) Business
Days) after the satisfaction or waiver of each of the conditions set forth in
Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Torys LLP, 237 Park Avenue, New York, New York 10017, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Minnesota, in accordance with the relevant provisions of Minnesota Law (the time and date of such filing, or such later time or date as is provided in the Articles of Merger, being the "Effective Time" and the "Effective Date," respectively).

1.3   Effect of the Merger

            At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4   Articles of Incorporation; Bylaws

            (a) At the Effective Time, the Articles of Incorporation of Target shall be amended in their entirety to read as the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, and shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Minnesota Law, except that as of the Effective Time,
Article I of the Articles of Incorporation shall be amended to read: "The name of the corporation shall be "ONTRACK Data International, Inc.," and such Articles of Incorporation shall contain the indemnification provision set forth in Section 5.9(a).

                                       A-1-2

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and which shall contain the indemnification provisions set forth in Section 5.9(a), shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Minnesota Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

1.5   Directors and Officers

            At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed in accordance with Minnesota Law and the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed in accordance with Minnesota Law and the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.6   Effect on Capital Stock

            By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

            (a) Conversion of Target Common Stock. (i) Subject to Sections 1.6(a)(ii) and 1.6(a)(iii) below and subject to Section 7.1(j) hereof, at the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b) or any shares of Target Common Stock to which dissenters' rights have been exercised pursuant to Section 1.6(g)) will be converted automatically into the right to receive the fraction of one fully paid and non-assessable share of Acquiror Common Stock equal to the product of (x) one (1) and (y) a fraction (rounded to four (4) decimal places, with the number five (5) and below being rounded down), the numerator of which is $12.50 and the denominator of which is the Average Stock Price (subject to Sections 1.6(a)(ii), 1.6(a)(iii) and 7.1(j), such product being the "Exchange Ratio"); provided, however,

                (ii) if the Average Stock Price is equal to or less than $15.8634, the Exchange Ratio shall, for the purposes of this Agreement, be deemed to equal 0.7880, except as may be otherwise provided in Section 7.1(j); and

                (iii) if the Average Stock Price is equal to or greater than $19.3886, the Exchange Ratio shall, for the purposes of this Agreement, be deemed to equal 0.6447.

            (b) Cancellation of Target Common Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock, and each share of Target Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be by

                                       A-1-3
virtue of the Merger and without any action on the part of the holder thereof canceled and extinguished without any conversion thereof or consideration therefor.

            (c) Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, $.01 par value, of Merger Sub will be converted automatically into one fully paid and nonassessable share of common stock of the Surviving Corporation.

            (d) Target Stock Option Plans. At the Effective Time, Target's Non-Qualified Stock Option Plan and Target's 1996 Stock Incentive Plan (collectively, the "Target Stock Option Plans") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plans shall be automatically assumed by Acquiror in accordance with, and subject to the terms and conditions of, Section 5.13.

            (e) Adjustments to Exchange Ratios. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock having a record date after the date hereof and prior to the Effective Time.

            (f) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded down to the nearest whole cent, without interest) equal to the product of (x) such fraction, multiplied by (y) the Average Stock Price.

            (g) Dissenters' Rights. Notwithstanding any provisions of this Agreement to the contrary, any Target Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, to receive fair value for such Target Common Stock ("Dissenting Shares") in accordance with the provisions of Sections 302A.471 and 302A.473 of Minnesota Law and as of the Effective Time has not withdrawn or lost such dissenter's rights shall not be converted into or represent a right to receive the consideration pursuant to Section 1.6(a) (the "Merger Consideration"), but the stockholder shall only be entitled to such rights as are granted by Minnesota Law. If a holder of Target Common Stock who asserts dissenter's rights under Minnesota Law withdraws or loses such rights (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares (the "Unperfected Shares") shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6(a), without interest, upon the surrender of the certificate or certificates formerly representing those Unperfected Shares. Target shall give Acquiror (i) prompt notice of any written notice of intent to demand fair value for any Unperfected Shares, attempted withdrawals of such demands, the deposit of any shares for which payment is demanded, and any other instruments served pursuant to Minnesota Law received by the Target relating to dissenters' rights and (ii) the opportunity to direct all negotiations and proceedings with respect to the assertion of dissenters' rights under Minnesota Law. Target shall not, except with the prior written consent of Acquiror, given in its sole discretion, voluntarily make any payment with respect to any such demands for payment of

                                       A-1-4
fair value, offer to settle or settle any such demands or approve any withdrawal of any such demands.

1.7   Surrender of Certificates

            (a) Exchange Agent; Acquiror to Provide Common Stock and Cash. Promptly after the Effective Time, but in no event later than three (3) Business Days after the Effective Date, Acquiror shall make available to or for such bank or trust company as shall be designated by Acquiror and reasonably acceptable to Target (the "Exchange Agent") for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time, plus cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e) (such cash amount and certificates being hereinafter referred to as the "Exchange Fund").

            (b) Exchange Procedures. Promptly after the Effective Time, but no later than five (5) Business Days after the Effective Date, Acquiror shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock and cash in lieu of fractional shares pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Acquiror shall cause the Exchange Agent to promptly send to the holder, one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing the number of whole shares of Acquiror Common Stock and payment of cash in lieu of fractional shares that such holder has the right to receive pursuant to Section 1.6 and any dividends or other distributions to which such holder is entitled pursuant to
Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Target Common Stock which is not registered in the transfer records of Target as of the Effective Time, shares of Acquiror Common Stock, dividends, distributions and cash in respect of fractional shares may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such shares of Target Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to Section 1.7(d) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted

                                       A-1-5
and an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of such Certificate one or more certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, plus payments of cash in lieu of fractional shares, plus the amount of any such dividends or other distributions with a record date after the Effective Time that would have been previously payable (but for the provisions of this Section 1.7(c)) with respect to such shares of Acquiror Common Stock. No interest shall be paid in connection with the issuance of Acquiror Common Stock and payments of cash contemplated by the preceding sentence.

            (d) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or the Exchange Agent that such tax has been paid or is not payable.

            (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person or entity for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) Withholding Rights. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c) otherwise payable pursuant to this Agreement to any holder of Target Common Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

1.8   No Further Ownership Rights in Target Common Stock

            All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in

                                       A-1-6
lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be promptly canceled and exchanged as provided in this Article I.

1.9   Lost, Stolen or Destroyed Certificates

            In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10  Tax Consequences

            It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. No party shall take any action that would, to such party's knowledge, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In the event the status of the Merger as a reorganization under Sections 368(a) is challenged by the IRS on a basis of a technical deficiency, this Agreement will be deemed amended to the extent the amendment does not materially change the position of the parties as of the date of its execution, to correct any such technical deficiency. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-1(c) of the United States Treasury Regulations.

1.11  Return of Exchange Fund

            Any portion of the Exchange Fund that remains unclaimed by stockholders of Target for six (6) months after the Effective Time shall be returned to Acquiror, upon demand, and any holder of Target Common Stock as of the Effective Time who has not theretofore complied with Section 1.7 shall thereafter look only to Acquiror for issuance of the number of shares of Acquiror Common Stock and cash in lieu of fractional shares to which such holder has become entitled, subject to Section 1.7(f).

1.12  Taking of Necessary Action; Further Action

            If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of

                                       A-1-7

Target and Merger Sub, the officers and directors of Target and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF TARGET

            Target represents and warrants to Acquiror and Merger Sub that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror on the date of the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Agreement unless a cross-reference is made to another paragraph which such disclosure also qualifies. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (a) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (b) the availability of specific performance, injunctive relief and other equitable remedies.

2.1   Organization, Standing and Power

            Except as set forth in Section 2.1 of the Target Disclosure Letter, each of Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target and its subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted and except as set forth in Section 2.1 of the Target Disclosure Letter, are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has made available to Acquiror a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target and each of its subsidiaries, each as amended to date. Neither Target nor any of its subsidiaries are in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

2.2   Capital Structure

            (a) Except as set forth in Section 2.2(a) of the Target Disclosure Letter, Target is the record and beneficial owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any Liens. There are, and as of the Effective Time will be, no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target, any such subsidiary or any other person or entity to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any

                                       A-1-8
interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than the subsidiaries set forth in Section 2.2(a) of the Target Disclosure Letter.

            (b) The authorized capital stock of Target consists of 25,000,000 shares of Target Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding as of the date of this Agreement 10,463,149 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement, other than pursuant to the exercise of (i) options outstanding as of the date of this Agreement under the Target Stock Option Plans or (ii) subscription rights outstanding as of the date of this Agreement under the Target Employee Stock Purchase Plan ("Target ESPP"). All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens other than any Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved (i) 2,800,000 shares of Target Common Stock for issuance pursuant to the Target Stock Option Plans, of which 632,447 shares have been issued pursuant to option exercises or direct stock purchases, and 1,754,941 shares are subject to outstanding, unexercised options and (ii) 250,000 shares of Target Common Stock for issuance to employees pursuant to the Target ESPP, none of which have been issued and approximately 20,672 shares are subject to outstanding subscription rights based on withholdings through March 15, 2002 and Target stock price as of March 15, 2002. Except for (i) the rights created pursuant to this Agreement, (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plans or (iii) acceleration of vesting of stock options outstanding as of the date of this Agreement pursuant to the Target Stock Option Plans or agreements or grants entered into thereunder or relating thereto, including without limitation, employment agreements, change of control agreements, employment letters and similar agreements or commitments (all of which agreements, grants, letters and commitments are set forth in Section 2.2(b) of the Target Disclosure Letter), there are no other subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character to which Target or any of its subsidiaries is a party or by which any such entity is bound obligating Target or any of its subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target capital stock (including Target Common Stock) or other securities or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Common Stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party, except for the Voting Agreements. The Target Stock Option Plans (i) do not prohibit the assumption of such Target Stock Option Plans (and the options granted thereunder) by Acquiror and the substitution of Acquiror Common Stock as provided in Section 5.13 of this Agreement and do not require the consent or approval of the holders of the outstanding options under the Target Stock Option Plans, the Target stockholders, or otherwise in order to effect such assumption and substitution and (ii) require the acceleration

                                       A-1-9
of the exercise schedule or vesting provisions in effect for such options, except with respect to Target's Non-Qualified Stock Option Plan, provided however, Target's Board of Directors shall accelerate the vesting schedule of all options outstanding thereunder which do not otherwise accelerate pursuant to separate stock option agreements (constituting options to purchase 1,000 shares of Target Common Stock). The current "Purchase Periods" (as defined in the Target ESPP) commenced under the Target ESPP on October 1, 2001 and January 1, 2002, and each Purchase Period will end at the ESPP Termination Date, and except for the purchase rights granted on such commencement dates to participants in the current Purchase Periods, there are no other purchase rights or options outstanding under the Target ESPP. True and complete copies of all agreements and instruments (or representative forms thereof) relating to or issued under the Target Stock Option Plans and Target ESPP have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms made available to Acquiror. All outstanding shares of Target Common Stock and all options granted pursuant to the Target Stock Option Plans were issued in compliance with all applicable federal and state securities laws.

            (c) On or prior to the date hereof (i) Target (and Target's Board of Directors or appropriate committees thereof) have taken the action contemplated by the last sentence of Section 5.13(c) hereof and (ii) Target (and Target's Board of Directors or appropriate committees thereof) have taken all necessary action to give effect to the terms and conditions set forth in Section 5.13(a) hereof. True and complete copies of all such actions have heretofore been delivered to Acquiror.

2.3   Authority

            (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval and adoption of the Merger and this Agreement by Target's stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target, enforceable against Target in accordance with its terms.

            (b) Except as set forth in Section 2.3(b) of the Target Disclosure Letter, neither the execution, delivery and performance of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the articles of incorporation or bylaws (or similar organizational documents) of Target or any of its subsidiaries; (ii) conflict with, result in a breach or violation of, give rise to a default or loss of benefits, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any note, bond, indenture, guaranty, lease, license, agreement, instrument, writ, injunction, order, judgement or decree to which Target or any of its subsidiaries is a party or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any Lien upon any of the properties or assets of Target or any of its subsidiaries; or (iv)

                                     A-1-10
adversely affect any Target Governmental License necessary to enable Target and its subsidiaries to carry on their businesses as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, acceleration, declaration, imposition, impairment or effect that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Target.

            (c) No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any Governmental Entity or other regulatory authority is required in order to (i) permit Target to consummate the Merger or perform its obligations under this Agreement or (ii) prevent the termination or modification of any governmental right, privilege, authority, franchise, license, permit or certificate of Target or any of its subsidiaries (collectively, "Target Governmental Licenses") to enable Target and its subsidiaries to own, operate and lease their respective properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on their respective businesses as presently provided and conducted, or (iii) prevent any material loss or disadvantage to the business of Target and its subsidiaries, by reason of the Merger, except for (the following in clauses (A), (B) and (E), collectively, the "Target Governmental Approvals") (A) the filing of the Articles of Merger, as provided in Section 1.2; (B) the filing of the Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and clearance thereof by the Securities and Exchange Commission (the "SEC"); (C) any other filings or notices required pursuant to the Exchange Act and the rules promulgated thereunder, including under Regulation M-A; (D) the filing of a report on Form 8-K in accordance with the Exchange Act disclosing the existence and terms of this Agreement; (E) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") (and the expiration of the waiting period thereunder) and such filings, consents and approvals as are required under applicable foreign law (including antitrust or competition law); or (F) such other consents, authorizations, filings, approvals and registrations of or with any Governmental Entity that, if not obtained or made, would not have a Material Adverse Effect on Target, would not prevent or materially alter or delay the transactions contemplated by this Agreement, or would not prevent the Surviving Corporation from owning or operating any material portion of Target's or any of its subsidiaries' businesses.

2.4   SEC Documents; Target Financial Statements

            (a) Target has made available to Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement, and other filings filed with the SEC by Target since January 1, 1997, and, prior to the Effective Time, Target will have promptly made available to Acquiror true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time (collectively, the "Target SEC Documents"). In addition, Target has made available to Acquiror all current exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed (and such exhibits are true, correct and complete copies of such documents), and all contracts so filed as exhibits are in full force and effect, except those that have expired in

                                       A-1-11
accordance with their terms or those that have been terminated without default by any party thereto, and neither Target nor any of its subsidiaries, nor to Target's knowledge any other party, is in default thereunder except for any such default that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Target. As of their respective filing dates, (i) the Target SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document. None of Target's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Target has delivered to Acquiror complete and correct copies of the following consolidated financial statements (the "Target Financial Statements"), all of which have been prepared from the books and records of Target in accordance with United States generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial condition of Target and its subsidiaries as at their respective dates and the consolidated results of their operations and cash flows for the periods covered thereby: (i) audited consolidated balance sheets at December 31, 2001 (the "Target Balance Sheet"), 2000 and 1999 and audited consolidated statements of income, cash flows and stockholders' equity of Target and its subsidiaries for the fiscal years then ended, audited by Grant Thornton LLP, independent public accountants; and (ii) an unaudited consolidated balance sheet at February 28, 2002 and unaudited consolidated statements of income, cash flows and stockholders' equity for the two months then ended.

            (c) Except as set forth in Section 2.4(c) of the Target Disclosure Letter, the statements of income contained in the Target Financial Statements do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

            (d) Except as set forth in Section 2.4(d) of the Target Disclosure Letter, to Target's knowledge, the carrying value of the Target's assets and properties is not impaired based on Target's use of such assets and properties.

2.5   Absence of Certain Changes

            Except as set forth in Section 2.5 of the Target Disclosure Letter, since December 31, 2001 (the "Target Balance Sheet Date"), Target and each of its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred:

            (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Target;

                                       A-1-12

            (b) any acquisition, sale or transfer of any material asset of Target and its subsidiaries taken as a whole;

            (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any of its subsidiaries, except as required by GAAP, or any revaluation by Target or any of its subsidiaries of any of their assets;

            (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to any shares of capital stock of Target or any of its subsidiaries (except to Target or to other parent entities wholly owned by Target), or any direct or indirect redemption, purchase or other acquisition by Target or any of its subsidiaries of any of their shares of capital stock;

            (e) any material contract entered into by Target or any of its subsidiaries, other than as made available to Acquiror (without limiting Sections 4.1 and 4.2(A) hereof, promptly as and when entered into), or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which any of them are bound;

            (f) any amendment or change to the Articles of Incorporation or Bylaws (or similar organizational documents) of Target or any of its subsidiaries;

            (g) any increase in or modification of the compensation or benefits payable or to become payable by Target or any of its subsidiaries to any of their respective directors, officers, employees or consultants (other than amendments that may be required to maintain the present tax treatment of such benefits or otherwise to comply with applicable law), other than with respect to non-officer employees and consultants only, any increases in the ordinary course of business consistent with past practice;

            (h) any incurrence of indebtedness or Liens (excluding Permitted Liens) on any of Target's or any of its subsidiary's assets, or issuance of any debt securities or options, warrants, calls, convertible securities or other rights to acquire any debt securities of Target or any of its subsidiaries;

            (i) any commencement of any lawsuit or arbitration proceeding by or against Target or any of its subsidiaries, other than for the routine collection of bills and other litigation not material to the business of Target and its subsidiaries taken as whole, or any settlement or compromise of any claim by or against or obligation of Target or any of its subsidiaries of a material nature; or

            (j) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (i) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

2.6   Absence of Undisclosed Liabilities

            Except as set forth in Section 2.6 of the Target Disclosure Letter, Target and its subsidiaries have no material obligations or liabilities of any nature (matured or unmatured, fixed

                                       A-1-13
or contingent) other than (a) those set forth or adequately provided for in the Target Balance Sheet (including the notes thereto), (b) those obligations or liabilities (including contractual obligations) incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, which obligations or liabilities have not had and could not reasonably be expected to have a Material Adverse Effect on Target, (c) those incurred in connection with the execution of this Agreement, and (d) those disclosed in the Target SEC Documents.

2.7   Contracts

            (a) Set forth in Section 2.7 of the Target Disclosure Letter is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which Target or any of its subsidiaries is a party or by which Target or any of its subsidiaries or their respective properties or assets are bound:

                (i) each material license or other agreement under which any Target Intellectual Property is licensed by or to Target or any of its subsidiaries;

                (ii) each agreement that restricts the operation of the business of Target or any of its subsidiaries or the ability of Target or any of its subsidiaries to solicit customers or employees;

                (iii) each operating lease (as lessor, lessee, sublessor or sublessee) relating to any real or tangible personal property or assets that are material to Target and its subsidiaries, taken as a whole;

                (iv) each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Target or any of its subsidiaries), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any person or entity (other than endorsements for the purpose of collection in the ordinary course of business), and each agreement granting or creating a Lien (other than Permitted Liens) on any of Target's assets or any of its subsidiary's assets;

                (v) each agreement providing for accelerated or special payments as a result of the Merger, including any severance or "golden parachute" agreement or any stockholder rights plan or other instrument referred to as a "poison pill";

                (vi) each written (and a description of any oral) employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or termination or severance agreement; and

                                       A-1-14

                (vii) each agreement with any Governmental Entity or otherwise which requires Target, any of its subsidiaries and/or any of their respective employees to have been granted security or similar clearances.

            A complete and correct copy of each written agreement, lease or other type of document (or representative forms thereof), and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to this Section 2.7 has been made available to Acquiror.

            (b) Each agreement, lease or other type of document required to be disclosed pursuant to this Section 2.7, each agreement or other type of document required to be filed with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act, and each agreement or other type of document which is material to the Target and its subsidiaries taken as a whole (collectively, the "Target Contracts") is valid, binding and in full force and effect and is enforceable by Target or its applicable subsidiary in accordance with its terms. Neither Target nor any of its subsidiaries that is a party to such Target Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Target Contracts, and, to the knowledge of Target, no other party to any of the Target Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Target Contracts, except where such breach or default could not reasonably be expected to have a Material Adverse Effect on Target. Except as set forth in Section 2.7(b) of the Target Disclosure Letter, no existing or completed agreement to which Target or any of its subsidiaries is a party, is subject to renegotiation with any Governmental Entity.

2.8   Litigation

            All litigation to which Target or any of its subsidiaries is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in
Section 2.8 of the Target Disclosure Letter. Except as set forth in Section 2.8 of the Target Disclosure Letter, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its subsidiaries or their properties or officers or directors (in their capacities as such), which, if adversely determined could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or its subsidiaries, or, to the knowledge of Target, any of their directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its subsidiaries has any plans to initiate any litigation, arbitration or other proceeding against any third party, other than litigation related to the routine collection of past due receivables and other litigation not material to the business of Target or any of its subsidiaries.

                                       A-1-15

2.9   Restrictions on Business Activities

            Except as set forth in Section 2.9 of the Target Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current business practice of Target or its subsidiaries, any acquisition of property by Target or its subsidiaries or the conduct of business by Target and its subsidiaries as currently conducted.

2.10  Governmental Authorization

            Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Target or any of its subsidiaries currently operate or hold any interest in any of their properties or (b) that is required for the operation of the business of Target or any of its subsidiaries or the holding of any such interest ((a) and (b) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

2.11  Title to Property

            Target and its subsidiaries have good and marketable title to all of their properties, interests in properties and assets, real and personal, necessary for the conduct of their businesses as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or, with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all Liens of any kind or character, except (a) Liens for current taxes not yet due and payable,
(b) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair business operations of Target and its subsidiaries, taken as a whole and as currently conducted, involving such properties (c) Liens securing debts that are reflected on the Target Balance Sheet and (d) Liens securing obligations of Target (of which obligations there are on the date hereof, and at the Effective Time will be, none outstanding) pursuant to the Revolving Loan Agreement, dated July 31, 1996, with Wells Fargo Bank, National Association, as amended. The plants, property and equipment of Target and each of its subsidiaries that are used in the operations of their respective businesses are in good operating condition and repair (normal wear and tear excepted). All properties used in the operations of Target or any of its subsidiaries are reflected in the Target Balance Sheet to the extent GAAP require the same to be reflected. Except as set forth in Section 2.11 of the Target Disclosure Letter, Target and its subsidiaries do not own or lease any real property. For purposes of this Section 2.11, the term "property" or "properties" does not include intellectual property.

                                       A-1-16

2.12  Intellectual Property

            Except as set forth in Section 2.12 of the Target Disclosure Letter:

            (a) All registrations and applications for registrations comprising Target Intellectual Property are completely and correctly listed in Section 2.12(a) of the Target Disclosure Letter.

            (b) All programs for Developed Software are completely and correctly described in Schedule 2.12(b) (wherein only the core programs need be identified without identifying the modification or updates thereto).

            (c) Target and its subsidiaries have not conveyed, assigned or encumbered any of their rights to the Target Intellectual Property.

            (d) Target or its subsidiaries have the right to use, or are the sole and exclusive owners of, all right, title and interest in and to the Target Intellectual Property (with no breaks in the chain of the title thereof) required for the carrying on of the business of Target and its subsidiaries in the manner currently conducted except where such failure to have such right or ownership would not have a Material Adverse Effect on Target.

            (e) The Target Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Target Intellectual Property except where such abandonment, cancellation or unenforceability would not have a Material Adverse Effect on Target.

            (f) Neither Target nor any of its subsidiaries have knowledge of nor has received any notice of any claim of adverse ownership, invalidity or other opposition to or conflict with any Target Intellectual Property nor, to the knowledge of Target, is there any impending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against Target or any of its subsidiaries relating to the Target Intellectual Property that, if determined adversely, could be reasonably expected to have a Material Adverse Effect on Target.

            (g) Other than for Target Contracts, neither Target nor its subsidiaries are required to pay any royalty, fee or other payment to any third party in connection with their use of the Target Intellectual Property except where the failure to pay such royalty, fee or other payment and the resulting inability to use such Target Intellectual Property could not reasonably be expected to have a Material Adverse Effect on Target.

            (h) No activity in which Target or its subsidiaries are engaged nor any product that Target or its subsidiaries manufacture, use, sell, license or offer, nor any process, method, packaging, advertising, or any material that Target or its subsidiaries employ in the manufacture, marketing, sale, licensing or offering of any such product or service, nor the use of any of the Target Intellectual Property by Target or its subsidiaries, each to the knowledge of Target, breaches, violates, infringes or interferes with any rights of any third party.

                                       A-1-17

            (i) Target and its subsidiaries have taken commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect all their right, title and interest in and to all Target Intellectual Property. All employees, agents, consultants and other representatives of Target and its subsidiaries who have access to confidential or proprietary information of Target and its subsidiaries have a legal obligation of confidentiality to Target or its subsidiaries with respect to such information.

            (j) All employees, consultants and independent contractors employed or engaged by Target and its subsidiaries have duly executed and delivered agreements to Target or its subsidiaries pertaining to the assignment to Target or its subsidiaries of all Target Intellectual Property, conceived or reduced to practice by them during the course of their employment or engagement by Target or its subsidiaries.

            (k) To the knowledge of Target, there has been no public disclosure, sale or offer for sale of any invention forming a part of any patent application (in preparation or filed) or patent for an invention within the Target Intellectual Property owned by Target or one of its subsidiaries, that was directly or indirectly derived from the inventor(s) (such as a non-confidential publication or presentation by an inventor, employee, officer, director or other representative of Target or its subsidiaries) that could reasonably be expected to affect the ability of Target or its subsidiaries to obtain or sustain valid patent rights to such invention in any jurisdiction where it is desirable and commercially reasonable for Target or its subsidiaries to obtain patent protection.

            (l) To the knowledge of Target, there is no publication, such as a patent, published or laid-open patent application, journal article, catalogue, promotion, or specification, of another person which may prevent Target or its subsidiaries from obtaining or sustaining valid patent rights to any patent application (in preparation or filed) or patent for an invention within the Target Intellectual Property owned by Target or its subsidiaries in any jurisdiction where it is desirable and commercially reasonable for Target or its subsidiaries to obtain patent protection.

            (m) In relation to each patent application (in preparation or filed) or patent for an invention within the Target Intellectual Property owned by Target or one of its subsidiaries, Target is not aware of any professional opinion, such as the opinion of a patent agent or patent attorney, whether preliminary in nature or in any other manner qualified, to the effect that the chances of obtaining or sustaining valid patent rights to the invention are considered to be unlikely, or less than even, or about even, or in any other manner doubtful in any jurisdiction where it is desirable and commercially reasonable for Target or its subsidiaries to obtain patent protection.

            (n) To the knowledge of the Target, and except as otherwise evidenced by or described in a Target Contract, (i) each item of Developed Software was written by employees of the Target or its subsidiaries, or, if by a third party, was properly assigned to Target, (ii) each item of Developed Software is an original work, (iii) no portion of the Developed Software uses, copies or comprises the work owned by any third party and (iv) no royalty or other consideration is due to any third party arising out of the creation, copying or distribution of the Developed Software.

                                       A-1-18

            (o) Target and its subsidiaries have not provided the source code for the Developed Software to any other person, directly or indirectly, by license, transfer, sale, escrow, or otherwise. The Target and its subsidiaries have not permitted any other person or entity to reverse engineer, disassemble or decompile the Developed Software to create such source code.

            (p) To the knowledge of Target, the Target Intellectual Property has not been imported or exported in violation of any export or import restrictions in any jurisdictions where Target or any of its subsidiaries conducts business.

            (q) To the knowledge of Target, neither the past nor current use of any data bases related to the business of Target or any of its subsidiaries or the information contained therein: (i) has violated or infringed upon, or is violating or infringing upon, the legal rights of any person; (ii) breaches any legal duty or legal obligation owed to any person; or (iii) violates any law relating to the privacy of any person.

            (r) No Target Intellectual Property was conceived or developed jointly with a third party or directly or indirectly with or pursuant to government funding or a government contract in a manner that would result in the creation of "March-in" rights under 35 U.S.C. Section 203.

            (s) To the knowledge of the Target, there has been no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party including, without limitation any employee or former employee of Target or its subsidiaries, except where such unauthorized use, disclosure, infringement or misappropriation would not have a Material Adverse Effect on Target.

2.13  Environmental Matters

            Target and its subsidiaries have at all times operated their businesses in material compliance with all Environmental Laws and all permits, licenses and registrations required under applicable Environmental Laws ("Environmental Permits") and, to Target's knowledge, no material expenditures are or will be required by Target or its subsidiaries in order to comply with such Environmental Laws. Neither Target nor any of its subsidiaries has received any written communication from any Governmental Entity or other person or entity that alleges that Target or its subsidiaries have violated or is, or may be, liable under any Environmental Law. There are no material Environmental Claims pending or, to the knowledge of Target, threatened (a) against Target or any of its subsidiaries, or (b) against any person or entity whose liability for any Environmental Claim Target or any of its subsidiaries has retained or assumed, either contractually or by operation of law. Neither Target nor any of .its subsidiaries have contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any material Environmental Claim.

            "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the

                                       A-1-19
environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq. "Environmental Claims" means any and all actions, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of violation by any Governmental Entity or other person or entity alleging potential responsibility or liability arising out of, based on or related to (a) the presence, release or threatened release of, or exposure to, any Hazardous Materials (as defined under applicable Environmental Laws) or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

2.14  Taxes

            (a) Target and each of its subsidiaries has timely filed (including after giving effect to any extensions) all tax returns (as defined below in clause (l)) required to be filed by them. Target and each of its subsidiaries have timely paid or caused to be timely paid all taxes due with respect to the taxable periods covered by such tax returns and all other taxes as are due, and the Target Balance Sheet reflects an adequate reserve (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxes payable by Target or its subsidiaries for all taxable periods and portions thereof through the Target Balance Sheet Date.

            (b) Except as set forth in Section 2.14(b) of the Target Disclosure Letter, no tax return of Target is under audit or, to the knowledge of Target, examination by any taxing authority, and no notice of such an audit or examination has been received by Target or its subsidiaries. Except as set forth in Section 2.14(b) of the Target Disclosure Letter there is no deficiency, litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by Target or its subsidiaries. Except as set forth in
Section 2.14(b) of the Target Disclosure Letter, each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid. Except as set forth in Section 2.14(b) of the Target Disclosure Letter, no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. The United States federal income tax returns of Target and its subsidiaries have either been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through 1997.

            (c) Except as set forth in Section 2.14(c) of the Target Disclosure Letter, there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney (other than powers of attorney authorizing employees of Target or its subsidiaries to act on behalf of Target or such subsidiaries) with respect to any taxes has been executed or filed with any taxing authority.

                                       A-1-20

            (d) No Liens for taxes exist with respect to any assets or properties of Target or any of its subsidiaries, except for statutory Liens for taxes not yet due.

            (e) Neither Target nor any of its subsidiaries will be required to include in a taxable period ending after the Effective Time any material taxable income attributable to income that accrued in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or comparable provisions of any other, domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax laws, or for any other reason.

            (f) Target and each of its subsidiaries has complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any other domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax laws) and have in all material respects, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws.

            (g) Target has not constituted either a "distributing corporation" or a "controlled corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(c) of the Code) in conjunction with the Merger.

            (h) Target was not, at any time during the period specified in
Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            (i) Target has not taken any action, or failed to take any action, and does not have knowledge of any fact, agreement, plan or other circumstance that could reasonably prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (j) Except as set forth in Section 2.14(j) of the Target Disclosure Letter, there is no agreement, contract or arrangement to which Target or any of its subsidiaries is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)) of the Code.

            (k) Except as set forth in Section 2.14(k) of the Target Disclosure Letter, neither Target nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement nor does Target or any of its subsidiaries owe any amount under any such agreement.

                                       A-1-21

            (l) As used in this Agreement, (i) "taxes" shall include (A) any and all taxes, whenever created or imposed, and whether domestic or foreign, and whether imposed by a national, federal, state, provincial, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts, (B) liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group and (C) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amount described in clause (A) or (B) and (ii) "tax returns" shall mean all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to taxes and any amended tax return.

2.15  Employee Benefit Plans

      Set forth in Section 2.15 of the Target Disclosure Letter is a correct and complete list of each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"). Section 2.15 of the Target Disclosure Schedule also sets forth any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation or retention plan sponsored or maintained by Target or any of its subsidiaries, or to which Target or any of its subsidiaries is required to make contributions (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the "Benefit Plans"), and which are governed by the laws of the United States or any State thereof (those Benefit Plans which are so governed and all ERISA Plans, collectively, the "Target Benefit Plans"). Target has made available to Acquiror copies of all Target Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service or Department of Labor with respect to such Target Benefit Plans for a period of three (3) years prior to the date hereof. In addition, except as set forth in
Section 2.15 of the Target Disclosure Letter:

            (a) Each Target Benefit Plan and Non-U.S. Benefit Plan has been operated and administered in compliance with its terms in all material respects;

            (b) Each Target Benefit Plan complies in all material respects with all requirements of ERISA and the Code, except with respect to written amendments to the plan documents for which the remedial amendment period as defined in Code Section 401(b) and related regulations and notices, has not expired as of the Closing Date, and each Target Benefit Plan and Non-U.S. Benefit Plan complies in all material respects with all applicable laws and regulations;

            (c) Each Target Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code;

                                       A-1-22

            (d) Neither Target nor any of its subsidiaries maintains, sponsors or contributes to, and neither Target nor any of its subsidiaries has maintained, sponsored or contributed in the past six years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or any other plan subject to Title IV of ERISA;

            (e) No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Target Benefit Plan;

            (f) No provision of any Target Benefit Plan or Non-U.S. Benefit Plan limits the right of Target to amend or terminate any Target Benefit Plan on no more than ninety (90) days notice, subject to the requirements of applicable law;

            (g) All contributions required to have been made to trusts in connection with any Target Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) through the date hereof have been made;

            (h) Other than claims in the ordinary course for benefits with respect to the Target Benefit Plans or the Non-U.S. Benefit Plans, there are no actions, suits or claims pending, or, to Target's knowledge, threatened, with respect to any Target Benefit Plan or any Non-U.S. Benefit Plan;

            (i) All reports, returns and similar documents with respect to the Target Benefit Plans and the Non-U.S. Benefit Plans required to be filed with any Governmental Entity have been timely filed;

            (j) Except as set forth in Section 2.15(j) of the Target Disclosure Letter, neither Target nor any of its subsidiaries has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. Target and each of its subsidiaries have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder;

            (k) All contributions, insurance premiums, taxes, or other liabilities or charges with respect to any Target Benefit Plan or any Non-U.S. Benefit Plan required to be paid on or prior to the Closing Date have been or will be paid in full on or prior to the Closing Date. All unpaid contributions, insurance premiums, taxes, or other liabilities or charges with respect to any Target Benefit Plan or any Non-U.S. Benefit Plan attributable to periods prior to the Closing Date, including, to the extent required to be accrued on the Target Financial Statements under GAAP consistently applied, the pre-Closing portion of any period ending after the Closing Date, have been accrued and properly reflected as liabilities on Target Financial Statements. Contributions for purposes of this Section 2.15 shall include, without limitation, any matching or employer profit sharing contributions required or customarily made under a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) sponsored by Target;

                                       A-1-23

            (l) All amendments required to bring the Target Benefit Plans into conformity with applicable law, including, without limitation, ERISA and the Code, have been or will be timely adopted;

            (m) No Target Benefit Plan or Non-U.S. Benefit Plan is under audit or investigation by the IRS or the DOL or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty that remains unpaid as of the Closing Date; and

            (n) Neither Target nor any of its subsidiaries is subject to any Liens (except Permitted Liens), or excise or other taxes, under ERISA, the Code or other applicable law relating or with respect to any Target Benefit Plan or any Non-U.S. Benefit Plan.

2.16  Employees and Consultants

            (a) Target has made available to Acquiror a complete list of all individuals employed by Target and each of its subsidiaries as of the date hereof and the position and base compensation payable to each such individual.

            (b) Neither Target nor any of its subsidiaries is a party to or subject to a labor union or a collective bargaining agreement or arrangement or party to any general labor or employment dispute. There are no labor unions representing, purporting to represent or, to Target's knowledge, attempting to represent any employee of Target or any of its subsidiaries.

            (c) Except as set forth in Section 2.16(c) of the Target Disclosure Letter, the consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target or its subsidiaries, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target or its subsidiaries may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or its subsidiaries, or (iv) any cost becoming due or accruing to Target or its subsidiaries with respect to any employee, director or independent contractor of Target or its subsidiaries, other than as accrued on the Target Financial Statements.

            (d) To the knowledge of Target, no employee of Target or any of its subsidiaries has been injured in the work place or in the course of his or her employment except for: (i) injuries that are covered by insurance, or (ii) injuries for which a claim has been made under workers' compensation or similar laws.

            (e) Target and each of its subsidiaries has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"). To the knowledge of Target, the information and documents on which Target and its subsidiaries relied to comply with IRCA are true and correct, and there have not been any discrimination complaints filed against Target or its subsidiaries pursuant to IRCA, and, to the knowledge of Target, there is no basis for the filing of such a complaint that could reasonably be expected to have a Material Adverse Effect on Target.

                                       A-1-24

            (f) Neither Target nor any of its subsidiaries has received or been notified of any written complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect on Target.

            (g) Target's action in complying with the terms of this Agreement will not violate any agreements with any of the employees of Target or any of its subsidiaries.

            (h) Target and each of its subsidiaries has filed or will file all required reports and information with respect to their employees that are due prior to the Closing Date and otherwise have complied in their hiring, employment, promotion, termination and other labor practices with all applicable federal, state and foreign law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on Target.

            (i) To the knowledge of Target, none of its or its subsidiaries' employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target and its subsidiaries or that could reasonably be expected to have a Material Adverse Effect on Target. Neither the execution nor delivery of this Agreement nor the conduct of the business after the Closing Date of Target and its subsidiaries in the manner currently conducted, will, to Target's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

            (j) There are no strikes, slowdowns or work stoppages pending or, to the knowledge of Target, threatened with respect to the employees of Target or its subsidiaries, nor has any such strike, slowdown or work stoppage occurred or, to the knowledge of Target, been threatened since January 1, 1997. There is no representation claim or petition or complaint pending before the National Labor Board or any state or local agency and, to Target's knowledge, no question concerning representation has been raised or threatened since January 1, 1997 respecting the employees of Target and its subsidiaries.

            (k) Except as set forth in Section 2.16(k) of the Target Disclosure Letter, Target is not a contractor or subcontractor under any federal, state, local or foreign government contract.

2.17  Related-Party Transactions

            No employee, officer, or director of Target or any of its subsidiaries or member of his or her immediate family is indebted to Target or any of its subsidiaries, nor is Target or any of its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. To the knowledge of Target, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target or any of its subsidiaries is affiliated or

                                       A-1-25
with which Target or any of its subsidiaries have a business relationship, or any firm or corporation that competes with Target or any of its subsidiaries, except to the extent that employees, officers, or directors of Target or any of its subsidiaries and members of their immediate families own less than 1% of the outstanding stock in publicly traded companies. No member of the immediate family of any officer or director of Target and its subsidiaries is directly or indirectly interested in any Target Contract.

2.18  Insurance

            Target has made available to Acquiror copies of all policies of insurance and bonds of Target and its subsidiaries. Such policies and bonds are with reputable insurers, provide adequate coverage for all normal risks incident to the assets, properties and business operations of Target and its subsidiaries and are in character and amount (including deductibles) at least substantially equivalent to that carried by persons and entities engaged in a business subject to the same or similar perils or hazards. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance with the terms of such policies and bonds in all material respects. Except as set forth in Section 2.18 of the Target Disclosure Letter, Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.19  Compliance with Laws

            Target and each of its subsidiaries have complied with, are not in violation of, and have not received any written notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of their respective businesses, or the ownership or operation of their respective businesses, assets or properties, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

2.20  Brokers' and Finders' Fees

            Except for the fees payable to RBC Dain Rauscher, Inc. ("RBC"), a member company of RBC Capital Markets, Target's financial advisor, neither Target nor any of its subsidiaries has incurred, nor will any such entity incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.21  Vote Required

            The affirmative vote of the holders of a majority of the Target Common Stock outstanding on the record date set for the Target Stockholders Meeting is the only vote of the holders of any of Target's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated hereby.

                                       A-1-26

2.22  Registration Statement; Proxy Statement/Prospectus

            The written information supplied by Target expressly for the purpose of inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the issuance of the shares of Acquiror Common Stock to be issued in connection with the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed or declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The written information supplied by Target expressly for the purpose of inclusion in the proxy statement/prospectus to be sent to the stockholders of Target and Acquiror in connection with the meetings of Target's stockholders (the "Target Stockholder Meeting") and Acquiror's stockholders (the "Acquiror Stockholder Meeting" and together with the Target Stockholder Meeting, individually a "Stockholder Meeting" or together the "Stockholder Meetings") to be held in connection with the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's stockholders and Acquiror's stockholders and, at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Target that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub that is contained in any of the foregoing documents.

2.23  Complete Copies of Materials

            Each document that has been requested by Acquiror or its counsel, and made available by Target, in connection with Aquiror's technical, legal and accounting review of Target and its subsidiaries is true and complete in all material respects.

2.24  Opinion of Financial Advisor

            Target has been advised in writing by its financial advisor, RBC, that in RBC's opinion, as of the date of such opinion, the price to be paid per share of Target Common Stock under the Exchange Ratio provisions of this Agreement is fair, from a financial point of view, to the holders of Target Common Stock. Target has delivered, or promptly upon receipt will deliver, to Acquiror a true and complete copy of such written opinion.

2.25  Board Approval

            The Board of Directors of Target unanimously has (a) declared the advisability and approved this Agreement and the Merger, (b) determined that the Merger is in the best interest of the stockholders of Target and is on terms that are fair to such stockholders and (c) recommended that the stockholders of Target adopt and approve this Agreement and the Merger.

                                       A-1-27

2.26  Illegal Payments

            Neither Target nor any of its subsidiaries, nor any director, officer, agent, or employee thereof, nor, to the knowledge of Target, any other person or entity associated with or acting for or on behalf of Target or any of its subsidiaries, has directly or indirectly in violation of any legal requirement (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect to Target or its subsidiaries, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Target or its subsidiaries.

2.27  Customers

            Set forth in Section 2.27 of the Target Disclosure Letter is a complete list of (a) the twenty-five (25) largest clients and customers of Target and its subsidiaries, taken as a whole, and (b) the ten (10) largest clients and customers of Target and its subsidiaries, taken as a whole, which are located or carry on business with Target or any of its subsidiaries in the United Kingdom, in each case in each of the last three (3) fiscal years, including the amounts such customers paid to Target and its subsidiaries, taken as a whole, in each such year. To the knowledge of Target and its subsidiaries, there are no facts or circumstances that are reasonably likely to result in the loss of any such client or customer of Target or any of its subsidiaries or a material adverse change in the relationship of Target or any of its subsidiaries with any such client or customer prior to the completion of the applicable current engagement.

2.28  Section 673 of Minnesota Law Not Applicable

            The Board of Directors of Target has taken all actions so that the restrictions contained in Section 302A.673 of the Minnesota Law applicable to a "business combination" (as defined in Section 302A.673) will not apply to the execution, delivery or performance of this Agreement or the Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting Agreements. True and complete copies of all such actions have been delivered to Acquiror.

2.29  Representations Complete

            None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Letter, or in any certificate furnished by Target pursuant to this Agreement, or in the Target SEC Documents, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                       A-1-28

                                  ARTICLE III.
            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

            Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct, except as set forth in the disclosure letter delivered by Acquiror to Target on the date of the execution and delivery of this Agreement (the "Acquiror Disclosure Letter"). The Acquiror Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Agreement unless a cross reference is made to another paragraph which such disclosure also qualifies. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (a) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (b) the availability of specific performance, injunctive relief and other equitable remedies.

3.1   Organization, Standing and Power

            Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquiror and each of its subsidiaries have the corporate power to own their properties and to carry on their respective businesses as now being conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has made available a true and correct copy of the Certificate of Incorporation and Bylaws (or similar organizational documents) of Acquiror, as amended to date, to Target. Neither Acquiror nor any of its subsidiaries are in violation of any of the provisions of their Certificate of Incorporation or Bylaws (or equivalent organizational documents).

3.2   Capital Structure

            (a) Set forth in Section 3.2(a) of the Acquiror Disclosure Letter is a list of subsidiaries, direct and indirect, of Acquiror, which list accurately reflects the beneficial ownership of all outstanding shares of capital stock of each such subsidiary.

            (b) The authorized capital stock of Acquiror consists of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding as of the date of this Agreement, 22,903,647 shares of Common Stock and no shares of Preferred Stock. The authorized capital stock of Merger Sub consists of 12,100,000 shares of Common Stock, $.01 par value, all of which were issued and outstanding as of the date of this Agreement. All outstanding shares of Common Stock of Merger Sub are held by Acquiror. All outstanding shares of Acquiror Common Stock and Merger Sub Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens other than any Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or the Bylaws (or similar organizational documents) of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is

                                       A-1-29
bound. The shares of Acquiror Common Stock to be issued pursuant to the Merger will, upon their issuance, be duly authorized, validly issued, fully paid, and non-assessable, and will not be subject to any statutory preemptive rights of Acquiror's stockholders and will be free of any Liens other than any Liens created by or imposed on the holders thereof.

3.3   Authority

            (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Subject to the Acquiror Stockholder Approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by each of Acquiror and Merger Sub and constitutes the valid and binding obligations of each of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms.

            (b) Neither the execution, delivery and performance of this Agreement by Acquiror or Merger Sub, nor the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the articles of incorporation or bylaws (or similar organizational documents) of Acquiror or any of its subsidiaries; (ii) conflict with, result in a breach or violation of, give rise to a default or loss of benefits, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any note, bond, indenture, guaranty, lease, license agreement, instrument, writ, injunction, order, judgment or decree to which Acquiror or any of its subsidiaries is a party or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any Lien upon any of the properties or assets of Acquiror or any of its subsidiaries; or (iv) adversely affect any Acquiror Governmental License necessary to enable Acquiror or its subsidiaries to carry on their businesses as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, acceleration, imposition, impairment or effect that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Acquiror.

            (c) No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any Governmental Entity or other regulatory authority is required in order to (i) permit Acquiror and Merger Sub to consummate the Merger or perform their obligations under this Agreement, (ii) prevent the termination or modification of any governmental right, privilege, authority, franchise, license, permit or certificate of Acquiror or any of its subsidiaries (collectively, "Acquiror Governmental Licenses") to enable Acquiror and its subsidiaries to own, operate and lease their respective properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on their respective businesses as presently provided and conducted, or (iii) prevent any material loss or disadvantage to the business of Acquiror and its subsidiaries, by reason of the Merger, except for (the following in clauses (A), (B), (E) and (F), collectively, the "Acquiror Governmental Approvals") (A) the filing of the Articles of Merger, as provided in Section 1.2; (B) the filing of the Registration Statement and Proxy Statement with the SEC in accordance with the Securities

                                       A-1-30

Act and the Exchange Act and clearance thereof by the SEC; (C) any other filings or notices required pursuant to the Securities Act or the Exchange Act and the rules promulgated thereunder, including under Regulation M-A; (D) the filing of a report on Form 8-K in accordance with the Exchange Act disclosing the existence and terms of this Agreement; (E) such filings as may be required under the HSR (and the expiration of the waiting period thereunder) and such filings, consents and approvals as are required under applicable foreign law (including antitrust or competition law); (F) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock to be issued pursuant to the Merger and pursuant to stock options to purchase shares of Target Common Stock which have been assumed by Acquiror in accordance with Section 5.13 hereof; or (G) such other consents, authorizations, filings, approvals and registrations of or with any Governmental Entity that, if not obtained or made, would not have a Material Adverse Effect on Acquiror, and that would not prevent or materially alter or delay the transactions contemplated by this Agreement, or would not prevent the Surviving Corporation from owning or operating any material portion of Target's or any of its subsidiaries' businesses.

3.4   SEC Documents; Acquiror Financial Statements

            (a) Acquiror has made available to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Acquiror since January 1, 1999, and, prior to the Effective Time, Acquiror will have promptly made available to Target true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all current exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed (and such exhibits are true, correct and complete copies of such documents), and all contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms or those that have been terminated without default by any party thereto, and neither Acquiror nor any of its subsidiaries, nor to Acquiror's knowledge any other party, is in default thereunder except for any such default that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Acquiror. As of their respective filing dates, (i) the Acquiror SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. None of Acquiror's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Acquiror has delivered to Target complete and correct copies of the following consolidated financial statements (the "Acquiror Financial Statements"), all of which have been prepared from the books and records of Acquiror in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto)

                                       A-1-31
and fairly present in all material respects the consolidated financial condition of Acquiror and its subsidiaries as at their respective dates and the consolidated results of their operations and cash flows for the periods covered thereby: (i) audited consolidated balance sheets at December 31, 2001 (the "Acquiror Balance Sheet"), 2000 and 1999 and audited consolidated statements of income, cash flows and stockholders' equity of Acquiror and its subsidiaries for the fiscal years then ended, audited by Deloitte & Touche LLC, with respect to 2001, and Arthur Anderson LLP with respect to 2000 and 1999, both as independent public accountants; and (ii) an unaudited consolidated balance sheet at February 28, 2002, as well as unaudited consolidated statements of income, cash flows and stockholders' equity of Acquiror for the two months then ended. The statements of income included in the Acquiror Financial Statements do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

3.5   Absence of Undisclosed Liabilities

            Except as set forth in Section 3.5 of the Acquiror Disclosure Letter, Acquiror and its subsidiaries have no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(a) those set forth or adequately provided for in the Acquiror Balance Sheet (including the notes thereto), (b) those obligations or liabilities (including contractual obligations) incurred in the ordinary course of business since the Acquiror Balance Sheet Date in amounts consistent with prior periods, which obligations or liabilities have not had and could not reasonably be expected to have a Material Adverse Effect on Acquiror, (c) those incurred in connection with the execution of this Agreement, and (d) those disclosed in the Acquiror SEC Documents.

3.6   Absence of Certain Changes

            Except as set forth in Section 3.6 of the Acquiror Disclosure Letter, since December 31, 2001 (the "Acquiror Balance Sheet Date"), Acquiror and each of its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred:

            (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Acquiror;

            (b) any acquisition, sale or transfer of any material asset of Acquiror and its subsidiaries taken as a whole;

            (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any of its subsidiaries, except as required by GAAP, or any revaluation by Acquiror or any of its subsidiaries of any of their assets;

            (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to any shares of capital stock of Acquiror or its subsidiaries (except to Acquiror or other parent entity or as required by any agreement in effect on the date hereof), or any direct or

                                       A-1-32
indirect redemption, purchase or other acquisition by Acquiror or any of its subsidiaries of any of their shares of capital stock;

            (e) any material contract entered into by Acquiror or any of its subsidiaries, other than as made available to Target (without limiting Sections
4.1 and 4.2(B) hereof, promptly as and when entered into), or any material amendment or termination of, or default under, any material contract to which Acquiror or any of its subsidiaries is a party or by which any of them are bound;

            (f) any amendment or change to the Articles of Incorporation or Bylaws (or similar organizational documents) of Acquiror or any of its subsidiaries;

            (g) any issuance of any debt securities or options, warrants, calls or other rights to acquire any debt securities of Acquiror or any of its subsidiaries;

            (h) any commencement of any lawsuit or arbitration proceeding by or against Acquiror or any of its subsidiaries other than for the routine collection of bills and other litigation not material to the business of Acquiror and its subsidiaries taken as a whole; or

            (i) any negotiation or agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (h).

3.7   Intellectual Property

            (a) Acquiror and its subsidiaries own or are licensed for and in any event possess sufficient rights with respect to all Acquiror Intellectual Property necessary to the conduct of business of Acquiror and its subsidiaries, as currently conducted, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Acquiror.

            (b) Neither Acquiror nor any of its subsidiaries has knowledge of, or received any notice of, any claim of adverse ownership, invalidity or other opposition to or conflict with any Acquiror Intellectual Property nor, to the knowledge of Acquiror, is there any impending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against Acquiror or any of its subsidiaries relating to the Acquiror Intellectual Property that, if determined adversely could be reasonably expected to have a Material Adverse Effect on Acquiror.

            (c) Acquiror and its subsidiaries have taken commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect all their right, title and interest in and to all Acquiror Intellectual Property. All employees, agents, consultants and other representatives of Acquiror and its subsidiaries who have access to confidential or proprietary information of Acquiror and its subsidiaries have a legal obligation of confidentiality to Acquiror or its subsidiaries with respect to such information, except where a lack of such legal obligation could not reasonably be expected to have a Material Adverse Effect on Acquiror.

                                       A-1-33

3.8   Environmental Matters

            Acquiror and each of its subsidiaries are in material compliance with all Environmental Laws and to Acquiror's knowledge, no material expenditures are or will be required by Acquiror or any of its subsidiaries in order to comply with such Environmental Laws.

3.9   Employee Benefit Plans

            Acquiror has made available to Target copies of all ERISA Plans and Benefit Plans sponsored or maintained by Acquiror, or to which Acquiror is required to make contributions, and which are governed by the laws of the United States (hereinafter referred to as the "Acquiror Benefit Plans"). In addition:

            (a) Each Acquiror Benefit Plan has been operated and administered in compliance with its terms in all material respects;

            (b) Each Acquiror Benefit Plan complies in all material respects with all requirements of ERISA and the Code and with all other applicable law, except with respect to written amendments to the plan documents for which the remedial amendment period (as defined in Code Section 401(b) and related regulations and notices) has not expired as of the Closing Date; and

            (c) Neither Acquiror nor its subsidiaries maintain, sponsor or contribute to, and, to Acquiror's knowledge, neither Acquiror nor its subsidiaries have maintained, sponsored or contributed in the past six (6) years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or any other plan subject to Title IV of ERISA.

3.10  Litigation

            Except as disclosed in the Acquiror SEC Documents or Section 3.10 of the Acquiror Disclosure Letter, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened (including allegations that could form the basis for future action) against Acquiror or any of its subsidiaries or any of their properties or officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or its subsidiaries or, to the knowledge of Acquiror, any of their directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

3.11  Taxes

            (a) Acquiror and each of its subsidiaries has timely filed (including after giving effect to any extensions) all tax returns required to be filed by them. Except as set forth in

                                       A-1-34

Section 3.11 of the Acquiror Disclosure Letter, Acquiror and each of its subsidiaries have timely paid or caused to be timely paid all taxes due with respect to the taxable periods covered by such tax returns and all other taxes as are due, and the Acquiror Balance Sheet reflects an adequate reserve (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxes payable by Acquiror or its subsidiaries for all taxable periods and portions thereof through the Acquiror Balance Sheet Date.

            (b) Acquiror and each of its subsidiaries has complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes.

            (c) Acquiror has not taken any action, or failed to take any action, and does not have knowledge of any fact, agreement, plan or other circumstance that could reasonably prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.12  Restrictions on Business Activities

            There is no agreement, judgment, injunction, order or decree binding upon Acquiror that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current business practice of Acquiror or its subsidiaries, any acquisition of property by Acquiror or its subsidiaries or the conduct of business by Acquiror and its subsidiaries as currently conducted.

3.13  Compliance with Laws

            Acquiror and each of its subsidiaries have complied with, are not in violation of, and have not received any written notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of their respective businesses, or the ownership or operation of their respective businesses, assets or properties, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

3.14  Registration Statement; Proxy Statement

            The written information supplied by Acquiror and Merger Sub expressly for the purpose of inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed or declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The written information supplied by Acquiror and Merger Sub expressly for the purpose of inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Acquiror's stockholders and Target's stockholders and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be

                                       A-1-35
discovered by Acquiror or Merger Sub that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror and Merger Sub shall promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target that is contained in any of the foregoing documents.

3.15  Brokers' and Finders' Fees

            Except for the fees payable to Morgan Lewis Githens & Ahn, Inc., Acquiror's financial advisor, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.16  Vote Required

            The affirmative vote of the holders of (a) a majority of the Acquiror Common Stock outstanding on the record date set for the Acquiror Stockholders Meeting, and (b) a majority of the Merger Sub Common Stock outstanding are the only votes of the holders of any of Acquiror's and Merger Sub's capital stock necessary to approve the issuance of the Acquiror Common Stock in the Merger (in the case of Acquiror) or to approve the Merger (in the case of Merger Sub).

3.17  Complete Copies of Materials

            Each document that has been requested by Target or its counsel, and made available by Acquiror, in connection with Target's technical, legal and accounting review of Acquiror and its subsidiaries is true and complete in all material respects.

3.18  Illegal Payments

            Neither Acquiror nor any of its subsidiaries, nor any director, officer, agent, or employee thereof, nor, to the knowledge of Acquiror, any other person or entity associated with or acting for or on behalf of Acquiror or any of its subsidiaries, has directly or indirectly, in violation of any legal requirement (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect to Target or its subsidiaries, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Target or its subsidiaries.

3.19  Board Approval

            The Board of Directors of Acquiror and Merger Sub have unanimously
(a) approved this Agreement and the Merger and (b) recommended that the stockholders of Acquiror approve the issuance of the shares of Acquiror Common Stock contemplated by this Agreement and the Merger.

                                       A-1-36

3.20  Representations Complete

            None of the representations, warranties or statements made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Letter, or in any certificate furnished by Acquiror pursuant to this Agreement, or in the Acquiror SEC Documents, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV.
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1   Conduct of Business of Target and Acquiror

            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, or as set forth in Section
4.1 of the Target Disclosure Letter or in Section 4.1 of the Acquiror Disclosure Letter, as applicable, or as previously expressly consented to in writing by the other party, each of Target and Acquiror agree to carry on its and its subsidiaries' respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, including without limitation, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or any of its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time in any material respect.

4.2   Conduct of Business

            (A) Without limiting the foregoing provisions of Section 4.1, except as set forth in Section 4.2 of the Target Disclosure Letter, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

            (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws (or similar organizational documents);

            (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (provided that Target's subsidiaries may pay dividends and make other distributions to Target), or split, combine, recapitalize or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                                       A-1-37

            (c) Contracts. (i) Enter into, modify, amend or terminate any contract, agreement, license, instrument, document or commitment ("Contract") which if so entered into, modified, amended or terminated could be reasonably expected to (A) have a Material Adverse Effect on Target, (B) impair in any material respect the ability of Target to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement, (ii) enter into any material Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by Target or any of its subsidiaries with the provisions of this Agreement could reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Target or any of its subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract; or (iii) enter into any Contract containing any restriction on the ability of the Target or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Acquiror or any of its subsidiaries in connection with or following the consummation of the Merger, or to compete in any line of business;

            (d) Stock Option Plans, etc. Adopt any stock option or similar plan, amend either of the Target Stock Options Plans, or, except as provided in
Section 5.13 hereof or pursuant to the terms of the Target Stock Option Plans, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under either of the Target Stock Option Plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

            (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character (including stock appreciation rights or other rights that are linked in any way to the price of Acquiror Common Stock or Target Common Stock), or amend the terms of any of the foregoing, obligating it to issue any such shares or other securities, other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options under the Target Stock Option Plans outstanding on the date of this Agreement or pursuant to the Target ESPP as in effect on the date of this Agreement;

            (f) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify in any material respect any rights to any Target Intellectual Property, other than the grant of non-exclusive licenses in the ordinary course of business and consistent with past practice;

            (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any person or entity is granted exclusive or restrictive marketing, manufacturing or other exclusive or restrictive rights of any type or scope with respect to any of its products, services or technology;

                                       A-1-38

            (h) Dispositions. Directly or indirectly sell, lease, license, mortgage or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its and its subsidiaries' businesses, taken as a whole, or sell, assign, transfer or otherwise dispose of any of its properties or assets at a discount from the fair market value thereof;

            (i) Indebtedness; Liens. Repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or entity or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Target or any of its subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing, make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business) or capital contributions to or investments in, any other person or entity, other than Target and any of its respective subsidiaries, or incur any Liens (excluding Permitted Liens);

            (j) Leases. Enter into operating leases requiring payments in excess of $100,000 annually in the aggregate;

            (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements and the payment of reasonable professional fees related to the transactions contemplated by this Agreement;

            (l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $300,000 in any one case, or $600,000 in the aggregate;

            (m) Insurance. Reduce in any material manner in any instance the amount of any insurance coverage provided by existing insurance policies as of the date hereof;

            (n) Termination or Waiver. Terminate or waive any right of substantial value other than upon notice to Acquiror and in the ordinary course of business and consistent with past practice;

            (o) Employee Benefits; Severance. Take any of the following actions:
(i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and consistent with past practices, (ii) grant any severance or termination pay to, or enter into, modify or amend any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into, modify or amend (other than amendments required to maintain the present tax treatment of such plan or program) any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy, agreement or arrangement for the benefit of any director, officer or employee;

                                       A-1-39

            (p) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills and other litigation not material to the business of Target and its subsidiaries, taken as a whole, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of its business, provided that Target consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

            (q) Acquisitions. Directly or indirectly acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its and its subsidiaries' businesses, taken as a whole;

            (r) Taxes. Make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any required estimated tax returns, information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment, provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

            (s) Revaluation; Change of Fiscal Year. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, or change its fiscal year;

            (t) Accounts Payable and other Obligations. Prepay or otherwise accelerate the payment of, any accounts payable or other obligation (other than reasonable professional fees payable in connection with the transactions contemplated hereby) or, except as contested in good faith and provided that adequate reserves are established in accordance with GAAP, fail to pay any of its accounts payable or other obligations in a timely manner and otherwise in the ordinary course of business consistent with past practice; and

            (u) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(A)(a) through (t) above, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform any of its covenants hereunder.

            (B) Without limiting the foregoing provisions of Section 4.1, except as set forth in Section 4.2 of the Acquiror Disclosure Letter, Acquiror shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Target:

            (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws (or similar organizational documents), except that Acquiror and its

                                       A-1-40
applicable subsidiaries may take all action necessary to reincorporate (whether by merger or otherwise) the Acquiror in the State of Delaware and except as shall not adversely affect the rights of holders of Acquiror Common Stock;

            (b) Dividends; Changes in Capital Stock. Declare or pay any cash dividends on or make any other cash distributions in respect of any of its capital stock (provided that Acquiror's subsidiaries may pay cash dividends and make other cash distributions to Acquiror or other parent entities or as may be required by any agreement in effect on the date hereof), or split, combine, recapitalize or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

            (c) Contracts. (i) Enter into, modify, amend or terminate any contract, agreement, license, instrument, document or commitment which if so entered into, modified, amended or terminated could reasonably be expected to
(A) have a Material Adverse Effect on Acquiror, (B) impair in any material respect the ability of Acquiror or Merger Sub to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (ii) enter into any material contract, agreement, license, instrument, document or commitment to the extent consummation of the transactions contemplated by this Agreement or compliance by Acquiror or any of its subsidiaries with the provisions of this Agreement could reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, in or upon any of the properties or assets of Acquiror or any of its subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such contract, agreement, license, instrument, document or commitment; and

            (d) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(B)(a) through (c) above, or any action that would make any of its representations or warranties contained in this Agreement untrue and incorrect in any material respect or prevent it from performing or cause it not to perform any of its covenants hereunder.

4.3   Notices

      Target and its subsidiaries shall give all notices and other information required to be given to the employees of Target or its subsidiaries, any collective bargaining unit representing any group of employees of Target or its subsidiaries, and any applicable Governmental Entity under the National Labor Relations Act, the Code, and other applicable law in connection with the transactions provided for in this Agreement.

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                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

5.1   No Solicitation

            (a) Upon execution of this Agreement, Target shall immediately terminate any discussions with any Third Party concerning an Acquisition Proposal (as defined below). Target shall not, directly or indirectly, through any officer, director, employee, stockholder, financial advisor, attorney, representative, subsidiary or agent of such person or entity (i) take any action to solicit, initiate, facilitate, continue or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other securities (including by way of a tender offer) or similar transaction involving Target or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), (ii) engage in negotiations or discussions (whether such discussions or negotiations are initiated by Target, such other person or entity or otherwise) concerning, or provide any non-public information to any person or entity relating to, any possible Acquisition Proposal, (iii) enter into an agreement with any person or entity providing for a possible Acquisition Proposal or make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person or entity, in each case other than Acquiror, or (iv) agree to, enter into a letter of intent or similar document or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Target, or its Board of Directors, to the extent such Board of Directors determines, in good faith (after consultation with independent legal advisors), that such Board of Directors' fiduciary duties under applicable law require it to do so, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written Acquisition Proposal by such person or entity or recommending an unsolicited, bona fide, written Acquisition Proposal by such person or entity to the stockholders of Target, if and only to the extent that (1) the Board of Directors of Target determines in good faith (after consultation with independent financial and legal advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Acquiror and Target as a combined company, would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith (after consultation with independent legal advisors) that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, (x) such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to Target and no more favorable to such person or entity than those terms contained in the Mutual Confidentiality and Non-Disclosure Agreement dated October 1, 2001 between Acquiror and Target (the "Nondisclosure Agreement"), (y) such non-public information has been previously delivered to Acquiror, and (z) Target advises Acquiror in writing of such disclosure or discussions or negotiations, including the person or entity to whom

                                       A-1-42
disclosed or with whom discussions or negotiations will occur; or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Target shall ensure that the officers, directors and Affiliates of Target and its subsidiaries and any investment banker or other financial advisor or representative retained by Target or any of its subsidiaries are aware of the restrictions described in this Section 5.1. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this Section 5.1 by any officer, director, employee, financial advisor, attorney, representative, subsidiary or agent of Target, when acting on behalf of Target or any of its subsidiaries, shall be deemed to be a breach of this Section 5.1 by Target.

            (b) Target shall notify Acquiror immediately after receipt by Target (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Target or any of its subsidiaries by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the person or entity and the terms and conditions of such proposal, inquiry or contact. Target shall continue to keep Acquiror informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

            (c) In addition to the foregoing, Target shall not accept or enter into any agreement, letter of intent or similar document concerning an Acquisition Proposal for a period of not less than seventy two (72) hours after Acquiror's receipt of a notice of the material terms of such Acquisition Proposal and the identity of the person or entity making such Acquisition Proposal, and during such seventy two (72) hour period Target shall negotiate with Acquiror in good faith any proposal submitted to Target by Acquiror which addresses such Acquisition Proposal.

5.2   Proxy Statement/Prospectus; Registration Statement

            As promptly as practicable after the execution of this Agreement, Target and Acquiror shall prepare proxy materials relating to the adoption and approval of this Agreement and the Merger and the other transactions contemplated hereby by the stockholders of Target and the issuance of the Acquiror Common Stock pursuant to this Agreement by the stockholders of Acquiror and, as promptly as practicable, Acquiror shall file with the SEC the Registration Statement, which complies in form in all material respects with applicable law and SEC requirements and each of Target and Acquiror shall use all commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Each of Target and Acquiror shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of Target and Acquiror as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of Target and Acquiror shall furnish all information concerning it (and its respective subsidiaries) to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Registration Statement and the Proxy Statement. Each of Target and Acquiror shall promptly notify the other upon the receipt of any comments from the SEC or its

                                       A-1-43
staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Target and Acquiror, as the case may be, (a) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (b) shall include in such document or response all comments reasonably proposed by such other party and (c) shall not file or mail such document or respond to the SEC prior to receiving such other party's approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of Section 5.1, the Proxy Statement shall include the unanimous recommendation of the Board of Directors of Acquiror in favor of the issuance of shares of Acquiror Common Stock pursuant to the Merger and the unanimous recommendation of the Board of Directors of Target in favor of the Merger; provided that the recommendation of Target's Board of Directors may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith (after consultation with independent financial and legal advisors) that a Superior Proposal has been made and shall determine in good faith (after consultation with independent legal advisors) that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Target's Board of Directors' fiduciary duty under applicable law.

5.3   Stockholders Meetings

            (a) Target shall promptly after the date hereof take all actions necessary to call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger, as well the approval of the Target ESPP, which meeting shall be held (to the extent permitted by law) within forty-five (45) days of the date on which the Registration Statement is declared effective, provided that, Target may adjourn the Target Stockholder Meeting until such time as its conditions to the consummation of the transactions contemplated hereby set forth in Sections 6.1(b), (c) and (e) and 6.2(d) hereof have been, or within two (2) Business Days are reasonably expected to be, satisfied or waived by Target. Subject to Section 5.1, Target shall, through its Board of Directors, unanimously recommend to its stockholders approval of such matters. Target shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of or, subject to Section 5.1, approval of such matters (whether or not the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger).

            (b) Acquiror shall promptly after the date hereof take all actions necessary to call a meeting of its stockholders to be held as promptly as practicable for the purpose of approving the issuance of the Acquiror Common Stock contemplated by this Agreement and the Merger, which meeting shall be held (to the extent permitted by law) within forty-five (45) days of the date on which the Registration Statement is declared effective, provided that, Acquiror may adjourn the Acquiror Stockholder Meeting until such time as its conditions to the consummation of the transactions contemplated hereby set forth in Sections 6.1(b) and (c) and 6.3(e) hereof have been, or within two (2) Business Days are reasonably expected to be, satisfied or waived by

                                       A-1-44

Acquiror. Acquiror shall, through its Board of Directors, unanimously recommend to its stockholders approval of such matter. Acquiror shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of such issuance.

5.4   Access to Information.

            (a) Each party shall afford the other party and its accountants, counsel and other representatives, access during normal business hours and upon reasonable prior notice during the period prior to the Effective Time to (i) all of such party's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the other party may reasonably request. Each party agrees to provide to the other party and its accountants, counsel and other representatives copies of available internal financial statements promptly upon request. Each party and its representatives shall keep such information confidential in accordance with the terms of the Nondisclosure Agreement.

            (b) Subject to compliance with applicable law and the terms of the Nondisclosure Agreement, from the date hereof until the Effective Time, the parties shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

            (c) Acquiror and Target shall promptly furnish or make available to each other a copy of each report, schedule, registration statement or other document filed by it after the date of this Agreement pursuant to the requirements of Federal or state securities laws.

            (d) No information or knowledge obtained in any investigation pursuant to this Section 5.4 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.5   Confidentiality

            The parties acknowledge that Acquiror and Target have previously executed the Nondisclosure Agreement, which Nondisclosure Agreement shall continue in full force and effect in accordance with its terms.

5.6   Public Disclosure

            Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by applicable law or to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which event, if reasonably practicable, the party who is required to make

                                       A-1-45
disclosure shall notify the other party as soon as reasonably possible of the nature and timing of the required disclosure.

5.7   Consents; Cooperation.

            (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use all commercially reasonable efforts to obtain, all consents and approvals (including, without limitation, all consents and approvals required by United States and foreign governmental or regulatory agencies) required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under, or to deliver notice of the Merger as required by, any of their respective material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult with, and provide the necessary information to, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal, state or foreign antitrust or fair trade law.

            (b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, conditions or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Acquiror nor Target shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) August 31, 2002, or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

            (c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any approval, to divest itself of or hold separate any subsidiary, division or business unit that is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a

                                       A-1-46

Material Adverse Effect on such party or a material adverse effect on the benefits intended to be derived as a result of the Merger.

5.8   Stockholder Lists

            Section 5.8 of the Target Disclosure Letter sets forth a list of those persons or entities who are on the date hereof and who are anticipated at the time of the Stockholder Meetings to be, "affiliates" of Target within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person or entity who is an "affiliate" of Target within the meaning of Rule 145 is referred to herein as an "Affiliate". Target shall provide such information and documents as Acquiror shall reasonably request for purposes of reviewing such list and shall notify Acquiror in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Target shall use its commercially reasonable efforts to cause each person or entity who is identified as an Affiliate of Target to deliver to Acquiror, no less than twenty (20) Business Days prior to the date of the Target Stockholders Meeting, a written agreement in connection with restrictions on Affiliates under Rule 145, in form reasonably acceptable to Acquiror.

5.9   Indemnification

            (a) The Bylaws and Articles of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification of present and former directors, officers and employees of Target than those set forth in Target's Bylaws and Articles of Incorporation on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time are present or former directors, officers or employees of Target, unless such modification is required after the Effective Time by applicable law.

            (b) From and after the Effective Time, the Surviving Corporation and the Acquiror jointly and severally shall indemnify and hold harmless each present and former director, officer and employee of Target (each, together with each such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including, prior to the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party, to the fullest extent permitted by applicable law, reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Actions"), (i) arising out of or pertaining to the transactions contemplated by this Agreement, or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, in each case, to the extent provided in Target's Articles of Incorporation or By-Laws as in effect on the date hereof, in each case for a period of six (6) years after the Effective Time; provided, however, that, any claim or claims for indemnification in accordance with this Section 5.9(b) shall continue until the disposition of any such claims. In the event of any Action (whether arising before or after the Effective Time), the Indemnified Parties shall promptly notify the Surviving Corporation in writing, and the Surviving Corporation shall have the right to assume the defense thereof,

                                       A-1-47
including the employment of counsel reasonably satisfactory to such Indemnified Parties. The Indemnified Parties shall have the right to employ separate counsel, in any such Action and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless (i) the Surviving Corporation has agreed to pay such fees and expenses, (ii) the Surviving Corporation shall have failed to assume the defense of such Action or (iii) the named parties to any such Action (including any impleaded parties) include both the Surviving Corporation and the Indemnified Parties and such Indemnified Parties shall have been reasonably advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Parties which are in conflict with those available to the Surviving Corporation. In the event such Indemnified Parties employ separate counsel at the expense of the Surviving Corporation pursuant to clauses
(ii) or (iii) of the previous sentence, (w) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (x) the Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single Action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction; (y) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefore are received; and (z) the Surviving Corporation will cooperate in the defense of any such Action. Neither the Acquiror or the Surviving Corporation shall be liable for any settlement of any such Action effected without their prior written consent.

            (c) For a period of six (6) years after the Effective Time, Acquiror and the Surviving Corporation shall use commercially reasonable efforts to cause to be maintained in effect directors and officers liability insurance covering those persons who are currently covered by policies of directors and officers liability insurance maintained by Target on terms substantially similar to those applicable under such current policies with respect to claims arising from and related to facts or events which occurred at or before the Effective Time provided, however, that in no event will Acquiror or the Surviving Corporation be required to expend in excess of $300,000 in the aggregate (i.e. for six years coverage) for such coverage (or such coverage as is available for such $300,000).

            (d) In the event Acquiror, the Surviving Corporation or any successor to Acquiror or the Surviving Corporation (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any person or entity, then, and in each case, proper provision shall be made so that the successors of the Acquiror or the Surviving Corporation honor the obligations of the Acquiror and the Surviving Corporation set forth in this Section 5.9.

            (e) The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

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

5.10  Irrevocable Proxies

            Target shall use its best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause Michael W. Rogers, Rogers Family Limited Partnership, John E. Pence and Pence Family Limited Partnership to execute and deliver to Acquiror, a Voting Agreement in the form of Exhibit B attached hereto (each, a "Voting Agreement") concurrently with the execution and delivery of this Agreement.

5.11  Notification of Certain Matters

            Target shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to Target, of (a) any event or occurrence of which could reasonably be expected to have a Material Adverse Effect or to cause any representation or warranty by such party contained in this Agreement to be materially untrue or inaccurate, or (b) any failure of Target, Acquiror or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

5.12  Tax-Free Reorganization

            Neither Target, Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action that, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning Section 368(a) of the Code.

5.13  Stock Options and Stock Purchase Plan

            (a) At the Effective Time, the Target Stock Option Plans and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested, shall be, and they hereby are, assumed by Acquiror. Section 5.13 of the Target Disclosure Letter sets forth a true and correct schedule (the "Option Schedule") as of the date hereof of all holders of outstanding options under the Target Stock Option Plans, the number of shares of Target Common Stock subject to each such option, the exercise or vesting schedule of each such option, the exercise price per share of each such option, and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in (1) the Target Stock Option Plans, (2) the terms and conditions of each grant and (3) the option agreements evidencing, or other agreements relating to, such options (the items set forth clauses (2) and (3), an "Option Agreement") immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange

                                       A-1-49

Ratio, and rounded down to the nearest whole number of shares of Acquiror Common Stock, (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time, by the Exchange Ratio, rounded up to the nearest whole cent, and (iii) such options shall be fully vested on and after the Effective Date. The options so assumed by Acquiror are intended to qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. As soon as practicable, and in any event within thirty (30) days, after the Effective Time, Acquiror will issue to each person whose option was assumed in accordance with this Section 5.13, a document evidencing the foregoing assumption of such option by Acquiror.

            (b) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this
Section 5.13. Within ten (10) Business Days after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) which will register the shares of Acquiror Common Stock subject to assumed options to the extent permitted by Federal securities laws and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

            (c) Outstanding purchase rights under the Target ESPP shall be exercised immediately prior to the Effective Time, and each participant in the Target ESPP accordingly shall be issued shares of Target Common Stock at that time in accordance with the terms and conditions of this Section 5.13(c) and the Target ESPP, which shares of Target Common Stock shall be converted into the right to receive shares of Acquiror Common Stock in the Merger in accordance with the terms hereof. On or prior to the Effective Time, Target shall have taken all action necessary to terminate the Target ESPP on the last Business Day of the pay period immediately preceding the Effective Time (such Business Day, the "ESPP Termination Date"), and, for all purposes, notwithstanding the terms of the Target ESPP, no purchase rights shall be granted or exercised under the Target ESPP subsequent to the ESPP Termination Date.

5.14  Listing of Additional Shares

            Prior to the Effective Time, Acquiror shall file with Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock referred to in Section 6.1(e) below.

5.15  Additional Agreements

            Each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of

                                       A-1-50

Target and Acquiror described in Section 6.1(a), including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

5.16  Employee Benefits

            (a) As of the Effective Time and until December 31, 2002, to the extent permitted by applicable law and the terms of the applicable Target Benefit Plans, the eligible employees of Target and its subsidiaries shall continue to participate in the Target Benefit Plans in which they are participating on the date of this Agreement (other than the Target ESPP).

            (b) For the year ending December 31, 2002, the Surviving Corporation shall continue in force and honor all incentive compensation plans in effect on the date of this Agreement and set forth on Schedule 5.16(b) of the Target Disclosure Schedule. Calculation of incentive compensation payable under such incentive compensation plans shall be based on the stand-alone results of operations and financial condition of the Surviving Corporation following the Effective Time, excluding the effect of all Merger related costs and benefits on the results of operations and financial condition of the Surviving Corporation.

            (c) As of Effective Time, each of the employees of Target set forth on Schedule 5.16(c) of the Target Disclosure Letter (the "Identified Employees") shall receive a grant of nonqualified stock options to purchase shares of Acquiror Common Stock, exercisable at the market price of Acquiror Common Stock on the date of grant, which stock options shall otherwise be subject to Acquiror's 2000 Stock Option Plan, as amended. So long as the Identified Employees are employed by the Surviving Corporation, their annual base salaries shall not be reduced below their annual base salaries in effect on date of this Agreement.

            (d) Acquiror and Target acknowledge that the transactions contemplated pursuant to this Agreement shall trigger the change in control severance obligations due John M. Bujan in accordance with his Offer of Employment dated February 28, 1996, as amended on February 2, 2000 and June 28, 2001 (the "Bujan Employment Agreement"). In satisfaction of all such change in control severance obligations, Target shall pay Mr. Bujan $295,985 in cash on the Closing Date against receipt by Target of a written release from Mr. Bujan releasing the Target and the Surviving Corporation from all liabilities and obligations to make severance, change in control or similar payments to Mr. Bujan for any reason and otherwise terminating the Bujan Employment Agreement. The parties hereto acknowledge and agree that all Target stock options granted to Mr. Bujan, as assumed by Acquiror pursuant to Section 5.13 hereof, shall be exercisable for a period of three years following the Effective Date. Mr. Bujan will continue as an employee of the Surviving Corporation following the Effective Date in an "at-will" status for the compensation and upon such terms and conditions as may be agreed between the Surviving Corporation and Mr. Bujan following the Effective Date.

                                       A-1-51

5.17  Financial Statements

            Target shall cooperate with Acquiror in all reasonable respects in connection with the preparation and filing with the SEC of the Registration Statement and Proxy Statement (and any amendment or supplement to either thereof). Without limiting the foregoing, Target shall (a) prepare interim financial statements for Target and its subsidiaries ("Interim Financials"), if required in connection with the Registration Statement or Proxy Statement that are suitable for inclusion by Acquiror in the Public Filings (as defined below), including compliance with the applicable provisions of Regulation S-X, (b) use its best efforts to obtain written consents of its independent public accountants, when required, with respect to the Target Financial Statements and any Interim Financials so that such financial statements can be used in registration statements filed under the Securities Act and reports under the Securities Exchange Act ("Public Filings"), issued or filed by Acquiror, and (c) cooperate with Acquiror so Acquiror can obtain information sufficient for Acquiror to comply with the requirements of the Management's Discussion and Analysis portion of the Public Filings, as it may relate to Target and its subsidiaries.

                                  ARTICLE VI.
                            CONDITIONS TO THE MERGER

6.1   Conditions to Obligations of Each Party to Effect the Merger

            The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) Stockholder Approval. (i) This Agreement and the Merger shall have been approved and adopted by the holders of at least a majority of the shares of Target Common Stock outstanding as of the record date set for the Target Stockholder Meeting and (ii) the issuance of the shares of Acquiror Common Stock contemplated by this Agreement shall have been approved by the holders of at least a majority of the shares of Acquiror Common Stock outstanding on the record date set for the Acquiror Stockholders Meeting.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or other valid and binding legal or regulatory restraint or prohibition of a Governmental Entity, preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, nor any statute, rule or regulation enacted, enforced or deemed applicable to the Merger, by a Governmental Entity, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

            (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals,

                                       A-1-52
authorizations, consents, clearances, waivers and consents that are either Acquiror Governmental Approvals or Target Governmental Approvals.

            (d) Tax Opinion. Each of Target and Acquiror shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions shall be substantially identical in substance. In preparing the tax opinion, such counsel may rely on reasonable assumptions and may also rely on (and, to the extent reasonably required, the parties shall make) reasonable and customary representations related thereto.

            (e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable to holders of Target Common Stock and Target stock options in connection with the Merger shall have been made.

            (f) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by a Governmental Entity seeking a stop order. The Proxy Statement shall have been delivered to the stockholders of Acquiror and Target in accordance with the requirements of the Securities Act and the Exchange Act.

6.2   Additional Conditions to the Obligations of Target

            The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

            (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by an executive officer of Acquiror to the effect that, as of the Effective Time, the conditions set forth in
Section 6.2(a) have been satisfied.

            (c) No Material Adverse Changes. Since December 31, 2001, there shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets, (including intangible assets), liabilities, businesses, operations or results of operations of Acquiror and its subsidiaries taken as a whole.

                                       A-1-53

            (d) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking (i) to prohibit or limit in any material respect the ownership or operation by Target, Acquiror or any of their respective Affiliates of a material portion of the business or assets of Target and its subsidiaries, taken as a whole, or of Acquiror and its subsidiaries, taken as a whole, or to require any such entity to dispose of or hold separate any material portion of the business or assets of Target and its subsidiaries, taken as a whole, or of Acquiror and its subsidiaries, taken as a whole, as a result of the Merger, or (ii) to prohibit Acquiror or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of Target or its subsidiaries.

            (e) Board of Directors. As of the Effective Time, Ben F. Allen shall be appointed as a member of the Board of Directors of Acquiror.

6.3   Additional Conditions to the Obligations of Acquiror and Merger Sub

            The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by an executive officer of Target to the effect that, as of the Effective Time, the conditions set forth in Section 6.3(a) have been satisfied.

            (c) No Material Adverse Changes. Since December 31, 2001, there shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, businesses, operations or results of operations of Target and its subsidiaries taken as a whole.

            (d) Resignation of Directors. The directors of Target and each of Target's subsidiaries in office immediately prior to the Effective Time shall have resigned as directors of Target and each of Target's subsidiaries effective as of the Effective Time.

            (e) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking (i) to prohibit or limit in any material respect the ownership or operation by Target, Acquiror or any of their respective Affiliates of a material

                                       A-1-54
portion of the business or assets of Target and its subsidiaries, taken as a whole, or of Acquiror and its subsidiaries, taken as a whole, or to require any such entity to dispose of or hold separate any material portion of the business or assets of Target and its subsidiaries, taken as a whole, or of Acquiror and its subsidiaries, taken as a whole, as a result of the Merger, (ii) to prohibit Acquiror or any of its Affiliates from effectively controlling in any material respect a material portion of the business or operations of Target or its subsidiaries, or (iii) to impose material limitations on the ability of Acquiror or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Target Common Stock, including the right to vote the Target Common Stock on all matters properly presented to the stockholders of Target.

            (f) Option Schedule. Target shall have delivered to Acquiror the updated Option Schedule as required by Section 5.13.

                                  ARTICLE VII.
                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

7.1   Termination

            This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(k), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target and Acquiror:

            (a) by mutual written consent of Target and Acquiror;

            (b) by either Target or Acquiror, if the Merger shall not have been consummated by August 31, 2002 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of or resulted in the failure of the Merger to occur on or before the Outside Date);

            (c) by either Acquiror or Target, if a Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d) by either Acquiror or Target, if at the Target Stockholder Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Target in favor of this Agreement and the Merger (the "Target Stockholder Approval") shall not have been obtained (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Target where the failure to obtain Target Stockholder Approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a material breach by Target of this Agreement). A material breach by Target of Sections 5.1, 5.2 or 5.3 hereof will constitute a material breach hereunder;

            (e) by either Acquiror or Target, if at the Acquiror Stockholder Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Acquiror

                                       A-1-55
in favor of the issuance of the shares of Acquiror Common Stock contemplated by this Agreement (the "Acquiror Stockholder Approval") shall not have been obtained (provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Acquiror where the failure to obtain Acquiror Stockholder Approval shall have been caused by the action or failure to act of Acquiror and such action or failure to act constitutes a material breach by Acquiror of this Agreement). A material breach by Acquiror of Sections 5.2 or
5.3 hereof will constitute a material breach hereunder;

            (f) by Acquiror, if (i) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror; (ii) the Board of Directors of Target fails to reaffirm its recommendation of this Agreement or the Merger within ten (10) Business Days after Acquiror requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iii) the Board of Directors of Target shall have recommended to the stockholders of Target an Alternative Transaction; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Target Common Stock is commenced (other than by Acquiror or an affiliate of Acquiror) and the Board of Directors of Target shall not have sent to its security holders pursuant to Rule 14e-2 within forty five (45) days after such tender or exchange offer is first published, sent or given, a statement disclosing that Target recommends rejection of such tender or exchange offer; or (v) for any other reason Target fails to call and hold the Target Stockholder Meeting within 45 days after the Registration Statement is declared effective under the Securities Act if such date is on or before the Outside Date;

            (g) by Acquiror, if any representation or warranty of Target shall have become untrue such that the condition set forth in Section 6.3(a)(i) would not be satisfied (a "Target Terminating Change"), or by Target, if any representation or warranty of Acquiror and Merger Sub shall have become untrue such that the condition set forth in Section 6.2(a)(i) would not be satisfied (a "Acquiror Terminating Change" and together with a Target Terminating Change, a "Terminating Change"); provided, however, that if any such Terminating Change is curable prior to the date first established by Target or Acquiror, as the case may be, for the first of the Stockholders Meetings to occur through the exercise of Target's or Acquiror's commercially reasonable efforts, as the case may be, and for so long as Target or Acquiror, as the case may be, continues to exercise such commercially reasonable efforts, neither Acquiror nor Target, respectively, may terminate this Agreement under this Section 7.1(g) until at least fifteen
(15) days (or the remaining number of days prior to the Outside Date, if shorter) have elapsed following receipt of the written notice of termination pursuant to this Section 7.1(g);

            (h) by Target or Acquiror, if there has been a breach of any covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) would cause the condition set forth in Section 6.2(a)(ii) (in the case of termination by Target) or in 6.3(a)(ii) (in the case of termination by Acquiror) not to be satisfied, and (ii) except in the case of a breach of any covenant or agreement set forth in Section 5.1 (as to which breach this clause (ii) shall not be applicable), shall not have been cured within fifteen (15) days (or prior to the Outside Date, if earlier) following receipt by the breaching party of written notice of such breach from the other party;

                                       A-1-56

            (i) by Target, if it proposes to accept a Superior Proposal; provided that simultaneously with such termination Target complies with Section 7.3(b)(ii) hereof;

            (j) by Target, if (i) the Average Stock Price is less than $15.8634,
(ii) at or before 5:00 P.M. (Eastern Time) on the date which is two (2) trading days (on the Nasdaq National Market) prior to the Target Stockholder Meeting Target delivers to Acquiror written notice, subject to the following clause
(iii), terminating this Agreement (the "Target's Notice") and (iii) Acquiror has not agreed, by written notice to Target (the "Acquiror's Notice") given at or before 5:00 P.M. (Eastern Time) one (1) trading day prior to the Target Stockholder Meeting, to convert, in the Merger, each share of Target Common Stock (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b) or any shares of Target Common Stock to which dissenters' rights have been exercised pursuant to Section 1.6(g)) into the right to receive the fraction of one fully paid and non-assessable share of Acquiror Common Stock equal to, at minimum, the product of (x) one (1) and (y) a fraction (rounded to four decimal places, with the number five (5) and below being rounded down), the numerator of which is $12.50 and the denominator of which is the Average Stock Price (subject to Section 1.6(f) hereof). In the event that Acquiror delivers an Acquiror's Notice, Target shall not have the right to terminate this Agreement pursuant to this Section 7.1(j), and the Target's Notice shall have no force or effect; or

            (k) by Target, if the Board of Directors of Acquiror shall have withdrawn or modified its recommendation of the issuance of Acquiror Common Stock in connection with the Merger in a manner adverse to Target.

7.2   Effect of Termination

            In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void, the Merger shall be abandoned and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or other Affiliates, except as otherwise set forth in Section 7.3 and except to the extent that such termination results from the intentional breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement (in which case the nonbreaching party may seek any and all remedies available to it under applicable law); provided that, the provisions of Section 5.5, Section 7.3 and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

7.3   Expenses and Termination Fees

            (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Acquiror and Target shall share equally all fees and expenses, other than their respective accountants and attorneys' fees, incurred in relation to the filing and printing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements; provided, further, that Acquiror shall pay the SEC registration fee with respect to the Registration

                                       A-1-57

Statement and that each party shall bear the expenses of mailing the Proxy Statement and any other materials to its own stockholders.

            (b) Target shall pay Acquiror a termination fee of $4,200,000 in immediately available funds (i) within two (2) Business Days after the termination of this Agreement by Acquiror pursuant to Section 7.1(f) or (ii) simultaneously with the termination of this Agreement by Target pursuant to
Section 7.1(i).

            (c) Acquiror shall pay Target's out-of-pocket expenses incurred in connection with this Agreement (and the transactions contemplated hereby), including the fees and expenses of financial advisors, accountants and legal counsel and printing and filing and mailing fees and expenses (collectively, "Termination Expenses"), in immediately available funds within two (2) Business Days following termination of this Agreement by Target pursuant to Section 7.1(g), Section 7.1(h) or Section 7.1(k), and Target shall pay Acquiror's and Merger Sub's Termination Expenses in immediately available funds within two (2) Business Days following termination of this Agreement by Acquiror pursuant to
Section 7.1(g) or Section 7.1(h).

7.4   Amendment

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the Target Stockholder Approval and the Acquiror Stockholder Approval, no amendment may be made which by applicable law requires further approval by such stockholders, as applicable, without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.5   Extension; Waiver

            At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

8.1   Effectiveness of Representations, Warranties and Agreements

            Except as otherwise provided in this Section 8.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made (or knowledge obtained) by or on behalf of any other party hereto, any person or entity controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement. The representations,

                                       A-1-58
warranties and agreements in this Agreement and in the Target Disclosure Letter and the Acquiror Disclosure Letter shall terminate at the earlier to occur of the Effective Time or upon the termination of this Agreement pursuant to Article VII, except that the covenants and agreements set forth in Article I, Section 5.9, Section 5.12, Section 5.13, Section 5.15 and Section 5.16 shall survive the Effective Date and the covenants and agreements set forth in Section 5.5,
Section 7.2 and Section 7.3 shall survive such termination.

8.2   Notices

            All notices and other communications hereunder shall be in writing and shall be deemed given when actually received if delivered personally, or by commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via facsimile (with confirmation of receipt), to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)   if to Acquiror or Merger Sub, to:

                  Kroll Inc.
                  900 Third Avenue
                  New York, New York 10022
                  Attention: General Counsel
                  Facsimile No.: (212) 750-5628
                  Telephone No.: (212) 833-3392


                  with a copy to:

                  Torys LLP
                  237 Park Avenue
                  New York, New York 10017
                  Attention: Bradley P. Cost, Esq.
                  Facsimile No.: (212) 682-0200
                  Telephone No.: (212) 880-6000

(b)   if to Target, to:

                  ONTRACK Data International, Inc.
                  9023 Columbine Road
                  Eden Prairie, Minnesota 55347
                  Attention:  Chief Executive Officer
                  Facsimile No.: (952) 937-5815
                  Telephone No.: (952) 937-1107

                                       A-1-59
                  with a copy to:

                  Robins, Kaplan, Miller & Ciresi L.L.P.
                  2800 LaSalle Plaza
                  800 LaSalle Avenue
                  Minneapolis, Minnesota 55402
                  Attention: John R. Houston, Esq.
                  Facsimile No.: (612) 349-0612
                  Telephone No.: (612) 349-8285


8.3   Interpretation

            When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth on the cover page of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4   Counterparts

            This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.5   Entire Agreement; No Third Party Beneficiaries

            This Agreement, and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Letter and the Acquiror Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Nondisclosure Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance

                                       A-1-60
with its terms and (b) do not, and are not intended to, confer upon any other person or entity any rights or remedies hereunder or otherwise, except for the rights of the holders of Target Common Stock to receive the consideration set forth in Article I, and except for the provisions of Section 5.9.

8.6   Severability

            In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7   Remedies Cumulative

            Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.8   Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. Each of the parties to this Agreement hereby irrevocably and unconditionally, to the extent such party is not otherwise subject to service of process in the State of Delaware, appoints RL&F Service Corp. which is located at One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801, as such party's agent in the State of Delaware for acceptance of legal process in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and agrees that service made on any such agent shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

8.9   Assignment

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement

                                       A-1-61
will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

8.10  Rules of Construction

            The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                                      *  *  *




                                       A-1-62

            IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all on the date first written above.

                                    ONTRACK DATA INTERNATIONAL, INC.



                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:


                                    KROLL INC.



                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:


                                    ODI ACQUISITION CORPORATION



                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:








             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION




                                       A-1-63

                                   SCHEDULE A

                                   DEFINITIONS


"Acquiror" shall have the meaning set forth in the Preamble hereof.

"Acquiror Balance Sheet" shall have the meaning set forth in Section 3.4(b) hereof.

"Acquiror Balance Sheet Date" shall have the meaning set forth in Section 3.6 hereof.

"Acquiror Benefit Plans" shall have the meaning set forth in Section 3.9 hereof.

"Acquiror Common Stock" shall have the meaning set forth in Section B of the Recitals hereof.

"Acquiror Disclosure Letter" shall have the meaning set forth in the first paragraph of Article III hereof.

"Acquiror Financial Statements" shall have the meaning set forth in Section 3.4(b) hereof.

"Acquiror Governmental Approvals" shall have the meaning set forth in Section 3.3(c) hereof.

"Acquiror Governmental Licenses" shall have the meaning set forth in Section 3.3(c) hereof.

"Acquiror Intellectual Property" shall mean Intellectual Property owned or held by Acquiror or any of its subsidiaries or used in connection with carrying on the Acquiror's or such subsidiary's business.

"Acquiror SEC Documents" shall have the meaning set forth in Section 3.4(a) hereof.

"Acquiror Stockholder Approval" shall have the meaning set forth in Section 7.1(e) hereof.

"Acquiror Stockholder Meeting" shall have the meaning set forth in Section 2.22 hereof.

"Acquisition Proposal" shall have the meaning set forth in Section 5.1(a) hereof.

"Actions" shall have the meaning set forth in Section 5.9(b) hereof.

"Affiliate(s)" shall have the meaning set forth in Section 5.8 hereof.

"Alternative Transaction" means either (i) a transaction pursuant to which any person or entity (or group of persons or entities) other than Acquiror or its respective affiliates (a "Third Party"), acquires more than 15% of the outstanding shares of Target Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Target pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Target or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Target, and the entity surviving any merger or business combination including any of them) of Target and its subsidiaries having a fair market value (as determined by the Board of Directors of Acquiror in good faith) equal to more than 15% of the fair market value of all the assets of Target and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

"Antitrust Laws" shall have the meaning set forth in Section 5.7(b) hereof .

"Articles of Merger" shall have the meaning set forth in Section 1.1 hereof.

"Average Stock Price" shall mean the volume weighted average price of Acquiror Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) trading days prior to the Target Stockholder Meeting as calculated on the VAP screen on the Bloomberg ProfessionalTM Service and shown as VWAP for such period, as adjusted for any stock split, recapitalization, reorganization or other similar corporate transaction.

"Benefit Plans" shall have the meaning set forth in Section 2.15 hereof.

"Business Day" shall mean a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

"CERCLA" shall have the meaning set forth in Section 2.13 hereof.

"Certificates" shall have the meaning set forth in Section 1.7(b) hereof.

"Closing Date" shall have the meaning set forth in Section 1.2 hereof.

"Closing" shall have the meaning set forth in Section 1.2 hereof.

"Code" shall have the meaning set forth in Section D of the Recitals hereof.

"Developed Software" means all computer programs developed by or for Target or its subsidiaries and currently utilized in a product or service offering of Target or its subsidiaries, in each format and medium in which such computer programs is recorded or stored, including: (i) all source and all object code versions of such programs; (ii) all design specifications, flow chats, programmers' notes, tests and test results; (iii) all documentation of the features of such software; and (iv) all associated instruction manuals, documentation and supporting material made available to users of the software.

"Dissenting Shares" shall have the meaning set forth in Section 1.6(f) hereof.

"Effective Date" shall have the meaning set forth in Section 1.2 hereof.

"Effective Time" shall have the meaning set forth in Section 1.2 hereof.


                                       A-1-65

"Employee Obligation" shall have the meaning set forth in Section 2.16(i) hereof.

"Environmental Claims" shall have the meaning set forth in Section 2.13 hereof.

"Environmental Laws" shall have the meaning set forth in Section 2.13 hereof.

"Environmental Permit" shall have the meaning set forth in Section 2.13 hereof.

"ERISA" shall have the meaning set forth in Section 2.15 hereof.

"ERISA Plans" shall have the meaning set forth in Section 2.15 hereof.

"ESPP Termination Date" shall have the meaning set forth in Section 5.13(c) hereof.

"Exchange Act" shall have the meaning set forth in Section 2.3(c) hereof.

"Exchange Agent" shall have the meaning set forth in Section 1.7(a) hereof.

"Exchange Fund" shall have the meaning set forth in Section 1.7(a) hereof.

"Exchange Ratio" shall have the meaning set forth in Section 1.6(a) hereof.

"GAAP" shall have the meaning set forth in Section 2.4(b) hereof.

"Governmental Entity" shall mean the collective reference to any court of competent jurisdiction, administrative agency, tribunal, authority, commission or other governmental or administrative agency, authority or instrumentality, whether Federal, state, local or foreign.

"HSR" shall have the meaning set forth in Section 2.3(c) hereof.

"Indemnified Parties" shall have the meaning set forth in Section 5.9(b) hereof.

"Intellectual Property" shall mean (I) any and all subject matter that is entitled to protection of rights under (i) patent law; (ii) copyright law (including moral rights); (iii) trademark law (including common law protection);
(iv) design patent or industrial design law; (v) semi-conductor chip or mask work law; or (vi) any other statutory provision or common law principle in any jurisdiction, including legal provisions governing the protection of confidential information and trade secrets, which may provide a right in any of ideas, formulae, algorithms, computer programs, data, databases, concepts, inventions, know-how, business methods, brands or indicia of the source of goods and services or the expression or use of such ideas, formulae, algorithms, computer programs, data, databases, concepts, inventions, know-how, business methods, brands or indicia of the source of goods or services and (II) all registrations and applications for registration of the subject matter identified in (I) above.

"IRCA" shall have the meaning set forth in Section 2.16(e) hereof.

"knowledge" shall have the meaning set forth in Section 8.3 hereof.

                                       A-1-66

"Lien" shall mean any mortgage, charge, security interest, encumbrance, claim, or other lien of any kind or nature whatsoever.

"made available" shall have the meaning set forth in Section 8.3 hereof.

"material" shall have the meaning set forth in Section 8.3 hereof.

"Material Adverse Effect" with respect to any entity or group of entities means any event, change, condition or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, businesses, operations or results of operations of such entity and its subsidiaries, taken as a whole.

"Merger" shall have the meaning set forth in Section A of the Recitals hereof.

"Merger Consideration" shall have the meaning set forth in Section 1.6(g) hereof.

"Merger Sub" shall have the meaning set forth in the Preamble hereof.

"Minnesota Law" shall have the meaning set forth in Section 1.1 hereof.

"Nondisclosure Agreement" shall have the meaning set forth in Section 5.1(a) hereof.

"Non-U.S. Benefit Plan" shall mean all Benefit Plans, contracts and arrangements (statutory, regulatory or otherwise) covering or applicable to non-U.S. employees of Target or any of its subsidiaries.

"Option Schedule" shall have the meaning set forth in Section 5.13(a) hereof. "Order" shall have the meaning set forth in Section 5.7(b) hereof.

"Outside Date" shall have the meaning set forth in Section 7.1(b) hereof.

"Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken; (b) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), eases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;
(d) judgment Liens that have been stayed or bonded; and (e) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith.

"Plan of Reorganization" shall have the meaning set forth in Section 1.10 hereof.

"Prohibited Transaction" shall have the meaning set forth in Section 2.15(e) hereof.

"Proxy Statement" shall have the meaning set forth in Section 2.22 hereof.

                                       A-1-67

"Purchase Periods" shall have the meaning set forth in Section 2.2(b) hereof.

"RBC" shall have the meaning set forth in Section 2.20 hereof.

"RCRA" shall have the meaning set forth in Section 2.13 hereof.

"Registration Statement" shall have the meaning set forth in Section 2.22 hereof.

"Rule 145" shall have the meaning set forth in Section 5.8 hereof.

"SEC" shall have the meaning set forth in Section 2.3(c) hereof.

"Securities Act" shall have the meaning set froth in Section 2.4(a) hereof.

"Stockholder Meetings" shall have the meaning set forth in Section 2.22 hereof.

"Superior Proposal" shall have the meaning set forth in Section 5.1(a) hereof.

"Surviving Corporation" shall have the meaning set forth in Section 1.1.
hereof.

"Target" shall have the meaning set forth in the Preamble hereof.

"Target Authorizations" shall have the meaning set forth in Section 2.10 hereof.

"Target Balance Sheet Date" shall have the meaning set forth in Section 2.5 hereof.

"Target Balance Sheet" shall have the meaning set forth in Section 2.4 hereof.

"Target Benefit Plan" shall have the meaning set forth in Section 2.15 hereof.

"Target Contracts" shall have the meaning set forth in Section 2.7. hereof.

"Target Disclosure Letter" shall have the meaning set forth in the first paragraph of Article II hereof.

"Target ESPP" shall have the meaning set forth in Section 2.2(b) hereof.

"Target Financial Statements" shall have the meaning set forth in Section 2.4(b) hereof.

"Target Governmental Approvals" shall have the meaning set forth in Section 2.3(c) hereof.

"Target Governmental Licenses" shall have the meaning set forth in Section 2.3(c) hereof.

"Target Intellectual Property" shall mean Intellectual Property owned or held by the Target or any of its subsidiaries or used in connection with carrying on the Target's or such subsidiary's business.

"Target SEC Documents" shall have the meaning set forth in Section 2.4 hereof.

                                       A-1-68

"Target Stock Option Plans" shall have the meaning set forth in Section 1.6 hereof.

"Target Stockholder Meeting" shall have the meaning set forth in Section 2.22 hereof.

"taxes" shall have the meaning set forth in Section 2.14(l) hereof.

"tax returns" shall have the meaning set forth in Section 2.14(l) hereof.

"Third Party" shall have the meaning set forth in the definition of Alternative Transaction.

"Unperfected Shares" shall have the meaning set forth in Section 1.6(f) hereof.

"Voting Agreement" shall have the meaning set forth in Section 5.10 hereof.



                                      *  *  *




                                       A-1-69

                                                                       Annex A-2


                               AMENDMENT NO. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                   KROLL INC.,


                           ODI ACQUISITION COPRORATON,


                                       and

                        ONTRACK DATA INTERNATIONAL, INC.

                            -----------------------

                           Dated as of April 25, 2002

                            -----------------------

                                 AMENDMENT NO. 1
                                       to
                      AGREEMENT AND PLAN OF REORGANIZATION


        AMENDMENT NO. 1, dated as of April 25, 2002 (the "Amendment"), to Agreement and Plan of Reorganization dated April 1, 2002 by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. (the "Merger Agreement").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, the parties hereto are parties to the Merger Agreement;

        WHEREAS, the parties hereto desire to amend certain provisions of the Merger Agreement on the terms and conditions set forth herein; and

        WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

        1. Section 7.1(f)(v) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:


               "(v) subject to Target's right to adjourn the Target Stockholder Meeting in accordance with Section 5.3(a) hereof, for any reason Target fails to call and hold the Target Stockholder Meeting within 45 days after the Registration Statement is declared effective under the Securities Act if such date is on or before the Outside Date;"

        2. The definition of "Average Stock Price" set forth in Schedule A to the Merger Agreement is hereby amended and restated to read in it entirety as follows:

               "Average Stock Price" shall mean the volume weighted average price of Acquiror Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) trading days prior to the date of the vote taken in respect of the Merger at Target Stockholder Meeting as calculated on the VAP screen on the Bloomberg Professional(TM) Service and shown as VWAP for such period, as adjusted for any stock split, recapitalization, reorganization or other similar corporate transaction.

        3. Each of the parties hereto represents and warrants to the other parties hereto that the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action and that this Amendment constitutes the valid and binding obligations of each such party, enforceable against such party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and the availability of specific remedies.

        4. Except as expressly amended hereby, the Merger Agreement, each Voting Agreement and each Proxy (as defined in the applicable Voting Agreement) are hereby ratified and confirmed by the applicable party(s) thereto and shall remain in full force and effect.

        5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. This Amendment may be executed by facsimile signature and in one or more counterparts, all of which, when executed and delivered, shall be considered one and the same agreement.


                                     *  *  *

                      [signatures appear on following page]



                                      A-2-3

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers duly authorized, all as of the date first above written.


                                    ONTRACK DATA INTERNATIONAL, INC.


                                    By /s/
                                      ----------------------------
                                    Name:
                                    Title:




                                    KROLL INC.


                                    By /s/
                                      ----------------------------
                                    Name:
                                    Title:




                                    ODI ACQUISTION CORPORATION


                                    By /s/
                                      ----------------------------
                                    Name:
                                    Title:



                                      A-2-4

                                                                         ANNEX B

                        OPINION OF RBC DAIN RAUSCHER INC.

April 1, 2002


The Board of Directors
Ontrack Data International, Inc.
9023 Columbine Road
Eden Prairie, MN 55347

Members of the Board:

      You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock ("Company Common Stock") of Ontrack Data International, Inc., a Minnesota corporation (the "Company"), of the price to be paid per share of Company Common Stock (the "Per Share Merger Consideration") under the Exchange Ratio provisions (the "Exchange Ratio Provisions") set forth in the proposed Agreement and Plan of Reorganization (the "Agreement"), by and among Kroll Inc., an Ohio corporation (the "Acquiror"), ODI Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company. Pursuant to the Agreement, Merger Sub will merge (the "Merger") into the Company. Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

      Pursuant to the Agreement, each outstanding share of Company Common Stock is proposed to be converted into the Per Share Merger Consideration (comprising shares of Acquiror Common Stock, calculated in accordance with the Exchange Ratio Provisions). Options of the Company will be assumed by the Acquiror and adjusted to become options to acquire shares of Acquiror Common Stock based on the Exchange Ratio Provisions. The transaction is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code. The terms and conditions of the Merger, including the Exchange Ratio Provisions, are set forth more fully in the Agreement.

      RBC Dain Rauscher Inc. ("RBC"), a member company of RBC Capital Markets, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

      We are acting as financial advisor to the Company in connection with the Merger, and we will receive a fee for our services, which is contingent upon the consummation of the Merger or a similar transaction involving the Company. We will also receive a fee for providing this opinion, a portion of which is creditable against the contingent transaction fee. The opinion fee is not contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of the Company and receive customary compensation in connection therewith, and also actively trades securities of the Company for its own account and the accounts of its customers, and, accordingly, may hold a long or short position in such securities. Similarly, in the ordinary course of business, RBC may also act as a market maker and broker in the publicly traded securities of the Acquiror and receive customary compensation in connection therewith, and also actively trades securities of the Acquiror for its own account and the accounts of its customers, and, accordingly, may hold a long or short position in such securities.

      In connection with our review of the Merger, and in connection with the preparation of our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement dated April 1, 2002 (the "Latest Draft Agreement"); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to the Company and Acquiror and certain other relevant historical operating data relating to the Company and Acquiror made available to us from published sources and from the internal records of the Company and Acquiror; (iii) we conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company; (iv) we conducted discussions with members of the senior management of the Acquiror with respect to the business prospects and financial outlook of the Acquiror and the combined company; (v) we received and reviewed financial forecasts prepared by the Company's management and the Acquiror's management on the potential future performance of the Company and the Acquiror, respectively, each on a stand alone basis, and compared such forecasts with publicly available institutional investment research estimates (the "Research Estimates"); (vi) we reviewed the reported prices and trading activity for Company Common Stock and Acquiror Common Stock; (vii) we reviewed selected market valuation metrics of the Acquiror and other comparable publicly-traded companies; and (viii) we compared the implied historical exchange ratios between Acquiror Common Stock and Company Common Stock with the Exchange Ratio Provisions.

      In arriving at our opinion, we performed the following analyses in addition to the review and inquiries referred to in the preceding paragraph: (i) we compared selected market valuation metrics of the Company and other comparable publicly-traded companies with the Per Share Merger Consideration;
(ii) we compared the financial metrics, to the extent publicly available, of selected precedent transactions with the Per Share Merger Consideration; (iii) we compared the premium implied by the Per Share Merger Consideration with the premiums paid in selected precedent transactions; and (iv) we considered the projected pro forma effect of the Merger on the Acquiror's earnings per share. The Company did not provide us with forecasted financial information beyond December 31, 2003 and, as a result of the limited forecast, we were unable to employ a discounted cash flow analysis.

      After discussions with the Company's management and the Acquiror's management, we have assumed that the Company and the Acquiror will perform substantially in accordance with the Research Estimates. We express no opinion as to the Research Estimates or the assumptions on which they were based. In addition, after discussions with the Acquiror's management, we have assumed that the mean estimates for 2002 contained in the Acquiror's publicly-available February 26, 2002 investor presentation have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Acquiror's management as to the Acquiror's financial performance for the balance of 2002. We express no opinion as to such estimates and judgments or the assumptions on which they were based.

      In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating, and other information provided to us by the Company and the Acquiror (including, without limitation, the financial statements and related notes thereto of the Company and the Acquiror), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities of the Company or the Acquiror, and we have not been furnished with any such valuations or appraisals. In addition, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or the Acquiror. Additionally, we have not been asked and did not consider the possible effects of any litigation or other legal claims.

      We have assumed that the Merger will be accounted for by the Acquiror as a purchase transaction under generally accepted accounting principles and will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. In addition, in arriving at our opinion, we have assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions, including any divestiture requirements, will be imposed that would have a material effect on the combined Company. We have assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.

      Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date.

      Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with the transaction contemplated by the Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. This opinion shall not be otherwise published or used, nor shall any public references to us be made, without our prior written consent, except for publication in any proxy statement or prospectus related to the Merger.

      Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage.

      Our opinion addresses solely the fairness of the Per Share Merger Consideration, from a financial point of view, to the holders of Company Common Stock. Our opinion does not in any way address other Merger terms or arrangements, including, without limitation, the financial or other terms of any voting or employment agreement. We are not expressing any opinion herein as to the prices at which Company Common Stock or Acquiror Common Stock have traded or may trade following the announcement or consummation of the Merger.

      Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.


            Very truly yours,

            RBC DAIN RAUSCHER INC.

                                                                       ANNEX C-1

                  OPINION OF MORGAN, LEWIS, GITHENS & AHN, INC.

               [letterhead of Morgan, Lewis, Githens & Ahn, Inc.]



March 29, 2002

Board of Directors
Kroll Inc.
900 Third Avenue
New York, New York 10022


Gentlemen:

      We understand that Kroll Inc. (the "Company"), a wholly-owned subsidiary of the Company ("Merger Sub"), and ONTRACK Data International, Inc. (the "Target") propose to enter into an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Target (the "Proposed Transaction") and, as a result, each share of common stock, par value $.01 per share of Target shall be converted into the right to receive shares of common stock, $.01 par value, of the Company (the "Common Stock") equal to the quotient obtained by dividing $12.50 by the Average Stock Price of the Company (as such term is defined in the Merger Agreement), provided that the Average Stock Price is not less than $15.86 nor more than $19.39 for purposes of such calculation. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

      You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of the Common Stock of the Company, of the consideration to be offered in the Proposed Transaction. We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services.

      In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

      (i) a draft of the Merger Agreement dated March 28, 2002;

      (ii) the Company's and the Target's Annual Reports on Form 10-K for each of the fiscal years in the three year period ended December 31, 2001;

      (iii) certain other publicly available information concerning the Company and the Target and the trading markets for their respective securities;


                                      C-1-1

      (iv) certain internal information and other data relating to the Company and the Target, their respective businesses and prospects, including forecasts and projections, provided to us by management of the Company and the Target;

      (v) certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and the Target and the trading markets for certain of such other companies' securities; and

      (vi) the financial terms of certain recent business combinations which we believe to be relevant.

We have also met with certain officers and employees of the Company and the Target concerning their respective businesses and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the Company's and Target's respective forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company's and the Target's management as to the future financial condition and results of operations of the Company and the Target, respectively. We have visited but have not conducted a physical inspection of the properties and facilities of the Company or the Target, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions upon which our opinion is based.

      This letter and the opinion expressed herein are for the use of the Board of Directors of the Company. This opinion does not address the Company's underlying business decision to approve the Proposed Transaction or constitute a recommendation to the shareholders of the Company as to how such shareholders should vote or as to any other action such shareholders should take regarding the Proposed Transaction. This opinion does not in any way constitute an opinion of the trading value of the Common Stock following the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company's shareholders.

                                      C-1-2

      Based upon and subject to the foregoing, it is our opinion as investment bankers that the consideration to be offered by the Company in the Proposed Transaction is fair, from a financial point of view, to the holders of the Common Stock of the Company.

                                Very truly yours,



                                /s/ MORGAN LEWIS GITHENS & AHN, INC.



                                      C-1-3

                                                                       ANNEX C-2

                  OPINION OF MORGAN, LEWIS, GITHENS & AHN, INC.

               [letterhead of Morgan, Lewis, Githens & Ahn, Inc.]



April 1, 2002

Board of Directors
Kroll Inc.
900 Third Avenue
New York, New York 10022

Gentlemen:

      We refer to our opinion dated March 29, 2002 in connection with the Agreement and Plan of Reorganization by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. We have further reviewed the draft Agreement and Plan of Reorganization dated April 1, 2002. Please be advised that you may rely on such opinion as if dated the date hereof.

                                Very truly yours,



                                /s/ MORGAN LEWIS GITHENS & AHN, INC.



                                     C-2-1

                                                                         ANNEX D

                      MINNESOTA DISSENTERS' RIGHTS STATUTES


MINN. STAT. SEC. 302A.471 -- RIGHTS OF DISSENTING SHAREHOLDERS.

Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

      (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

            (1)   alters or abolishes a preferential right of the shares;

            (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

            (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

            (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

      (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

      (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

      (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

      (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2. Beneficial owners.
         -----------------

      (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

      (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3. Rights not to apply.
         -------------------

      (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

      (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

MINN. STAT. SEC. 302A.473 -- PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

Subdivision 1. Definitions.
               -----------

      (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

      (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

      (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

      (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

Subd. 4. Notice of procedure; deposit of shares.
         --------------------------------------

      (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

            (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

            (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

            (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

            (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

      (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5. Payment; return of shares.
         -------------------------

      (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

            (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

            (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

            (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

      (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

      (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8. Costs; fees; expenses.
         ---------------------

      (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

      (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

      (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                         ANNEX E

                          DISSENTERS' RIGHTS PROVISIONS
                     UNDER THE OHIO GENERAL CORPORATION LAW
                                OHIO REVISED CODE

                    TITLE XVII. CORPORATIONS -- PARTNERSHIPS
                      CHAPTER 1701. GENERAL CORPORATION LAW
                            MERGER AND CONSOLIDATION


      SECTION 1701.85 RELIEF FOR DISSENTING SHAREHOLDERS; QUALIFICATION; PROCEDURES. -- (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

      (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

      (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

      (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

      (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made.

The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding.

      Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

      (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

                (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

                (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

      (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                         ANNEX F

                        ONTRACK DATA INTERNATIONAL, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, ONTRACK Data International, Inc. established on August 6, 1996, an employee stock purchase plan in accordance with Section 423 of the Internal Revenue Code and authorized 250,000 shares of its common stock to be reserved for issuance under the plan; and

WHEREAS, the plan encountered a shortfall in available reserved shares during fourth quarter of 2001 thereby resulting in automatic termination of said plan; and

WHEREAS, the Board of Directors, as of September 27, 2001, and subject to the approval of its shareholders, authorized a new stock purchase plan to be established to provide employees the opportunity to continue to purchase shares under such a plan.

THEREFORE, ONTRACK Data International, Inc. hereby establishes this Plan as set forth herein:

1. ESTABLISHMENT OF PLAN. ONTRACK Data International, Inc. (hereinafter referred to as the "Company") proposes to grant to certain employees of the Company and its subsidiaries the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the "ONTRACK Data international, Inc. Employee Stock Purchase Plan" (hereinafter referred to as the "Plan"). The Company intends that the Plan shall qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

2. PURPOSE. The Plan is intended to encourage stock ownership by employees of the Company and any of its Subsidiaries to which the Company and such respective Subsidiaries by action of their Boards of Directors shall make this Plan applicable. The Plan is further intended as an incentive to them to remain in employment, improve operations, increase profits, and contribute more significantly to the Company's success, and to permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees.

3. ADMINISTRATION.

(a) The Plan shall be administered by a stock purchase committee (hereinafter referred to as the "Committee"), consisting of two or more directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the "Board of Directors"). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

(b) Unless the Board of Directors limits the authority delegated to the Committee in its appointment, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan. For all purposes of this Plan other than this Paragraph 3(b), references to the Committee shall also refer to the Board of Directors.

(c) The Committee shall select its own chairman and hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.

(d) The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Internal Revenue Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors.

(e) The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Committee against any and all claims, loss, damages, expenses (including counsel fees approved by the Committee), and liability (including any amounts paid in settlement with the Committee's approval) arising from any loss or damage or depreciation which may result in connection with the execution of his or her duties or the exercise of his or her discretion, or from any other action or failure to act hereunder, except when the same is judicially determined to be due to gross negligence or willful misconduct of such member.

4. DURATION AND PHASES OF THE PLAN.

(a) The Plan will commence on October 1, 2001 (the "Effective Date") and will terminate September 30, 2010, except that any Phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing and except as provided at the end of this sentence, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of the Company approve the Plan within twelve (12) months after the date of its adoption by the Board of Directors; provided, however, if prior to receipt of such shareholder approval the Board of Directors accelerates the Termination Date of any Phase pursuant to Section 4(c), shareholder approval will not be required and this Plan and all options granted hereunder shall remain in full force and effect.. The Plan year shall be the same as the Company's fiscal year, ending each December 31.

(b) The Plan shall be carried out in one or more Phases, each Phase being for a period of three months, or such shorter or longer period of time (not to exceed 27 months) as may be determined by the Committee prior to the commencement of a Phase. The existence and date of commencement of a Phase (the "Commencement Date") shall be determined by the Committee and shall terminate on a date (the "Termination Date") determined by the Committee consistent with the limitation specified above, provided that the commencement of the first Phase shall be within twelve months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases shall be canceled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

(c) The Board of Directors may elect to accelerate the Termination Date of any Phase effective on the date specified by the Board of Directors in the event of
(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the Phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d) A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to his account without interest.

5. ELIGIBILITY. All Employees, as defined in Paragraph 18 hereof who are employed by the Company on the Commencement Date of a Phase and who have completed at least 30 days of continuous employment service for the Company prior to the Commencement Date of a Phase shall be eligible to participate in such Phase ("Eligible Employees"). Any Employee who is a member of the Board of Directors of the Company who satisfies the above requirements shall be eligible to participate in the Plan.

6. PARTICIPATION.

(a) Participation in the Plan is voluntary. An Eligible Employee may elect to participate in the Plan, and thereby become a "Participant" in the Plan, by completing the enrollment form provided by the Company and delivering it to the Company or its designated representative at least ten days prior to the Commencement Date of that Phase. The first Commencement Date shall be October 1, 2001. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the Phase and shall terminate on the last payday immediately prior to or coinciding with the Termination Date of that Phase unless sooner terminated by the Participant as provided in Paragraph 9 hereof. A Participant who ceases to be an eligible Employee, although still employed by the Company, thereupon shall be deemed to discontinue his or her participation in the Plan and shall have the rights provided in Section 9.

(b) All Eligible Employees who were participants in the final Purchase Period (as defined in the 1996 Plan) of the Company's 1996 Employee Stock Purchase Plan shall automatically be enrolled in the first Phase under this Plan, unless such Participant withdraws from participation pursuant to Section 9. Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan pursuant to Section 9 or reaches the end of the Plan Period. A Participant who withdraws from the Plan pursuant to Section 9 may again become a Participant, if he or she is then an Eligible Employee, by proceeding as provided in Section 6(a) above. A Participant whose payroll deductions were discontinued because of Section 8(a)(iv)(A) will automatically resume participation at the beginning of the earliest Phase of the Plan ending in the next calendar year, if he or she is then an Eligible Employee.

7. PAYROLL DEDUCTIONS.

(a) Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions, in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the Phase, in the aggregate amount not less than 1% nor in excess of 10% of such Participant's Pay (as determined in accordance with Paragraph 18 hereof) for the term of the Phase or smaller percentage as may be determined by the Committee prior to the commencement of a Phase).

(b) In the event that the Participant's compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the Phase is less than the amount anticipated to be withheld over the Phase as determined on the Commencement Date of the Phase, then the extent to which the Participant may exercise his option shall be based on the amount actually withheld on his behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c) A Participant may discontinue his participation in the Phase and terminate his payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 9. No change can be made during a Phase of the Plan which would either change the time or increase or decrease the rate of his payroll deductions.

(d) All payroll deductions made for Participants shall be credited to their respective accounts under the Plan. A Participant may not make any separate cash payments into such account.

8. Options.

(a) Grant of Option.

(i) A Participant who is employed by the Company as of the Commencement Date of a Phase shall be granted an option as of such date to purchase a number of shares of Company common stock to be determined by dividing the total amount credited to that Participant's account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii) hereof, subject to the limitations of Paragraph 8(a)(iv) and Paragraph 10 hereof.

(ii) The option price (rounded to the nearest whole cent) for such shares of common stock shall be the lower of:

A. Eighty-five percent (85%) of the Fair Market Value of such shares of common stock on the Commencement Date of the Phase; or

B. Eighty-five percent (85%) of the Fair Market Value of such shares of common stock on the Termination Date of the Phase.

(iii) Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions set forth herein. The Committee may conclude that agreements are not necessary.

(iv) Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A. Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds the lesser of Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time or 20,000 shares per Phase under the Plan; or

B. If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 424(d) of the Internal Revenue Code, as amended, shall apply.

(v) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b) EXERCISE OF OPTION.

(i) Unless a Participant gives written notice to the Company pursuant to Paragraph 9 prior to the Termination Date of a Phase, his option for the purchase of shares will be exercised automatically for him as of such Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, but in no event shall the number of full shares be greater than the number of full shares to which a Participant would have been eligible to purchase under Section 8(a)(i), and subject to the limitations set forth in Paragraph 10 hereof.

(ii) The Company shall, in addition, return to the Participant a cash payment equal to the balance, if any, in his account which was not used for the purchase of common stock, without interest, as promptly as practicable after the Termination Date of any Phase.

(iii) The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be express or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant or in joint tenancy with the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant (and his joint tenant, if any) and shall deliver to the Participant any cash for fractional shares, based on the then Fair Market Value of the shares on the date of issuance.

(c) DIVIDEND REINVESTMENT. Unless the Committee designates otherwise, and except as provided in this section, dividends on a Participant's shares will automatically be reinvested in additional shares of stock of the Company. If a Participant desires to receive dividends in the form of cash, he must request that a certificate for such shares be issued in the name of the Participant by filing an appropriate form with the Company. Any shares purchased through the reinvestment of dividends may be issued from the shares authorized under this Plan or purchased on the open market, as directed by the Committee. If the shares are purchased directly from the Company, the purchase price shall be the Fair Market Value of a share or the date such dividends are paid. Otherwise, the purchase price may be an average of shares purchased on the open market with the aggregate amount of dividends.

9. WITHDRAWAL OR TERMINATION OF PARTICIPATION.

(a) A Participant may, at any time prior to the Termination Date of a Phase, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant's account will be paid to him without interest accrued thereon and no further payroll deductions will be made during the Phase. In such event, the option granted the Participant under that Phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

(b) Notwithstanding the provisions of Section 9(a) above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the Commencement Date of a Phase or becomes obligated to file such reports during a Phase) then such a Participant's participation, including the ability to make changes and withdrawals, in a Phase and in the Plan shall be in accordance with
Section 10b5-1 promulgated under the Securities Exchange Act of 1934.

(c) In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a)(ii) and have the balance in the account distributed in cash without interest accrued thereon to the person or persons specified in Paragraph 14. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash without interest accrued thereon to the person or persons specified in Paragraph 14.

(d) Upon termination of Participant's employment for any reason other than death of the Participant, the payroll deductions credited to his account, without interest, shall be returned to him.

(e) The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii) the impact, of any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

(f) A Participant who discontinues his participation during a Phase shall not be permitted to recommence participation until the next Commencement Date. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Phase of the Plan that commences after the next Commencement Date or in any similar plan which may hereafter be adopted by the Company.

10. STOCK RESERVED FOR OPTIONS.

(a) The maximum number of shares of the Company's common stock to be issued upon the exercise of options to be granted under the Plan shall be Two Hundred Fifty Thousand (250,000). Such shares may, at the election of the Board of Directors, be either shares authorized but not issued or shares acquired in the open market by the Company. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b) If the total number of shares of the Company common stock for which options are to be granted for a given Phase as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c) The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

(d) The shares of the Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that Phase of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

11. ACCOUNTING AND USE OF FUNDS. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

12. ADJUSTMENT PROVISION.

(a) Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c) To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

(d) Except as hereinbefore expressly provided in this Paragraph 12, the optionee shall have no right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

13. NON-TRANSFERABILITY OF OPTIONS.

(a) Options granted under any Phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during his lifetime and after his death only by his beneficiary of the representative of his estate as provided in Paragraph 9(c) hereof.

(b) Neither payroll deductions credited to a Participant's account, nor any rights with regard to the exercise of an option or to receive common stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

14. DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant's credit without interest thereon under any Phase of the Plan in the event of such Participant's death prior to exercise of his option pursuant to Paragraph 9(b) hereof, or to exercise his option and become entitled to any stock and/or cash upon such exercise in the event of the Participant's death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time upon receipt of a written notice by the Company.

Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant's death, allow such beneficiary to exercise the Participant's option pursuant to Paragraph 9(c) if such beneficiary is living on the Termination Date of the Phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is not validly designated beneficiary under the Plan who is living at the time of the Participant's death or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant without interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant), or if no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the

Participant under any Phase of the Plan.

15. AMENDMENT AND TERMINATION. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the Termination Date of any Phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant's compensation as of the Commencement Date of a Phase, or (3) impair any outstanding option.

16. NOTICES. All notices or other communications in connection with the Plan or any Phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

17. PARTICIPATION OF SUBSIDIARIES. The Employees of any Subsidiary of the Company, shall be entitled to participate in the Plan on the same basis as Employees of the Company, unless the Board of Directors determines otherwise. Effective as of the date of coverage of any Subsidiary, any references herein to the "Company" shall be interpreted as referring to such Subsidiary as well as to ONTRACK Data International, Inc.

In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of the Company, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

18. DEFINITIONS.

(a) "Subsidiary" shall include any domestic corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code of 1986, as amended.

(b) "Employee" shall mean any employee, including an officer, of the Company who as of the day immediately preceding the Commencement Date of a Phase is customarily employed by the Company for more than twenty (20) hours per week and more than five (5) months in a calendar year.

(c) "Fair Market Value" of a share of stock of the Company shall be the last sale price, or if unavailable, the average of the closing bid and asked prices, of the stock on the applicable date or the nearest prior business day on which trading occurred on the exchange on which the stock is traded or on the Nasdaq Stock Market. If the common stock is not traded on any exchange or listed on the Nasdaq Stock Market, the Fair Market Value of a share of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423 of the Internal Revenue Code of 1986, as amended.

(d) "Pay" is the regular pay for employment for each employee as annualized for a twelve (12) month period, including salary reduction contributions by the Participant under any plan of the Employer pursuant to Code ss.ss. 401(k) or 125, including overtime, commissions, bonuses, and vacation pay, to which has been added (a) any elective deferral amounts by which the Employee has had his or her current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code, determined during the applicable period of reference. There shall be excluded from "Pay" for the purposes of the Plan, whether or not reportable as income by the Employee, expense reimbursements of all types, payments in lieu of expenses, the Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, and any amounts accrued for the benefit of Employee, but not paid, during the period of reference.

19. MISCELLANEOUS.

(a) No Employment Rights. The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

(b) Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c) Governing Law. The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

(d) Registration and Qualification of Shares. The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(e) Plan Preconditions. Except as provided in Section 4(a), this Plan is expressly made subject to

(i) the approval by shareholders of the Company, and (ii) at its election, the receipt by the Company from the Internal Revenue Service of a determination letter or ruling, in scope and content satisfactory to counsel, respecting the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders and if, at the election of the Company, the aforesaid determination letter or ruling from the Internal Revenue Service is not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant shall forthwith be repaid to him without interest.

Approved by Board of Directors: September 27, 2001

Amended by Board of Directors: October 22, 2001

                                                                         ANNEX G

                                   KROLL INC.
                          EMPLOYEE STOCK PURCHASE PLAN
             (As Amended and Restated Effective as of April 1, 2002)

1.    Purpose

            The Kroll Inc. Employee Stock Purchase Plan is intended to enable Eligible Employees to acquire Kroll Stock through payroll deductions and thereby advance the interests of Kroll by encouraging stock ownership by Eligible Employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

2.    Definitions

      2.1 "Agent" means the entity selected by the Committee to perform administrative, recordkeeping and other services (such as brokerage services) in connection with the Plan.

      2.2 "Available Funds" means authorized payroll deductions and cash dividends which are credited to a Participant's Stock Purchase Account and are available for the purchase of Kroll Stock.

      2.3 "Board of Directors" means the Board of Directors of Kroll.

      2.4 "Code" means the Internal Revenue Code of 1986, as amended.

      2.5 "Committee" means the Compensation Committee of the Board of Directors or such other committee consisting of at least two members designated by the Board of Directors to administer the Plan.

      2.6 "Continuous Service" means the length of time an Employee has been in the continuous employ of Kroll and/or a Subsidiary (or a former affiliate of either) as determined by the continuity of service rules of Kroll or such Subsidiary.

      2.7 "Designated Subsidiary" means any Subsidiary which is designated by the Committee from time to time, in its sole discretion, to participate in this Plan.

      2.8 "Eligible Employee" means any person who:

          (i)   is an Employee of Kroll or a Designated Subsidiary;

          (ii)  has at least ninety (90) days of Continuous Service;

          (iii) is customarily employed more than 20 hours per week; and

          (iv) is not deemed for proposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Kroll or a parent or subsidiary corporation.

      2.9 "Eligible Compensation" means base salary or wage, excluding overtime, bonuses or other special forms of compensation, paid by Kroll or a Designated Subsidiary.

      2.10 "Employee" means any person who is an employee of Kroll or a Designated Subsidiary within the meaning of Section 423(b)(1) of the Code.

      2.11 "Exercise Date" means the last day of an Offering Period.

      2.12 "Exercise Price" means the price at which Kroll Stock is purchased for the benefit of Participants in any Offering Period. The Exercise Price for an Offering Period shall be an amount equal to 85% of the Fair Market Value of a share of Kroll Stock on the Grant Date or on the Exercise Date of that Offering Period, whichever is less.

      2.13 "Fair Market Value" means the closing sale price per share of Kroll Stock on the principal United States stock exchange or national market system on which Kroll Stock is traded, as that closing sale price is reported in The Wall Street Journal (or such other source as the Committee deems reliable). If there are no reported sales on the date on which an Offering Period begins, then the closing sale price on the next following day on which a sale is transacted shall be used. If there are no reported sales on the date on which an Offering Period ends, then the closing sale price on the most recent preceding date on which a sale was transacted shall be used. If for any reason a closing sale price is not readily available, the Committee shall determine the price on such basis as it considers appropriate.

      2.14 "Grant Date" means the first day of an Offering Period.

      2.15 "Kroll" means Kroll Inc., an Ohio corporation.

      2.16 "Kroll Stock" means shares of Kroll's common stock, $.01 par value.

      2.17 "Offering Period" means a period of time which either (i) begins on January 1 and ends on June 30 or (ii) begins on July 1 and ends on December 31; provided that the Committee shall have the authority to change the beginning and ending dates and/or the duration of any Offering Period provided that no Offering Period shall have a duration of longer than 27 months, determined in accordance with Section 423(b)(7)(B) of the Code.

      2.18 "Participant" means an Eligible Employee who elects to participate in the Plan.

      2.19 "Plan" means this Employee Stock Purchase Plan.

      2.20 "Stock Purchase Account" means the bookkeeping account maintained for each Participant under which is recorded (i) the Participant's Available Funds,
(ii) Kroll Stock purchased for the Participant's account and charged against his Available Funds and (iii) any other Kroll Stock credited to the account.

      2.21 "Subsidiary" means any corporation of which not less than 50% of the voting shares are held by Kroll or another Subsidiary.

3.    Entry into and Participation in the Plan

            Any Eligible Employee may elect to become a Participant in the Plan by authorizing a payroll deduction on an authorization form provided by Kroll or through an electronic medium approval by the Committee. The Eligible Employee's election to actively participate in the Plan will be effective as of the first Grant Date following the delivery to Kroll (in accordance with Section 16 below) of a completed authorization in the prescribed form, and shall remain in effect until changed or revoked by the Eligible Employee or until such individual ceases to be an Eligible Employee, whichever occurs first. An individual who ceases to be an Eligible Employee or who revokes his payroll deduction authorization shall remain a Participant until that individual receives a cash payment equal to his Available Funds and distribution of the Kroll Stock credited to his or her Stock Purchase Account. No rights of a Participant to purchase Kroll Stock under this Plan may in any way be transferred to, or exercised by, another person.

4.    Authorized Deductions

            An Eligible Employee shall authorize a regular payroll deduction of a whole percentage amount subject to the following limitations: (i) the minimum deduction for any Eligible Employee shall be 1% of his or her Eligible Compensation for the payroll period, (ii) the maximum deduction for any payroll period shall be ten percent (10%) of the Eligible Employee's Eligible Compensation for that payroll period, and (iii) the maximum deduction in any calendar year shall be limited so as to comply with Section 8. The authorized deduction for this Plan shall be made after federal, state and local income taxes, Social Security taxes, and any other authorized deductions have been deducted from compensation. An Eligible Employee may increase or decrease the amount of his or her deduction by completing an amended authorization form and filing it with (or transmitting it to) Kroll; the change shall be effective with the first pay check received by the Eligible Employee which is no less than three business days after the amended authorization form is filed with (or transmitted to) the Human Resources Department of Kroll. An Eligible Employee also may discontinue deductions at any time; provided, however, that any Eligible Employee who ceases payroll deductions under this Plan will not be permitted to resume authorized payroll deductions for the current Offering Period. An Eligible Employee may resume authorized payroll deductions in accordance with Section 3 for a succeeding Offering Period. The foregoing shall be subject to uniform suspension rules established by the Committee to comply with section 401(k) of the Code.

5.    Stock Purchase Accounts

            A Stock Purchase Account will be maintained in the name of each Participant. Authorized deductions will be credited to the Participant's Stock Purchase Account. A Stock Purchase Account will constitute a bookkeeping entry only, and no funds will be set aside for purposes of the Plan. Interest will not accrue or be paid to a Participant on Available Funds credited to the Participant's Stock Purchase Account.

            Kroll Stock purchased at the conclusion of an Offering Period for a Participant will be held in the Stock Purchase Account maintained by the Agent for the Participant, and any dividends paid on the Kroll Stock will be credited to that Stock Purchase Account. The Participant will be responsible for all taxes on any such dividends. Any cash dividends paid on Kroll Stock held in a Participant's Stock Purchase Account shall be used to purchase additional shares of Kroll Stock. As soon as administratively feasible after the Available Funds are used to purchase Kroll Stock, Kroll will deliver to the Agent the shares of Kroll Stock the Participant purchased upon the exercise of the option. The Participant's shares may be held by the Agent in nominee name for the account of the Participant and the shares may be commingled with other shares held in the Agent's custody in a single account or stock certificate without identification as to individual Participants.

            Statements of a Participant's Stock Purchase Account balance shall be distributed to the Participant as soon as practical after the close of each Offering Period.

6.    Grant of Option to Purchase

            On each Grant Date, each Participant shall be granted an option to purchase on the Exercise Date of such Offering Period the largest number of whole shares of Kroll Stock that can be purchased with the Available Funds in the Participant's Stock Purchase Account at the Exercise Price, provided that the maximum number of shares of Kroll Stock that may be purchased for the Participant may not exceed the limit set forth in Section 8 below.

7.    Exercise of Option to Purchase

            Unless a Participant has withdrawn his Available Funds as provided in Section 13.1 or the Plan has been terminated or suspended, a Participant's option to purchase Kroll Stock shall be exercised automatically on each Exercise Date. No fractional shares of Kroll Stock shall be purchased upon exercise of a Participant's option. Any Available Funds which are not sufficient to purchase a whole share of Kroll Stock shall remain credited to the Participant's Stock Purchase Account for use in a subsequent Offering Period.

8.    Limitation on Right to Purchase

            In any calendar year, a Participant shall not be permitted to purchase an amount of Kroll Stock, through this or any other Code Section 423 plan, which exceeds $25,000 of fair market value of such Stock, determined based upon the fair market value of Kroll Stock on the applicable Grant Date.

9.    Shareholder Rights

            Kroll Stock purchased on behalf of a Participant as of an Exercise Date shall, for all purposes, be deemed to have been purchased at the close of business on that Exercise Date. Prior to that time none of the rights or privileges of a shareholder of Kroll shall exist with respect to such shares.

10.   Shares Available

            Not more than 1,000,000 shares of Kroll Stock may be sold under this Plan (such aggregate number to be appropriately adjusted to reflect any increase or decrease in the number of shares of Kroll Stock resulting from a subdivision or combination of shares, stock dividend payable to all shareholders or other capital adjustment). Shares of Kroll Stock may be purchased directly from Kroll (and may be either authorized and unissued shares or treasury shares) or on the open market. If Kroll Stock is purchased on the open market Kroll shall pay the difference between the Exercise Price and the cost of such purchases, including any brokerage fees on all purchases. If, as of any Exercise Date, the purchase of shares of Kroll Stock with all Available Funds would cause the purchase of a number of shares in excess of that number of shares then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares that could otherwise be purchased by each Participant on that Exercise Date in order to eliminate the excess and thereafter shall suspend further purchases and payroll deductions and cause the excess Available Funds of each Participant to be refunded.

11.   Beneficiary Designation

            A Participant may designate, on a form provided by Kroll for that purpose, a beneficiary or beneficiaries to receive the Participant's interest in this Plan in the event of the Participant's death, but such a designation shall not be effective for any purpose until it has been filed with Kroll by the Participant during the Participant's lifetime. In the event that a Participant fails to designate a beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated beneficiaries predecease the Participant or die simultaneously with the Participant, distribution shall be made to the Participant's spouse; or if none, to the Participant's children in equal shares; or if none, to the Participant's parents in equal shares; or if none, to the Participant's estate.

12.   Administration of the Plan

            The Committee shall have full power to administer this Plan, including the power to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate disputes relating to the Plan. Every finding, decision and determination of the Committee shall be final and binding on all parties. Without limiting the generality of the foregoing, the Committee shall have full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). The Committee shall have final and binding authority to: (i) establish and or change the duration of any Offering Period,
(ii) establish election and payroll deduction procedures, as well as to limit or increase the frequency and/or number of changes in the amounts withheld during an Offering Period; (iii) establish the commercially reasonable exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (iv) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Kroll Stock for each Participant properly correspond with amounts withheld from the Participant's compensation; (v) delegate its functions to officers or employees of Kroll or other persons including, but not limited to, the Agent; (vi) establish additional terms and conditions with respect to the purchase of shares under the Plan; and (vii) establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the administration of the Plan, including but not limited to those the Committee deems necessary in order to assure availability of the exemption provided in Securities and Exchange Commission Rule 16b-3, or to comply with applicable state law.

            The members of the Committee shall be selected by the Board of Directors and are subject to removal by the Board of Directors.

13.   Withdrawals and Distributions

            13.1 Requested by Participant

                  Available Funds credited to a Participant's Stock Purchase Account may be withdrawn by that Participant at any time by giving written notice to Kroll on a form provided for that purpose. A Participant may not withdraw less than all his Available Funds. A Participant who makes a withdrawal of Available Funds must cease all current payroll deductions under the Plan and will not be permitted to resume authorized payroll deductions under the Plan during the current Offering Period.

                  All or a portion of the Kroll Stock held in a Participant's Stock Purchase Account may be withdrawn by that Participant at any time. Upon request of the Participant, the Agent will deliver to the Participant a certificate for whole shares and a check as payment for any fractional share from the Participant's Stock Purchase Account. In the event that a Participant requests that shares in his or her Stock Purchase Account be sold, the Agent shall have the requested shares transferred to a registered securities broker to execute such sale on behalf of the applicable Participant. Where applicable, the shares may be sold through an affiliate of the Agent.

13.2  Required by the Plan

                  All Available Funds and Kroll Stock in a Participant's Stock Purchase Account shall be distributed to the Participant in the event:

            (i) the Participant ceases to be an Eligible Employee; or

            (ii) the Plan is terminated.

14.   Amendment of the Plan

            The Board of Directors may at any time, or from time to time, alter or amend this Plan in any respect.

15.   Expiration, Termination and Suspension of the Plan

            This Plan is designed to comply with the provisions of Section 423 of the Code. If this Plan does not at any time comply with Section 423, it shall be terminated by action of the

Board of Directors as promptly as is practicable. This Plan has no fixed termination date; however, the Board of Directors shall have the right to terminate or suspend the Plan at any time.

16.   Notices

            Any notice which a Participant files pursuant to this Plan shall be in the appropriate form and shall be delivered by hand or mailed, postage prepaid, to Kroll's Human Resources Department, or transmitted in any other manner approved by the Committee.

17.   No Right to Continued Employment

            Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of Kroll or any Subsidiary or to interfere with the right of Kroll or any Subsidiary to discipline, discharge or rehire any Employee at any time.

18.   Use of Funds

            All payroll deductions received or held by Kroll under the Plan may be used by Kroll for any corporate purpose, and Kroll shall not be obligated to segregate such amounts. The Participant will have no right, title or interest whatever in or to any investments that Kroll may make to assist it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between Kroll or a Subsidiary and any Eligible Employee, Participant, former Eligible Employee or former Participant.

19.   Taxes

            At the time an option is exercised, or at the time any Kroll Stock acquired under the Plan is disposed of, a Participant must make adequate provision for any resulting federal, state or other tax withholding obligations imposed on Kroll. At any time, Kroll may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for Kroll to satisfy its withholding obligations, including any withholding required to make available to Kroll any tax deductions or benefits attributable to the sale or early disposition of Kroll Stock by the Participant.

20.   Other Conditions

            No Kroll Stock shall be issued pursuant to this Plan unless the issuance and delivery complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated under each, and the requirements of any stock exchange or national market system on which Kroll Stock may then be listed.

                                                                         ANNEX H


                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated April 25, 2002 (this "Agreement"), by and between Kroll Inc., an Ohio corporation ("Kroll Ohio"), and Kroll Inc., a Delaware corporation and a wholly-owned subsidiary of Kroll Ohio ("Kroll Delaware").

WHEREAS, the respective boards of directors of Kroll Ohio and Kroll Delaware, deeming it advisable and for the respective benefit of Kroll Ohio and Kroll Delaware and their stockholders, have approved this Agreement pursuant to which Kroll Ohio will be merged with and into Kroll Delaware (the "Merger ") on the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Ohio (the "OGCL") and the General Corporation Law of the State of Delaware (the "DGCL");

NOW, THEREFORE, in consideration of the premises and agreements herein contained, and intending to be legally bound hereby, Kroll Ohio and Kroll Delaware hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

            SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the OGCL and the DGCL, Kroll Ohio shall be merged with and into Kroll Delaware. Following the Merger, the separate corporate existence of Kroll Ohio shall cease and Kroll Delaware shall continue as the surviving corporation (the "Surviving Corporation ") under the name "Kroll Inc."

            SECTION 1.2 Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the OGCL and the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio and the Secretary of State of the State of Delaware or at such subsequent time as the parties shall agree and shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

            SECTION 1.3 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Kroll Delaware, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or in accordance with applicable law.

            SECTION 1.4 By-laws. At the Effective Time, the by-laws of Kroll Delaware, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving

Corporation, unless and until thereafter changed or amended as provided therein or in the certificate of incorporation of the Surviving Corporation or by applicable law.

            SECTION 1.5 Directors and Officers. At the Effective Time, the directors of Kroll Ohio immediately preceding the Effective Time shall become the directors of the Surviving Corporation to serve until the earlier of their death, resignation or removal and until their respective successors are duly elected and qualified. At the Effective Time, the officers of Kroll Ohio immediately preceding the Effective Time shall become the officers of the Surviving Corporation until the earlier of their death, resignation or removal and until their respective successors are duly elected or qualified.

                                    ARTICLE 2

                         CONVERSION OF CAPITAL STOCK OF
                          THE CONSTITUENT CORPORATIONS

      As of the Effective Time, by virtue of the Merger and without any action on the part of Kroll Ohio, Kroll Delaware or their respective stockholders:

            SECTION 2.1 Conversion of Capital Stock of Kroll Ohio. Subject to
Section 2.6, (a) each share of common stock, par value $.01 per share, of Kroll Ohio (the "Kroll Ohio Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation (the "Kroll Delaware Common Stock"), and (b) each share of Preferred Stock, par value $.01 per share, of Kroll Ohio ("Kroll Ohio Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and non assessable share of identical Preferred Stock, par value $.01 per share, of the Surviving Corporation ("Kroll Delaware Preferred Stock").

            SECTION 2.2 Kroll Ohio Stock Options. At the Effective Time, the Surviving Corporation shall assume and continue Kroll Ohio's (a) Kroll Inc. 1996 Stock Option Plan (the "1996 Plan"), (b) Kroll Inc. 1998 Stock Incentive Plan (the "1998 Plan"), (c) Kroll Inc. 2000 Stock Option Plan (the "2000 Plan"), (d) Kroll Inc. 2001 Non-Employee Directors Stock Option Plan (the "Directors Plan"),
(e) Kroll Inc. Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"), (f) any other option plan heretofore adopted by the Board of Directors of Kroll Ohio and in effect on the date hereof (the "Other Plans," and, together with the 1996 Plan, the 1998 Plan, the 2000 Plan, the Directors Plan and the Purchase Plan, the "Plans") and (h) each option or warrant to purchase Kroll Ohio Common Stock, whether or not granted pursuant to the Plans (each, a "Kroll Ohio Option"), shall be assumed by Kroll Delaware and shall be converted into and shall constitute an option to purchase, for the same exercise price per share and on the same terms and conditions as are contained in such Kroll Ohio Option on the Effective Date, one fully paid and non-assessable share of Kroll Delaware Common Stock. As soon as practicable following the Effective Time, Kroll Delaware shall cause to be delivered to each holder of an outstanding Kroll Ohio Option an appropriate notice setting forth such holder's rights pursuant thereto and that such Kroll Ohio Option shall continue in effect on the same terms and conditions.

            SECTION 2.3 Conversion of Capital Stock of Kroll Delaware. Each share of Kroll Delaware Common Stock issued and outstanding immediately prior to the Effective Time and held by Kroll Ohio shall be cancelled and retired and cease to exist, without any conversion thereof.

            SECTION 2.4 Treasury Shares. Each share of Kroll Ohio Common Stock and Kroll Delaware Common Stock held in treasury by Kroll Ohio and Kroll Delaware, respectively, immediately prior to the Effective Time shall be cancelled and retired and cease to exist, without any conversion thereof.

            SECTION 2.5 Stock Certificates. On or after the Effective Time, all of the outstanding stock certificates which prior to that time represented shares of Kroll Ohio Common Stock or Kroll Ohio Preferred Stock, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of Kroll Delaware Common Stock and Kroll Delaware Preferred Stock, respectively, into which the shares of Kroll Ohio Common Stock or Kroll Delaware Preferred Stock, if any, represented by such certificates have been converted as provided by Section 2.1 and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding stock certificate shall, until such certificate shall been surrendered for transfer or conversion to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Kroll Delaware Common Stock or Kroll Delaware Preferred Stock, if any, evidenced by such outstanding stock certificate as provided in this Section 2.5.

            SECTION 2.6 Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Kroll Ohio Common Stock or Kroll Ohio Preferred Stock, if any, outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 1701.85 of the OGCL and as of the Effective Time has not withdrawn or lost such right to appraisal shall not be converted into or represent a right to receive Kroll Delaware Common Stock or Kroll Delaware Preferred Stock, as the case may be, pursuant to Section 2.1, but the holder shall only be entitled to such rights as are granted by said Section of the OGCL. If a holder of shares of Kroll Ohio Common Stock or Kroll Ohio Preferred Stock, if any, who demands appraisal of those shares under the OGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive Kroll Delaware Common Stock or Kroll Delaware Preferred Stock, as the case may be, as provided in
Section 2.1, without interest.

            SECTION 2.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations with respect to the Merger.

                                    ARTICLE 3

                    CONDITIONS TO CONSUMMATION OF THE MERGER

            SECTION 3.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) this Agreement (including the Merger) shall have been approved and adopted by the applicable requisite vote of the shareholders of Kroll Ohio in accordance with the applicable provisions of the OGCL;

      (b) this Agreement (including the Merger) shall have been approved and adopted by Kroll Ohio, as the sole stockholder of Kroll Delaware, in accordance with the applicable provisions of the DGCL;

      (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement (including the Merger) or which subjects any party to substantial damages as a result of the consummation of the transactions contemplated by this Agreement (including the Merger); and

      (d) all required consents, approvals, waivers and authorizations of any governmental entity or regulatory agency which are necessary to effect the transactions contemplated by this Agreement (including the Merger) shall have been obtained.

                                    ARTICLE 4

                                  MISCELLANEOUS

            SECTION 4.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Kroll Ohio or the sole stockholder of Kroll Delaware, by the Board of Directors of either Kroll Ohio or Kroll Delaware or both if, in the opinion of the Boards of Directors of Kroll Ohio and Kroll Delaware, such action would be in the best interest of such corporations. In the event that this Agreement is terminated and the Merger abandoned pursuant to this Section 4.1, no party hereto and none of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby.

            SECTION 4.2 Amendment. This Agreement may be amended by action taken by Kroll Ohio and Kroll Delaware at any time before or after approval of the Merger by the shareholders of Kroll Ohio and the sole stockholder of Kroll Delaware but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

            SECTION 4.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

            SECTION 4.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            SECTION 4.5 Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

            SECTION 4.6 Further Assurances. By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby. Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by the other party hereto in order to consummate the transactions contemplated hereby.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                          KROLL INC., an Ohio corporation


                                          By: /s/
                                             -------------------------
                                             Name:
                                             Title:



                                          KROLL INC., a Delaware corporation


                                          By: /s/
                                             -------------------------
                                             Name:
                                             Title:

                                                                         ANNEX I

                                     FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   KROLL INC.

            Kroll Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), desires to amend and restate its Certificate of Incorporation, as amended, as currently in effect, which was originally filed on July 17, 2000 with the Secretary of the State of Delaware and amended on October 19, 2000. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the Delaware General Corporation Law. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the Corporation is Kroll Inc. (the
"Corporation").

            SECOND: The address of the registered office of the Corporation in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation at such address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

            FOURTH: The name and mailing address of the Sole Incorporator are as follows:

            Name                    Mailing Address

            Tahir Nawab             c/o Kramer Levin Naftalis &  Frankel LLP
                                    919 Third Avenue
                                    New York, New York  10022

            FIFTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 105,000,000 shares, of which 100,000,000 shall be designated Common Stock, par value $0.01 per share, and 5,000,000 shall be designated Preferred Stock, par value $0.01 per share.

            (a)  The Common Stock:

                  The holders of Common Stock shall be entitled to one vote for each Share so held and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the bylaws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

            (b)   The Preferred Stock:

                    The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

                  (i) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

                  (ii) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

                  (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of Preferred Stock or on any other class of stock of the Corporation or any series of such class;

                  (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                  (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class;

                  (ix) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any class of stock of the Corporation or any series of such class; and

                  (x) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock.

SIXTH:      (a)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein, in the bylaws of the Corporation or required by law.

            (b) Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

            (c) The number of directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Commencing on the effective time of the merger (the "Merger") of Kroll Inc., a Delaware corporation and the parent of the Corporation, with and into the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III directors shall be appointed by the Board of Directors upon the effective time of the Merger. The initial Class I directors shall serve until the first annual meeting of stockholders after the Merger. The initial Class II directors shall serve until the second annual meeting of stockholders after the Merger. The initial Class III directors shall serve until the third annual meeting of stockholders after the Merger. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article SIXTH and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article SIXTH, in each case unless expressly provided by such terms.

            (d) No director of the Corporation shall be removed from his office as a director by vote, consent or other action of the stockholders or otherwise except for cause.

SEVENTH:    (a)  Any action required or permitted to be taken by the
stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.

            (b) Special meetings of the stockholders of the Corporation may be called only by the Executive Chairman of the Board or the Chief Executive Officer of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: (a) The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article NINTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by such person, but was not authorized by the Board of Directors of the Corporation against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

            (b) Expenses incurred by a person who is or was a director or officer of the Corporation (or any predecessor) or any of its wholly-owned Subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former directors or officers of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (c) For purposes of this Article NINTH, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a director, officer or employee of the Corporation which imposes duties on, or involves service by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

            (d) Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article NINTH or the bylaws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article NINTH to any director or officer or former director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

TENTH:      (a)  Except as provided otherwise by law or in the bylaws of the
Corporation, the bylaws of the Corporation may be amended or repealed or new bylaws (not inconsistent with any provision of law or this Certificate of Incorporation) may be adopted by the Board of Directors.

            (b) The bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on its behalf this ____ day of ________, 2002.


                                 KROLL INC.


                                 By:
                                    ------------------------
                                    Name:
                                    Title:

                                                                         ANNEX J

                                     FORM OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                   KROLL INC.


                                    ARTICLE I

                                  Stockholders

SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors or an officer designated by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors.

SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting or special meeting of stockholders in lieu thereof (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting on such business who complies with the requirements set forth in this Section 2.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall:
(i) give timely notice as required by this Section 2 to the Secretary of the Corporation, and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the merger (the "Merger") of Kroll Inc., an Ohio corporation and the parent of the Corporation, with and into the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

For purposes of these Bylaws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the close of business on the day of the mailing of such letter or report.

A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section
2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw, and nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement, or the Corporation's right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act.

SECTION 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chief Executive Officer of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office.

SECTION 4. Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

SECTION 5. Notice of Meetings; Adjournments. A written notice of all Annual Meetings stating the hour, date and place of such Annual Meetings shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate of Incorporation of the Corporation ("Certificate of Incorporation") or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

The Board of Directors may adjourn, postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this
Article I or Section 3 of Article II of these Bylaws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2 of this Article I or
Section 3 of Article II of these Bylaws.

When any Annual Meeting or special meeting of stockholders is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or under these Bylaws, is entitled to such notice.

SECTION 6. Quorum. The holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of stockholders, represented in person or by proxy at such meeting, shall constitute a quorum; but if less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

SECTION 8. Action at Meeting. When a quorum is present, any matter properly brought before any meeting of stockholders shall be decided by the vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Any election of Directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

SECTION 9. Stockholder Lists. The Secretary (or the Corporation's transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 10. Presiding Officer. The Chairman of the Board or if there is no Chairman of the Board, or in his absence, the Chief Executive Officer of the Corporation or, in their absence, such other officer as shall be designated by the Board of Directors shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this
Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

SECTION 11. Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of, or at, any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

            SECTION 11. No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.


                                   ARTICLE II
                                    Directors

SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate of Incorporation or required by law.

SECTION 2. Number and Terms. The number of Directors constituting the entire Board of Directors of the Corporation shall not be less than two nor more than ten as fixed by resolution duly adopted from time to time by the Board of Directors.

Commencing on the effective time of the Merger, the Directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III Directors shall be appointed by the Board of Directors upon the effective time of the Merger. The initial Class I Directors shall serve until the first Annual Meeting after the Merger. The initial Class II Directors shall serve until the second Annual Meeting after the Merger. The initial Class III Directors shall serve until the third Annual Meeting after the Merger. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding Annual Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election.

SECTION 3. Director Nominations. Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote for the election of Directors at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. For the first Annual Meeting following the Merger, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director:
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) the consent of each nominee to serve as a Director if elected, and
(v) such information concerning such person as is required to be disclosed concerning a nominee for election as Director of the Corporation pursuant to the rules and regulations under the Exchange Act. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s),
(ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection therewith.

If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this
Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and such nominee shall be eligible for election at the meeting.

No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or the presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

SECTION 4. Qualification. No Director need be a stockholder of the Corporation.

SECTION 5. Vacancies. Any and all vacancies occurring on the Board of Directors, including, without limitation, any vacancy created by reason of an increase in the number of Directors, or resulting from death, resignation, disqualification, removal or any other cause, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors, or if such vacancy is not so filled by the remaining Directors, by the stockholders of the Corporation. Any Director appointed or elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director unless such Director is removed as permitted in the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

SECTION 6. Removal. Directors may be removed from office in the manner provided in the Certificate of Incorporation.

SECTION 7. Resignation. A Director may resign at any time by giving written notice to the Corporation addressed to the Chief Executive Officer or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides, and need not be accepted by the Corporation.

SECTION 8. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Bylaw, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors then in office or the Chief Executive Officer of the Corporation. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

SECTION 10. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or the person calling such meeting, or in case of the death, absence, incapacity or refusal of such person, by the Chief Executive Officer of the Corporation or such other officer as shall be designated by the Board of Directors. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy, telegram, e-mail or other written form of electronic communication, sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice sent by next-day delivery courier service to his business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed, telecopied, e-mailed or effected by another written form of electronic communication, or when delivered to the telegraph company if sent by telegram.

When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 11. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office (but in no event less than one-third of the entire Board of Directors) shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this
Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

SECTION 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

SECTION 14. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

SECTION 15. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number, one or more committees, including but not limited to, an Executive Committee, a Compensation Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Directors then in office provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.

                                   ARTICLE III
                                    Officers

SECTION 1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such other officers, including, without limitation, a Treasurer, a Chairman of the Board and one or more Vice-Chairmen of the Board, Vice-Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

SECTION 2. Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, and the Secretary. Other officers may be elected or appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

SECTION 3. Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

SECTION 4. Tenure. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal.

SECTION 5. Resignation. Any officer may resign by giving written notice to the Corporation addressed to the Chief Executive Officer or the Secretary. A resignation shall be effective, upon receipt unless the resignation otherwise provides, and need not be accepted by the Corporation.

SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause at any time.

SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 9. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to the officer's respective office as well as such powers and duties as from time to time may be conferred upon the officer by the Board of Directors.

                                   ARTICLE IV
                                  Capital Stock

SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman or Vice-Chairman of the Board or the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The corporate seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

SECTION 3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.

SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting, and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                    ARTICLE V
                                 Indemnification

The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a Director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such Director or officer is or was a Director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such Director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by such person, but was not authorized by the Board of Directors of the Corporation against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a Director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

Expenses incurred by a person who is or was a Director or officer of the Corporation (or any predecessor) or any of its wholly-owned subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former Directors or officers of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this Article, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include, without limitation, any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a Director, officer or employee of the Corporation which imposes duties on, or involves service by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

Notwithstanding any other provision of these Bylaws, no action by the Corporation, either by amendment to or repeal of this Article or otherwise, shall diminish or adversely affect any right or protection granted under this Article to any Director or officer or former Director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                                   ARTICLE VI
                            Miscellaneous Provisions

SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

SECTION 4. Voting of Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, and any Vice President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation or other entity in which this Corporation may hold stock or an ownership interest, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock or ownership interest at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or ownership interest. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

SECTION 6. Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors (and committees thereof) and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the number of shares of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the

Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 7. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation as in effect from time to time (including all certificates and other instruments which are filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware General Corporation Law and which have the effect of amending or supplementing in some respect the Certificate of Incorporation of the Corporation).

SECTION 8. Amendment of Bylaws.

(a) Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed or new Bylaws (not inconsistent with any provision of law or the Certificate of Incorporation) may be adopted, by the Board of Directors.

(b) Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers

        Section 1701.13(E) of the Ohio General Corporation Law, as amended from time to time, allows indemnification by Kroll to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of Kroll, by reason of the fact that he is or was a director, officer, employee or agent of Kroll, against expenses, including judgments and fines, if he acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Kroll and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of Kroll, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to Kroll unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders. Kroll's code of regulations provides that Kroll shall indemnify such persons to the fullest extent permitted by law. Kroll maintains director and officer liability insurance which provides coverage against certain liabilities.

Item 21.  Exhibits and Financial Statement Schedules

 Exhibit No.   Description
 -----------   -----------

     2.1 Agreement and Plan of Reorganization, dated April 1, 2002, by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. (included as Annex A-1 to the joint proxy statement/prospectus which forms a part of this registration statement)

     2.2 Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of April 25, 2002, by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. (included as Annex A-2 to the joint proxy statement/prospectus which forms a part of this registration statement)

     3.1 Amended and Restated Articles of Incorporation of Kroll Inc. (incorporated by reference to Exhibit 3.1 to Kroll's Registration Statement on Form S-1, No. 333-48099)

     3.2 Amendment to Amended and Restated Articles of Incorporation of Kroll Inc. (incorporated by reference to Exhibit 3.2 to Kroll's Registration Statement on Form S-1, No. 333-75972)

     3.3       Code of Regulations of Kroll Inc. (incorporated by reference to
               Exhibit 3.2 to Registration Statement on Form S-1, No. 333-11093)

     5.1 Opinion of Kramer Levin Naftalis & Frankel LLP regarding the validity of the shares of Kroll common stock registered hereunder*

     8.1       Tax Opinion of Kramer Levin Naftalis & Frankel LLP*

     8.2       Tax Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.*

     9.1 Form of Voting Agreement between each of Michael W. Rogers, Rogers Family Limited Partnership, John E. Pence and Pence Family Limited Partnership and Kroll Inc.

    23.1       Consent of Deloitte & Touche LLP, independent auditors of Kroll
               Inc.

    23.2       Consent of Arthur Andersen LLP, independent auditors of Kroll
               Inc.

    23.3 Consent of Grant Thornton LLP, independent auditors of ONTRACK Data International, Inc.

    23.4 Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)*

    23.5       Consent of Robins, Kaplan, Miller & Ciresi L.L.P.

    24.1       Powers of Attorney (contained on the signature pages hereto)

    99.1       Form of Proxy Card of Kroll Inc.

    99.2       Form of Proxy Card of ONTRACK Data International, Inc.

    99.3 Consent of RBC Dain Rauscher Inc., a member company of RBC Capital Markets, financial advisor of ONTRACK Data International, Inc.

    99.4 Consent of Morgan Lewis Githens & Ahn, Inc., financial advisor of Kroll Inc.

    99.5 Opinion of RBC Dain Rauscher Inc., a member company of RBC Capital Markets (included as Annex B to the joint proxy statement/prospectus which forms a part of this registration statement)

    99.6 Opinions of Morgan Lewis Githens & Ahn, Inc. (included as Annexes C-1 and C-2 to the joint proxy statement/prospectus which forms a part of this registration statement)

 -----------------
* To be filed by amendment.

Item 22.  Undertakings

        (A) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (E) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (F) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 26th day of April, 2002.

                                        KROLL INC.



                                        By: /s/ Michael G. Cherkasky
                                            ------------------------------------
                                            Name:  Michael G. Cherkasky
                                            Title: President and Chief Executive
                                                   Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jules B. Kroll and Michael G. Cherkasky, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date
---------                       -----                              ----

/s/ Jules B. Kroll
-------------------------    Executive Chairman                  April 26, 2002
Jules B. Kroll               of the Board


/s/ Michael G. Cherkasky     President, Chief Executive          April 26, 2002
-------------------------    Officer and Director
Michael G. Cherkasky         (Principal Executive Officer)


/s/ Michael A. Petrullo      Acting Chief Financial Officer,     April 26, 2002
--------------------------   Vice President and Controller
Michael A. Petrullo          (Principal Financial and
                             Accounting Officer)


/s/ Judith Areen             Director                            April 26, 2002
--------------------------
Judith Areen

Signature                       Title                        Date
---------                       -----                        ----

/s/ Thomas E. Constance         Director                   April 26, 2002
------------------------
Thomas E. Constance


/s/ Raymond E. Mabus
------------------------        Director                   April 26, 2002
Raymond E. Mabus


/s/ Michael D. Shmerling        Director                   April 26, 2002
------------------------
Michael D. Shmerling


/s/ J. Arthur Urciuoli          Director                   April 26, 2002
------------------------
J. Arthur Urciuoli

                                INDEX TO EXHIBITS

 Exhibit No.   Description
 -----------   -----------

     2.1 Agreement and Plan of Reorganization, dated April 1, 2002, by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. (included as Annex A-1 to the joint proxy statement/prospectus which forms a part of this registration statement)

     2.2 Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of April 25, 2002, by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. (included as Annex A-2 to the joint proxy statement/prospectus which forms a part of this registration statement)

     3.1 Amended and Restated Articles of Incorporation of Kroll Inc. (incorporated by reference to Exhibit 3.1 to Kroll's Registration Statement on Form S-1, No. 333-48099)

     3.2 Amendment to Amended and Restated Articles of Incorporation of Kroll Inc. (incorporated by reference to Exhibit 3.2 to Kroll's Registration Statement on Form S-1, No. 333-75972)

     3.3       Code of Regulations of Kroll Inc. (incorporated by reference to
               Exhibit 3.2 to Registration Statement on Form S-1, No. 333-11093)

     5.1 Opinion of Kramer Levin Naftalis & Frankel LLP regarding the validity of the shares of Kroll common stock registered hereunder*

     8.1       Tax Opinion of Kramer Levin Naftalis & Frankel LLP*

     8.2       Tax Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.*

     9.1 Form of Voting Agreement between each of Michael W. Rogers, Rogers Family Limited Partnership, John E. Pence and Pence Family Limited Partnership and Kroll Inc.

    23.1       Consent of Deloitte & Touche LLP, independent auditors of Kroll
               Inc.

    23.2       Consent of Arthur Andersen LLP, independent auditors of Kroll
               Inc.

    23.3 Consent of Grant Thornton LLP, independent auditors of ONTRACK Data International, Inc.

    23.4 Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)*

    23.5       Consent of Robins, Kaplan, Miller & Ciresi L.L.P.

    24.1       Powers of Attorney (contained on the signature pages hereto)

    99.1       Form of Proxy Card of Kroll Inc.

    99.2       Form of Proxy Card of ONTRACK Data International, Inc.

 Exhibit No.   Description
 -----------   -----------

    99.3 Consent of RBC Dain Rauscher Inc., a member company of RBC Capital Markets, financial advisor of ONTRACK Data International, Inc.

    99.4 Consent of Morgan Lewis Githens & Ahn, Inc., financial advisor of Kroll Inc.

    99.5 Opinion of RBC Dain Rauscher Inc., a member company of RBC Capital Markets (included as Annex B to the joint proxy statement/prospectus which forms a part of this registration statement)

    99.6 Opinions of Morgan Lewis Githens & Ahn, Inc. (included as Annexes C-1 and C-2 to the joint proxy statement/prospectus which forms a part of this registration statement)

-----------------
* To be filed by amendment.